AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14,
                                     2001.

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           STEWART ENTERPRISES, INC.
          (Exact name of each registrant as specified in its charter)

           LOUISIANA                           7200                          72-0693290
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)         Identification Number)

                        110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA 70005
                                 (504) 837-5880
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                                                     COPY TO:
                KENNETH C. BUDDE                                DIONNE M. ROUSSEAU
            CHIEF FINANCIAL OFFICER                          JONES, WALKER, WAECHTER,
           STEWART ENTERPRISES, INC.                   POITEVENT, CARRERE & DENEGRE, L.L.P.
        110 VETERANS MEMORIAL BOULEVARD                 201 ST. CHARLES AVENUE, 51ST FLOOR
           METAIRIE, LOUISIANA 70005                       NEW ORLEANS, LOUISIANA 70170
                 (504) 837-5880                                   (504) 582-8000
    (Name, address, including zip code, and
                   telephone
   number, including area code, of agent for
                    service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
        CLASS OF SECURITIES             AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED                REGISTERED              UNIT               PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
10 3/4% Senior Subordinated Notes
  due 2008.........................     $300,000,000             100%             $300,000,000            $75,000
Guarantees of 10 3/4% Senior
  Subordinated Notes due 2008......     $300,000,000             100%             $300,000,000              (2)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
                             ---------------------

                        TABLE OF ADDITIONAL REGISTRANTS

     Each of the following subsidiaries of Stewart Enterprises, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
S.E. OF TUCSON, ARIZONA, INC.                            ARIZONA              86-0905540
GRIFFIN-LEGGETT, INC.                                    ARKANSAS             71-0078620
FOREST HILLS CEMETERY, INC.                              ARKANSAS             71-0249636
GRIFFIN LEGGETT HEALEY & ROTH, INC.                      ARKANSAS             71-0455597
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.                   ARKANSAS             72-1420663
GROSS FUNERAL HOME, INC.                                 ARKANSAS             71-0311354
REST HILLS MEMORIAL PARK, INC.                           ARKANSAS             71-0350100
GRIFFIN LEGGETT - CONWAY, INC.                           ARKANSAS             71-0675698
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY               CALIFORNIA           95-2556142
HOPSON MORTUARY, INC.                                    CALIFORNIA           95-2803488
LASSILA FUNERAL CHAPELS, INC.                            CALIFORNIA           94-2756152
SANTA BARBARA FUNERAL SERVICES, INC.                     CALIFORNIA           95-2485442
S.E. ACQUISITION OF CALIFORNIA, INC.                     CALIFORNIA           72-1307437
ALL SOULS MORTUARY, INC.                                 CALIFORNIA           94-3274423
ASHES TO ASHES, INC.                                     CALIFORNIA           95-3983428
ASSUMPTION MORTUARY, INC.                                CALIFORNIA           77-0498846
BARSTOW FUNERAL HOMES, INC.                              CALIFORNIA           33-0638122
BUCHHEIM FAMILY, INC.                                    CALIFORNIA           94-2746770
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.        CALIFORNIA           94-3281559
CATHOLIC MORTUARY SERVICES, INC.                         CALIFORNIA           68-6186018
DeYOUNG MEMORIAL CHAPEL, INC.                            CALIFORNIA           94-2564101
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.     CALIFORNIA           94-3281560
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.          CALIFORNIA           94-3281562
LOMBARD & CO.                                            CALIFORNIA           94-1495254
N.D. DAVIS & ASSOCIATES, INC.                            CALIFORNIA           94-2303150
QUEEN OF HEAVEN MORTUARY, INC.                           CALIFORNIA           94-3281558
RESURRECTION MORTUARY, INC.                              CALIFORNIA           94-3281561
RICHARD PIERCE FUNERAL SERVICE                           CALIFORNIA           94-1726912
RIVER CITIES FUNERAL CHAPEL, INC.                        CALIFORNIA           68-0361610
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.             CALIFORNIA           94-3289240
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.           CALIFORNIA           72-1318639
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.          CALIFORNIA           72-1313799
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL
  PARK, INC.                                             CALIFORNIA           72-1312297
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.           CALIFORNIA           94-3269965
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.           CALIFORNIA           91-1751841
S.E. ACQUISITION OF SAN DIEGO, CALIFORNIA, INC.          CALIFORNIA           94-3293688
SAN FERNANDO MISSION MORTUARY, INC.                      CALIFORNIA           94-3281557
SANTA CLARA MORTUARY, INC.                               CALIFORNIA           77-0498848
SCOVERN MORTUARY, A CALIFORNIA CORPORATION               CALIFORNIA           95-3780939
SDCA HOLDINGS, INC.                                      CALIFORNIA           95-6062503
SAN DIEGO CEMETERY ASSOCIATION                           CALIFORNIA           95-2131281
SIMPLICITY PLAN OF CALIFORNIA, INC.                      CALIFORNIA           68-0404445
STEWART PRE-NEED SERVICES, INC.                          CALIFORNIA           68-0404446
STRICKLIN/SNIVELY MORTUARY                               CALIFORNIA           95-2426875
CATALINA CHANNEL CREMATION SOCIETY                       CALIFORNIA           33-0422532
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.              CALIFORNIA           95-1370180

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
WOODSIDE CHAPEL OF CRIPPEN & FLYNN                       CALIFORNIA           94-1494933
SENTINEL CREMATION SOCIETIES, INC.                       DELAWARE             94-3085260
S.E. ACQUISITION OF MURIETTA, CALIFORNIA, INC.           CALIFORNIA           68-0420934
S.E. ACQUISITION OF SANTA MARIA, CALIFORNIA, INC.        CALIFORNIA           68-0420935
VICTOR V. DESROSIER, INC.                                CALIFORNIA           95-1535997
CEMETERY MANAGEMENT, INC.                                FLORIDA              59-2200905
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME,
  INC.                                                   FLORIDA              59-1008713
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.                    FLORIDA              59-2050710
ALL FAITHS MEMORIAL PARK, INC.                           FLORIDA              59-1825207
ORLANDO FUNERAL HOME, INCORPORATED                       FLORIDA              59-0385477
THE SIMPLICITY PLAN, INC.                                FLORIDA              59-3506520
BAY AREA CREMATORY, INC.                                 FLORIDA              59-1706261
BRUCE OCALA FUNERAL HOME, INC.                           FLORIDA              59-2256460
BETH DAVID FUNERAL CHAPEL TAMPA, INC.                    FLORIDA              59-3278592
BETH DAVID MEMORIAL CHAPEL, INC.                         FLORIDA              59-3054190
CHAPEL HILL CEMETERY, INC.                               FLORIDA              59-1036850
GLEN HAVEN MEMORIAL PARK, INC.                           FLORIDA              59-1280092
HIGHLAND MEMORY GARDENS, INC. (FL)                       FLORIDA              59-1311244
SEMORAN FUNERAL HOME, INC.                               FLORIDA              59-2174496
FLORIDA HILLS MEMORIAL GARDENS, INC.                     FLORIDA              59-1472326
GARDEN OF MEMORIES, INC.                                 FLORIDA              59-0259432
A.P. BOZA FUNERAL HOME, INC.                             FLORIDA              59-1237218
CURRY & SON FUNERAL HOME, INC.                           FLORIDA              59-2232961
WOODLAWN MEMORY GARDENS, INC. (ST. PETE)                 FLORIDA              59-0586203
GOOD SHEPHERD MEMORIAL GARDENS, INC.                     FLORIDA              59-1157844
DAVID C. GROSS FUNERAL HOME, INC.                        FLORIDA              59-3061484
HUBBELL FUNERAL HOME AND CREMATORY, INC.                 FLORIDA              59-2031206
KENT R. PALMER, INC.                                     FLORIDA              59-2786934
KICLITER FUNERAL HOME, INC.                              FLORIDA              65-0327962
MADCEM OF FLORIDA, INC.                                  FLORIDA              59-2815682
MEMORIAL PARK CEMETERY, INC.                             FLORIDA              59-2977889
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.             FLORIDA              59-2872325
ROBERTS FUNERAL HOME, INC.                               FLORIDA              59-3483106
ROYAL PALM MEMORIAL GARDENS, INC.                        FLORIDA              59-2741049
SYLVAN ABBEY MEMORIAL PARK, INC.                         FLORIDA              59-0600575
TRINITY MEMORIAL GARDENS OF LAKELAND, INC.               FLORIDA              59-3325358
TURNER CREMATORY, INC.                                   FLORIDA              59-2992267
TURNER FUNERAL HOMES, INC.                               FLORIDA              59-2109540
WALSH & WOOD FUNERAL HOME, INC.                          FLORIDA              59-0614284
WOODLAWN PARK CEMETERY COMPANY (MIAMI)                   FLORIDA              59-0516280
MEMORIAL SUNSET PARK, INC.                               FLORIDA              65-0103104
NATIONAL MONUMENT CO., INC.                              FLORIDA              59-0941038
SOUTH DADE-PALMS MEMORIAL PARK, INC.                     FLORIDA              59-0778117
SIMPLE TRIBUTE OF FLORIDA, INC.                          FLORIDA              62-1856388
CHEATHAM HILL MEMORIAL PARK, INC.                        GEORGIA              58-1354650
EMPRESAS STEWART - CEMENTERIOS, INC.                     LOUISIANA            72-1244353
EMPRESAS STEWART - FUNERARIAS, INC.                      LOUISIANA            72-1246744
SIMPLE TRIBUTE, INC.                                     LOUISIANA            72-1505419
EASTLAWN CORPORATION                                     GEORGIA              58-6017469
HOLLY HILL MEMORIAL PARK, INC.                           GEORGIA              58-1392485
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.                 GEORGIA              59-3295367
ACME MAUSOLEUM CORPORATION                               LOUISIANA            72-1149943
INTERNATIONAL STONE & ERECTORS, INC.                     LOUISIANA            72-0699525
LAKE LAWN METAIRIE FUNERAL HOME, INC.                    LOUISIANA            72-1114514

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)          LOUISIANA            72-0851803
LAKE LAWN PARK, INC.                                     LOUISIANA            72-0398541
METAIRIE CEMETERY ASSOCIATION                            LOUISIANA            72-0684451
PINE CREST CEMETERY, INC.                                ALABAMA              72-1206115
ALL FAITHS FUNERAL HOME, INC.                            LOUISIANA            72-1240228
MOUNT OLIVET CEMETERY, INC.                              LOUISIANA            72-0266567
S.E. AUSTRALIA, INC.                                     LOUISIANA            72-1283266
S.E. SOUTH-CENTRAL, INC.                                 LOUISIANA            72-1239618
ELLISON FUNERAL HOME, INC.                               ALABAMA              63-1061611
KILGORE-GREEN FUNERAL HOME, INC.                         ALABAMA              63-0569262
LATHAN FUNERAL HOME, INC.                                ALABAMA              63-0591928
PINE CREST FUNERAL HOME, INC.                            ALABAMA              63-1168352
FAITH MEMORIAL PARK & MAUSOLEUM COMPANY, INC.            ALABAMA              63-0742168
VALHALLA MEMORY GARDENS AND FUNERAL HOME, INC.           ALABAMA              63-0568093
ROCKCO AND SON FUNERAL HOME, INC.                        ALABAMA              63-0515943
ROCKCO'S FUNERAL HOMES, INC.                             ALABAMA              63-0944886
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.              GEORGIA              58-2212760
ANDREW J. McGANN & SON FUNERAL HOME, INC.                ILLINOIS             36-3199562
S.E. ACQUISITION OF BLUE ISLAND, ILLINOIS, INC.          ILLINOIS             36-4234016
S.E. ACQUISITION OF OAK LAWN AND ORLAND PARK, ILLINOIS,
  INC.                                                   ILLINOIS             36-4262912
S.E. CEMETERY MANAGEMENT OF ILLINOIS, INC.               ILLINOIS             36-4287051
THEIS-GORSKI FUNERAL HOME, INC.                          ILLINOIS             36-2377875
KNUTSON FUNERAL HOMES, INC.                              IOWA                 42-0951378
PAULEY FUNERAL HOME, INC.                                IOWA                 42-1029161
RUNYAN MANGOLD, INC.                                     KANSAS               48-0922874
PROFESSIONAL FUNERAL SERVICES, INC.                      LOUISIANA            72-0969989
D.W. NEWCOMER'S SONS, INC.                               MISSOURI             43-1843891
DWN PROPERTIES, INC.                                     MISSOURI             43-1450708
FUNERAL SECURITY PLANS, INC.                             MISSOURI             44-0664950
S.E. ACQUISITION OF BOONVILLE, MISSOURI, INC.            MISSOURI             43-1840692
WYUKA FUNERAL HOME, INC.                                 NEBRASKA             47-0814740
WYUKA SIMPLICITY PLAN, INC.                              NEBRASKA             47-0814533
S.E. ACQUISITION OF ALBUQUERQUE, NEW MEXICO, INC.        NEW MEXICO           62-1669343
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.           NEW MEXICO           62-1688895
S.E. ACQUISITION OF MUSKOGEE, OKLAHOMA, INC.             OKLAHOMA             74-2807790
MT. JULIET FUNERAL HOME, INC.                            TENNESSEE            62-0946762
MT. JULIET MEMORIAL GARDENS, INC.                        TENNESSEE            62-0816875
NAVE FUNERAL HOME OF LEBANON, INC.                       TENNESSEE            72-1411524
SIMPLE TRIBUTE OF TENNESSEE, INC.                        TENNESSEE            62-1857416
CEMETERY SERVICES, INC.                                  WISCONSIN            39-1147526
S.E. CEMETERY MANAGEMENT OF WISCONSIN, INC.              WISCONSIN            39-1940681
WISCONSIN MEMORIAL PARK COMPANY, INC.                    WISCONSIN            39-1260321
TIME-LOCK INSURANCE AGENCY, INC.                         WISCONSIN            39-1639947
ST. BERNARD MEMORIAL GARDENS, INC.                       LOUISIANA            72-0604551
ST. BERNARD MEMORIAL FUNERAL HOME, INC.                  LOUISIANA            72-0938467
ST. VINCENT de PAUL CEMETERY ASSOCIATION                 LOUISIANA            72-0308250
STEWART ENTERPRISES (EUROPE), INC.                       LOUISIANA            72-1358384
STEWART RESOURCE CENTER, INC.                            LOUISIANA            72-0114030
STEWART SERVICES, INC.                                   LOUISIANA            72-1346587
S.E. MID-ATLANTIC, INC.                                  MARYLAND             52-1602273

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
GARNER FAMILY FUNERAL HOME, INC.                         GEORGIA              58-2064086
HAISTEN FUNERAL HOMES, INC.                              GEORGIA              58-1421290
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.               GEORGIA              58-2022340
HIGGINS AND SON FUNERAL HOME, INC.                       GEORGIA              58-2425644
S.E. ACQUISITION OF PIKEVILLE, KENTUCKY, INC.            KENTUCKY             72-1403502
BOUNDS FUNERAL HOME, INC.                                MARYLAND             52-1630262
CEDAR HILL CEMETERY COMPANY, INC.                        MARYLAND             52-1602271
CREST LAWN MEMORIAL GARDENS, INC.                        MARYLAND             52-1602272
FORT LINCOLN CEMETERY, INC.                              MARYLAND             52-1376288
FORT LINCOLN FUNERAL HOME, INC.                          MARYLAND             52-0703419
GALLERY GRANITE CORPORATION                              MARYLAND             52-1988923
HILLCREST MEMORIAL CEMETERY, INC.                        MARYLAND             52-0625906
HINES-RINALDI FUNERAL HOME, INC.                         MARYLAND             52-0959564
JOHN M. TAYLOR FUNERAL HOME, INC.                        MARYLAND             52-0744522
LOUDON PARK CEMETERY COMPANY                             MARYLAND             52-0395020
DRUID RIDGE CEMETERY COMPANY                             MARYLAND             52-0297170
LOUDON PARK FUNERAL HOME, INC.                           MARYLAND             52-0559766
NALLEY'S FUNERAL HOME, INC.                              MARYLAND             52-0581481
NATIONAL HARMONY MEMORIAL PARK, INC.                     MARYLAND             53-0260676
PARKLAWN, INC.                                           MARYLAND             52-0702108
THE PARKWOOD CEMETERY COMPANY                            MARYLAND             52-0439130
PARKWOOD MANAGEMENT COMPANY                              MARYLAND             52-1512350
WILLIAM W. CHAMBERS, INC.                                MARYLAND             53-0239999
SIMPLE TRIBUTE OF MARYLAND, INC.                         MARYLAND             52-2323145
GORNY & GORNY PATERSON-CLIFTON MORTUARY                  NEW JERSEY           22-1851465
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.            NEW JERSEY           22-3620444
C.J. APPLEGATE AND SONS, INC.                            NEW YORK             15-0611808
GARDINIER COLLETTI MEMORIAL HOME, INC.                   NEW YORK             16-1083308
MATTLE GRAY NULTON FUNERAL HOME, INC.                    NEW YORK             16-1188100
MURPHY FUNERAL SERVICE, INC.                             NEW YORK             16-1154577
NULTON FUNERAL HOME, INC.                                NEW YORK             16-1380326
OTTO REDANZ FUNERAL HOME, INC.                           NEW YORK             16-0843505
CORNELL & DAGGETT, INC.                                  NEW YORK             16-0393170
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.             NEW YORK             52-2073694
BROWN MEMORIALS, INC.                                    NORTH CAROLINA       56-1401127
CATAWBA MEMORIAL PARK, INC.                              NORTH CAROLINA       56-1186602
CENTRAL STONE WORKS, INCORPORATED                        NORTH CAROLINA       56-0172230
HAROLD C. DAVIS, INC.                                    NORTH CAROLINA       56-0558688
EVANS FUNERAL HOME, INC.                                 NORTH CAROLINA       56-1766627
EVERGREEN MEMORIAL GARDENS, INC.                         NORTH CAROLINA       56-0564225
GARRETT - HILLCREST, INC.                                NORTH CAROLINA       56-0497389
HIGHLAND MEMORY GARDENS OF FRANKLIN COUNTY, INC.         NORTH CAROLINA       56-0766494
JOHNSON FUNERAL HOME, INC.                               NORTH CAROLINA       56-1415185
LANCASTER FUNERAL HOMES, INC.                            NORTH CAROLINA       56-0790520
MCLAURIN'S FUNERAL HOME, INC.                            NORTH CAROLINA       56-0774793
MILLER-LEE, INC.                                         NORTH CAROLINA       56-1666506
PARKLAWN MEMORIAL GARDENS, INC.                          NORTH CAROLINA       56-1002833
POLLOCK WELLS FUNERAL SERVICE, INC.                      NORTH CAROLINA       56-1076994
STEPHENS SERVICES, INC.                                  NORTH CAROLINA       56-1782322
THOMAS-YELVERTON COMPANY                                 NORTH CAROLINA       56-0428110
1730 INVESTMENT CO., INC.                                NORTH CAROLINA       56-1220783
MEMORIAL PARKS, INCORPORATED                             NORTH CAROLINA       56-0320583
BENJAMIN FRANKLIN P. M., INC.                            PENNSYLVANIA         36-3410961
GEORGE WASHINGTON MEMORIAL PARK, INC.                    PENNSYLVANIA         23-1196097

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
KIRK & NICE SUBURBAN CHAPEL, INC.                        PENNSYLVANIA         23-1322135
KIRK & NICE, INC.                                        PENNSYLVANIA         23-1543090
S.E. ACQUISITION OF PENNSYLVANIA, INC.                   PENNSYLVANIA         23-2774157
S.E. CEMETERY MANAGEMENT OF PENNSYLVANIA, INC.           PENNSYLVANIA         23-2999841
SUNSET MEMORIAL PARK COMPANY                             PENNSYLVANIA         23-1137620
PET HAVEN, INC.                                          PENNSYLVANIA         23-1954580
DUNBAR FUNERAL HOME, INC.                                SOUTH CAROLINA       57-0283484
THE MACKEY MORTUARY, INC.                                SOUTH CAROLINA       57-0509513
CANNON FUNERAL HOME, INC.                                SOUTH CAROLINA       57-0446751
OCONEE MEMORIAL FUNERAL HOME, INC.                       SOUTH CAROLINA       57-1025046
PINEVIEW, INC.                                           SOUTH CAROLINA       57-1015766
S.E. ACQUISITION OF NORTH AUGUSTA, SOUTH CAROLINA,
  INC.                                                   SOUTH CAROLINA       57-0966654
S.E. ACQUISITION OF CHARLESTON, INC.                     SOUTH CAROLINA       57-0994297
S.E. ACQUISITION OF LIBERTY, SOUTH CAROLINA, INC.        SOUTH CAROLINA       58-2448833
S.E. ACQUISITION OF SOUTH CAROLINA, INC.                 SOUTH CAROLINA       57-0982608
MONTE VISTA BURIAL PARK, INC.                            TENNESSEE            62-0298090
BLUE RIDGE MEMORIAL GARDENS, INC. (VA)                   VIRGINIA             54-0627484
CLINCH VALLEY MEMORIAL CEMETERY, INC.                    VIRGINIA             54-1406409
EVERLY COMMUNITY FUNERAL CARE, INC.                      VIRGINIA             54-1917599
EVERLY FUNERAL HOMES, INCORPORATED                       VIRGINIA             54-0611646
EVERLY PFP, INC.                                         VIRGINIA             54-1425591
SIMPLICITY PLANS OF ALABAMA, INC.                        ALABAMA              72-1492844
FAIRFAX FUNERAL HOME, INC.                               VIRGINIA             54-0718777
JOSEPH W. TEAGUE FUNERAL HOME, INC.                      VIRGINIA             54-0787590
RICHMOND MEMORIAL PARKS, INC.                            VIRGINIA             54-0801902
WASHINGTON MEMORIAL CEMETERY, INCORPORATED               VIRGINIA             54-0490257
WISE CORPORATION                                         VIRGINIA             54-0832763
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.                 WEST VIRGINIA        55-0568150
CALFEE FUNERAL SERVICE OF PINEVILLE, INC.                WEST VIRGINIA        55-0266450
CASDORPH & CURRY FUNERAL HOME, INC.                      WEST VIRGINIA        55-0721178
DODD-PAYNE-HESS FUNERAL HOME, INC.                       WEST VIRGINIA        55-0523311
EVANS FUNERAL HOME, INC. (WEST VIRGINIA)                 WEST VIRGINIA        55-0526285
GRACELAND MAUSOLEUM, INC.                                WEST VIRGINIA        55-0645205
KIMES FUNERAL HOME, INC.                                 WEST VIRGINIA        55-0485749
KLINGEL-CARPENTER MORTUARY, INC.                         WEST VIRGINIA        55-0460584
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.          WEST VIRGINIA        55-0764400
WILSON FUNERAL HOME, INC.                                WEST VIRGINIA        55-0329572
LAKEWOOD MEMORIAL PARK, INC.                             MISSISSIPPI          64-0188145
MEMORIAL SERVICES OF COLUMBIA, INC.                      MISSOURI             43-1171239
MEMORIAL FUNERAL HOME, INC.                              MISSOURI             43-0683654
LINCOLN MEMORIAL MORTUARY, INC.                          NEBRASKA             47-0637566
S.E. ACQUISITION OF NEVADA, INC.                         NEVADA               88-0397289
DESERT MEMORIAL, INC.                                    NEVADA               88-0360543
NEPTUNE SOCIETY OF NEVADA, INC.                          NEVADA               88-0285085
RENO MEMORIAL, INC.                                      NEVADA               88-0405570
S.E. ACQUISITION OF RENO, NEVADA, INC.                   NEVADA               88-0405123
STRONG & BURNS FUNERAL HOME, INC.                        NEW YORK             16-1449371
MONTLAWN MEMORIAL PARK, INC.                             NORTH CAROLINA       56-1338130
ROCKY MOUNT MEMORIAL PARK, INC.                          NORTH CAROLINA       56-1014862
S.E. ACQUISITION OF OREGON, INC.                         OREGON               93-1187545
AMLING/SCHROEDER FUNERAL SERVICE, INC.                   OREGON               93-1181655
CASCADE CREMATORY, INC.                                  OREGON               93-1179976
CHAPEL OF THE ROSES, INC.                                OREGON               93-0474022
CHAPEL OF THE VALLEY FUNERAL HOME, INC.                  OREGON               93-1162684

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
DUTTON, INC.                                             OREGON               93-1064740
J.P. FINLEY AND SON MORTUARY, INC.                       OREGON               93-1066620
SUNSET HILLS MEMORIAL PARK                               OREGON               93-0395535
GREENWOOD CEMETERY, INC.                                 OREGON               93-0179035
NISWONGER & REYNOLDS, INC.                               OREGON               93-0497426
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.           OREGON               93-1204595
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.              OREGON               91-1852408
TABOR'S DESERT HILLS MORTUARY, INC.                      OREGON               93-1136418
CAROLINA FINANCIAL CORPORATION OF PICKENS                SOUTH CAROLINA       57-0792449
HILL-CREST MEMORIAL PARK                                 SOUTH CAROLINA       57-0310741
OCONEE MEMORIAL GARDENS, INC.                            SOUTH CAROLINA       57-1019419
DILLARD MEMORIAL, INC.                                   SOUTH CAROLINA       57-0142493
COLE & GARRETT FUNERAL HOMES, INC.                       TENNESSEE            62-1269993
HIGHLAND MEMORIAL CEMETERY, INC.                         TENNESSEE            62-1515308
HOLLY HILLS, INC.                                        TENNESSEE            62-1516351
KINGSPORT CEMETERY CORPORATION                           TENNESSEE            62-0453134
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.        TENNESSEE            62-1455239
PASADENA FUNERAL HOME, INC.                              TEXAS                75-2640884
RESTLAND FUNERAL HOME, INC.                              TEXAS                75-0948243
ANDERSON-CLAYTON BROS. FUNERAL HOMES, INC.               TEXAS                75-0113340
LITTLE BETHEL MEMORIAL PARK, INC.                        TEXAS                75-2047789
ROSELAWN MEMORIAL GARDENS, INC.                          TEXAS                75-1853478
BELEW FUNERAL HOME, INC.                                 TEXAS                75-2579187
BEXAR COUNTY MORTUARY SERVICES, INC.                     TEXAS                74-2174694
BLUEBONNET HILLS MEMORIAL PARK, INC.                     TEXAS                75-0940778
BLUEBONNET HILLS FUNERAL HOME, INC.                      TEXAS                75-1887053
BRIGHT-HOLLAND FUNERAL HOME, INC.                        TEXAS                75-2555413
CRESPO & SONS, INCORPORATED                              TEXAS                74-1663926
DALTON & SON FUNERAL HOME, INC.                          TEXAS                75-1420288
EMERALD HILLS FUNERAL CORPORATION                        TEXAS                75-2153941
J. E. FOUST & SON FUNERAL DIRECTORS, INC.                TEXAS                75-2546901
GUARDIAN CREMATION SOCIETY, INC.                         TEXAS                75-2783157
GUARDIAN FUNERAL HOME, INC.                              TEXAS                75-0308465
HILLTOP MEMORIAL PARK                                    TEXAS                75-0845982
LAUREL LAND MEMORIAL PARK, INC.                          TEXAS                75-0387310
LAUREL LAND FUNERAL HOME, INC.                           TEXAS                75-1179873
SINGING HILLS FUNERAL HOME, INC.                         TEXAS                75-1452354
LAUREL LAND OF FORT WORTH, INC.                          TEXAS                75-2163741
LAUREL LAND FUNERAL HOME OF FORT WORTH, INC.             TEXAS                75-2163737
LYONS FUNERAL HOME, INC.                                 TEXAS                75-2552395
METROCREST FUNERAL HOME, INC.                            TEXAS                75-2186675
RESTLAND OF DALLAS, INC.                                 TEXAS                75-1506921
ABBEY PLAN OF TEXAS, INC.                                TEXAS                74-2869205
HIGHLAND MEMORIAL GARDENS, INC.                          TEXAS                75-1641443
SIMPLICITY PLAN OF TEXAS, INC.                           TEXAS                75-2317933
SOUTHPARK FUNERAL HOME, INC.                             TEXAS                74-1457971
SOUTH MEMORIAL PARK, INC.                                TEXAS                74-1404087
S.E. ACQUISITION OF WASHINGTON, INC.                     WASHINGTON           91-1869762
E.R. BUTTERWORTH & SONS                                  WASHINGTON           91-0161720
CREMATION SOCIETY NORTHWEST, INC.                        WASHINGTON           91-1689873
EVERGREEN STAPLES FUNERAL CHAPEL, INC.                   WASHINGTON           91-1435155
CUNNINGHAM MEMORIAL PARK, INC.                           WEST VIRGINIA        55-0675890
LEGACY ONE, INC.                                         WEST VIRGINIA        55-0451101
FINDLAY CEMETERY, INC.                                   OHIO                 55-0600689

                                                             STATE OF       I.R.S. EMPLOYER
                                                         INCORPORATION OR   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                       FORMATION           NUMBER
EASTLAWN MEMORIAL GARDENS, INCORPORATED                  VIRGINIA             54-0630640
GRANDVIEW MEMORY GARDENS, INCORPORATED                   VIRGINIA             55-0418106
GREENHILLS MEMORY GARDENS, INC.                          VIRGINIA             55-0453246
HIGHLAND MEMORY GARDENS, INCORPORATED (VA)               VIRGINIA             55-0398489
HOLLY MEMORIAL GARDENS, INC.                             VIRGINIA             54-0679281
MONTICELLO MEMORY GARDENS, INC.                          VIRGINIA             55-0590890
SUNSET MEMORY GARDENS, INC.                              VIRGINIA             55-0588991
BLUE RIDGE FUNERAL HOME, INC.                            WEST VIRGINIA        55-0479644
BLUE RIDGE MEMORIAL GARDENS, INC. (WVA)                  WEST VIRGINIA        55-0385960
C.G.R., INC.                                             WEST VIRGINIA        55-0542566
EASTERN CEMETERY ASSOCIATES, INC.                        WEST VIRGINIA        55-0548764
ETERNAL LIGHT FUNERALS, INC.                             WEST VIRGINIA        55-0493366
KANAWHA PLAZA PARTNERSHIP                                WEST VIRGINIA        55-0540511
LEGACY ONE SERVICE CORPORATION                           WEST VIRGINIA        55-0658005
LOI CHARLESTON, INC.                                     WEST VIRGINIA        55-0722745
MOUNTAIN VIEW MEMORY GARDENS, INC.                       WEST VIRGINIA        55-0416346
NATIONAL EXCHANGE TRUST, LTD                             WEST VIRGINIA        55-0579178
NATIONAL FUNERAL SERVICES, INCORPORATED                  WEST VIRGINIA        55-0604593
PLEASANT VIEW MEMORY GARDENS, INC.                       WEST VIRGINIA        55-0418939
WILLIAMS-BLUE RIDGE FUNERAL HOME, INC.                   WEST VIRGINIA        55-0534313

---------------

* The address for each of the additional Registrants is 110 Veterans Memorial Boulevard, Metairie, LA 70005, telephone (504) 837-5880. The primary standard industrial classification code number for each of the additional Registrants is 7200.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 2001

PROSPECTUS

                                 (STEWART LOGO)

                           STEWART ENTERPRISES, INC.

                               OFFER TO EXCHANGE
    UP TO $300,000,000 REGISTERED 10 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                                      FOR
ANY AND ALL OUTSTANDING UNREGISTERED 10 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                             ---------------------

     We are offering to exchange 10 3/4% senior subordinated notes due 2008 that we have registered under the Securities Act of 1933 (the exchange notes) for all outstanding 10 3/4% senior subordinated notes due 2008 (the outstanding notes). In this prospectus we refer to the exchange notes and the outstanding notes collectively as the notes.

                               THE EXCHANGE OFFER

     - We hereby offer to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

     - The exchange offer will expire at 5:00 p.m. New York City time, on
                 , 2001, unless extended.

     - You may withdraw tenders of your outstanding notes at any time before the exchange offer expires.

     - The exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

     - We believe that the exchange of outstanding notes will not be a taxable event for federal income tax purposes, but you should read "Certain U.S. Federal Income Tax Considerations" beginning on page 113 for more information.

     - We will not receive any proceeds from the exchange offer.

     - No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT WE DESCRIBE IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 20.

                             ---------------------

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE EXCHANGE NOTES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS AUGUST 14, 2001.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. WE ARE NOT MAKING AN OFFER TO SELL THE EXCHANGE NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................  iii
Prospectus Summary..........................................    1
Risk Factors................................................   20
Exchange Offer..............................................   28
Use of Proceeds.............................................   35
Capitalization..............................................   36
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   37
Business....................................................   57
Management..................................................   66
Principal Stockholders......................................   68
Certain Relationships and Related Transactions..............   70
Description of Certain Indebtedness and the Tender Offer....   71
Description of Notes........................................   76
Certain United States Federal Tax Considerations............  113
Plan of Distribution........................................  117
Legal Matters...............................................  117
Experts.....................................................  118
Available Information and Incorporation by Reference........  118
Index to Historical Consolidated Financial Statements.......  F-1
Unaudited Pro Forma Financial Information...................  P-1

THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT PRINTED IN THIS DOCUMENT BUT IS CONTAINED IN DOCUMENTS FILED WITH THE SEC. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE" ON PAGE 118.

     YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY CONTACTING US AT: STEWART ENTERPRISES, INC., 110 VETERANS MEMORIAL BOULEVARD, METAIRIE, LOUISIANA 70005, ATTN: MARTIN R. DE LAUREAL, (504) 837-5880. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH AN INVESTMENT DECISION IS TO BE MADE WITH RESPECT TO THE EXCHANGE NOTES
OFFERED HEREBY AND IN ANY EVENT NO LATER THAN           , 2001, WHICH IS FIVE
BUSINESS DAYS PRIOR TO THE INITIAL EXPIRATION DATE OF THE EXCHANGE OFFER.

                             ---------------------

                         TERMS USED IN THIS PROSPECTUS

     "SAB 101" refers to the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," which we implemented in the first quarter of fiscal year 2001.

     In this prospectus, "Stewart," the "Company," "we," "our" and "us" refer to Stewart Enterprises, Inc. and its subsidiaries.

     The term "EBITDA" used in this prospectus means earnings before the cumulative effect of changes in accounting principles and before net interest expense, taxes, depreciation and amortization.

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan" or "anticipate" and other similar words. Such forward-looking statements may be contained in the sections "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," among other places.

     Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and we undertake no obligation, to update any forward-looking statement. Currently known risk factors include, but are not limited to, the factors described in this prospectus in the section "Risk Factors." We urge you to review carefully the section "Risk Factors" in this prospectus for a more complete discussion of the risks of an investment in the notes.

                               PROSPECTUS SUMMARY

     This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus. We report our financial results on a fiscal year rather than a calendar year basis. When we refer to a particular fiscal year in this prospectus, we mean the twelve months ended October 31 of that year.

                                COMPANY OVERVIEW

     Founded in 1910, we are the third largest provider of funeral and cemetery products and services in the death care industry in the United States. Through our subsidiaries, we provide a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at-need and prior to the time of need. As of April 30, 2001, our domestic operations included 321 funeral homes and 151 cemeteries in 30 states within the United States and in Puerto Rico, and our foreign operations included 291 funeral homes and 10 cemeteries in 10 foreign countries. For the twelve months ended April 30, 2001 (pro forma for SAB 101), we had revenues of $690.3 million and EBITDA of $219.6 million. We are currently pursuing the sale of our foreign operations, which for fiscal year 2000 (pro forma for SAB 101) contributed approximately $139.8 million, or 20 percent, of total revenues and approximately $36.4 million, or 16 percent, of total EBITDA.

     For fiscal year 2000 (pro forma for SAB 101), funeral operations accounted for approximately 60 percent of our total revenues and cemetery operations accounted for the remaining 40 percent. Our funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. Our cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.

     We believe that we operate one or more of the premier death care facilities in each of our principal markets. Our funeral homes and cemeteries in the United States are located primarily in the Southern, Western, Mid-Atlantic, and Mid-Western states, generally in large metropolitan areas such as Miami, Orlando, Tampa and St. Petersburg, Florida; Dallas, Fort Worth and Houston, Texas; Los Angeles, San Diego and San Francisco, California; New Orleans, Louisiana; Baltimore, Maryland and the District of Columbia. According to the United States Bureau of the Census, many of these areas have a large population over age 65, which represents a principal target market for our preneed sales program as well as at-need sales. We believe that we are an industry leader in marketing preneed cemetery property and preneed funeral and cemetery merchandise and services, and we consider preneed sales to be an integral part of our long-term business strategy.

     Cemetery operations account for a significantly larger percentage of our total revenues than those of our three largest competitors. We emphasize cemetery operations because we believe cemeteries provide the best foundation for securing long-term market share in our industry. The sale of cemetery property to a family creates a relationship that builds heritage over time, as family members are buried in the plot or mausoleum and as other family members purchase additional cemetery property in order to be buried in the same cemetery. Our relationships with our cemetery property customers allow us to more easily offer related products and services, such as cemetery merchandise or a funeral service at one of our funeral homes located on the cemetery grounds or nearby.

     We have been focused on creating combination operations by building new funeral homes on existing cemetery property and operating the facilities together. Combination operations help to increase market share by allowing us to offer families the convenience of complete funeral home and cemetery planning and services from a single location at a competitive price at the time of need or on a preneed basis.

Approximately 47 percent of our cemeteries have a funeral home onsite that we operate in conjunction with the cemetery. In addition to our combination operations, another approximately 39 percent of our cemeteries are located within the same market as, and operated in conjunction with, one of our funeral homes. We frequently organize our operating units in "clusters," which are integrated groups of funeral homes and cemeteries that allow us to cost-effectively pool assets, personnel and services and to generate higher margins.

                               INDUSTRY OVERVIEW

     Highly fragmented industry. Death care businesses in the United States have traditionally been relatively small, family-owned enterprises that have passed through successive generations within the family. The last decade witnessed a trend of family-owned firms consolidating with larger organizations such as ours. However, this trend slowed in 1999, and the industry continues to be characterized by a large number of locally-owned, independent operations. More than 85 percent of the approximately 22,000 funeral homes and 10,500 cemeteries in the United States are independently owned.

     Continuing need for products and services; increasing number of deaths. There is an inevitable need for the products and services our industry offers. In addition, the number of deaths in the United States is expected to increase at a steady, moderate pace. According to the United States Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1 percent per year, from 2.4 million in 2000 to 2.6 million in 2010. Furthermore, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase by approximately 2 percent per year, from 76.1 million in 2000 to 97.1 million in 2010. We believe the aging of the population is particularly important because it expands our target market for preneed sales, as older persons, especially those over 50, are most likely to make preneed funeral and cemetery arrangements.

     Importance of tradition; barriers to entry. We believe it is difficult for new competitors to enter existing markets successfully by opening new cemeteries and funeral homes. Entry into the cemetery market can be difficult due to several factors. Families tend to return to the same cemetery for generations to bury their family members, making it difficult for new cemeteries to attract families. Additionally, mature markets, including many of the metropolitan areas where our cemeteries are located, are often already served by an adequate number of cemeteries, and land for new cemetery development is scarce. Regulatory complexities and zoning restrictions also make entry into the cemetery market difficult. Finally, development of a new cemetery requires a significant capital investment that usually takes several years to produce a return. Entry into the funeral home market can be difficult for many of the same reasons. Families tend to choose a funeral home because it previously served their family, and because of the funeral home's reputation, which must be developed over time, although they are often willing to move from a stand-alone funeral home to a newer one developed on the grounds of their preferred cemetery.

     Growing demand for cremation. Consumer preferences in our industry tend to change slowly. One significant trend in the United States is an increase in the preference for cremation. Industry research indicates that the percentage of cremations has steadily increased and that cremation will represent approximately 36 percent of the United States market by the year 2010, compared to 25 percent in 1999. Although the percentage represented by cremations is expected to grow, we believe this growth will come primarily from the expected growth in the number of deaths over time, and that the number of traditional funerals performed each year should remain relatively constant. Because cremations have typically included few, if any, additional products or services for the family beyond the cremation itself, the trend towards cremation has been a concern to traditional funeral home and cemetery operators. However, industry research has shown that the consumer chooses cremation frequently for reasons other than cost, and we believe this increasing consumer interest in cremation will provide us an opportunity to better serve families by offering an array of additional products and services.

                             COMPETITIVE STRENGTHS

     Leading market positions. We are the third largest provider of funeral and cemetery products and services in the United States and have been in business for more than 90 years. In addition, we believe that we operate one or more of the premier death care facilities in each of our principal markets, which are primarily in larger metropolitan areas in the Southern, Western, Mid-Atlantic and Mid-Western states. In our view, a "premier" facility is one that is among the most highly regarded facilities in its market area in terms of a variety of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and/or potential for development or expansion. For example, while funeral homes and cemeteries in the United States perform an average of approximately 100 funerals and 165 burials per year, ours perform an average of approximately 250 funerals and 375 burials per year. In addition, more than 40 percent of our domestic properties are located in California, Florida and Texas, which are three of the four states with the highest population over age 65, an age group that represents a large portion of our target market.

     Strong cemetery operations. Our cemetery operations account for approximately 40 percent of our total revenues, which is a significantly larger percentage than any of our three largest competitors. We believe this is a competitive advantage because families generally return to the same cemetery for generations to bury their family members. Cemetery property often becomes an important part of a family's heritage, and family members who move away will often return to their home cemetery to be buried. We build on our relationships with our cemetery customers by offering additional cemetery property to related family members and by offering related products and services such as cemetery merchandise or a funeral service at one of our funeral homes located on the cemetery grounds or nearby. Approximately 42 percent of our total cemetery acreage is available for future development.

     Emphasis on combination operations. Approximately 47 percent of our cemeteries have a funeral home onsite that is operated in conjunction with the cemetery, which we refer to as a combination operation. This is a significantly higher percentage of combination operations than any of our three largest competitors. We believe combination operations are a competitive advantage because they offer families the convenience of complete death care services at a single location. Our experience demonstrates that a family planning a burial in our cemetery often views our onsite funeral home as a more desirable location for a funeral service than an unaffiliated offsite funeral home. Thus, the funeral home's call volume benefits from the heritage of the cemetery, and, over time, the cemetery's activity increases as well. In addition, combination operations enhance our purchasing power, enable us to employ more sophisticated management systems and allow us to share facilities, equipment, personnel and a preneed sales force, resulting in lower average operating costs and expanded marketing and sales opportunities. As a result, our combination operations usually generate higher operating margins for us compared to our stand-alone funeral homes and cemeteries. In addition to our combination operations, approximately 39 percent of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our funeral homes.

     Expertise in preneed sales; strong backlog. We believe that we are distinguished from our competitors by our strong emphasis on, and more than 60-year history of experience with, preneed sales. Preneed plans enable families to specify in advance and prepay for cemetery property and funeral and cemetery services and products. We market these properties, services and products domestically through our full-time staff of approximately 1,200 sales counselors. Our expertise in preneed sales has historically developed out of, and now complements, our strong cemetery operations. This is because cemetery property, such as a burial plot, is usually the first purchase a family will make when considering preneed arrangements. We build on our relationships with our preneed cemetery property customers by offering them additional preneed products and services such as cemetery merchandise or funeral services. Our focus on preneed cemetery property sales is also important because these sales generate current revenues and higher current cash flow than other types of preneed sales. We estimate that as of April 30, 2001, the future value of our preneed backlog (including earnings on funds held in trust and build-up in the face value of third-party insurance contracts, in each case at assumed rates) represented approximately $2.5 billion of revenue to be recognized in the future as these prepaid products and services are delivered.

     Experienced management. We have an experienced management team, many of whom owned and operated their own funeral homes and cemeteries and joined our company when we acquired their businesses. Our 11 top executives have an average of 29 years of experience in the death care industry and have been with our company for an average of 16 years.

                               BUSINESS STRATEGY

     Our business strategy is to improve and expand our operations internally and to strengthen our financial performance by improving cash flow and profitability and deleveraging our balance sheet. Key elements of our business strategy are as follows:

     Maintain backlog through preneed marketing. We consider maintaining our backlog through preneed marketing to be an integral part of our long-term business strategy. Our primary objective is to moderate preneed sales levels to balance our cash investment while maintaining a sustainable and predictable level of growth in our backlog. The aging of the population represents a significant opportunity for us to expand our customer base through preneed marketing, as older customers, especially those over 50 years old, are most likely to make these purchases.

     Develop additional combination operations. We create combination operations by (1) building funeral homes on cemetery properties that we own, and
(2) entering into operating partnerships with third parties in which we construct, own and operate a funeral home and/or mausoleum on the grounds of a cemetery owned by the third party. Partnerships allow us to enjoy the benefits of operating a funeral home in a combination operation, without the capital investment of purchasing the cemetery. Our partner benefits from being better able to compete with other cemeteries or combination operations in its market, increase cemetery revenues, and provide a better service to its parishioners or other constituencies. In 1997, we entered into an operating partnership with the Archdiocese of Los Angeles to construct and operate funeral homes at the site of nine cemeteries owned and operated by the Archdiocese. Four of these funeral homes have been completed, and the fifth is under construction. Over the last 50 years, through our mausoleum construction business, we have developed relationships with the Catholic Church in approximately 70 dioceses in 39 states. We plan to pursue more of these partnerships with the Catholic Church, other faith-based organizations and non-profit entities.

     Increase enhanced cremation products and services. The cremation rate in the United States has been increasing and by the year 2010 cremations are expected to represent 36 percent of the United States burial market, according to industry estimates. We have been addressing this trend by providing enhanced cremation products and services at all of our funeral homes. An enhanced cremation may include a memorial service, an urn and a niche in a mausoleum or columbarium in which to place the remains. We are also responding to the growing preference for cremations with our alternative service firm strategy. We currently operate 25 alternative service locations, which primarily offer value-priced cremation services and are located principally in California and Nevada, states with among the highest cremation rates in the United States. Although these locations do not offer the lowest-cost basic cremations in their markets, the costs to the family for death care arrangements at these locations are typically less than at a traditional funeral home. These locations are generally leased, have lower overhead than traditional funeral homes and generate higher operating margins than traditional funeral homes, although the average revenue per service is lower. Additionally, we have found that families value personalized services and products such as a personalized memorial service designed to reflect the special interests or hobbies of the consumer. We are training our funeral arrangers to offer and arrange these new personalized options.

     Reduce debt through asset sales. As of April 30, 2001, we operated a total of 291 funeral homes and 10 cemeteries in Argentina, Australia, Belgium, Canada, France, Mexico, the Netherlands, New Zealand, Portugal and Spain. In order to reduce debt and focus on core domestic operations, we are currently pursuing the sale of our foreign operations. We have engaged an investment banking firm to assist in evaluating and executing these sales. For fiscal year 2000 (pro forma for SAB 101), our revenues from foreign operations were $139.8 million, or 20 percent of our total revenues, and our EBITDA from foreign operations was $36.4 million, or 16 percent of our total EBITDA. If consummated, these sales will enable us to reduce debt significantly. Additionally, we are evaluating opportunities to rezone and sell excess cemetery property and certain other assets. See "Recent Developments."

     Focus on improving cash flow. We plan to continue to improve our cash flow through a number of revenue enhancements and cost controls, and continued moderation in our preneed sales activities. In fiscal year 2000, we restructured our preneed sales program to focus on increasing cash flow. For example, we increased finance charges, required larger down payments and shortened installment payment terms, and we decreased the overall level of preneed sales activities. We are also increasing cash flow and reducing our credit risk by encouraging families purchasing at-need merchandise and services to pay at the time of delivery or to use a third-party financing program we developed. In the past, we typically financed credit sales internally on a short-term basis. We also plan to continue our suspension of acquisition activity and of our dividend, and to limit capital expenditures. We plan to continue to seek to reduce our costs by, among other things, obtaining volume discounts from suppliers, leveraging our operating costs through clustering and combination operations, and identifying facilities with overlapping market share and consolidating them as appropriate. As part of these efforts, we are incentivizing local managers to decrease costs by tying their compensation more closely to the profitability of the locations they manage. This strategy contributed to our increased cemetery margins for the first six months of fiscal year 2001.

                              RECENT DEVELOPMENTS

SAB 101

     We implemented the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") in the first quarter of fiscal year 2001, which resulted in changes to our methods of accounting for some of our preneed sales activities. SAB 101 has the effect of standardizing accounting for preneed sales for the death care industry and, we believe, better matches revenue recognition and cash receipts. See the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Implementation of SAB 101" for a detailed description of the effects of our implementation of SAB 101 on our methods of accounting for preneed sales activities.

Foreign asset sales and related noncash charge

     We are currently pursuing the sale of our foreign operations. Our financial advisors have completed their evaluation of those operations, and, except for Argentina, have submitted financial and other information to prospective buyers and have received one or more indications of interest and/or formal proposals for the purchase of each of these foreign operations. We are now in various stages of negotiations with prospective buyers and believe that we will be able to dispose of those operations at acceptable prices.

     As a result of our decision to proceed with the sale of our foreign operations, we will be writing down the assets associated with our foreign operations, with an aggregate carrying value of approximately $580.0 million, to their estimated fair value. As a result, we estimate that we will incur an aggregate pre-tax noncash charge to earnings of $230.0 million to $250.0 million ($175.0 million to $195.0 million, after tax) in the quarter ending July 31, 2001. We estimate that the total charge to our shareholders' equity will be $115.0 million to $135.0 million after tax in the quarter ending July 31, 2001, because we have already reduced equity for the cumulative foreign translation adjustment incurred in each period we have owned these businesses.

Definitive agreement to sell Mexican operations

     On June 4, 2001, we announced that we entered into a definitive agreement with Jardines del Tiempo, S.A. de C.V. and Jardine de la Esperanza, S.A. de C.V. for the sale of our Mexican operations, which include five funeral homes. The agreement, which resulted from arms-length negotiations, provides that the purchase price shall be 461,561,801 Mexican pesos, less (i) an amount the buyers shall advance to us to pay in full promissory notes in the original principal amounts of US$30,150,000 and US$5,200,000, respectively, provided that this amount shall not be greater than 461,561,801 Mexican pesos, plus (ii) a net liquid asset amount to be calculated in accordance with the terms of the purchase agreement. The net proceeds from the sale will be approximately US$70 million, before taxes. The net proceeds of approximately US$70 million, before taxes will be used to repay debt in accordance with our deleveraging strategy. We expect to recognize a small gain or loss on the sale, although the exact amount will depend on the exchange rate of the Mexican peso and the U.S. dollar at the time of closing. The transaction is scheduled to close in August 2001 and is subject to customary closing conditions. For pro forma financial information giving effect to the sale of our Mexican operations, see "Unaudited Pro Forma Financial Information" beginning on page P-1 of this prospectus.

Other noncash charges

     We have identified certain assets, primarily excess cemetery property and funeral home real estate, that we expect to sell, which have an aggregate net asset value of approximately $20.0 million. In addition, we have reviewed noncompetition agreements that we entered into with sellers, key employees and others in connection with our previous acquisitions. We are considering relieving some of these individuals from the obligation not to compete, although we would continue to make the payments in accordance with the contract terms. This obligation, which we previously recorded, will be classified as "Other long-term liabilities" on the balance sheet. As a result of the foregoing, we estimate that we would incur an aggregate pre-tax noncash charge to earnings of $15.0 million to $30.0 million ($9.0 million to $18.0 million, after tax) in the third quarter of fiscal year 2001.

Accounting for goodwill

     On June 29, 2001, the Financial Accounting Standards Board approved its proposed Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets." SFAS 142 will require that goodwill no longer be amortized, but does require that goodwill be tested for impairment using a fair value approach on an annual basis and between annual tests in certain circumstances. Companies will be allowed six months from the date of adoption to complete a transitional goodwill impairment test. The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. However, early adoption of SFAS 142 will be permitted for companies with a fiscal year beginning after March 15, 2001, provided their first quarter financial statements have not been previously issued. In all cases, SFAS 142 must be adopted at the beginning of a fiscal year. Therefore, we can elect to early adopt the provisions of SFAS 142 in the first quarter of fiscal year 2002 or adopt the provisions in the first quarter of fiscal year 2003. We have not completed our review and analysis; however, based upon our initial interpretation of SFAS 142 and if it were effective as of April 30, 2001, our preliminary estimate is that we would incur a pre-tax noncash impairment charge of between $100.0 million and $300.0 million for our domestic operations. Our foreign operations will not be affected as they will have been previously marked to fair value. However, we will no longer be required to amortize goodwill, which amounted to $19.6 million ($14.4 million related to domestic operations) in fiscal year 2000. Changes in the fair value of our relevant businesses could change our estimated impairment charge materially. See the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Recent Accounting Standards."

                            REFINANCING TRANSACTIONS

     Concurrently with the sale of the outstanding notes on June 29, 2001, we entered into a credit agreement that provides up to a maximum of $550.0 million of senior secured credit facilities. The new senior secured credit facilities consist of:

     - $175.0 million four-year revolving credit facility,

     - $75.0 million 18-month asset sale term loan, and

     - $300.0 million five-year term loan B.

     We used the funds from the sale of the outstanding notes and the senior secured credit facilities, along with a portion of our cash and cash equivalents, to:

     - refinance our revolving credit facility,

     - retire our privately held senior notes,

     - complete an offer to purchase approximately $200.0 million in principal amount of our $300.0 million publicly held senior notes, and

     - pay related tender premiums, prepayment penalties, fees and expenses.

     The table below summarizes our sources and uses of funds from these transactions, which we refer to in this prospectus as the "refinancing transactions," as of June 29, 2001:

                                                                   AMOUNT
                                                               --------------
                                                               (IN THOUSANDS)
SOURCES OF FUNDS
Cash and cash equivalents...................................      $ 12,162
New senior secured credit facilities:
  Revolving credit facility.................................        50,000
  Asset sale term loan......................................        75,000
  Term loan B...............................................       300,000
10 3/4% senior subordinated notes due 2008..................       300,000
                                                                  --------
          Total sources.....................................      $737,162
                                                                  ========
USES OF FUNDS
Repayment of revolving credit facility......................      $442,000
Tender for a portion of the 6.40% ROARS due 2013
  (remarketing date 2003)(1)................................       100,103
Tender for the 6.70% Notes due 2003(1)......................        99,900
Redemption of privately held senior notes...................        64,762
Tender premiums, prepayment penalties, fees and
  expenses(2)...............................................        30,397
                                                                  --------
          Total uses........................................      $737,162
                                                                  ========

---------------

(1) On May 15, 2001, we commenced an offer to purchase approximately $200.0 million in principal amount of our $300.0 million publicly held senior notes, which consisted of $100.0 million 6.70% Notes and $200.0 million 6.40% ROARS. On June 29, 2001, we repurchased $99.9 million of the 6.70% Notes and approximately $100.1 million of the 6.40% ROARS. The remaining 6.70% Notes and 6.40% ROARS are secured equally and ratably with the new senior secured credit facilities. See the section "Description of Certain Indebtedness and the Tender Offer."

(2) Includes $7.6 million for tender offer premiums, prepayment penalties on the privately held senior notes and a payment relating to the 6.40% ROARS purchased in the tender offer.

     In connection with the refinancing transactions, we estimate that we will incur net charges of approximately $28.9 million, which represents tender premiums, prepayment penalties and fees and expenses totaling $30.4 million and a write-off of fees relating to existing debt of $.7 million, reduced by a $2.3 million write-off of 50 percent of the remaining unamortized 6.40% ROARS remarketing option premium. Of the $28.9 million total, approximately $13.5 million (approximately $8.5 million after taxes) will be recorded during the period the refinancing transactions are completed, and the remaining $15.4 million will be amortized over the term of the related debt instruments, which ranges from four to seven years.

     We entered into these transactions primarily to improve our liquidity by
(1) retiring our existing $600.0 million revolving credit facility, which was scheduled to mature on April 30, 2002, and replacing it with a new revolving credit facility with a four-year term, and (2) generally extending the maturities on the remaining long-term debt in our capital structure (except with respect to the 18-month asset sale term loan). The asset sale term loan will provide us with shorter-term financing as we pursue the sale of our foreign operations, excess cemetery property and certain other assets. We project that if we do not sell any assets, our cash from operations and cash and cash equivalents, along with amounts available under the new revolving credit facility, will be sufficient to allow us to pay the asset sale term loan when it becomes due.

     For additional information, see "Capitalization" and "Description of Certain Indebtedness and the Tender Offer."

                             ---------------------

     Our principal executive offices are located at 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005, and our telephone number is (504) 837-5880.

                         SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
Outstanding Notes..........  We sold the outstanding notes on June 29, 2001 to
                             Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc., Credit Lyonnais Securities (USA) Inc. and SunTrust Equitable Securities Corporation. We collectively refer to those parties in this prospectus as the "Initial Purchasers." The Initial Purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

Registration Rights
Agreement..................  Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to complete a registered exchange offer for the outstanding notes or cause to become effective a shelf registration statement for resales of the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer.........  We are offering to exchange the exchange notes which have been registered under the Securities Act for your outstanding notes. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales....................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                             - the exchange notes are being acquired in the
                               ordinary course of your business;

                             - you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                             - you are not an affiliate of ours.

                             If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                             Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time,                       , 2001,
                             unless we decide to extend the expiration date.

Conditions to the Exchange
Offer......................  The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering
Outstanding Notes..........  If you wish to tender your outstanding notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

                             - An original or a facsimile of a properly
                               completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

                             - If the outstanding notes you own are held of
                               record by The Depository Trust Company, or "DTC," in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or "ATOP," in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

                             In addition, you must deliver to the exchange agent on or before the expiration date:

                             - If you are effecting delivery by book-entry
                               transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC; or

                             - If necessary, the documents required for
                               compliance with the guaranteed delivery
                               procedures.

Special Procedures for
Beneficial Owners..........  If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights..........  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City
                             time on             , 2001.

Federal Income Tax
Considerations.............  We believe that the exchange of outstanding notes will not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds............  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent.............  Firstar Bank, N.A. is serving as the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. Unless otherwise required by the context, we use the term "notes" in this prospectus to refer collectively to the outstanding notes and the exchange notes.

Issuer.....................  Stewart Enterprises, Inc., a Louisiana corporation.

Securities.................  $300.0 million in principal amount of 10 3/4%
                             senior subordinated notes due 2008.

Maturity...................  July 1, 2008.

Interest...................  Annual rate: 10 3/4%.
                             Payment frequency: every six months on January 1 and July 1.
                             First payment: January 1, 2002.

Guarantees.................  All of our existing and future direct and indirect domestic subsidiaries, except for specified subsidiaries, will be guarantors of the exchange notes on a senior subordinated basis.

Ranking....................  The exchange notes and the guarantees of the exchange notes will be general unsecured senior subordinated obligations of Stewart and each guarantor, respectively, and will rank junior to all existing and future senior debt and equal to or senior to all other existing or future debt of Stewart and each guarantor, respectively. In addition, the exchange notes will rank structurally behind the liabilities of any of our subsidiaries that are not guarantors.

                             Immediately after completing the initial offering of the outstanding notes and the related refinancing transactions on June 29, 2001, the outstanding notes were subordinated to approximately $539.2 million of our senior debt and the subsidiary guarantees were subordinated to approximately $551.5 million of senior debt of the subsidiary guarantors, $431.5 million of which represented guarantees of our senior debt. We are required to maintain a bond ($41.1 million as of April 30, 2001) to guarantee our obligations relating to funds we withdrew from our preneed funeral trusts in Florida. This amount would become senior debt if we were to borrow funds under the revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts we previously withdrew that relate to the remaining preneed contracts.

Optional Redemption........  On or after July 1, 2005, we may redeem some or all of the notes at any time at the redemption prices described in the section "Description of Notes -- Optional Redemption."

                             Prior to July 1, 2004, we may redeem up to 35 percent of the notes with the net cash proceeds from specified equity offerings at the redemption price listed in the section "Description of Notes" under the heading "Optional Redemption." We may, however, only make such redemptions if at least 65 percent of the aggregate principal amount of notes originally issued remains outstanding after such redemptions.

Mandatory Offer to
Repurchase.................  If we experience specific kinds of changes in control, we must offer to purchase the notes at 101 percent of their face amount, plus accrued interest.

Certain Covenants..........  The indenture under which the outstanding notes were issued will govern the exchange notes. This indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to:

                             - borrow money;
                             - create liens;
                             - pay dividends on or redeem or repurchase stock;
                             - make investments;
                             - sell stock in our restricted subsidiaries;
                             - restrict dividends or other payments from
                               subsidiaries;
                             - enter into transactions with affiliates; and
                             - sell assets or merge with other companies.

                             For more details, see the section "Description of Notes."

     You should refer to the section "Risk Factors" for an explanation of some risks of participating in the exchange offer.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth our selected historical consolidated financial and operating data as of and for the five fiscal years ended October 31, 1996, 1997, 1998, 1999 and 2000, which have been derived from our audited consolidated financial statements, and as of and for the six months ended April 30, 2000 and 2001, which have been derived from our unaudited consolidated financial statements. Financial data for the five fiscal years 1996, 1997, 1998, 1999 and 2000 and the six months ended April 30, 2000 do not reflect our implementation of SAB 101. Financial data for the six months ended April 30, 2001 reflect our implementation of SAB 101 in the first quarter of fiscal year 2001. The results of operations for the six months ended April 30, 2001 are not necessarily indicative of the results for the full year.

                                                                                                       SIX MONTHS ENDED
                                                    YEAR ENDED OCTOBER 31,(1)                              APRIL 30,
                                -----------------------------------------------------------------   -----------------------
                                   1996         1997          1998          1999          2000       2000(1)      2001(2)
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                   (UNAUDITED)
STATEMENT OF EARNINGS DATA:
Revenues:
 Funeral......................  $  225,461   $  291,649    $  379,095    $  445,877    $  451,852   $  238,387   $  215,307
 Cemetery.....................     207,926      240,937       269,270       310,231       282,949      143,434      132,322
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
 Total revenues...............     433,387      532,586       648,365       756,108       734,801      381,821      347,629
Gross profit:
 Funeral......................      72,239       89,235       118,426       126,875       116,689       65,538       50,335
 Cemetery.....................      45,879       67,937        77,558        83,526        62,351       32,954       33,965
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
 Total gross profit...........     118,118      157,172       195,984       210,401       179,040       98,492       84,300
Corporate general and
 administrative expenses......     (14,096)     (15,402)      (16,621)      (19,161)      (19,763)     (10,143)      (9,066)
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
Operating earnings before
 performance-based stock
 options......................     104,022      141,770       179,363       191,240       159,277       88,349       75,234
Performance-based stock
 options......................          --           --       (76,762)(3)        --            --           --           --
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
Operating earnings............     104,022      141,770       102,601(3)    191,240       159,277       88,349       75,234
Interest expense, net.........     (24,435)     (36,425)      (41,792)      (52,174)      (56,284)     (29,030)     (25,783)
Other income, net.............       2,488        1,132         4,155         3,485         2,194          796        3,184
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
Earnings before income taxes
 and cumulative effect of
 change in accounting
 principles...................      82,075      106,477        64,964(3)    142,551       105,187       60,115       52,635
Income taxes..................     (30,778)     (36,735)      (23,062)      (52,031)      (38,393)     (21,942)     (19,212)
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
Earnings before cumulative
 effect of change in
 accounting principles........      51,297       69,742        41,902(3)     90,520        66,794       38,173       33,423
Cumulative effect of change in
 accounting principles........          --       (2,324)(1)        --       (50,101)(1)        --           --     (250,004)(2)
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
Net earnings (loss)...........  $   51,297   $   67,418    $   41,902(3) $   40,419    $   66,794   $   38,173   $ (216,581)
                                ==========   ==========    ==========    ==========    ==========   ==========   ==========
Earnings per share before
 cumulative effect (basic)....  $     0.62   $     0.79    $     0.43    $     0.84    $     0.63   $     0.36   $     0.31
Earnings (loss) per share
 (basic)......................        0.62         0.76          0.43          0.37          0.63         0.36        (2.02)
Earnings per share before
 cumulative effect
 (diluted)....................        0.61         0.78          0.43          0.84          0.63         0.36         0.31
Earnings (loss) per share
 (diluted)....................        0.61         0.75          0.43          0.37          0.63         0.36        (2.02)
Pro forma amounts assuming
 2001 change in accounting
 principles was applied
 retroactively:
   Net earnings(4)............                             $    7,167    $   65,329    $   57,449   $   33,180
                                                           ==========    ==========    ==========   ==========
   Basic earnings per common
     share(4).................                             $     0.07    $     0.61    $     0.54   $     0.31
   Diluted earnings per common
     share(4).................                                   0.07          0.61          0.54         0.31

                                                                                                       SIX MONTHS ENDED
                                                    YEAR ENDED OCTOBER 31,(1)                              APRIL 30,
                                -----------------------------------------------------------------   -----------------------
                                   1996         1997          1998          1999          2000       2000(1)      2001(2)
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                   (UNAUDITED)
OTHER FINANCIAL DATA:
EBITDA(5).....................  $  129,911   $  172,951    $  145,498    $  245,345    $  215,738   $  117,852   $  117,561
Depreciation and
 amortization.................      23,401       30,049        38,742        50,620        54,267       28,707       39,143
Capital expenditures..........      26,332       44,405        44,805        54,883        36,017       23,627       11,246
Ratio of earnings to fixed
 charges(6)...................        4.0x         3.6x          2.4x          3.4x          2.6x         2.9x         2.7x
Pro forma ratio of earnings to
 fixed charges(7).............                                                               2.1x                      2.2x
BALANCE SHEET DATA:
Cash and cash equivalents.....  $   24,580   $   31,640    $   30,733    $   30,877    $   91,595   $   74,174   $  103,721
Total assets..................   1,360,913    1,637,238     2,048,938     2,283,880     2,337,008    2,341,407    3,678,046
Total debt....................     520,141      558,324       924,434       951,413       950,527      963,653      866,373
Shareholders' equity..........     547,447      819,570       839,290     1,056,612     1,074,657    1,070,978      872,930
CONSOLIDATED OPERATING DATA:
Funeral homes in operation at
 end of period................         298          401           558           635           627          628          612
At-need funerals performed....      38,351       61,682        87,653       111,250       111,136       58,496       54,380
Preneed funerals performed....      15,422       18,970        23,563        26,490        27,042       14,100       14,274
                                ----------   ----------    ----------    ----------    ----------   ----------   ----------
 Total funerals performed.....      53,773       80,652       111,216       137,740       138,178       72,596       68,654
Preneed funerals sold.........      37,545       48,676        59,112        58,430        48,844       25,057       18,457
Backlog of preneed funerals at
 end of period................     294,829      350,031       391,226       436,499       446,158      440,909      440,628
Cemeteries in operation at end
 of period....................         120          129           140           157           163          162          161
Interments performed..........      43,129       46,782        50,201        57,759        61,196       31,879       31,162
Estimated future value of
 backlog(8)...................  $1,024,661   $1,185,256    $1,222,752    $1,430,319    $1,476,341   $1,474,264   $2,521,948

---------------

(1) Effective November 1, 1998, we changed our method of accounting for earnings realized on our irrevocable preneed funeral merchandise and services trust funds and escrow accounts. For further details, see Note 3 to our consolidated financial statements for fiscal years 2000, 1999 and 1998. The cumulative effect of that change in accounting principle was a $50.1 million reduction in net earnings, net of a $28.8 million income tax benefit. Effective November 1, 1996, we changed our method of accounting for our irrevocable preneed funeral merchandise and services trust funds and escrow accounts and cemetery sales. The cumulative effect of that change in accounting principle was a $2.3 million reduction in net earnings, net of a $2.2 million income tax benefit. Information presented for fiscal year 1999, fiscal year 2000 and the six months ended April 30, 2000 reflects the fiscal year 1999 change in accounting principle. Information presented for fiscal years 1998 and 1997 reflects the fiscal year 1997 change in accounting principle. Information presented for fiscal year 1996 reflects results as originally reported under the accounting methods then in effect.

(2) Reflects our implementation of SAB 101 in the first quarter of fiscal year 2001. See "Implementation of SAB 101" in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 to our unaudited consolidated financial statements for the six months ended April 30, 2001 and 2000. The cumulative effect of that change in accounting principles was a $250.0 million reduction in net earnings, net of a $166.7 million income tax benefit.

(3) Includes a nonrecurring, noncash charge of $76.8 million ($50.3 million or $.51 per share, after tax) recorded during the second quarter of fiscal year 1998 in connection with the vesting of our performance-based stock options. Excluding that charge, operating earnings, earnings before income taxes and net earnings for fiscal year 1998 were $179.4 million, $141.7 million, and $92.2 million, respectively.

(4) The selected data presented for fiscal years 1998, 1999 and 2000 and for the six months ended April 30, 2000 are reported on a pro forma basis as if the implementation of SAB 101 had occurred at the beginning of each respective period. The selected data for fiscal years 1996 and 1997 are not presented on a pro forma basis as it was impractical for us to obtain the amounts on a pro forma basis for these years.

(5) "EBITDA" means earnings before the cumulative effect of changes in accounting principles and before net interest expense, taxes, depreciation and amortization. EBITDA for fiscal year 1998 includes the effect of a nonrecurring, noncash charge of $76.8 million recorded in connection with the vesting of our performance-based stock options; excluding the charge, EBITDA was $222.3 million. EBITDA is frequently used by security analysts and is presented here to provide additional information about our operations. EBITDA should not be considered as an alternative to net earnings, as an indicator of our operating performance or as an alternative to cash flows as a better measure of our liquidity. EBITDA is a non-GAAP measure and as calculated by us may not be comparable to EBITDA as calculated by other companies. EBITDA as shown in this table is different from our historical presentation of EBITDA. Historically, we have included in EBITDA earnings before gross interest expense, instead of net interest expense. Gross interest expense for fiscal years 1996, 1997, 1998, 1999 and 2000 was $26.1 million, $38.0 million, $43.8 million, $54.7 million and $61.4 million, respectively. Gross interest expense for the six months ended April 30, 2000 and 2001 was $30.0 million and $29.5 million, respectively.

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax earnings plus fixed charges (excluding interest capitalized during the period). Fixed charges consist of gross interest expense, capitalized interest, amortization of debt expense and discount or premium relating to any indebtedness, and the portion of rental expense that we believe to be representative of the interest component of rental expense. 1997, 1999 and 2001 exclude the cumulative effect of changes in accounting principles. Pretax earnings for fiscal year 1998 include a nonrecurring, noncash charge of $76.8 million in connection with the vesting of performance-based stock options. Excluding the charge, our ratio of earnings to fixed charges for fiscal year 1998 would have been 4.0x.

(7) For purposes of computing the pro forma ratio of earnings to fixed charges, the $291.8 million of proceeds from the outstanding notes were applied pro rata to the debt which was refinanced on June 29, 2001 as shown in "Refinancing Transactions."

(8) The estimated future value of the backlog represents the face value of the backlog plus the earnings that are projected on the funds held in trust, assuming an average yield of 8.6 percent and a build-up in the face value of insurance contracts. It assumes no future sales and assumes maturities of the existing contracts over a weighted average life of about ten years, which is consistent with our experience. While the investment yield over the past five years has been in this range, there is no guarantee that future yields will be at this level. See "Risk Factors -- Earnings from and principal of our trust funds and escrow accounts could be reduced by changes in stock and bond prices and interest and dividend rates or by declines in the size of the funds." For the fiscal years ending 1996, 1997, 1998, 1999 and 2000 and the six months ending April 30, 2000 and 2001, the value of the preneed backlog, excluding any future earnings on the funds held in trust and any build-up in the face value of insurance contracts, but including earnings realized to date on the funds held in trust, was $.8 billion, $.9 billion, $1.0 billion, $1.1 billion, $1.2 billion, $1.2 billion and $1.9 billion, respectively. The estimated future value of our backlog is primarily related to our domestic operations. Of the $2.5 billion estimated future value of our backlog at April 30, 2001, $2.3 billion was related to our domestic operations.

    SUMMARY SUPPLEMENTAL PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth our summary supplemental pro forma consolidated financial and operating data. Financial and operating data for fiscal years 1998, 1999 and 2000 and for the six months ended April 30, 2000 are presented on a pro forma basis to reflect the implementation of SAB 101, as if it had been in effect during all periods presented. Financial and operating data for the six months ended April 30, 2001 are derived from our unaudited historical consolidated financial statements and reflect the implementation of SAB 101. Financial data with respect to the last twelve months ended April 30, 2001 are presented on a pro forma basis to reflect the implementation of SAB 101 and are adjusted to give effect to the offering of the notes and the other refinancing transactions set forth in "Use of Proceeds." This summary information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Consolidated Financial and Operating Data" and our consolidated financial statements and related notes contained elsewhere in this prospectus.

                                                                                                             ADJUSTED
                                                                                 SIX MONTHS ENDED       TWELVE MONTHS ENDED
                                            YEAR ENDED OCTOBER 31,                   APRIL 30,               APRIL 30,
                                   ----------------------------------------   -----------------------   -------------------
                                      1998           1999           2000         2000         2001          2001(1)(2)
                                   ----------     ----------     ----------   ----------   ----------   -------------------
                                                              (UNAUDITED, DOLLARS IN THOUSANDS)
STATEMENT OF EARNINGS DATA:
Revenues:
  Funeral........................  $  332,871     $  405,353     $  425,556   $  223,709   $  215,307       $  417,154
  Cemetery.......................     242,492        289,633        287,791      146,986      132,322          273,127
                                   ----------     ----------     ----------   ----------   ----------       ----------
  Total revenues.................     575,363        694,986        713,347      370,695      347,629          690,281
Gross profit:
  Funeral........................      86,269        106,149        102,496       57,724       50,335           95,107
  Cemetery.......................      55,863         64,581         61,829       32,906       33,965           62,888
                                   ----------     ----------     ----------   ----------   ----------       ----------
  Total gross profit.............     142,132        170,730        164,325       90,630       84,300          157,995
Corporate general and
  administrative expenses........     (16,621)       (19,161)       (19,763)     (10,143)      (9,066)         (18,686)
                                   ----------     ----------     ----------   ----------   ----------       ----------
Operating earnings before
  performance-based stock
  options........................     125,511        151,569        144,562       80,487       75,234          139,309
Performance-based stock
  options........................     (76,762)(3)         --             --           --           --               --
                                   ----------     ----------     ----------   ----------   ----------       ----------
Operating earnings...............      48,749(3)     151,569        144,562       80,487       75,234          139,309
Interest expense, net............     (41,792)       (52,174)       (56,284)     (29,030)     (25,783)         (74,861)
Other income, net................       4,155          3,485          2,194          796        3,184            4,582
                                   ----------     ----------     ----------   ----------   ----------       ----------
Earnings before income taxes and
  cumulative effect of change in
  accounting principles..........      11,112(3)     102,880         90,472       52,253       52,635           69,030
Earnings before cumulative effect
  of change in accounting
  principles.....................       7,167(3)      65,329         57,449       33,180       33,423           43,834
Cumulative effect of change in
  accounting principles..........          --             --(4)          --           --     (250,004)(5)           --
                                   ----------     ----------     ----------   ----------   ----------       ----------
Net earnings (loss)..............  $    7,167(3)  $   65,329     $   57,449   $   33,180   $ (216,581)      $   43,834
                                   ==========     ==========     ==========   ==========   ==========       ==========
OTHER FINANCIAL DATA:
EBITDA(6)........................  $  113,320     $  228,496     $  224,267   $  122,240   $  117,561       $  219,588
Depreciation and amortization....      60,416         73,442         77,511       40,957       39,143           75,697
Capital expenditures.............      44,805         54,883         36,017       23,627       11,246           23,636
Ratio of total debt to EBITDA....                                                                                 3.9x
Ratio of EBITDA to interest
  expense, net...................                                                                                 2.9x
BALANCE SHEET DATA:
Total assets.....................                                                          $3,678,046       $3,680,575
Total debt.......................                                                             866,373          852,281
Shareholders' equity.............                                                             872,930          864,392
CONSOLIDATED OPERATING DATA:
Funeral homes in operation at end
  of period......................         558            635            627          628          612              612

                                                                                                             ADJUSTED
                                                                                 SIX MONTHS ENDED       TWELVE MONTHS ENDED
                                            YEAR ENDED OCTOBER 31,                   APRIL 30,               APRIL 30,
                                   ----------------------------------------   -----------------------   -------------------
                                      1998           1999           2000         2000         2001          2001(1)(2)
                                   ----------     ----------     ----------   ----------   ----------   -------------------
                                                              (UNAUDITED, DOLLARS IN THOUSANDS)
At-need funerals performed.......      87,653        111,250        111,136       58,496       54,380          107,020
Preneed funerals performed.......      23,563         26,490         27,042       14,100       14,274           27,216
                                   ----------     ----------     ----------   ----------   ----------       ----------
        Total funerals
          performed..............     111,216        137,740        138,178       72,596       68,654          134,236
Preneed funerals sold............      59,112         58,430         48,844       25,057       18,457           42,244
Backlog of preneed funerals at
  end of period..................     391,226        436,499        446,158      440,909      440,628          440,628
Cemeteries in operation at end of
  period.........................         140            157            163          162          161              161
Interments performed.............      50,201         57,759         61,196       31,879       31,162           60,479
Estimated future value of
  backlog(7).....................  $2,227,308     $2,477,358     $2,564,427   $2,541,618   $2,521,948(8)    $2,521,948
DOMESTIC OPERATING DATA:
Funeral homes in operation at end
  of period......................         292            330            325          326          321              321
At-need funerals performed.......      45,471         52,307         52,854       28,355       27,645           52,144
Preneed funerals performed.......      19,373         22,205         23,169       12,143       12,159           23,185
                                   ----------     ----------     ----------   ----------   ----------       ----------
        Total funerals
          performed..............      64,844         74,512         76,023       40,498       39,804           75,329
Preneed funerals sold............      48,253         45,413         37,987       19,771       13,640           31,856
Backlog of preneed funerals at
  end of period..................     313,615        352,652        358,984      355,617      354,059          354,059
Cemeteries in operation at end of
  period.........................         131            147            153          152          151              151
Interments performed.............      46,492         51,916         56,272       29,405       28,796           55,663

---------------

(1) Adjustments consist of (1) pro forma interest expense, net of interest income, as if the refinancing transactions had occurred on May 1, 2000, including amortization of deferred financing fees, (2) adjusted pro forma total long-term debt as if the refinancing transactions had occurred on April 30, 2001, and (3) pro forma shareholders' equity as if the refinancing transactions had occurred on April 30, 2001, reflecting a reduction of approximately $8.5 million for the after-tax effect of charges to be recorded in the period the refinancing transactions are completed. The ratio of total debt to EBITDA is based on adjusted pro forma total long-term debt as if the refinancing transactions had occurred on April 30, 2001.

(2) As a result of the definitive agreement for the sale of our Mexican operations, which was announced subsequent to April 30, 2001, we expect to receive net proceeds of approximately US$70 million, before taxes. The net proceeds of approximately US$70 million, before taxes will be used to repay debt in accordance with our deleveraging strategy. See "Recent
    Developments -- Definitive agreement to sell Mexican operations." Our operations in Mexico include five funeral homes. Had this transaction occurred on May 1, 2000 our adjusted pro forma results for the twelve months ended April 30, 2001 would have been as follows:

                                                                ADJUSTED
                                                              TWELVE MONTHS
                                                                  ENDED
                                                                APRIL 30,
                                                              -------------
                                                                  2001
                                                              -------------
Revenues:
  Funeral...................................................    $396,139
  Cemetery..................................................     272,013
                                                                --------
Total revenues..............................................     668,152
EBITDA......................................................     208,505
Total debt..................................................     782,281
Interest expense, net.......................................     (71,254)
Ratio of total debt to EBITDA...............................        3.8x
Ratio of EBITDA to interest expense, net....................        2.9x

   See "Unaudited Pro Forma Financial Information" beginning on page P-1 for other pro forma financial information giving effect to the sale of the Mexican operations.

(3) Includes a nonrecurring, noncash charge of $76.8 million ($50.3 million, after tax) recorded during the second quarter of fiscal year 1998 in connection with the vesting of our performance-based stock options. Excluding that charge, operating earnings, earnings before income taxes and net earnings for fiscal year 1998 were $125.5 million, $87.9 million, and $57.5 million, respectively.

(4) The change in accounting for earnings realized on our irrevocable preneed funeral merchandise and services trust funds and escrow accounts made in fiscal year 1999 would have been required by SAB 101. As such, when presenting the information for 1999, on a pro forma basis, the cumulative effect of the 1999 accounting change is not presented.

(5) Although all periods in this table, except the six months ended April 30, 2001, are presented on a pro forma basis to reflect the implementation of SAB 101, SAB 101 was actually implemented in the first quarter of fiscal year 2001. This amount represents the cumulative effect of its adoption, net of a $166.7 million income tax benefit, as reported.

(6) "EBITDA" means earnings before the cumulative effect of changes in accounting principles and before net interest expense, taxes, depreciation and amortization. EBITDA for fiscal year 1998 includes the effect of a nonrecurring, noncash charge of $76.8 million recorded in connection with the vesting of our performance-based stock options; excluding the charge, EBITDA (pro forma for SAB 101) was $190.1 million. EBITDA is frequently used by security analysts and is presented here to provide additional information about our operations. EBITDA should not be considered as an alternative to net earnings, as an indicator of our operating performance or as an alternative to cash flows as a better measure of our liquidity. EBITDA is a non-GAAP measure and as calculated by us may not be comparable to EBITDA as calculated by other companies. EBITDA as shown in this table is different from our historical presentation of EBITDA. Historically, we have included in EBITDA earnings before gross interest expense, instead of net interest expense. Gross interest expense for fiscal years 1998, 1999 and 2000 was $43.8 million, $54.7 million and $61.4 million, respectively. Gross interest expense for the six months ended April 30, 2000 and 2001 was $30.0 million and $29.5 million, respectively.

(7) The estimated future value of the backlog represents the face value of the backlog plus the earnings that are projected on the funds held in trust, assuming an average yield of 8.6 percent and a build-up in the face value of insurance contracts. It assumes no future sales and assumes maturities of the existing contracts over a weighted average life of approximately ten years, which is consistent with our experience. While the investment yield over the past five years has been in this range, there is no guarantee that future yields will be at this level. See "Risk Factors -- Earnings from and principal of our trust funds and escrow accounts could be reduced by changes in stock and bond prices and interest and dividend rates or by declines in the size of the funds." For fiscal years 1998, 1999 and 2000, and the six months ended April 30, 2000 and 2001, the value of the preneed backlog, excluding any future earnings on the funds held in trust and any build-up in the face value of insurance contracts, but including earnings realized to date on the funds held in trust, was $1.7 billion, $1.8 billion, $1.9 billion, $1.8 billion and $1.9 billion, respectively. The estimated future value of our backlog is primarily related to our domestic operations. Of the $2.5 billion estimated future value of our backlog at April 30, 2001, $2.3 billion was related to our domestic operations.

(8) The estimated future value of the backlog declined primarily due to the fact that in the first quarter of 2001, we removed $40.0 million from our trust funds in Florida and substituted a bond to guarantee performance under the related contracts. As such, the calculation for the six months ended April 30, 2001 assumes we will not realize any trust earnings on the $40.0 million we withdrew from the trust but continues to include the $40.0 million in principal to be recognized upon delivery.

                                  RISK FACTORS

     Before you decide to participate in the exchange offer, you should carefully consider the following factors in addition to the other information contained in this prospectus and the documents incorporated by reference in this prospectus.

                      RISKS RELATED TO THE EXCHANGE OFFER

BECAUSE THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES, YOU MAY NOT BE ABLE TO RESELL YOUR EXCHANGE NOTES.

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which the holders would be able to sell their exchange notes.

     If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance, as well as by declines in the prices of securities, or the financial performance or prospects of, similar death care companies.

     We understand that the Initial Purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

     In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer."

YOUR NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES AND, AS A RESULT, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

     We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept such notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

IF YOU DO NOT EXCHANGE YOUR NOTES, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

     We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have such notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

THE REOFFERING AND RESALE OF THE OUTSTANDING NOTES IS SUBJECT TO SIGNIFICANT LEGAL RESTRICTIONS.

     The outstanding notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. As a result, holders of outstanding notes may reoffer or resell outstanding notes only if:

     - there is an applicable exemption from the registration requirement of the Securities Act of 1933 and applicable state laws that applies to the circumstances of the offer and sale, or

     - we file a registration statement and it becomes effective.

                           RISKS RELATED TO THE NOTES

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, AND WE MAY INCUR ADDITIONAL DEBT.

     As of April 30, 2001, after giving effect to the refinancing transactions, our total consolidated long-term debt would have been $852.3 million and our total consolidated shareholders' equity would have been $864.4 million. See the section "Capitalization."

     Our significant debt could have important consequences for the holders of the notes, including:

     - requiring a substantial portion of our cash flow from operations for the payment of interest on our debt;

     - limiting our ability to use our cash flow, or to obtain additional financing, to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

     - limiting our flexibility to plan for and react to changes in our business and industry;

     - increasing our vulnerability to adverse economic and industry conditions; and

     - placing us at a competitive disadvantage to less leveraged competitors.

     In addition, we may incur additional debt. Subject to specified limitations, the indenture permits us and our subsidiaries to incur substantial additional debt, and our new senior secured credit facilities permit additional borrowings.

THE $75.0 MILLION ASSET SALE TERM LOAN IS DUE IN 18 MONTHS, AND WE MAY NOT GENERATE SUFFICIENT CASH OR HAVE SUFFICIENT AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY TO PAY THE LOAN WHEN IT BECOMES DUE.

     Our ability to pay the asset sale term loan when it becomes due depends primarily on our ability to obtain cash from a combination of three main sources: (1) the sale of our foreign operations, (2) cash generated from operations, and (3) availability under our new revolving credit facility. We project that if we do not sell any assets, our cash from operations, along with amounts available under the new revolving credit facility, should be sufficient to allow us to pay the loan when it becomes due. However, if we do not sell significant assets or generate significant cash flow from operations, it is unlikely that we would be able to draw sufficient funds under the new revolving credit facility to pay the loan when it becomes due. If we do not pay the asset sale term loan when it becomes due, there will be an event of default under the loan, which would cause cross-defaults under the documents governing substantially all of our senior debt and under the indenture relating to the notes.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES AND THE GUARANTEES IS JUNIOR TO ALL OF STEWART ENTERPRISES, INC.'S AND THE SUBSIDIARY GUARANTORS' SENIOR DEBT.

     The notes and the guarantees are general unsecured obligations, junior in right of payment to all existing and future senior debt of Stewart Enterprises, Inc. and that of each subsidiary guarantor, respectively, including obligations under our new senior secured credit facilities, our remaining publicly held senior notes and approximately $25.0 million in other long-term debt. Immediately after completing the initial offering of the outstanding notes and the related refinancing transactions on June 29, 2001, Stewart Enterprises, Inc. had $539.2 million of senior debt and the subsidiary guarantors had $551.5 million of senior debt, $431.5 million of which represented guarantees of our senior debt. We are required by the State of Florida to maintain a bond ($41.1 million as of April 30, 2001) to guarantee our obligations relating to funds we withdrew from our preneed funeral trusts in Florida. This amount would become senior debt if we were to borrow funds under the revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts we previously withdrew that relate to the remaining preneed contracts.

     In addition, the indenture and our new senior secured credit facilities permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt. See the section "Description of Notes" under the heading "Certain Covenants" and the section "Description of Certain Indebtedness and the Tender Offer." The notes are not secured by any of Stewart Enterprises, Inc.'s or the subsidiary guarantors' assets, and as such are effectively subordinated to any secured debt that Stewart Enterprises, Inc. or the subsidiary guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt.

     In the event that Stewart Enterprises, Inc. or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. The subordination provisions of the indenture will also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 180 days if a nonpayment default exists under our senior debt. See the section "Description of Notes" under the heading "Subordination."

     In addition, the notes will be structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes. As of April 30, 2001, assuming the refinancing transactions had been completed at that time, non-guarantor subsidiaries had total liabilities of approximately $282.6 million, excluding intercompany payables. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to Stewart Enterprises, Inc. The non-guarantor subsidiaries generated 27 percent of our revenues and 6 percent of our net earnings for fiscal year 2000.

     As of April 30, 2001, our balance sheet included approximately $1.4 billion in assets (in the category prearranged receivables) reflecting funds held in our preneed funeral merchandise and services and preneed cemetery merchandise and services trust funds, funds due from our customers and funds due from insurance companies. We believe that, pursuant to state laws that require the establishment of these funds, most of these funds legally are not likely to be available to satisfy the claims of our or our subsidiary guarantors' creditors.

STEWART ENTERPRISES, INC. IS A HOLDING COMPANY.

     Stewart Enterprises, Inc. is a holding company, and it conducts substantially all of its operations through its subsidiaries. Consequently it does not have any income from operations and does not expect to generate any significant income from operations in the future. Although the notes are guaranteed by all of our existing and future domestic subsidiaries, except for specified subsidiaries, as a result of this holding company structure, Stewart Enterprises, Inc.'s ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries' cash flow and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. Stewart Enterprises, Inc.'s subsidiaries' payment of dividends or making of loans, advances or other payments may be subject to regulatory or contractual restrictions.

SINCE THE NOTES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

     In addition to being contractually subordinated to all existing and future senior debt, our and the subsidiary guarantors' obligations under the notes are unsecured. In contrast, obligations under the senior secured credit facilities and under our publicly held senior notes remaining outstanding after the tender offer are secured by a significant portion of our assets and those of the subsidiary guarantors. In addition, $12.1 million of subsidiary guarantor senior debt assumed or incurred in connection with acquisitions is secured by liens on the assets or stock of the related subsidiaries. In the future we and our subsidiary guarantors may have other debt which will be secured by our or our subsidiaries' assets. If we become insolvent or are liquidated, or if payment under any of our secured debt is accelerated, the lenders will be entitled to exercise the remedies available to secured lenders under applicable law. These lenders will have a claim on all assets securing the debt before the holders of unsecured debt, including the notes. See "Description of Certain Indebtedness and the Tender Offer."

SERVICING OUR DEBT WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE SUFFICIENT CASH DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our debt depends on our ability to generate cash flow. This, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our meeting the financial covenants in our new senior secured credit facilities and other debt agreements we may have in the future. Our business may not generate cash flow from operations, and future borrowings may not be available to us under our new senior secured credit facilities or otherwise in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt on favorable terms, or at all. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could have a material adverse effect on our financial condition.

COVENANT RESTRICTIONS UNDER OUR NEW SENIOR SECURED CREDIT FACILITIES AND THE INDENTURE MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     Our new senior secured credit facilities and the indenture governing the notes contain, among other things, covenants that restrict our and the subsidiary guarantors' ability to finance future operations or capital needs or to engage in other business activities. Our new senior secured credit facilities and the indenture limit, among other things, our and the subsidiary guarantors' ability to: borrow money; pay dividends or distributions; purchase or redeem stock; make investments; engage in transactions with affiliates; engage in sale leaseback transactions; consummate specified asset sales; effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and create liens on our assets. In addition, our new senior secured credit facilities contain specific limits on capital expenditures as well as a requirement that we maintain a liquidity reserve that increases over time as long as any of the 6.70% Notes or 6.40% ROARS are outstanding. Furthermore, our new senior secured credit facilities require us to maintain specified financial ratios and satisfy financial condition tests.

     These covenants may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. In addition, events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants. We might not meet those covenants, and the lenders might not waive any failure to meet those covenants. A breach of any of those covenants could result in a default under our new senior secured credit facilities and the indenture. If an event of default under our new senior secured credit facilities occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. See the sections "Description of Certain Indebtedness and the Tender Offer" and "Description of Notes."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon a change of control, we are required to offer to repurchase all outstanding notes at 101 percent of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. Sufficient funds may not be available at the time of any change of control to make any required repurchases of notes tendered. In addition, the terms of our new senior secured credit facilities limit our ability to purchase your notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change in control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our new senior secured credit facilities or other debt that may be incurred in the future will not allow the repurchases. See the section "Description of Notes" under the heading "Repurchase at the Option of Holders -- Change of Control" and the section "Description of Certain Indebtedness and the Tender Offer."

THE NOTES AND GUARANTEES MAY NOT BE ENFORCEABLE BECAUSE OF FRAUDULENT CONVEYANCE LAWS.

     Our incurrence of debt, such as the notes, as well as our subsidiaries' guarantees, may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of our or the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time we or a guarantor incurred debt (including debt represented by the notes or the guarantee):

     - we, or a guarantor, incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

     - we, or a guarantor, received less than reasonably equivalent value or fair consideration for incurring this debt and we or a guarantor, as the case may be:

     - were insolvent or were rendered insolvent by reason of the related financing transactions;

     - were engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could avoid the notes or the guarantee or subordinate the amounts owing under the notes or the guarantee to our or the guarantor's presently existing or future debt or take other actions detrimental to you.

     In addition, the subsidiary guarantors may be subject to the allegation that since they incurred their guarantees for the benefit of Stewart Enterprises, Inc., they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

     - it could not pay its debts or contingent liabilities as they become due;

     - the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

     - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

     If a note or guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of Stewart Enterprises, Inc. or any subsidiary guarantor whose obligation was not set aside or found to be unenforceable.

     We believe that, at the time Stewart Enterprises, Inc. and the subsidiary guarantors initially incurred the debt represented by the notes and the guarantees, Stewart Enterprises, Inc. and the subsidiary guarantors were not insolvent or rendered insolvent by the incurrence, were not lacking sufficient capital to run their businesses effectively, or unable to pay obligations on the notes and the guarantees as they mature or become due.

     In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of assets and liabilities of Stewart Enterprises, Inc. and the subsidiary guarantors. In addition, we have relied on a limitation contained in the subsidiary guarantors' guarantees that limits the guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on the same questions might not reach the same conclusions.

                         RISKS RELATED TO OUR BUSINESS

WE MAY EXPERIENCE DECLINES IN PRENEED SALES DUE TO NUMEROUS FACTORS INCLUDING CHANGES WE MAKE TO CONTRACT TERMS AND SALES FORCE COMPENSATION, OR A WEAKENING ECONOMY. DECLINES IN PRENEED SALES WOULD REDUCE OUR BACKLOG AND REVENUE, AND COULD REDUCE OUR FUTURE MARKET SHARE.

     In an effort to increase our cash flow, we modified our preneed sales strategies early in fiscal year 2000 by increasing finance charges, requiring larger down payments and shortening installment payment terms. Later in fiscal year 2000, we changed the compensation structure for our preneed sales force. These changes, and the accompanying sales force attrition and adverse impact on sales force morale, caused our preneed sales to decline. Although we do not anticipate making further significant changes in these areas, we may decide that further adjustments are advisable, which could cause additional declines in preneed sales. In addition, a weakening economy that causes customers to have less discretionary income could cause a decline in preneed sales. Declines in preneed cemetery property sales would reduce current revenue, and declines in other preneed sales would reduce our backlog and future revenue, and could reduce our future market share.

PRENEED SALES MAY HAVE A NEGATIVE IMPACT ON CASH FLOW.

     Preneed sales of cemetery property and funeral and cemetery products and services are generally cash flow negative initially, primarily due to the commissions we pay on the sale, the portion of the sales proceeds we are required to place in trust, and the terms of the particular contract (such as the size of the downpayment required and the length of the contract). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." In fiscal year 2000, we changed the terms and conditions of our preneed sales contracts and commissions, and moderated our preneed sales effort, in order to reduce the initial negative impact on our cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fiscal Year 2000 Compared to Fiscal Year 1999." Nevertheless, we will continue to invest a significant portion of our cash flow in preneed acquisition costs, which reduces cash flow available for other activities, and, to the extent we increase preneed activities, our cash flow will be further reduced and our ability to service debt could be adversely affected.

PRICE COMPETITION COULD REDUCE OUR MARKET SHARE OR CAUSE US TO REDUCE PRICES TO RETAIN OR RECAPTURE MARKET SHARE, WHICH COULD REDUCE OUR REVENUES AND MARGINS.

     Our funeral home and cemetery operations generally face intense competition in local markets that typically are served by numerous funeral homes and cemetery firms. We have historically experienced price competition primarily from independent funeral home and cemetery operators, and from monument dealers, casket retailers, low-cost funeral providers, and other non-traditional providers of services or products. In the past, this price competition has resulted in our losing market share in some markets. In other markets, we have had to reduce prices and thereby our profit margins in order to retain or recapture market share. In addition, because of competition from these types of competitors in some of our key markets, in fiscal year 1999 we lowered our goals for increases in average revenue per funeral service performed in the future. Increased price competition in the future could further reduce revenues, profit margins and backlog.

INCREASED ADVERTISING OR BETTER MARKETING BY OUR COMPETITORS, OR INCREASED SERVICES FROM INTERNET PROVIDERS, COULD CAUSE US TO LOSE MARKET SHARE AND REVENUES, OR CAUSE US TO INCUR INCREASED COSTS IN ORDER TO RETAIN OR RECAPTURE OUR MARKET SHARE.

     In recent years, marketing through television, radio and print advertising, direct mailings and personal sales calls has increased with respect to the sales of preneed funeral services. Extensive advertising or effective marketing by competitors in our local markets could cause us to lose market share and revenues, or cause us to increase our own marketing costs. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, causing us to lose market share and revenue or to incur costs to vary our own types or mix of products or services in response. Also, increased use of the Internet by customers to research and/or purchase products and services could cause us to lose market share to competitors offering to sell products or services over the Internet. We do not currently sell products or services over the Internet.

EARNINGS FROM AND PRINCIPAL OF OUR TRUST FUNDS AND ESCROW ACCOUNTS COULD BE REDUCED BY CHANGES IN STOCK AND BOND PRICES AND INTEREST AND DIVIDEND RATES OR BY DECLINES IN THE SIZE OF THE FUNDS.

     Earnings and investment gains and losses on our trust funds and escrow accounts are affected by financial market conditions that are not within our control. Earnings are also affected by the mix of fixed-income and equity securities that we choose to maintain in the funds, and we may not choose the optimal mix for any particular market condition. The size of the funds depends upon the level of preneed sales, the amount of investment gains or losses, and funds added through acquisitions, if any. Declines in earnings from our perpetual care trust funds would cause a decline in current revenues, while declines in earnings from our other trust funds and escrow accounts could cause a decline in future revenues. In addition, any significant or sustained investment losses could result in there being insufficient funds in the trusts to cover our cost of delivering services and merchandise, or maintaining our cemeteries, in the future. Any such deficiency would have to be covered by our cash flow, which could have a material adverse effect on our financial condition.

OUR FOREIGN OPERATIONS ARE SUBJECT TO POLITICAL, ECONOMIC, CURRENCY AND OTHER RISKS THAT COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION, OPERATING RESULTS OR CASH FLOW.

     Our foreign operations are subject to risks inherent in doing business in foreign countries. For fiscal year 2000 (pro forma for SAB 101), approximately 20 percent of our total revenues and 16 percent of our total EBITDA were attributable to foreign operations. Risks associated with operating internationally include political, social and economic instability, increased operating costs, expropriation and complex and changing government regulations, all of which are beyond our control. To the extent we make investments in foreign assets or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be, and have in the past been, adversely affected by fluctuations in the value of local currencies.

                         RISKS RELATED TO OUR INDUSTRY

DECLINES IN THE NUMBER OF DEATHS IN OUR MARKETS CAN CAUSE A DECREASE IN OUR REVENUES. CHANGES IN THE NUMBER OF DEATHS ARE NOT PREDICTABLE FROM MARKET TO MARKET OR OVER THE SHORT TERM.

     Declines in the number of deaths could cause at-need sales of funeral and cemetery services, property and merchandise to decline, which could decrease revenues. Although the United States Bureau of the Census estimates that the number of deaths in the United States will increase by approximately 1 percent per year from 2000 to 2010, longer lifespans could reduce the rate of deaths. In addition, changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in different markets or from quarter to quarter are not predictable. These variations can cause our revenues to fluctuate.

THE INCREASING NUMBER OF CREMATIONS IN THE UNITED STATES COULD CAUSE OUR REVENUES TO DECLINE BECAUSE WE COULD LOSE MARKET SHARE TO FIRMS SPECIALIZING IN CREMATIONS. IN ADDITION, BASIC CREMATIONS PRODUCE NO REVENUES FOR CEMETERY OPERATIONS AND LOWER REVENUES AND, IN CERTAIN CASES, PROFIT MARGINS THAN TRADITIONAL FUNERALS.

     Traditional cemetery and funeral service operators like us face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremation will represent approximately 36 percent of the United States burial market by the year 2010, compared to 25 percent in 1999. The trend toward cremation could cause our cemeteries and traditional funeral homes to lose market share and revenues to firms specializing in cremations. In addition, basic cremations (without a funeral service, casket or urn, niche in a mausoleum or columbarium or burial) produce no revenues for cemetery operations and lower revenues than traditional funerals and, when delivered at a traditional funeral home, produce lower profit margins as well.

IF WE DO NOT RESPOND EFFECTIVELY TO CHANGING CONSUMER PREFERENCES, OUR MARKET SHARE, REVENUES AND PROFITABILITY COULD DECREASE.

     Our future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. During fiscal year 2000, we began to implement strategies based on a proprietary, extensive study of consumer preferences we commissioned in 1999. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

BECAUSE THE FUNERAL AND CEMETERY BUSINESSES ARE HIGH FIXED-COST BUSINESSES, POSITIVE OR NEGATIVE CHANGES IN REVENUE CAN HAVE A DISPROPORTIONATELY LARGE EFFECT ON CASH FLOW AND PROFITS.

     Companies in the funeral home and cemetery businesses must incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on our funeral homes and maintain the grounds of our cemeteries regardless of the number of funeral services or interments we perform. Because we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause our margins, profits and cash flow to decline at a greater rate than the decline in our revenues.

CHANGES OR INCREASES IN, OR FAILURE TO COMPLY WITH, REGULATIONS APPLICABLE TO OUR BUSINESS COULD INCREASE OUR COSTS.

     Our industry is subject to extensive regulation and licensing requirements under federal, state and local laws and the laws of foreign jurisdictions where we operate. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate preneed sales. Our embalming facilities are subject to stringent environmental and health regulations. Compliance with these regulations is burdensome on us and we are always at risk of not complying with the regulations. In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase our costs.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We and the subsidiary guarantors entered into a registration rights agreement with the Initial Purchasers in connection with the issuance of the outstanding notes. The registration rights agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

     - Within 90 days after June 29, 2001, the date of the registration rights agreement, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.

     - We will use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 120 days after the date of the registration rights agreement.

     - We will keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the exchange offer is mailed to the holders.

     We will be required to file a shelf registration statement covering resales of the outstanding notes if:

     - because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,

     - for any reason the exchange offer is not consummated within 30 days after the Effectiveness Target Date, as defined in the registration rights agreement,

     - any holder of outstanding notes notifies us within 20 business days after June 29, 2001 that it (i) is prohibited by law or SEC policy from participating in the exchange offer, (ii) may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales, or (iii) is a broker-dealer and holds outstanding notes acquired directly from us or one of our affiliates.

     Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

          (1) the exchange notes bear a different CUSIP Number from the outstanding notes;

          (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

          (3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for liquidated damages in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $300,000,000 aggregate principal amount of the outstanding notes were outstanding. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to Firstar Bank, N.A. (the "exchange agent"). The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on    ,
2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the exchange offer, all outstanding notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

     We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, or (2) to amend the terms of the exchange offer in any manner. If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on January 1, 2002. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Interest on the exchange notes is payable semi-annually on each January 1 and July 1, commencing on January 1, 2002.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

     To participate in the exchange offer, each holder will be required to furnish to us a written representation to the effect that:

     - it is not an affiliate of ours,

     - it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer, and

     - it is acquiring the exchange notes in its ordinary course of business.

     The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered
(1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

          (A) the tender is made through a member firm of the Medallion System;

          (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

          (C) the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

          (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

          (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

          (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

          (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

          (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

          (2) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

          (3) any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "-- Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

     Firstar Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

BY OVERNIGHT COURIER OR REGISTERED/CERTIFIED MAIL:
Firstar Bank, N.A.
101 East 5th Street
St. Paul, MN 55101
Attn: Frank Leslie

FACSIMILE TRANSMISSION:
(651) 229-6415

FOR INFORMATION TELEPHONE:
(651) 229-2600

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

     We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

          (1) to us upon redemption thereof or otherwise;

          (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

          (3) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

          (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

     We used the proceeds from the issuance of the outstanding notes of approximately $291.8 million, net of discount, together with funds from our new senior secured credit facilities and a portion of our cash and cash equivalents, to refinance our revolving credit facility, retire our privately held senior notes, complete an offer to purchase approximately $200.0 million in principal amount of our $300.0 million publicly held senior notes, and pay related tender premiums, prepayment penalties, fees and expenses. For additional information, see "Prospectus Summary -- Refinancing Transactions."

                                 CAPITALIZATION

     The following table sets forth our unaudited cash and cash equivalent investments and our unaudited consolidated capitalization as of April 30, 2001 on an actual basis and on an as adjusted basis giving effect to the offering of the outstanding notes and the other refinancing transactions. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Consolidated Financial and Operating Data" and our consolidated financial statements and related notes contained elsewhere in this prospectus.

                                                                AS OF APRIL 30, 2001
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents(1)................................  $  103,721   $   91,559
                                                              ==========   ==========
Long-term debt (including current maturities):
  Current revolving credit facility(1)(2)...................  $  472,000   $       --
  New senior secured credit facilities:
     Revolving credit facility(1)...........................          --       50,000
     Asset sale term loan...................................          --       75,000
     Term loan B............................................          --      300,000
  6.40% ROARS due 2013 (remarketing date 2003)(3)...........     204,590      102,160
  6.70% notes due 2003(3)...................................     100,000          100
  Privately held senior notes...............................      64,762           --
  10 3/4% senior subordinated notes due 2008................          --      300,000
  Other(4)..................................................      25,021       25,021
                                                              ----------   ----------
          Total long-term debt(5)...........................     866,373      852,281
Shareholders' equity(6).....................................     872,930      864,392
                                                              ----------   ----------
          Total capitalization..............................  $1,739,303   $1,716,673
                                                              ==========   ==========

---------------

(1) Subsequent to April 30, 2001, we used $30.0 million of our cash and cash equivalents to reduce the balance outstanding on our revolving credit facility to $442.0 million. As of April 30, 2001, we had outstanding letters of credit under our credit facility totaling $5.5 million.

(2) Our $600.0 million revolving credit facility, which was scheduled to mature on April 30, 2002, became a current liability as of April 30, 2001.

(3) On May 15, 2001, we commenced an offer to purchase approximately $200.0 million in principal amount of our $300.0 million publicly held senior notes, which consisted of $100.0 million 6.70% Notes and $200.0 million 6.40% ROARS. On June 29, 2001, we repurchased $99.9 million of the 6.70% Notes and approximately $100.1 million of the 6.40% ROARS. The remaining 6.70% Notes and 6.40% ROARS are secured equally and ratably with the new senior secured credit facilities. See the section "Description of Certain Indebtedness and the Tender Offer."

(4) Represents debt of our subsidiaries incurred or assumed in connection with acquisitions, approximately $12.1 million of which is secured by the stock or assets of the related subsidiaries.

(5) We are required to maintain a bond ($41.1 million as of April 30, 2001) to guarantee our obligations relating to funds we withdrew from our preneed funeral trusts in Florida. This amount would become senior debt if we were to borrow funds under the revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts we previously withdrew that relate to the remaining preneed contracts.

(6) Adjusted shareholders' equity reflects a reduction of approximately $8.5 million for the after-tax effect of charges to be recorded in the period the refinancing transactions are completed.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the section "Selected Historical Consolidated Financial and Operating Data" and the consolidated financial statements and related notes included elsewhere in this prospectus.

GENERAL

     We sell cemetery property and funeral and cemetery products and services both on an at-need and preneed basis. Preneed property, products and services are typically sold on an installment basis with terms of approximately three to five years. In fiscal year 2000, we changed the terms and conditions of our preneed sales contracts and commissions and moderated our preneed sales activities in order to enhance our cash flow. These changes are described in more detail under the heading "Fiscal Year 2000 Compared to Fiscal Year 1999" below.

     With respect to the sale of cemetery property, whether preneed or at-need, we are generally required by state law to place into a perpetual care trust a portion, usually 10 percent, of the proceeds we receive, in order to fund maintenance of the cemetery grounds. As we receive payments, we generally fund the perpetual care trust in the same proportion as the payment bears to the contract amount; for example, if we receive 20 percent of the contract price, we place in trust 20 percent of the total amount to be placed in trust for that contract. We withdraw realized earnings in these funds to use towards the maintenance of our cemeteries, but principal, including net realized capital gains in some jurisdictions, must generally be held in the trust in perpetuity.

     With respect to the preneed sale of cemetery and funeral products and services, state laws generally require us to either (1) place a portion of the installment payments we receive into a trust fund, or (2) use an insurance policy underwritten by an insurance company to provide funds to cover the costs of delivering funeral products and services in the future. With respect to the preneed sale of cemetery merchandise, we are generally required to place in trust 30 to 50 percent of each installment we receive. With respect to the preneed sale of funeral and cemetery services, we are generally required to place in trust 70 to 90 percent of each installment we receive. The sale of caskets is treated in some jurisdictions in the same manner as the sale of cemetery merchandise and in some jurisdictions in the same manner as the sale of funeral services for these purposes. When insurance is used, we apply customer payments to pay premiums on the insurance policies. We typically act as agent for the insurance company and earn a commission. Generally, we can withdraw the principal of and earnings on the funds placed in trust only at the time we deliver the related products and services.

     If a preneed funeral product or service contract is cancelled, we generally return to the customer the related principal that was placed in trust and retain the portion not placed in trust. In many jurisdictions, we can withdraw and retain all related earnings in the trust, but in other jurisdictions these earnings must be returned to the customer. If a preneed cemetery property, product or service contract is cancelled, we generally are not required to return any funds to the customer.

     The impact of preneed sales on our near-term cash flow depends primarily on the commissions we pay on the sale, the portion of the sale we are required to place in trust, and the terms of the particular contract (such as the size of the downpayment required and the length of the contract). We generally pay commissions to our preneed sales counselors based on a percentage of the total preneed contract price, but only to the extent cash is paid by the customer. However, because we are required to place a portion of each cash installment paid by the customer into trust, we may be required to use our own cash to cover a portion of the commission due on the installment from the customer. If the initial cash installment paid by the customer is not sufficient to cover the entire commission, the remaining commission is paid from subsequent customer installments. Accordingly, preneed sales are generally cash flow negative initially, but become cash flow positive at varying times over the life of the contract, depending upon the trusting requirements and the terms of the particular contract.

     Cash expended for preneed funeral sales, principally sales commissions, are capitalized in deferred charges on the balance sheet and amortized as the funeral contracts are delivered. Such amortization is included in our amortization and depreciation.

TRUST AND ESCROW INVESTMENTS

     Generally, our wholly-owned subsidiary, Investors Trust, Inc. ("ITI"), a Texas corporation with trust powers, serves as investment adviser on our trust funds and escrow accounts and on our investment portfolio. ITI provides investment advisory services exclusively to us. ITI is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

     As of April 30, 2001, ITI had approximately $1.1 billion in assets under management, approximately $100.0 million of which relate to foreign assets, some or all of which we may sell. Lawrence B. Hawkins, one of our executive officers and a professional investment manager, serves as President of ITI. ITI operates with the assistance of third-party professional financial consultants pursuant to a formal investment policy established by the Investment Committee of our Board of Directors. The policy emphasizes conservation, diversification and preservation of principal while seeking appropriate levels of current income and capital appreciation.

     Our investment strategy for our trust funds and escrow accounts is, among other criteria, partially dependent on the ability to withdraw net realized capital gains from these funds. Withdrawal of capital gains is not permitted for perpetual care funds in some jurisdictions in which we operate. Funds for which net capital gains are permitted to be withdrawn typically are invested in a diversified portfolio consisting principally of U.S. government securities, other interest-bearing securities and preferred stocks rated A or better, "blue chip" publicly-traded common stocks, money market funds and other short-term investments.

     Income from funds, especially those invested partially in common stock, can be materially affected by prevailing interest rates and the performance of the stock market. In managing our North American funds (including those in Puerto Rico but excluding those in Mexico) that have investments in common stock, we seek an overall annual yield of approximately 8.5 percent to 9 percent, which is well in excess of our expectation for inflation over the short term. However, we may not be successful in achieving any particular yield.

RESULTS OF OPERATIONS

     We provide below a comparison of the three and six months ended April 30, 2001, as reported after the implementation of SAB 101, with the three and six months ended April 30, 2000, as reported which does not reflect the implementation of SAB 101. Our discussion of results for fiscal years 2000, 1999 and 1998 are presented on a historical basis, which does not reflect the implementation of SAB 101. We then provide a discussion of the pro forma impact of SAB 101 on fiscal years 2000 and 1999, followed by a comparison of the three and six months ended April 30, 2001, as reported after the implementation of SAB 101, with the pro forma impact of SAB 101 on the three and six months ended April 30, 2000.

     For purposes of the following discussion, funeral homes and cemeteries owned and operated at the beginning of the earliest year presented in each comparison are referred to as "Existing Operations." Correspondingly, funeral homes and cemeteries acquired or opened during either period being compared are referred to as "Acquired/Opened Operations." Acquired operations include businesses we purchased through our earlier acquisition strategies, and opened operations include businesses we constructed or those we developed through the implementation of our alternative service firm strategy.

THREE MONTHS ENDED APRIL 30, 2001 COMPARED TO THREE MONTHS ENDED APRIL 30, 2000

     The following discussion compares our financial results for the three months ended April 30, 2001 and 2000, both as reported. Results for the three months ended April 30, 2001 reflect the implementation of SAB 101, whereas results for the corresponding period in 2000 do not. Therefore, the results from these two periods are not comparable.

Funeral Segment

                                                         THREE MONTHS ENDED
                                                             APRIL 30,
                                                       ----------------------
                                                        2001        2000        (DECREASE)
                                                       ------   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
Funeral Revenue......................................  $108.0      $115.7         $(7.7)
Funeral Costs........................................    82.4        84.9          (2.5)
                                                       ------      ------         -----
Funeral Segment Profit...............................  $ 25.6      $ 30.8         $(5.2)
                                                       ======      ======         =====

     Funeral revenue decreased $7.7 million, or 7 percent, for the three months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a $6.7 million, or 6 percent, decrease due to the effect of implementing SAB 101. We experienced a reduction in revenue from changes in foreign currency exchange rates (due in part to the Euro). We also experienced a
2.9 percent decrease (995 events) in the number of funeral services performed by Existing Operations worldwide. The number of domestic funeral services for Existing Operations remained flat. This was partially offset by an increase in the average revenue per funeral service performed by Existing Operations. The increase in average revenue per funeral service was due in part to improved merchandising, personalization of services and product offerings and enhanced funeral arranger training implemented in response to the findings of our extensive consumer market study.

Cemetery Segment

                                                         THREE MONTHS ENDED
                                                              APRIL 30,
                                                        ---------------------
                                                        2001        2000        (DECREASE)
                                                        -----   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
Cemetery Revenue......................................  $63.0       $73.1         $(10.1)
Cemetery Costs........................................   47.4        54.1           (6.7)
                                                        -----       -----         ------
Cemetery Segment Profit...............................  $15.6       $19.0         $ (3.4)
                                                        =====       =====         ======

     Cemetery revenue decreased $10.1 million, or 14 percent, for the three months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a decrease in cemetery merchandise deliveries and reduced preneed cemetery property sales. Reduced preneed sales resulted from changes we made to our preneed strategies in fiscal year 2000. Partially offsetting this decrease was a $0.8 million, or 1 percent, increase due to the effect of implementing SAB 101.

Other

     Net interest expense, which is comprised of gross interest expense of $14.1 million, netted with investment income of $1.6 million, decreased $1.9 million during the second quarter of fiscal year 2001 compared to the same period in 2000. This is due principally to a $97.3 million decrease in the average outstanding debt balance coupled with a $0.9 million increase in investment income from increased cash and cash equivalents, which earned an average rate of
7.4 percent, including funds in foreign jurisdictions that earned 10.6 percent.

     Other income, net, increased approximately $2.4 million during the second quarter of fiscal year 2001 compared to the same period in 2000 due principally to a net gain on the sale of excess cemetery property.

SIX MONTHS ENDED APRIL 30, 2001 COMPARED TO SIX MONTHS ENDED APRIL 30, 2000

     The following discussion compares our financial results for the six months ended April 30, 2001 and 2000, both as reported. Results for the six months ended April 30, 2001 reflect the implementation of SAB 101, whereas results for the corresponding period in 2000 do not. Therefore, the results from these two periods are not comparable

Funeral Segment

                                                          SIX MONTHS ENDED
                                                             APRIL 30,
                                                       ----------------------
                                                        2001        2000        (DECREASE)
                                                       ------   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
Funeral Revenue......................................  $215.3      $238.4         $(23.1)
Funeral Costs........................................   165.0       172.8           (7.8)
                                                       ------      ------         ------
Funeral Segment Profit...............................  $ 50.3      $ 65.6         $(15.3)
                                                       ======      ======         ======

     Funeral revenue decreased $23.1 million, or 10 percent, for the six months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a $14.7 million, or 7 percent, decrease due to the effect of implementing SAB 101. We also experienced a reduction in revenue from changes in foreign currency exchange rates (due in part to the Euro) and a 6.1 percent decrease (4,339 events) in the number of funeral services performed by Existing Operations worldwide (2.9 percent decrease (1,132 events) domestically).

     Partially offsetting this decrease was an increase in the average revenue per funeral service performed by Existing Operations. The increase in average revenue per funeral service was due in part to improved merchandising, personalization of services and product offerings and enhanced funeral arranger training implemented in response to the findings of our extensive consumer market study.

Cemetery Segment

                                                          SIX MONTHS ENDED
                                                             APRIL 30,
                                                       ----------------------    INCREASE
                                                        2001        2000        (DECREASE)
                                                       ------   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
Cemetery Revenue.....................................  $132.3      $143.4         $(11.1)
Cemetery Costs.......................................    98.4       110.5          (12.1)
                                                       ------      ------         ------
Cemetery Segment Profit..............................  $ 33.9      $ 32.9         $  1.0
                                                       ======      ======         ======

     Cemetery revenue decreased $11.1 million, or 8 percent, for the six months ended April 30, 2001, compared to the corresponding period in 2000 primarily from reduced cemetery merchandise deliveries and reduced preneed cemetery property sales. The reduction in preneed sales is due to the changes made to our preneed sales program in fiscal year 2000. Partially offsetting this decrease, we experienced a $3.6 million, or 3 percent, increase due to the effect of implementing SAB 101.

Other

     Net interest expense, which is comprised of gross interest expense of $29.5 million, netted with investment income of $3.7 million, decreased $3.2 million during the first six months of fiscal year 2001 compared to the same period in 2000. This is due principally to a decrease in gross interest expense and a $2.7 million increase in investment income from increased cash and cash equivalents, which earned an average rate of 7.8 percent, including funds in foreign jurisdictions that earned 11.1 percent. The decrease in gross interest expense was due to a $73.8 million decrease in average outstanding debt, partially offset by an increase in average interest rates from 6.2 percent in 2000 to 6.5 percent in 2001.

     Other income, net, increased approximately $2.4 million during the first six months of fiscal year 2001 compared to the same period in 2000. This increase is principally due to a net gain on the sale of excess cemetery property during the second quarter of fiscal year 2001.

     As of April 30, 2001, our outstanding borrowings totaled $866.4 million. Of the total amount outstanding, including the portion subject to the interest rate swap agreement, approximately 69 percent was fixed-rate debt, with the remaining 31 percent subject to short-term variable interest rates averaging approximately
6.3 percent.

FISCAL YEAR 2000 COMPARED TO FISCAL YEAR 1999

     The following discussion compares our financial results for fiscal year 2000 and fiscal year 1999, both as reported. These results do not reflect the implementation of SAB 101. The accounting methods used in both periods were the same and therefore the results for these two periods are comparable.

Funeral Segment

                                                       YEAR ENDED OCTOBER 31,
                                                       ----------------------    INCREASE
                                                        2000        1999        (DECREASE)
                                                       ------   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
FUNERAL REVENUE
Existing Operations..................................  $409.8      $422.4         $(12.6)
Acquired/Opened Operations...........................    42.1        23.5          (18.6)
                                                       ------      ------         ------
                                                       $451.9      $445.9         $  6.0
                                                       ======      ======         ======
FUNERAL COSTS
Existing Operations..................................  $300.8      $300.7         $  0.1
Acquired/Opened Operations...........................    34.4        18.3           16.1
                                                       ------      ------         ------
                                                       $335.2      $319.0         $ 16.2
                                                       ======      ======         ======
Funeral Segment Profit...............................  $116.7      $126.9         $(10.2)
                                                       ======      ======         ======

     Funeral revenue increased $6.0 million, or 1 percent, for fiscal year 2000, compared to fiscal year 1999. We experienced a $12.6 million, or 3 percent, decrease in revenue from Existing Operations as a result of several factors. First, we experienced a 6.2 percent increase in the average revenue per domestic funeral service performed by Existing Operations (6.8 percent increase worldwide, excluding the effect of foreign currency translation). The increase in average revenue per funeral service was due in part to enhanced funeral arranger training, improved merchandising and personalization of services and product offerings based on findings of our extensive consumer market study.

     Offsetting the increase in average revenue per funeral service was a $15.0 million reduction in preneed funeral merchandise sales, a $6.6 million reduction in revenue from changes in foreign currency exchange rates (principally the Euro) and a 1.8 percent decrease (1,300 events) in the number of domestic funeral services performed by Existing Operations (3.5 percent decrease (4,548 events) worldwide). However, included in the 1,300 events were more than 600 low-end direct cremation events that we elected not to sell at prices our competitors were charging. Additionally, discount services provided in the ordinary course of business in the industry on behalf of other funeral homes or institutions declined by approximately 400 events as a result of our decision to decrease our level of discounted services. When these low-end and discounted events are taken out of the calculation, the number of domestic funeral services performed by Existing Operations decreased by approximately 250 events, which translates to less than one event per domestic core funeral home. These low-end and discounted events were price-sensitive and generally not profitable.

     Changes in our preneed sales strategies during fiscal year 2000 had the effect of increasing our cash flow, but considerably reducing all preneed sales. We modified our preneed payment plans early in fiscal year 2000 by increasing finance charges, requiring larger down payments and shortening installment payment terms. Effective the first day of the fourth quarter of fiscal year 2000, we also substantially reduced the commissions paid on sales of preneed cemetery services and preneed funeral and cemetery merchandise, which we believe had the largest impact on our preneed sales. The change in commission structure provides an incentive to our preneed sales counselors to focus on selling preneed cemetery property and preneed funeral services. We believe that these are the sales that build and maintain market share. In addition, the change better aligns our operations with changes in accounting necessitated by the adoption of SAB 101 because, after the implementation of SAB 101, preneed cemetery property sales are the only preneed sales that we recognize on a current basis (after we collect 10 percent of the sales price). We also believe that these changes have improved the quality of our preneed sales and receivables. Although we reduced or eliminated commissions available to our preneed sales counselors on certain sales, we now provide a minimum compensation guarantee. These changes in our preneed sales strategies contributed to a decline in our full-time domestic preneed sales force from approximately 2,200 counselors during the first quarter of fiscal year 2000 to approximately 1,200 counselors by the end of the first quarter of fiscal year 2001. We do not expect any significant further decline in the size of our preneed sales force.

     Funeral profit margin from Existing Operations decreased from 28.8 percent in 1999 to 26.6 percent in 2000 due primarily to the reduction in sales of preneed funeral merchandise as described above.

     The increase in revenue and costs from Acquired/Opened Operations resulted primarily from our acquisition and construction of funeral homes from November 1998 through October 2000 which were not owned for the entirety of both periods being presented.

     Historically, one of our goals has been to achieve 5 to 7 percent increases annually in the average revenue per funeral service performed by Existing Operations through a combination of price increases and improvements in merchandising. For fiscal year 1999, the average revenue per funeral service performed by existing funeral homes increased 0.7 percent domestically and 3.1 percent worldwide, excluding the effect of foreign currency translation, which was below this objective. Because of intense and growing competition from low-cost funeral service and merchandise providers in some key markets in fiscal year 1999, we lowered our goals for increases in the average revenue per funeral service performed to 2 to 3 percent annually. For fiscal year 2000, the average revenue per funeral service performed by existing funeral homes increased 6.2 percent domestically and 6.8 percent worldwide, excluding the effect of foreign currency translation. Although these results exceeded our goals, our operating budget projects increases in average revenue per funeral service performed of 2 to 3 percent going forward.

Cemetery Segment

                                                       YEAR ENDED OCTOBER 31,
                                                       ----------------------    INCREASE
                                                        2000        1999        (DECREASE)
                                                       ------   -------------   ----------
                                                                (AS REPORTED)
                                                                (IN MILLIONS)
CEMETERY REVENUE
Existing Operations..................................  $252.5      $292.4         $(39.9)
Acquired/Opened Operations...........................    30.4        17.8           12.6
                                                       ------      ------         ------
                                                       $282.9      $310.2         $(27.3)
                                                       ======      ======         ======
CEMETERY COSTS
Existing Operations..................................  $195.8      $212.7         $(16.9)
Acquired/Opened Operations...........................    24.8        14.0           10.8
                                                       ------      ------         ------
                                                       $220.6      $226.7         $ (6.1)
                                                       ======      ======         ======
Cemetery Segment Profit..............................  $ 62.3      $ 83.5         $(21.2)
                                                       ======      ======         ======

     Cemetery revenue decreased $27.3 million, or 9 percent, for fiscal year 2000, compared to fiscal year 1999. We experienced a $39.9 million, or 14 percent, decrease in revenue from Existing Operations resulting primarily from reduced preneed sales. Slightly offsetting this decrease was an approximate $4.0 million, or

13 percent, increase in revenue from preneed cemetery merchandise and services trust funds and escrow accounts to $34.7 million. This increase was due to an increase in the average yield on the funds coupled with an increase in the average balance. The yield for the year was slightly higher than our goal of 8.5 percent to 9.0 percent.

     Changes in our preneed sales strategies during fiscal year 2000, which are detailed in the funeral segment discussion above, had the effect of considerably reducing preneed cemetery sales.

     Cemetery profit margin from Existing Operations decreased from 27.3 percent in 1999 to 22.5 percent in 2000. The decline was attributable principally to reduced preneed sales as described above, coupled with the high fixed-cost nature of the cemetery business.

     The increase in revenue and costs from Acquired/Opened Operations resulted primarily from our acquisition and construction of cemeteries from November 1998 through October 2000 which were not owned for the entirety of both periods being presented.

Other

     Corporate general and administrative expenses increased approximately $600,000 to 2.7 percent of revenue in fiscal year 2000, as compared to 2.5 percent in fiscal year 1999. The increase was primarily the result of a $2.3 million increase in consulting fees related to our extensive consumer market research project, partially offset by a reduction in corporate development costs, travel costs and executive bonus accruals.

     Net interest expense, which is comprised of gross interest expense of $61.4 million, netted with investment income of $5.1 million, increased $4.1 million during fiscal year 2000 compared to fiscal year 1999. This was due principally to an increase in average interest rates from 6.0 percent in 1999 to 6.4 percent in 2000, coupled with an increase in the average outstanding debt resulting from acquisitions that closed late in 1999. The increase in gross interest expense was partially offset by an approximate $2.6 million increase in investment income generated from increased cash and cash equivalents earning an average rate of 6.9 percent, including funds in foreign jurisdictions earning 8.8 percent.

     In December 1998, we entered into an interest rate swap agreement on a notional amount of $200.0 million. Under the terms of the agreement, effective March 4, 1999, we pay a fixed rate of 4.915 percent and receive three-month LIBOR. The swap expires on March 4, 2002.

     As of October 31, 2000, our outstanding borrowings totaled $950.5 million. Of the total amount outstanding, including the portion subject to the interest rate swap agreement, approximately 65 percent was fixed-rate debt, with the remaining 35 percent subject to short-term variable interest rates averaging approximately 7.2 percent.

FISCAL YEAR 1999 COMPARED TO FISCAL YEAR 1998

     The following discussion compares our financial results for fiscal year 1999 and fiscal year 1998, both as reported. These results do not reflect the implementation of SAB 101. Effective fiscal year 1999, we changed our method of accounting for earnings realized by those preneed funeral merchandise and services trust funds and escrow accounts where we are allowed to retain earnings on the funds if the contract is cancelled. After the change, we defer all of the earnings realized by these trust funds and escrow accounts until the merchandise and services are delivered. Previously, we recognized a portion of those earnings and deferred the remainder to offset the estimated future effects of inflation. Accordingly, fiscal year 1999 and 1998, as reported, are not comparable with respect to the accounting for these earnings.

Funeral Segment

                                                    YEAR ENDED OCTOBER 31,
                                                   -------------------------
                                                    1999           1998           INCREASE
                                                   ------      -------------      --------
                                                               (AS REPORTED)
                                                               (IN MILLIONS)
Funeral Revenue..............................      $445.9         $379.1           $66.8
Funeral Costs................................       319.0          260.7            58.3
                                                   ------         ------           -----
Funeral Segment Profit.......................      $126.9         $118.4           $ 8.5
                                                   ======         ======           =====

     Funeral revenue increased $66.8 million, or 18 percent, for fiscal year 1999, compared to fiscal year 1998 primarily due to an increase in revenue from Acquired/Opened Operations resulting from our acquisition and construction of funeral homes from November 1997 through October 1999 which were not owned for the entirety of both periods being presented. Additionally, we experienced an increase in revenue as a result of an increase in sales of certain preneed funeral merchandise, coupled with an increase in the average revenue per funeral service performed by Existing Operations, primarily due to price increases and improved merchandising. Partially offsetting this increase was a 2.2 percent (1,306 events) decrease in the number of domestic funeral services performed by Existing Operations (2.5 percent (2,358 events) decrease worldwide) and a $13.5 million decrease due to the effect of the implementation of the 1999 change in accounting principle.

     We believe that at-need funeral revenues in some key markets were negatively affected in fiscal year 1999 by (1) intense and growing price competition from low-cost funeral providers and casket stores in some markets,
(2) the continuing and accelerating trend toward cremation, and (3) a shift by customers to lower-priced services and merchandise.

Cemetery Segment

                                                    YEAR ENDED OCTOBER 31,
                                                   -------------------------
                                                    1999           1998           INCREASE
                                                   ------      -------------      --------
                                                               (AS REPORTED)
                                                               (IN MILLIONS)
Cemetery Revenue.............................      $310.2         $269.3           $40.9
Cemetery Costs...............................       226.7          191.7            35.0
                                                   ------         ------           -----
Cemetery Segment Profit......................      $ 83.5         $ 77.6           $ 5.9
                                                   ======         ======           =====

     Cemetery revenue increased $40.9 million, or 15 percent, for fiscal year 1999, compared to fiscal year 1998 primarily due to an increase in revenue from Acquired/Opened Operations resulting from our acquisition and construction of cemeteries from November 1997 through October 1999 which were not owned for the entirety of both periods being presented. Additionally, there was an increase in preneed cemetery sales, due to price increases and improved merchandising, coupled with an increase in the revenue realized from our preneed cemetery merchandise and services trust funds and escrow accounts. The revenue from these trust funds and escrow accounts increased $3.6 million, or 14 percent, to $29.4 million due to a 20 percent growth in the average balance in the funds, resulting from current year customer payments deposited into the funds and funds added through acquisitions, coupled with an increase in the average yield on the funds. The yield was in line with our goal of 8.5 percent to 9.0 percent.

Other

     In April 1998, we achieved the performance goal for the performance-based stock options granted under our 1995 Incentive Compensation Plan. As a result, we were required to record a nonrecurring, noncash charge to earnings of approximately $76.8 million (approximately $50.3 million, or $.51 per share, after tax) in April 1998. Our repurchase of options and the exercise of the remaining options resulted in a net cash outlay of approximately $69.4 million.

     Corporate general and administrative expenses declined to 2.5 percent of revenue in fiscal year 1999, as compared to 2.6 percent in fiscal year 1998, despite an aggregate increase of $2.5 million for fiscal year 1999. The increase in these expenses was primarily the result of increasing activities to support our growth, including a $900,000 increase in professional and consulting fees.

     Net interest expense increased $10.4 million during fiscal year 1999 compared to fiscal year 1998, resulting from an increase in average borrowings due principally to acquisition expenditures. This increase was partially offset by a decrease in average interest rates from 6.4 percent in 1998 to 6.0 percent in 1999 and an increase in the investment earnings on excess cash for fiscal year 1999 as compared to 1998.

     In December 1998, we entered into an interest rate swap agreement on a notional amount of $200.0 million. Under the terms of the agreement, effective March 4, 1999, we pay a fixed rate of 4.915 percent and receive three-month LIBOR. The swap expires on March 4, 2002.

     As of October 31, 1999, our outstanding borrowings totaled $951.4 million. Of the total amount outstanding, including the portion subject to the interest rate swap agreement, approximately 65 percent was fixed-rate debt, with the remaining 35 percent subject to short-term variable interest rates averaging approximately 5.9 percent.

     We experienced an increase in our effective tax rate from 35.5 percent in fiscal year 1998 to 36.5 percent in fiscal year 1999 due to an increase in income from jurisdictions with higher effective tax rates.

IMPLEMENTATION OF SAB 101

     Effective fiscal year 2001, we implemented the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which resulted in changing our methods of accounting for some of our preneed sales activities. In the following sections, we provide (1) a summary of the changes in our accounting resulting from the implementation of SAB 101, (2) a summary of our current accounting (after implementation of SAB 101) for preneed sales and for trust and escrow account earnings, and (3) a discussion of the pro forma impact of SAB 101 on our results for fiscal years 2000 and 1999.

     Summary of Accounting Changes. The implementation of SAB 101 changed our accounting for preneed sales activities as follows:

     - For preneed sales of interment rights (which we also refer to as cemetery property), the associated revenue and all costs to acquire the sale will be recognized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 66, "Accounting for Sales of Real Estate." Under SFAS 66, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. Previously, the revenue and costs were recognized when the contract was executed with the customer.

     - For preneed sales of cemetery merchandise, primarily vaults and markers, and preneed sales of cemetery services, primarily openings and closings of burial sites and installations of markers, the associated revenue and all costs to acquire the sale will be deferred until the merchandise is delivered or the service is performed. Previously, the revenue and costs were recognized when the contract was executed with the customer.

     - Preneed cemetery merchandise and services trust earnings will be deferred until the underlying merchandise or service is delivered. Previously, the earnings were recognized as earned in the trust.

     - Accounting for preneed funeral service sales and earnings on preneed funeral merchandise and services trust funds was not affected, as those revenues were recognized upon delivery of the merchandise and services under the prior accounting policy.

     - Preneed funeral merchandise sales (primarily caskets) and associated direct selling costs (primarily commissions and direct marketing costs) will be deferred until the merchandise is delivered, at which time they will be reflected in funeral revenue and funeral cost of sales, respectively. Previously, these sales and associated direct selling costs were recognized as funeral revenue and funeral cost of sales, respectively, when the contract was executed with the customer.

     - Our method of accounting for our perpetual care trusts was not affected. Earnings on those trusts will continue to be recognized as they are earned in the trusts.

     The implementation of SAB 101 resulted in several changes to our balance sheet, including the addition of two new categories: prearranged receivables and prearranged deferred revenue. Prearranged receivables are related to preneed sales of funeral and cemetery merchandise and services, or in other words, all of our preneed sales except for preneed sales of cemetery property. Prearranged receivables represent the funds owed to us (1) from preneed funeral merchandise and services trusts and from preneed cemetery merchandise and services trusts, which represent amounts already paid by customers and realized earnings on those amounts, (2) from customers and (3) from insurance companies. Prearranged deferred revenue represents the revenue we will recognize upon delivery of the preneed funeral and cemetery merchandise and services at the time of need. The net change in prearranged receivables and prearranged deferred revenue will be recognized in our cash flow statement in the operating section as a change in prearranged activity.

     Prior to our adoption of SAB 101, neither the funeral trust assets nor the receivables related to preneed funerals were included on our balance sheet. Receivables due from customers related to preneed cemetery merchandise and services were previously included with other receivables on the balance sheet. The preneed cemetery merchandise and services trust asset was previously presented net of the liability for the estimated cost to deliver.

     All direct costs to acquire preneed funeral and cemetery merchandise and cemetery services sales will now be included in deferred charges (asset). Previously, these costs were expensed as incurred. Also included in deferred charges are the costs to acquire preneed funeral service sales, which is consistent with our historical accounting methods. The cost to acquire all preneed merchandise and service sales will be included in the operating section of our cash flow statement as prearranged acquisition costs.

     We have filed a Form 8-K dated March 14, 2001, which describes in detail our new accounting methods as compared to our previous accounting methods.

     The cumulative effect of these changes on prior years resulted in a decrease in net earnings for the three and six months ended April 30, 2001 of $250.0 million (net of a $166.7 million income tax benefit), or $2.33 per share. The effect of the change in accounting principles for the three and six months ended April 30, 2001 was an increase in net earnings of $3.1 million and $6.9 million, or $.03 per share and $.06 per share, respectively.

     Summary of Current Accounting for Preneed Sales. A description of our current accounting for preneed sales under SAB 101 follows.

     Revenue from preneed sales of funeral services and funeral merchandise is deferred until the period in which the funeral is performed and the merchandise is delivered. On the balance sheet, the full contract amount is included in the prearranged deferred revenue line item (liability). The corresponding receivable due from the customer is reflected in prearranged receivables (asset), and the corresponding cash received from the customer is reflected part in prearranged receivables (for the portion placed in trust) and part in cash (for the portion we are allowed to retain). The costs to acquire the sales (primarily commissions and direct marketing costs) are reflected on the balance sheet as deferred charges (asset) and are charged to expense as the funeral services are performed and products delivered. Indirect costs of marketing preneed funeral services and merchandise are expensed in the period in which incurred.

     As the customer makes payments on the preneed contract, the portion of prearranged receivables representing the receivable due from the customer declines, and the portion representing the receivable from the trust increases. We record cash for the amount of cash received that is not required to be placed in trust. Realized earnings on the amounts held in trust are included in prearranged receivables and prearranged deferred revenue on the balance sheet and are not recognized as revenue until delivery of the service or merchandise.

     When the funeral service or merchandise is delivered, we recognize as revenue the full contract amount plus all trust earnings associated with that contract, and record a corresponding reduction in prearranged deferred revenue (liability). We debit cash with the amount held in trust that is attributable to the contract (consisting of the customer's payments and related realized earnings, all of which we withdraw at that time), and we record a corresponding reduction in prearranged receivables (asset). Associated deferred charges (asset) are charged to expense, and we recognize the actual expenses incurred in delivering the services and merchandise.

     Preneed sales of cemetery merchandise, primarily vaults and markers, and preneed sales of cemetery services, primarily openings and closings of burial sites and installations of markers, are accounted for in essentially the same manner as preneed sales of funeral services and merchandise.

     For preneed sales of interment rights (which we also refer to as cemetery property), the associated revenue and all costs to acquire the sale are recognized in accordance with SFAS 66, "Accounting for Sales of Real Estate." Under SFAS 66, recognition of revenue and costs must be deferred until 10 percent of the property sales price has been collected. A portion, generally 10 percent, of the proceeds are placed into perpetual care trust funds. We withdraw and recognize realized earnings from these funds monthly to apply towards the maintenance of cemetery grounds. The perpetual care trust funds are not reflected on our financial statements, because principal must remain in the trust in perpetuity.

     Summary of Current Accounting for Trust and Escrow Account Earnings. We have three types of trust funds and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services, and (3) perpetual care. As described below, earnings on preneed funeral and cemetery merchandise and services trust funds and escrow accounts are now accounted for in the same manner. Our accounting for earnings on perpetual care trust funds is different from the other two types of trust funds due to the different nature of the trusts, as described below.

          Preneed funeral merchandise and services trust funds and escrow accounts. Effective fiscal year 1999, we changed our method of accounting for earnings realized by those preneed funeral merchandise and services trust funds and escrow accounts where we are allowed to retain earnings on the funds if the contract is cancelled. We now defer recognition of all earnings realized by these trust funds and escrow accounts until the underlying funeral service or merchandise is delivered. (For those trust funds and escrow accounts where we must return earnings on the funds if the contract is cancelled, we have always deferred recognition of realized earnings until the underlying funeral service or merchandise is delivered.) These accounting methods were not affected by our implementation of SAB
     101. We generally do not withdraw cash (principal and earnings) from these trust funds and escrow accounts until the merchandise or service is delivered. Principal and realized earnings in these funds and escrow accounts are reflected as prearranged receivables (asset) on our balance sheet. The full contract amount and realized earnings in these funds and escrow accounts are reflected as prearranged deferred revenue (liability) on our balance sheet. Unrealized gains and losses are not reflected on our balance sheet or income statement, but are included in the footnotes to our annual financial statements.

          Preneed cemetery merchandise and services trust funds and escrow accounts. As discussed above, effective fiscal year 2001, we implemented SAB 101 and changed our method of accounting for earnings realized by preneed cemetery merchandise and services trust funds and escrow accounts. We now defer all earnings from these funds until the underlying merchandise or service is delivered. We generally do not withdraw cash (principal and earnings) from these trust funds and escrow accounts until the merchandise or service is delivered. Principal and realized earnings in these funds and escrow accounts are reflected as prearranged receivables (asset) on our balance sheet. The full contract amount and realized earnings in these funds and escrow accounts are reflected as prearranged deferred revenue (liability) on our balance sheet. Unrealized gains and losses are not reflected on our balance sheet or income statement, but are included in the footnotes to our annual financial statements.

          Perpetual care trust funds. We recognize the earnings on our perpetual care trust funds as they are realized in the trust. This accounting method was not affected by our implementation of SAB 101. We generally withdraw the earnings on a monthly basis to offset the cost of maintaining our cemeteries. Principal and earnings in these funds are not reflected on our balance sheet, because the principal must remain in the trust in perpetuity.

     Comparative Actual and Pro Forma Results of Operations for Fiscal Year 2000. The following table presents our results of operations for fiscal year 2000 as reported, in comparison to the pro forma results assuming implementation of SAB 101:

                                                              YEAR ENDED
                                                           OCTOBER 31, 2000
                                                      ---------------------------   EFFECT OF
                                                      AS REPORTED     PRO FORMA      SAB 101
                                                      -----------   -------------   ---------
                                                                    (IN MILLIONS)
Revenues:
  Funeral...........................................    $451.9         $425.5        $(26.4)
  Cemetery..........................................     282.9          287.9           5.0
                                                        ------         ------        ------
                                                         734.8          713.4         (21.4)
                                                        ------         ------        ------
Costs and expenses:
  Funeral...........................................     335.2          323.1         (12.1)
  Cemetery..........................................     220.6          226.0           5.4
                                                        ------         ------        ------
                                                         555.8          549.1          (6.7)
                                                        ------         ------        ------
  Gross profit......................................     179.0          164.3         (14.7)
Corporate general and administrative expenses.......      19.7           19.7            --
                                                        ------         ------        ------
  Operating earnings................................     159.3          144.6         (14.7)
Interest expense, net...............................     (56.3)         (56.3)           --
Other income, net...................................       2.2            2.2            --
                                                        ------         ------        ------
  Earnings before income taxes and cumulative effect
     of change in accounting principles.............     105.2           90.5         (14.7)
Income taxes........................................      38.4           33.0          (5.4)
                                                        ------         ------        ------
  Earnings before cumulative effect of change in
     accounting principles..........................    $ 66.8         $ 57.5        $ (9.3)
                                                        ======         ======        ======

     Funeral revenue decreased $26.4 million, or 6 percent, due to the pro forma effect of implementing SAB 101. On a pro forma basis, we experienced a decrease of $44.0 million in funeral revenue due to the deferral of preneed funeral merchandise sales, primarily caskets, occurring in fiscal year 2000. This was partially offset by the recognition of $17.6 million of funeral revenue representing preneed funeral merchandise sales, primarily caskets, that were made in prior years but delivered in fiscal year 2000. The decrease in funeral revenue resulting from SAB 101 reflects the fact that we sold more preneed funeral merchandise in fiscal year 2000 than we delivered.

     The decrease in funeral costs of $12.1 million, or 4 percent, was due to the deferral of $20.2 million of costs associated with preneed funeral merchandise sales, primarily caskets, entered into in fiscal year 2000. This was partially offset by the recognition of $8.1 million in costs relating to these types of contracts that were entered into in prior years but delivered in fiscal year 2000.

     Cemetery revenue increased $5.0 million, or 2 percent, due to the pro forma effects of implementing SAB 101. On a pro forma basis, we experienced an increase of $99.7 million in cemetery revenue due to the delivery in fiscal year 2000 of cemetery merchandise and services (openings and closings) relating to contracts entered into prior to fiscal year 2000. This was partially offset by the deferral of $88.8 million of cemetery revenue relating to preneed sales of cemetery merchandise and services (openings and closings) entered into in fiscal year 2000. The increase in cemetery revenue resulting from SAB 101 reflects the fact that we delivered more preneed cemetery merchandise and services in fiscal year 2000 than we sold. In addition, on a pro forma basis we deferred $21.0 million of preneed cemetery merchandise and services trust earnings realized in the trust during fiscal year 2000. We recognized $5.6 million of preneed cemetery merchandise and services trust earnings realized in the trusts prior to fiscal year 2000, because the associated merchandise and services were delivered in fiscal year 2000. We also experienced an increase due to an adjustment related to SFAS 66 for $9.5 million.

     The increase in cemetery costs of $5.4 million, or 2 percent, was due to the recognition of $35.3 million in costs relating to preneed cemetery merchandise and services (openings and closings) contracts entered into in prior fiscal years but delivered in fiscal year 2000. This was partially offset by the deferral of $34.1 million of costs related to the same type of contracts entered into in fiscal year 2000. We also experienced an increase due to an adjustment related to SFAS 66 for $4.2 million.

     Comparative Actual and Pro Forma Results of Operations for Fiscal Year 1999. The following table presents our results of operations for fiscal year 1999 as reported, in comparison to the pro forma results assuming implementation of SAB 101:

                                                              YEAR ENDED
                                                           OCTOBER 31, 1999
                                                      ---------------------------   EFFECT OF
                                                      AS REPORTED     PRO FORMA      SAB 101
                                                      -----------   -------------   ---------
                                                                    (IN MILLIONS)
Revenues:
  Funeral...........................................    $445.9         $405.4        $(40.5)
  Cemetery..........................................     310.2          289.6         (20.6)
                                                        ------         ------        ------
                                                         756.1          695.0         (61.1)
                                                        ------         ------        ------
Costs and expenses:
  Funeral...........................................     319.0          299.2         (19.8)
  Cemetery..........................................     226.7          225.1          (1.6)
                                                        ------         ------        ------
                                                         545.7          524.3         (21.4)
                                                        ------         ------        ------
  Gross profit......................................     210.4          170.7         (39.7)
Corporate general and administrative expenses.......      19.2           19.2            --
                                                        ------         ------        ------
  Operating earnings................................     191.2          151.5         (39.7)
Interest expense, net...............................     (52.2)         (52.2)           --
Other income, net...................................       3.5            3.5            --
                                                        ------         ------        ------
  Earnings before income taxes and cumulative effect
     of change in accounting principles.............     142.5          102.8         (39.7)
Income taxes........................................      52.0           37.6         (14.4)
                                                        ------         ------        ------
  Earnings before cumulative effect of change in
     accounting principles..........................    $ 90.5         $ 65.2        $(25.3)
                                                        ======         ======        ======

     Funeral revenue decreased $40.5 million, or 9 percent, due to the pro forma effect of implementing SAB 101. On a pro forma basis, we experienced a decrease of $58.4 million in funeral revenue due to the deferral of preneed funeral merchandise sales, primarily caskets, occurring in fiscal year 1999. This was partially offset by the recognition of $17.9 million of funeral revenue representing preneed funeral merchandise sales, primarily caskets, that were made in prior years but delivered in fiscal year 1999. The decrease in funeral revenue resulting from SAB 101 reflects the fact that we sold more preneed funeral merchandise in fiscal year 1999 than we delivered.

     The decrease in funeral costs of $19.8 million, or 6 percent, was due to the deferral of $29.8 million of costs associated with preneed funeral merchandise sales, primarily caskets, entered into in fiscal year 1999. This was partially offset by the recognition of $10.0 million in costs relating to these types of contracts that were entered into in prior years but delivered in fiscal year 1999.

     Cemetery revenue decreased $20.6 million, or 7 percent, due to the pro forma effects of implementing SAB 101. On a pro forma basis, we experienced an increase of $89.8 million in cemetery revenue due to the delivery in fiscal year 1999 of cemetery merchandise and services (openings and closings) relating to contracts entered into prior to fiscal year 1999. This was offset by the deferral of $97.4 million of cemetery revenue relating to preneed sales of cemetery merchandise and services (openings and closings) entered into in fiscal year 1999. The decrease in cemetery revenue resulting from SAB 101 reflects the fact that we sold more preneed cemetery merchandise and services in fiscal year 1999 than we delivered. In addition, on a pro forma basis we deferred $17.3 million of preneed cemetery merchandise and services trust earnings realized in the trust during fiscal year 1999. We recognized $4.3 million of preneed cemetery merchandise and services trust earnings realized in the trusts prior to fiscal year 1999 because the associated merchandise and services were delivered in fiscal year 1999.

     The decrease in cemetery costs of $1.6 million, or 1 percent, was due to the recognition of $35.9 million in costs relating to preneed cemetery merchandise and services (openings and closings) contracts entered into in prior fiscal years but delivered in fiscal year 1999. This was offset by the deferral of $37.5 million of costs related to the same type of contracts entered into in fiscal year 1999.

THREE MONTHS ENDED APRIL 30, 2001 COMPARED TO PRO FORMA THREE MONTHS ENDED APRIL 30, 2000

     Information for the three months ended April 30, 2001 is presented as reported, which reflects the implementation of SAB 101. Information for the three months ended April 30, 2000 is presented as if the change in accounting principles due to the implementation of SAB 101 had occurred November 1, 1999.

Funeral Segment

                                                         THREE MONTHS ENDED
                                                              APRIL 30,
                                                    -----------------------------    INCREASE
                                                        2001            2000        (DECREASE)
                                                    -------------   -------------   ----------
                                                                    (PRO FORMA)
                                                    (AS REPORTED)   (IN MILLIONS)
FUNERAL REVENUE
Existing Operations...............................     $105.8           $108.5        $(2.7)
Opened Operations.................................        2.2              0.5          1.7
                                                       ------           ------        -----
                                                       $108.0           $109.0        $(1.0)
                                                       ======           ======        =====
FUNERAL COSTS
Existing Operations...............................     $ 80.1           $ 81.2        $(1.1)
Opened Operations.................................        2.3              0.5          1.8
                                                       ------           ------        -----
                                                       $ 82.4           $ 81.7        $ 0.7
                                                       ======           ======        =====
Funeral Segment Profit............................     $ 25.6           $ 27.3        $(1.7)
                                                       ======           ======        =====

     Funeral revenue decreased $1.0 million, or 1 percent, for the three months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a $2.7 million, or 2 percent, decrease in funeral revenue from Existing Operations as a result of several factors. We experienced a 2.9 percent decrease (995 events) in the number of funeral services performed by Existing Operations worldwide (the number of domestic funeral services performed remained flat) and a $1.8 million reduction in revenue from changes in foreign currency exchange rates, a portion of which was due to the Euro.

     Offsetting this decrease was an increase in the average revenue per funeral service performed by Existing Operations of 2.2 percent worldwide, excluding the effect of foreign currency translation. The average revenue per domestic funeral service performed by Existing Operations increased 0.6 percent. The increase in average revenue per funeral service was due in part to improved merchandising, personalization of services and product offerings and enhanced funeral arranger training implemented in response to the findings of our extensive consumer market study.

     Funeral profit margin from Existing Operations decreased from 25.2 percent in 2000 to 24.3 percent in 2001 primarily due to the decline in the number of funeral services performed by Existing Operations mentioned above, coupled with the high fixed-cost nature of the funeral business.

     The increase in revenue from Opened Operations resulted primarily from our construction or opening of funeral homes from May 2000 through April 2001, which were not open for the entirety of both periods presented. There were no acquisitions during the periods presented.

Cemetery Segment

                                                          THREE MONTHS ENDED
                                                               APRIL 30,
                                                     -----------------------------
                                                         2001            2000        DECREASE
                                                     -------------   -------------   --------
                                                                     (PRO FORMA)
                                                     (AS REPORTED)   (IN MILLIONS)
CEMETERY REVENUE
Existing Operations................................      $61.4           $72.2        $(10.8)
Acquired/Opened Operations.........................        1.6             1.7          (0.1)
                                                         -----           -----        ------
                                                         $63.0           $73.9        $(10.9)
                                                         =====           =====        ======
CEMETERY COSTS
Existing Operations................................      $46.2           $54.1        $ (7.9)
Acquired/Opened Operations.........................        1.2             1.8          (0.6)
                                                         -----           -----        ------
                                                         $47.4           $55.9        $ (8.5)
                                                         =====           =====        ======
Cemetery Segment Profit............................      $15.6           $18.0        $ (2.4)
                                                         =====           =====        ======

     Cemetery revenue decreased $10.9 million, or 15 percent, for the three months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a $10.8 million, or 15 percent, decrease in revenue from Existing Operations, resulting primarily from a decrease in cemetery merchandise deliveries during the quarter and reduced preneed cemetery property sales. The reduction in preneed sales is due to the changes made to our preneed sales program in fiscal year 2000.

     Cemetery profit margin from Existing Operations decreased from 25.1 percent in 2000 to 24.8 percent in 2001. The decline was principally due to the reduced cemetery merchandise deliveries and reduced preneed property sales mentioned above, coupled with the high fixed-cost nature of the cemetery business.

SIX MONTHS ENDED APRIL 30, 2001 COMPARED TO PRO FORMA SIX MONTHS ENDED APRIL 30, 2000

     Information for the six months ended April 30, 2001 is presented as reported, which reflects the implementation of SAB 101. Information for the six months ended April 30, 2000 is presented as if the change in accounting principles due to the implementation of SAB 101 had occurred November 1, 1999.

Funeral Segment

                                                          SIX MONTHS ENDED
                                                              APRIL 30,
                                                    -----------------------------    INCREASE
                                                        2001            2000        (DECREASE)
                                                    -------------   -------------   ----------
                                                                    (PRO FORMA)
                                                    (AS REPORTED)   (IN MILLIONS)
FUNERAL REVENUE
Existing Operations...............................     $211.3           $223.1        $(11.8)
Opened Operations.................................        4.0              0.6           3.4
                                                       ------           ------        ------
                                                       $215.3           $223.7        $ (8.4)
                                                       ======           ======        ======
FUNERAL COSTS
Existing Operations...............................     $160.7           $165.3        $ (4.6)
Opened Operations.................................        4.3              0.7           3.6
                                                       ------           ------        ------
                                                       $165.0           $166.0        $ (1.0)
                                                       ======           ======        ======
Funeral Segment Profit............................     $ 50.3           $ 57.7        $ (7.4)
                                                       ======           ======        ======

     Funeral revenue decreased $8.4 million, or 4 percent, for the six months ended April 30, 2001, compared to the corresponding period in 2000. We experienced an $11.8 million, or 5 percent, decrease in revenue from Existing Operations as a result of several factors. We experienced a $4.4 million reduction in revenue from changes in foreign currency exchange rates (about half of which is due to the Euro) and a 6.1 percent decrease (4,339 events) in the number of funeral services performed by Existing Operations worldwide (2.9 percent decrease (1,132 events) domestically). We believe that the decline in funeral services performed by Existing Operations was the result of a decrease in the number of deaths during the period. The timing of deaths does not occur evenly throughout the year, and there can be significant variances from month to month.

     Partially offsetting this decrease was a 3.0 percent increase in the average revenue per funeral service performed by Existing Operations worldwide, excluding the effect of foreign currency translation. The average revenue per domestic funeral service performed by Existing Operations increased 0.9 percent. The increase in average revenue per funeral service was due in part to improved merchandising, personalization of services and product offerings and enhanced funeral arranger training implemented in response to the findings of our extensive consumer market study.

     Funeral profit margin from Existing Operations decreased from 25.9 percent in 2000 to 23.9 percent in 2001 due to the decline in the number of funeral services performed by Existing Operations mentioned above, coupled with the high fixed-cost nature of the funeral business.

     The increase in revenue and costs from Opened Operations resulted primarily from the construction or opening of funeral homes from May 2000 through April 2001, which were not open for the entirety of both periods presented. There were no acquisitions during the periods presented.

Cemetery Segment

                                                                  SIX MONTHS ENDED
                                                                      APRIL 30,
                                                            -----------------------------    INCREASE
                                                                2001            2000        (DECREASE)
                                                            -------------   -------------   ----------
                                                                             (PRO FORMA)
                                                            (AS REPORTED)   (IN MILLIONS)
CEMETERY REVENUE
Existing Operations.......................................     $129.2           $144.2        $(15.0)
Acquired/Opened Operations................................        3.1              2.8           0.3
                                                               ------           ------        ------
                                                               $132.3           $147.0        $(14.7)
                                                               ======           ======        ======
CEMETERY COSTS
Existing Operations.......................................     $ 95.8           $111.0        $(15.2)
Acquired/Opened Operations................................        2.6              3.1          (0.5)
                                                               ------           ------        ------
                                                               $ 98.4           $114.1        $(15.7)
                                                               ======           ======        ======
Cemetery Segment Profit...................................     $ 33.9           $ 32.9        $  1.0
                                                               ======           ======        ======

     Cemetery revenue decreased $14.7 million, or 10 percent, for the six months ended April 30, 2001, compared to the corresponding period in 2000. We experienced a $15.0 million, or 10 percent, decrease in revenue from Existing Operations resulting primarily from reduced cemetery merchandise deliveries as a result of a decrease in the number of deaths during the period and reduced preneed property sales. Reduced preneed property sales resulted from the changes made to our preneed sales program in fiscal year 2000. Slightly offsetting this decrease was a $3.2 million increase in revenue from perpetual care trust funds and escrow accounts to $8.9 million. This increase was due to an increase in the average yield on the funds coupled with an increase in the average balance. The yield was in line with our goal of 8.5 to 9.0 percent.

     Cemetery profit margin from Existing Operations increased from 23.0 percent in 2000 to 25.9 percent in 2001. The increase was attributable principally to cost savings achieved in the first quarter of 2001 resulting from the changes we made in our preneed sales organization in fiscal year 2000 and additional cost savings at our cemeteries arising from increased scrutiny of expenses primarily by local managers. We have provided incentives to local managers to decrease costs by tying their compensation more closely to the profitability of the locations they manage.

     The increase in revenue from Acquired/Opened Operations resulted primarily from our acquisition and construction of cemeteries from May 2000 through April 2001, which were not open for the entirety of both periods presented.

LIQUIDITY AND CAPITAL RESOURCES

     Early in fiscal year 2000, we resolved to improve cash flow and build cash reserves in order to deleverage our balance sheet. We had accumulated $106.8 million in cash and marketable securities as of April 30, 2001 after reducing debt by approximately $84 million during the first six months of fiscal 2001. Our operations provided cash of $57.3 million for the six months ended April 30, 2001, compared to $38.4 million for the corresponding period in 2000, due principally to a smaller increase in other receivables coupled with other working capital changes. Our operations provided cash of $69.6 million for fiscal year 2000, compared to $5.6 million for fiscal year 1999, due principally to a smaller increase in receivables coupled with other working capital changes. The smaller increase in receivables resulted from increased cash collections combined with the moderation of our preneed sales activities, both attributable to modifications made to our preneed sales strategies for increased cash retention.

     Our investing activities resulted in a cash outflow of $3.2 million for the six months ended April 30, 2001, compared to a cash inflow of $10.5 million for the comparable period in 2000. The cash inflow from investing activities in the first six months of 2000 was a result of converting some voluntary escrow funds to cash for general operating purposes. Our investing activities resulted in a cash inflow of $15.8 million for fiscal year 2000 compared to an outflow of $197.7 million for fiscal year 1999. The reduction in cash used by investing activities was primarily due to our cessation of acquisition activity in early 2000 and, to a smaller extent, an increase in proceeds from the sale of marketable securities and reductions in capital expenditures.

     Our financing activities resulted in a cash outflow of $42.9 million for the six months ended April 30, 2001, compared to $3.5 million for the comparable period in 2000 due principally to debt repayments during 2001. Partially offsetting this was $40 million we withdrew from our trust funds in Florida during the first quarter of fiscal year 2001. We substituted a bond to guarantee performance under the related preneed contracts and agreed to maintain unused credit facilities in an amount that will equal or exceed the bond amount. We believe that cash flow from operations will be sufficient to cover our estimated cost of providing the related preneed services and products in the future. Our financing activities resulted in a cash outflow of $18.8 million for fiscal year 2000, due principally to debt repayments, compared to a cash inflow of $193.9 million for fiscal year 1999. The level of cash provided by financing activities in 1999 resulted from our common stock offering completed in the second quarter of 1999, which was slightly offset by our repurchase of shares of our common stock in the second half of 1999. In February 1999, we completed the sale of
13.6 million shares of Class A common stock. This resulted in approximately $219.0 million in net proceeds, which were used principally to repay balances outstanding under our revolving credit facility.

     In the fourth quarter of fiscal year 2000, we paid $2.3 million to current and former employees as a result of a self audit of pay procedures we conducted in partnership with the Department of Labor ("DOL"). We have revised our pay procedures and are in compliance with DOL payroll regulations. During fiscal year 2000, we expensed $1.8 million and will expense the remaining $500,000 as preneed funeral services are delivered in future periods.

     In September 2000, we received regulatory approval in Florida and in November 2000, we withdrew approximately $40 million from our funeral trust funds and obtained a bond to guarantee performance under the related contracts in lieu of trusting requirements (the "Florida Bond Obligation"). We agreed to maintain unused credit facilities that will equal or exceed the required bond amount related to these contracts. We believe that cash flow from operations will be sufficient to cover our estimated cost of providing the related preneed services and products in the future.

     We completed the refinancing transactions described in this prospectus in order to address our long-term debt maturities. The new financing replaces (1) our $600.0 million revolving credit facility, which was scheduled to mature on April 30, 2002 and which was a current liability, (2) $99.9 million of our 6.70% Notes which mature in 2003, (3) approximately $100.1 million of our 6.40% ROARS which will mature or be remarketed in 2003 subject to market conditions, and (4) our privately held senior notes, which had varying maturities from fiscal years 2002 through 2007. This constituted all of our long-term debt, except for the approximately $100.0 million in publicly held senior notes that remain outstanding and $25.0 million of debt incurred or assumed in connection with acquisitions.

     The new financing consists of $550.0 million of senior secured credit facilities and $300.0 million of the notes. The senior secured credit facilities consist of (1) a $175.0 million four-year revolving credit facility (on which we drew approximately $50.0 million at the closing of the refinancing transactions), (2) a $75.0 million 18-month asset sale term loan and (3) a $300.0 million five-year term loan B. The remaining 6.70% Notes and the remaining 6.40% ROARS are secured equally and ratably with the new senior secured credit facilities. These refinancing transactions and the terms of the senior secured credit facilities and the notes are described in the sections "Description of Certain Indebtedness and the Tender Offer" and "Description of Notes."

     In addition, upon completion of the refinancing transactions, we had letters of credit outstanding under the revolving credit facility of approximately $6.5 million, which constitute senior debt under the indenture for the notes. Finally, we have agreed to maintain unused availability under the revolving credit facility in an amount that will equal or exceed the Florida
Bond Obligation described above, which as of April 30, 2001 was $41.1 million. This amount would also be considered senior debt if we were to borrow funds under the
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revolving credit facility to extinguish the Florida Bond Obligation by returning to the related trust funds the amounts we previously withdrew that relate to the remaining preneed contracts.

     The new financing has resulted in significantly higher interest costs, and the covenants contained in the new credit agreement are significantly more restrictive than the covenants in our current credit agreements. For a discussion of risks associated with the 18-month asset sale term loan, see the section "Risk Factors."

     We have implemented various initiatives to generate cash and reduce debt. For example, we have suspended our acquisition activity, restructured and moderated our preneed sales activities, limited spending on internal growth initiatives and suspended the payment of quarterly dividends on Class A and Class B common stock. Additionally, we continue to (1) pursue the sale of our foreign operations, (2) control capital expenditures at the corporate level, (3) analyze and re-deploy or sell certain funeral home real estate and excess cemetery property, and (4) utilize third party at-need financing. Our plans to sell our foreign assets and other assets will cause us to record material noncash charges to earnings in the quarter ending July 31, 2001. However, these plans could generate significant cash for debt reduction. See "Summary -- Recent Developments" and "Business -- Operations -- Foreign Operations."

     Long-term debt at April 30, 2001 decreased to $866.4 million compared to $950.5 million at October 31, 2000, as a result of debt repayments of approximately $84 million during the six month period. Long-term debt at October 31, 2000 decreased to $950.5 million compared to $951.4 million at October 31, 1999, as a result of a reduction of debt of $13.3 million in fiscal year 2000, offset by one seller-financed acquisition that closed in the first quarter of fiscal year 2000, although it had been completed in 1999. Subsequent to April 30, 2001, we used $30.0 million of our cash on hand to reduce the balance outstanding on our revolving credit facility to $442.0 million.

     During fiscal year 2000 and the six months ended April 30, 2001, we opened four new funeral homes in an operating partnership with the Los Angeles Archdiocese. A fifth funeral home is currently under construction. The operating partnerships will enable us to build a total of nine funeral homes on cemetery land owned by the Archdiocese. The number of families served by the Archdiocese funeral homes thus far has exceeded our expectations.

     Although we have no material commitments for fiscal year 2001 capital expenditures (other than approximately $7.0 million related to construction of the Archdiocese of Los Angeles funeral homes), we contemplate capital expenditures of approximately $28.0 million for fiscal year 2001, which includes $10.0 million in new growth initiatives (including the construction of the Archdiocese of Los Angeles funeral homes) and approximately $18.0 million for maintenance capital expenditures.

     We believe that cash flow from operations and available cash, together with available borrowings under our new senior secured credit facilities, will be adequate to meet our anticipated future requirements for working capital, budgeted capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes, for the foreseeable future.

INFLATION

     Inflation has not had a significant impact on our operations over the past three years, nor is it expected to have a significant impact in the foreseeable future.

RECENT ACCOUNTING STANDARDS

SFAS 140

     In 2000, the Financial Accounting Standards Board ("FASB" or the "Board") issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125." SFAS 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of SFAS 140 did not have an impact on our results of operations or financial condition for the three and six months ended April 30, 2001.

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SFAS 141 and 142

     On June 29, 2001, the Financial Accounting Standards Board approved its proposed SFAS 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 141 amends APB Opinion No. 16, "Business Combinations," to prohibit use of the pooling-of-interest (pooling) method of accounting for business combinations initiated after the issuance date of the final Statement. SFAS 142 amends APB Opinion No. 17, "Intangible Assets," by stating that goodwill will no longer be amortized, but will be tested for impairment in a manner different from how other assets are tested for impairment. SFAS 142 establishes a new method of testing goodwill for impairment by requiring that goodwill be separately tested for impairment using a fair value approach rather than an undiscounted cash flow approach. Goodwill will be tested for impairment at a level referred to as a reporting unit, generally a level lower than that of the total entity. SFAS 142 requires entities to perform the first goodwill impairment test, by comparing the fair value with the book value of a reporting unit, on all reporting units within six months of adopting the Statement. If the fair value of a reporting unit is less than its book value, an impairment loss will be recognized and treated as a change in accounting principle. That change in accounting principle must be recognized by fiscal year-end. Impairment losses recognized as a result of an impairment test occurring subsequent to the first six months after adoption will be included in operating income. The unamortized balance of any existing negative goodwill will be written off upon adoption of SFAS 142 and treated as a change in accounting principle. Goodwill of a reporting unit must be tested for impairment after the initial adoption of the Statement on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

     The provisions of SFAS 141 and SFAS 142 will be effective for fiscal years beginning after December 15, 2001. However, early adoption of SFAS 142 will be permitted for companies with a fiscal year beginning after March 15, 2001, provided their first quarter financial statements have not been previously issued. In all cases, SFAS 142 must be adopted at the beginning of a fiscal year. Therefore, we can elect to early adopt the provisions of SFAS 142 in the first quarter of fiscal year 2002 or adopt the provisions in the first quarter of fiscal year 2003. We have not completed our review and analysis; however, based upon our initial interpretation of SFAS 142 and if it were effective as of April 30. 2001, our preliminary estimate is that we would incur a pre-tax noncash impairment charge of between $100.0 million and $300.0 million for our domestic operations. Our foreign operations will not be affected as they will have been previously marked to fair value. However, we will no longer be required to amortize goodwill, which amounted to $19.6 million ($14.4 million related to domestic operations) in fiscal year 2000. Changes in the fair value of our relevant businesses could change the above noted estimates materially.

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                                    BUSINESS

GENERAL

     Founded in 1910, we are the third largest provider of funeral and cemetery products and services in the death care industry in the United States. Through our subsidiaries, we provide a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at-need and prior to the time of need. As of April 30, 2001, our domestic operations included 321 funeral homes and 151 cemeteries in 30 states within the United States and in Puerto Rico, and our foreign operations included 291 funeral homes and 10 cemeteries in 10 foreign countries. For the twelve months ended April 30, 2001 (pro forma for SAB 101), we had revenues of $690.3 million and EBITDA of $219.6 million. We are currently pursuing the sale of our foreign operations, which for fiscal year 2000 (pro forma for SAB 101) contributed approximately $139.8 million, or 20 percent, of total revenues and approximately $36.4 million, or 16 percent, of total EBITDA.

     For fiscal year 2000 (pro forma for SAB 101), funeral operations accounted for approximately 60 percent of our total revenues and cemetery operations accounted for the remaining 40 percent. Our funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. Our cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.

     We believe that we operate one or more of the premier death care facilities in each of our principal markets. Our funeral homes and cemeteries in the United States are located primarily in the Southern, Western, Mid-Atlantic, and Mid-Western states, generally in large metropolitan areas such as Miami, Orlando, Tampa and St. Petersburg, Florida; Dallas, Fort Worth and Houston, Texas; Los Angeles, San Diego and San Francisco, California; New Orleans, Louisiana; Baltimore, Maryland and the District of Columbia. According to the United States Bureau of the Census, many of these areas have a large population over age 65, which represents a principal target market for our preneed sales program as well as at-need sales. We believe that we are an industry leader in marketing preneed cemetery property and preneed funeral and cemetery merchandise and services, and we consider preneed sales to be an integral part of our long-term business strategy.

     Cemetery operations account for a significantly larger percentage of our total revenues than those of our three largest competitors. We emphasize cemetery operations because we believe cemeteries provide the best foundation for securing long-term market share in our industry. The sale of cemetery property to a family creates a relationship that builds heritage over time, as family members are buried in the plot or mausoleum and as other family members purchase additional cemetery property in order to be buried in the same cemetery. Our relationships with our cemetery property customers allow us to more easily offer related products and services, such as cemetery merchandise or a funeral service at one of our funeral homes located on the cemetery grounds or nearby.

     We have been focused on creating combination operations by building new funeral homes on existing cemetery property and operating the facilities together. Combination operations help to increase market share by allowing us to offer families the convenience of complete funeral home and cemetery planning and services from a single location at a competitive price at the time of need or on a preneed basis. Approximately 47 percent of our cemeteries have a funeral home onsite that we operate in conjunction with the cemetery. In addition to our combination operations, another approximately 39 percent of our cemeteries are located within the same market as, and operated in conjunction with, one of our funeral homes. We frequently organize our operating units in "clusters," which are integrated groups of funeral homes and cemeteries that allow us to cost-effectively pool assets, personnel and services and to generate higher margins.

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THE DEATH CARE INDUSTRY

     Highly fragmented industry. Death care businesses in the United States have traditionally been relatively small, family-owned enterprises that have passed through successive generations within the family. The last decade witnessed a trend of family-owned firms consolidating with larger organizations such as ours. However, this trend slowed in 1999, and the industry continues to be characterized by a large number of locally-owned, independent operations. More than 85 percent of the approximately 22,000 funeral homes and 10,500 cemeteries in the United States are independently owned.

     Continuing need for products and services; increasing number of deaths. There is an inevitable need for the products and services our industry offers. In addition, the number of deaths in the United States is expected to increase at a steady, moderate pace. According to the United States Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1 percent per year, from 2.4 million in 2000 to 2.6 million in 2010. Furthermore, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase by approximately 2 percent per year, from 76.1 million in 2000 to 97.1 million in 2010. We believe the aging of the population is particularly important because it expands our target market for preneed sales, as older persons, especially those over 50, are most likely to make preneed funeral and cemetery arrangements.

     Importance of tradition; barriers to entry. We believe it is difficult for new competitors to enter existing markets successfully by opening new cemeteries and funeral homes. Entry into the cemetery market can be difficult due to several factors. Families tend to return to the same cemetery for generations to bury their family members, making it difficult for new cemeteries to attract families. Additionally, mature markets, including many of the metropolitan areas where our cemeteries are located, are often already served by an adequate number of cemeteries, and land for new cemetery development is scarce. Regulatory complexities and zoning restrictions also make entry into the cemetery market difficult. Finally, development of a new cemetery requires a significant capital investment that usually takes several years to produce a return. Entry into the funeral home market can be difficult for many of the same reasons. Families tend to choose a funeral home because it previously served their family, and because of the funeral home's reputation, which must be developed over time, although they are often willing to move from a stand-alone funeral home to a newer one developed on the grounds of their preferred cemetery.

     Growing demand for cremation. Consumer preferences in our industry tend to change slowly. One significant trend in the United States is an increase in the preference for cremation. Industry research indicates that the percentage of cremations has steadily increased and that cremation will represent approximately 36 percent of the United States market by the year 2010, compared to 25 percent in 1999. Although the percentage represented by cremations is expected to grow, we believe this growth will come primarily from the expected growth in the number of deaths over time, and that the number of traditional funerals performed each year should remain relatively constant. Because cremations have typically included few, if any, additional products or services for the family beyond the cremation itself, the trend towards cremation has been a concern to traditional funeral home and cemetery operators. However, industry research has shown that the consumer chooses cremation frequently for reasons other than cost, and we believe this increasing consumer interest in cremation will provide us an opportunity to better serve families by offering an array of additional products and services.

COMPETITIVE STRENGTHS

     Leading market positions. We are the third largest provider of funeral and cemetery products and services in the United States and have been in business for more than 90 years. In addition, we believe that we operate one or more of the premier death care facilities in each of our principal markets, which are primarily in larger metropolitan areas in the Southern, Western, Mid-Atlantic and Mid-Western states. In our view, a "premier" facility is one that is among the most highly regarded facilities in its market area in terms of a variety of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and/or potential for development or expansion. For example, while

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funeral homes and cemeteries in the United States perform an average of approximately 100 funerals and 165 burials per year, ours perform an average of approximately 250 funerals and 375 burials per year. In addition, more than 40 percent of our domestic properties are located in California, Florida and Texas, which are three of the four states with the highest population over age 65, an age group that represents a large portion of our target market.

     Strong cemetery operations. Our cemetery operations account for approximately 40 percent of our total revenues, which is a significantly larger percentage than any of our three largest competitors. We believe this is a competitive advantage because families generally return to the same cemetery for generations to bury their family members. Cemetery property often becomes an important part of a family's heritage, and family members who move away will often return to their home cemetery to be buried. We build on our relationships with our cemetery customers by offering additional cemetery property to related family members and by offering related products and services such as cemetery merchandise or a funeral service at one of our funeral homes located on the cemetery grounds or nearby. Approximately 42 percent of our total cemetery acreage is available for future development.

     Emphasis on combination operations. Approximately 47 percent of our cemeteries have a funeral home onsite that is operated in conjunction with the cemetery, which we refer to as a combination operation. This is a significantly higher percentage of combination operations than any of our three largest competitors. We believe combination operations are a competitive advantage because they offer families the convenience of complete death care services at a single location. Our experience demonstrates that a family planning a burial in our cemetery often views our onsite funeral home as a more desirable location for a funeral service than an unaffiliated offsite funeral home. Thus, the funeral home's call volume benefits from the heritage of the cemetery, and, over time, the cemetery's activity increases as well. In addition, combination operations enhance our purchasing power, enable us to employ more sophisticated management systems and allow us to share facilities, equipment, personnel and a preneed sales force, resulting in lower average operating costs and expanded marketing and sales opportunities. As a result, our combination operations usually generate higher operating margins for us compared to our stand-alone funeral homes and cemeteries. In addition to our combination operations, approximately 39 percent of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our funeral homes.

     Expertise in preneed sales; strong backlog. We believe that we are distinguished from our competitors by our strong emphasis on, and more than 60-year history of experience with, preneed sales. Preneed plans enable families to specify in advance and prepay for cemetery property and funeral and cemetery services and products. We market these properties, services and products domestically through our full-time staff of approximately 1,200 sales counselors. Our expertise in preneed sales has historically developed out of, and now complements, our strong cemetery operations. This is because cemetery property, such as a burial plot, is usually the first purchase a family will make when considering preneed arrangements. We build on our relationships with our preneed cemetery property customers by offering them additional preneed products and services such as cemetery merchandise or funeral services. Our focus on preneed cemetery property sales is also important because these sales generate current revenues and higher current cash flow than other types of preneed sales. We estimate that as of April 30, 2001, the future value of our preneed backlog (including earnings on funds held in trust and build-up in the face value of third-party insurance contracts, in each case at assumed rates) represented approximately $2.5 billion of revenue to be recognized in the future as these prepaid products and services are delivered.

     Experienced management. We have an experienced management team, many of whom owned and operated their own funeral homes and cemeteries and joined our company when we acquired their businesses. Our 11 top executives have an average of 29 years of experience in the death care industry and have been with our company for an average of 16 years.

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BUSINESS STRATEGY

     Our business strategy is to improve and expand our operations internally and to strengthen our financial performance by improving cash flow and profitability and deleveraging our balance sheet. Key elements of our business strategy are as follows:

     Maintain backlog through preneed marketing. We consider maintaining our backlog through preneed marketing to be an integral part of our long-term business strategy. Our primary objective is to moderate preneed sales levels to balance our cash investment while maintaining a sustainable and predictable level of growth in our backlog. The aging of the population represents a significant opportunity for us to expand our customer base through preneed marketing, as older customers, especially those over 50 years old, are most likely to make these purchases.

     Develop additional combination operations. We create combination operations by (1) building funeral homes on cemetery properties that we own, and
(2) entering into operating partnerships with third parties in which we construct, own and operate a funeral home and/or mausoleum on the grounds of a cemetery owned by the third party. Partnerships allow us to enjoy the benefits of operating a funeral home in a combination operation, without the capital investment of purchasing the cemetery. Our partner benefits from being better able to compete with other cemeteries or combination operations in its market, increase cemetery revenues, and provide a better service to its parishioners or other constituencies. In 1997, we entered into an operating partnership with the Archdiocese of Los Angeles to construct and operate funeral homes at the site of nine cemeteries owned and operated by the Archdiocese. Four of these funeral homes have been completed, and the fifth is under construction. Over the last 50 years, through our mausoleum construction business, we have developed relationships with the Catholic Church in approximately 70 dioceses in 39 states. We plan to pursue more of these partnerships with the Catholic Church, other faith-based organizations and non-profit entities.

     Increase enhanced cremation products and services. The cremation rate in the United States has been increasing and by the year 2010 cremations are expected to represent 36 percent of the United States burial market, according to industry estimates. We have been addressing this trend by providing enhanced cremation products and services at all of our funeral homes. An enhanced cremation may include a memorial service, an urn and a niche in a mausoleum or columbarium in which to place the remains. We are also responding to the growing preference for cremations with our alternative service firm strategy. We currently operate 25 alternative service locations, which primarily offer value-priced cremation services and are located principally in California and Nevada, states with among the highest cremation rates in the United States. Although these locations do not offer the lowest-cost basic cremations in their markets, the costs to the family for death care arrangements at these locations are typically less than at a traditional funeral home. These locations are generally leased, have lower overhead than traditional funeral homes and generate higher operating margins than traditional funeral homes, although the average revenue per service is lower. Additionally, we have found that families value personalized services and products such as a personalized memorial service designed to reflect the special interests or hobbies of the consumer. We are training our funeral arrangers to offer and arrange these new personalized options.

     Reduce debt through asset sales. As of April 30, 2001, we operated a total of 291 funeral homes and 10 cemeteries in Argentina, Australia, Belgium, Canada, France, Mexico, the Netherlands, New Zealand, Portugal and Spain. In order to reduce debt and focus on core domestic operations, we are currently pursuing the sale of our foreign operations. We have engaged an investment banking firm to assist in evaluating and executing these sales. For fiscal year 2000 (pro forma for SAB 101), our revenues from foreign operations were $139.8 million, or 20 percent of our total revenues, and our EBITDA from foreign operations was $36.4 million, or 16 percent of our total EBITDA. If consummated, these sales will enable us to reduce debt significantly. Additionally, we are evaluating opportunities to rezone and sell excess cemetery property and certain other assets. See "Recent Developments."

     Focus on improving cash flow. We plan to continue to improve our cash flow through a number of revenue enhancements and cost controls, and continued moderation in our preneed sales activities. In fiscal year 2000, we restructured our preneed sales program to focus on increasing cash flow. For example, we
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increased finance charges, required larger down payments and shortened installment payment terms, and we decreased the overall level of preneed sales activities. We are also increasing cash flow and reducing our credit risk by encouraging families purchasing at-need merchandise and services to pay at the time of delivery or to use a third-party financing program we developed. In the past, we typically financed credit sales internally on a short-term basis. We also plan to continue our suspension of acquisition activity and of our dividend, and to limit capital expenditures. We plan to continue to seek to reduce our costs by, among other things, obtaining volume discounts from suppliers, leveraging our operating costs through clustering and combination operations, and identifying facilities with overlapping market share and consolidating them as appropriate. As part of these efforts, we are incentivizing local managers to decrease costs by tying their compensation more closely to the profitability of the locations they manage. This strategy contributed to our increased cemetery margins for the first six months of fiscal year 2001.

OPERATIONS

     General. We believe that we operate one or more of the premier death care facilities in each of our principal markets. In our view, a "premier" facility is one that is among the most highly regarded facilities in its market area in terms of a variety of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and/or potential for development or expansion.

     We operate most of our funeral homes and cemeteries in "clusters." Clusters are groups of funeral homes and cemeteries located close enough to one another that their operations can be integrated to achieve economies of scale. For example, clustered facilities can share vehicles, embalming services, inventories of caskets and other merchandise and, most significantly, personnel, including our prearrangement sales force; thus, we are able to decrease our costs and expand our marketing and sales efforts at each location. By virtue of their proximity to one another, clustered facilities also create opportunities for more integrated and sophisticated management of their operations.

     Funeral Operations. Funeral operations accounted for approximately 60 percent of our revenues for fiscal year 2000 (pro forma for SAB 101). Our funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. Our services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of our funeral homes offer cremation products and services. Most of our funeral homes have a non-denominational chapel on the premises, which allows family visitation and religious services to take place at the same location. As of April 30, 2001, we operated 612 funeral homes.

     Cemetery Operations. Cemetery operations accounted for approximately 40 percent of our revenues for fiscal year 2000 (pro forma for SAB 101). Our cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, markers and burial vaults, along with the sale of burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis. We also maintain cemetery grounds under perpetual care contracts and local laws. As of April 30, 2001, we owned and operated 161 cemeteries.

     Combination Funeral Home and Cemetery Operations. Approximately 47 percent of our cemeteries have a funeral home onsite that is operated in conjunction with the cemetery, which is a higher percentage of combination operations than any of our three largest competitors. Many of these facilities are in our key markets, including New Orleans, Louisiana; Dallas, Fort Worth and Houston, Texas; Miami, Orlando, Tampa and St. Petersburg, Florida; and Los Angeles and San Diego, California.

     Combination operations help to increase market share by allowing us to offer families the convenience of complete funeral home and cemetery planning and services from a single location at a competitive price at the time of need or on a preneed basis. Our experience demonstrates that a family planning a burial in our cemetery often views our associated funeral home as a more desirable location for a funeral service than an unaffiliated offsite funeral home. Thus the funeral home's sales benefit from the heritage of the cemetery, and, over time, the cemetery's activity increases as well. In addition, combination operations enhance our
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purchasing power, enable us to employ more sophisticated management systems and allow us to share facilities, equipment, personnel and a preneed sales force, resulting in lower average operating costs and expanded marketing and sales opportunities. Although it generally takes several years before a newly constructed funeral home becomes profitable, our experience with combination operations has demonstrated that the combination of a funeral home with a cemetery can significantly increase the market share and profitability of both.

     We have developed two primary internal growth strategies that employ the use of combination operations. One strategy is to create combination operations by constructing funeral homes on the grounds of our cemeteries. Another strategy is to enter into operating partnerships in which we construct funeral homes on the grounds of unaffiliated cemeteries, which allows us to enjoy many of the benefits of a combination operation without the capital investment of purchasing the cemetery. Our partner benefits by being better able to compete with other cemeteries or combination operations in its market, by increased cemetery revenues, and by providing a better service to its parishioners or other constituencies.

     Through an operating partnership with the Catholic Archdiocese of New Orleans, we constructed a mausoleum for the Catholic Church on the grounds of our combination operation in New Orleans in fiscal year 1987. We own the mausoleum and manage the sales relating to the mausoleum for the Church. Additionally, through an operating partnership with the Firemen's Charitable and Benevolent Association, a non-profit organization, in fiscal year 1994 we constructed a funeral home and mausoleum on the grounds of a cemetery owned by a third party in New Orleans. We own and operate the funeral home in combination with the cemetery and manage sales for the mausoleum. In 1997, we entered into an agreement with the Archdiocese of Los Angeles to construct and operate funeral homes on land we lease from the Archdiocese at the site of nine cemeteries owned and operated by the Archdiocese. Four of these funeral homes have been completed, and the fifth is under construction.

     Over the last 50 years, through our mausoleum construction business, we have developed relationships with the Catholic Church in approximately 70 dioceses in 39 states. We plan to pursue more of these partnerships with the Catholic Church, other faith-based organizations and non-profit entities. We also plan to develop additional combination operations on our own cemetery properties.

     Cremation. In fiscal year 2000, 36 percent of the funeral services we performed in the United States and Puerto Rico were cremations. Cremation rates at our foreign funeral homes are higher on average than those at our domestic funeral homes, although they vary substantially from country to country. For fiscal year 2000, the cremation rates at our foreign funeral homes varied from 7 percent in Spain to 65 percent in New Zealand.

     The cremation rate in the United States has been increasing, and by the year 2010 cremations are expected to represent 36 percent of the United States burial market, according to industry estimates. We have been addressing this trend by providing enhanced cremation products and services at all of our funeral homes, including funeral services and memorialization for families choosing cremation. An enhanced cremation may include a memorial service, an urn and a niche in a mausoleum or columbarium in which to place the remains.

     We are also addressing this trend through our alternative services firm strategy. Our alternative services locations offer an alternative to customers who are not interested in making arrangements at a traditional funeral home. These locations primarily offer value-priced cremation services and are located principally in California and Nevada, states with among the highest cremation rates in the United States. Although these locations do not offer the lowest-cost basic cremations in their markets, the costs to the family for death care arrangements at these locations are typically less than at a traditional funeral home. These locations are generally leased, have lower overhead than traditional funeral homes and generate higher operating margins than traditional funeral homes, although the average revenue per service is lower.

     During fiscal year 1997, we acquired Sentinel Cremation Societies, Inc. of California ("Sentinel") which operated thirteen service centers offering cremations and related products and services. Members in the cremation society pay a small membership fee and indicate their wish to be cremated. During fiscal year

1998, we acquired Desert Memorial Cremation and Burial Society in Las Vegas, Nevada. During fiscal year 2000, we opened two additional alternative service firms in the western United States. We currently operate 25 alternative service locations.

     Preneed arrangements. We market death care products and services domestically on a preneed basis through a full-time staff of approximately 1,200 commissioned sales counselors. Preneed plans enable families to specify in advance and prepay for funeral and cemetery arrangements. The cost of products and services is set at prices prevailing at the time the agreement is signed, rather than when the products and services are delivered. Preneed plans also spare families the emotional strain of making death care decisions at the time of need.

     We estimate that as of April 30, 2001, the future value of our preneed backlog (including earnings on funds held in trust and build-up in the face value of insurance contracts, in each case at assumed rates) represented approximately $2.5 billion of revenue to be recognized in the future as these prepaid products and services are delivered. In fiscal year 2000, we changed the terms and conditions of our preneed sales contracts and commissions in order to enhance our cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Fiscal Year 2000 Compared to Fiscal Year 2001."

     Trust Funds and Escrow Accounts. We maintain three types of trust funds and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services, and (3) perpetual care. For further discussion of these trust funds and escrow accounts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." As of April 30, 2001, our preneed funeral merchandise and services trust funds and escrow accounts totaled approximately $591.6 million, our preneed cemetery merchandise and services trust funds and escrow accounts totaled approximately $206.4 million, and our perpetual care trust funds totaled approximately $206.6 million.

     We believe that balances in our trust funds and escrow accounts, along with insurance proceeds and installment payments due under contracts, will be sufficient to cover our estimated cost of providing the related preneed services and products in the future.

     Management. We have an experienced management team, many of whom joined us through acquisitions. Our management structure is designed to allow local funeral home directors and cemetery managers substantial flexibility in deciding how their firms will be managed and how their products and services will be priced and merchandised. At the same time, financial and strategic goals are established by management at the corporate level. We provide business support services primarily through our Shared Services Center, which opened in 1997 and provides centralized and standardized accounting, management reporting, payroll, contract processing, accounts receivable collection and other services for all of our domestic facilities, including those in Puerto Rico.

     Currently, we are divided into four operating divisions in North America, each of which is managed by a division president and chief financial officer. These divisions are further divided into regions, each of which is managed by a regional chief operating officer. Our operations in Europe, Latin America and Australia are not considered separate operating divisions but are managed by local or regional executives who report to some of our executive officers. In fiscal year 1998, in order to meet the needs of our growing European operations, we established our European headquarters in Amsterdam, the Netherlands. We also have a Corporate Division, which manages our corporate services, accounting and financial operations and strategic planning. Early in fiscal year 2000, we formed a Sales and Marketing Division to centralize responsibility for sales teams and to allow for more comprehensive training and sharing of information. From time to time, we may increase, reduce or realign our divisions and regions.

     Foreign Operations. We first entered foreign markets in fiscal year 1994 and as of April 30, 2001, we owned and operated a total of 291 funeral homes and 10 cemeteries in Argentina, Australia, Belgium, Canada, France, Mexico, the Netherlands, New Zealand, Portugal, and Spain. For fiscal year 2000 (pro forma for SAB 101), our revenues from foreign operations were $139.8 million, or 20 percent of our total revenues; our assets related to foreign operations were $554.9 million, or 15 percent of our total assets; our gross profit from foreign operations was $22.7 million, or 14 percent of our total gross profit; and our EBITDA from foreign operations was $36.4 million, or 16 percent of our total EBITDA. We are currently pursuing the sale of our foreign operations. Additional information can be found in the section
"Summary -- Recent Developments."

     Financial Information about Industry and Geographic Segments. For financial information about our industry and geographic segments, see Note 17 to our consolidated financial statements for fiscal years 2000, 1999 and 1998.

COMPETITION

     Our funeral home and cemetery operations generally face intense competition in local markets that typically are served by numerous funeral home and cemetery firms. We also compete with monument dealers, casket retailers, low-cost funeral providers and other non-traditional providers of limited services or products. Market share is largely a function of goodwill and tradition, although competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are also important. Because of the significant role of goodwill and tradition, market share increases are usually gained over a long period of time. Extensive marketing through media advertising, direct mailings and personal sales calls has increased in recent years, especially with respect to the sales of preneed funeral services. Traditional cemetery and funeral service operators face competition from the increasing number of cremations in the United States. For additional information about the trend towards cremation and our strategies to address it, see "The Death Care Industry," "Risk Factors -- Risks Relating to Our Industry" and "Business Strategy."

REGULATION

     Our funeral home operations are regulated by the Federal Trade Commission (the "FTC") under the FTC's Trade Regulation Rule on Funeral Industry Practices, 16 CFR Part 453 (the "Funeral Rule"), which went into effect on April 30, 1984, and was revised effective July 19, 1994. The FTC is reviewing the Funeral Rule and has conducted hearings to receive input from industry and consumer groups. At this time, the FTC has not issued any proposed changes to the regulation.

     The Funeral Rule defines certain acts or practices as unfair or deceptive and contains certain requirements to prevent these acts or practices. The preventive measures require a funeral provider to give consumers accurate, itemized price information and various other disclosures about funeral goods and services and prohibit a funeral provider from: (1) misrepresenting legal, crematory and cemetery requirements; (2) embalming for a fee without permission;
(3) requiring the purchase of a casket for direct cremation; and (4) requiring consumers to buy certain funeral goods or services as a condition for furnishing other funeral goods or services.

     Our operations are also subject to extensive regulation, supervision and licensing under numerous federal, state and local laws and regulations. For example, state laws impose licensing requirements for funeral homes and funeral directors and regulate preneed sales. Our embalming facilities are subject to stringent environmental and health regulations. We have a department that monitors compliance and believe that we are in substantial compliance with the Funeral Rule and all such laws and regulations. Federal, state and local legislative bodies and regulatory agencies frequently propose new laws and regulations, some of which could have a material effect on our operations and on the death care industry in general. We cannot predict the outcome of any proposed legislation or regulation or the effect that any such legislation or regulation might have on us.

EMPLOYEES

     We and our subsidiaries employ approximately 9,000 persons, and we believe that we maintain a good relationship with our employees. Approximately 100 of our employees who are employed by our domestic operations and 755 of our employees who are employed by our foreign operations are represented by labor unions or collective bargaining units.

PROPERTIES

     As of April 30, 2001, approximately 64 percent of our 612 funeral home locations were owned by our subsidiaries, and approximately 36 percent of funeral home premises were held under operating leases. The leased properties have terms ranging from 1 to 23 years, except for nine leases that expire between 2032 and 2072. Generally, we have a right of first refusal and an option to purchase the leased premises. An aggregate of $12.1 million of our term notes are secured by mortgages on some of our funeral homes; these notes were either assumed by us upon our acquisition of the property or represent seller financing for the acquired property.

     As of April 30, 2001, we owned 161 cemeteries covering a total of approximately 11,000 acres. Approximately 42 percent of the total acreage is available for future development.

     Our corporate headquarters occupy approximately 21,500 square feet of office space in a building in suburban New Orleans that we leased from an affiliate through July of 2000. We now lease this office space from a non-affiliate. In addition, we own a 97,300 square foot building in suburban New Orleans that we use for our Shared Services Center, Human Resources, Communications, Internal Audit and Information Systems Departments.

     We are currently evaluating and analyzing certain of our businesses for consolidation and may potentially sell excess cemetery property and underperforming assets. We are also currently pursuing the sale of some or all of our foreign operations. See the section "Summary -- Business Strategy" and "-- Recent Developments."

LEGAL PROCEEDINGS

     We and some of our subsidiaries are parties to a number of legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, we do not expect these matters to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

     We carry insurance with coverages and coverage limits that we believe to be adequate. Although we give no assurance that this insurance is sufficient to protect us against all contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

NAME                            AGE                          POSITION
----                            ---                          --------
Frank B. Stewart, Jr. .......   65    Chairman of the Board
William E. Rowe..............   54    President, Chief Executive Officer and Director
Brian J. Marlowe.............   54    Executive Vice President and Chief Operating Officer
Kenneth C. Budde.............   53    Executive Vice President, President-Corporate Division,
                                      Chief Financial Officer and Director
Brent F. Heffron.............   51    Executive Vice President and President-Southern
                                      Division
Lawrence B. Hawkins..........   52    Executive Vice President and President-Investors Trust,
                                      Inc.
G. Kenneth Stephens, Jr. ....   43    Senior Vice President and President-Eastern Division
Randall L. Stricklin.........   56    Senior Vice President and President-Western Division
Michael K. Crane, Sr. .......   57    Senior Vice President and President-Central Division
Everett N. Kendrick..........   59    Senior Vice President and President-Sales and Marketing
                                      Division
Darwin C. Fenner.............   69    Director
John P. Laborde..............   77    Director
James W. McFarland...........   55    Director
Michael O. Read..............   57    Director

     Frank B. Stewart, Jr. has served as Chairman of the Board since 1984 and as a director since 1970. He has been with our company for 42 years.

     William E. Rowe has served as Chief Executive Officer since November 15, 1999, as President since November 1, 1994 and as a director since 1994. He was Chief Operating Officer from April 1994 until November 15, 1999. He has been with our company for 15 years.

     Brian J. Marlowe became Chief Operating Officer on December 10, 1999. Prior to that time, he served as Executive Vice President and President of our Eastern Division since August 1, 1995. He has been with our company for nine years.

     Kenneth C. Budde has served as President of our Corporate Division and Chief Financial Officer since May 1998 and as a director since June 1998. From August 1989 to May 1998, he served as Senior Vice President of Finance, Secretary and Treasurer. He has been with our company for 17 years.

     Brent F. Heffron has served as Executive Vice President and President of our Southern Division since November 1, 1998. From January 1, 1997 to October 31, 1998, he served as Senior Vice President and President of our Southern Division. From November 1992 to December 1996, he served as President and Chief Operating Officer of the Central Region of our Eastern Division and Vice President of our former Mid-Atlantic Division. He has been with our company for nine years.

     Lawrence B. Hawkins has served as Executive Vice President since December 2000 and as President-Investors Trust, Inc. since 1993. Prior to December 2000, Mr. Hawkins served as Senior Vice President since 1993. He has been with our company for 12 years.

     G. Kenneth Stephens, Jr. has served as Senior Vice President and President of our Eastern Division since January 31, 2000. From January 1, 1997 to January 30, 2000, he served as Chief Operating Officer of the Southern Region of our Eastern Division. From October 21, 1993 to December 31, 1996, he served as the Vice President of Cemetery Operations for the Southern Region of our Eastern Division. He has been with our company for eight years.

     Randall L. Stricklin has served as Senior Vice President and President of our Western Division since April 20, 2000. From August 10, 1999 to April 19, 2000, he served as Chief Operating Officer of the Southern Region of our Western Division. From November 1, 1998 to August 9, 1999, he served as Chief Operating Officer of the Catholic Mortuaries. From February 5, 1997 to October 31, 1998, he served as Vice

President of Management Support and Training. Prior to that time, he served as President of his three Stricklin/Snively Mortuaries and Cremation Society of America, which we acquired in February 1997. He has been with our company for four years.

     Michael K. Crane, Sr. has served as President of our Central Division since May 11, 2000. Prior to that time, he served as Chief Operating Officer of the Southern Region of our Central Division since June 15, 1995. He has been with our company for 37 years.

     Everett N. Kendrick has served as Senior Vice President and President of our Sales and Marketing Division since January 31, 2000. From December 1, 1996 to January 30, 2000, he served as Chief Operating Officer of the Northern Region of our Eastern Division. Prior to that time, he served as Vice President of Sales and Marketing for the Northern Region of our Eastern Division since January 1993. He has been with our company for eight years.

     Darwin C. Fenner has served as a director since 1991. Mr. Fenner has served as Investment Counsel, Chairman and Chief Executive Officer of Fenner, Plauche & Williams Investment Management Company since 1972.

     John P. Laborde has served as a director since 1995. Mr. Laborde has served as Chairman Emeritus of Tidewater Inc. since 1995 and Chairman of Laborde Marine Lifts, Inc. since 1996. Mr. Laborde is also a director of Stolt Offshore, S.A. and Stone Energy Corporation.

     James W. McFarland has served as a director since 1995. Mr. McFarland has served as Dean of A.B. Freeman School of Business, Tulane University since 1988. Mr. McFarland is also a director of Petroleum Helicopters, Inc. and Sizeler Property Investors, Inc.

     Michael O. Read has served as a director since 1991. Mr. Read has served as Senior Vice President of Hibernia National Bank since January 2001. Prior to January 2001, Mr. Read was a Vice President at Marsh USA, Inc., an insurance brokerage and consulting firm.

                             PRINCIPAL STOCKHOLDERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth certain information concerning the beneficial ownership, as of July 24, 2001, of our Class A and Class B common stock by (1) each director, (2) each executive officer named in the Summary Compensation Table of our definitive proxy statement filed with the SEC on February 23, 2001 (the "Named Executive Officers"), and (3) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The Class A and Class B common stock are substantially identical, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is automatically converted into one share of Class A common stock upon transfer to persons other than certain affiliates of Frank B. Stewart, Jr. As of July 24, 2001, Frank B. Stewart, Jr. was the record holder of all of the shares of Class B common stock. As a result of his ownership of Class A and Class B common stock, Frank B. Stewart, Jr. owned shares of capital stock of Stewart Enterprises Inc. entitling him to 30.5 percent of the voting power of all shares of our voting stock. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                                                              ACQUIRABLE
                                                                               THROUGH
                                                        NUMBER OF SHARES      CURRENTLY
                                                          BENEFICIALLY       EXERCISABLE      PERCENT OF
              BENEFICIAL OWNER                 CLASS      OWNED(1)(2)      STOCK OPTIONS(3)    CLASS(3)
--------------------------------------------  -------   ----------------   ----------------   ----------
DIRECTORS
Frank B. Stewart, Jr. ......................  Class A      6,942,561(4)              --           6.7%
  P.O. Box 19925                              Class B      3,555,020(5)              --         100.0%
  New Orleans, Louisiana 70179
William E. Rowe.............................  Class A        224,359(6)         677,020          *
Kenneth C. Budde............................  Class A        109,539(7)         266,000          *
Darwin C. Fenner............................  Class A        490,248(8)          26,900          *
John P. Laborde.............................  Class A         52,928(9)          26,900          *
James W. McFarland..........................  Class A         16,140             26,900          *
Michael O. Read.............................  Class A         43,642(10)         26,900          *
NAMED EXECUTIVE OFFICERS(11)
Brian J. Marlowe............................  Class A        170,409(12)        426,010          *
Brent F. Heffron............................  Class A         66,665(13)        284,346          *
Joseph P. Henican, III......................  Class A        595,933(14)             --          *
All directors and executive officers as a
  group (15 persons)........................  Class A      7,866,718(15)      2,306,825           9.6%(16)
                                              Class B      3,555,020                 --         100.0%(16)

---------------

  *  Less than 1 percent.

 (1) Excludes shares subject to options currently exercisable or exercisable within 60 days, which shares are set forth separately in the next column.

 (2) Includes shares held indirectly through the Stewart Enterprises Employees' Retirement Trust ("SEERT"). Individuals participating in the SEERT have sole investment power, but no voting power, over the shares. Participants in the SEERT may choose to direct personal contributions, as well as matching contributions from our company, into the Stewart Enterprises Company Stock Fund (the "Fund"). The Fund is a blend of Stewart Enterprises, Inc. Class A common stock and cash. Participants do not have direct ownership of Stewart Enterprises, Inc. stock, but rather have ownership of units in the Fund. As of March 31, 2001, one unit in the Fund was equivalent to 0.790028 of a share of stock.

 (3) Consists of shares subject to options currently exercisable or exercisable within 60 days. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding Class A common stock owned by a person individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

 (4) Includes 6,483,844 shares owned as community property with Mr. Stewart's wife, 448,000 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart is a trustee and shares voting and investment power, and 10,717 shares held indirectly by Mr. Stewart through the SEERT.

 (5) Each share of Class B common stock has ten votes per share and, unless otherwise required by law, the holder of Class B common stock votes together with the holders of Class A common stock on all matters brought before the shareholders.

 (6) Includes 3,029 shares held indirectly by Mr. Rowe through the SEERT.

 (7) Includes 2,791 shares held indirectly by Mr. Budde through the SEERT.

 (8) Includes 900 shares owned by Mr. Fenner's wife and 448,000 shares held by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Fenner is a trustee and shares voting and investment power.

 (9) Includes 428 shares owned by Mr. Laborde's wife.

(10) Includes 10,500 shares held in a trust, with respect to which Mr. Read is a trustee and shares voting and investment power.

(11) Information regarding Messrs. Stewart, Rowe and Budde, the Named Executive Officers other than Messrs. Marlowe, Heffron and Henican, appears immediately above under the caption "Directors."

(12) Includes 2,482 shares held indirectly by Mr. Marlowe through the SEERT and 1,800 shares held in Mr. Marlowe's wife's retirement fund.

(13) Includes 1,473 shares held indirectly by Mr. Heffron through the SEERT.

(14) Includes 10,000 shares owned by Mr. Henican's wife, 1,200 shares owned by his children, and 1,701 shares held indirectly by Mr. Henican through the SEERT. Mr. Henican was the Chief Executive Officer and a director of our company until November 15, 1999.

(15) Includes 38,753 shares held through the SEERT.

(16) As of July 24, 2001 all directors and executive officers as a group beneficially owned shares of Class A and B common stock representing 32.2 percent of our total voting power.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of July 24, 2001, the person named below was, to our knowledge, the only beneficial owner of more than 5 percent of our outstanding Class A common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Frank B. Stewart, Jr., whose beneficial ownership of our Class A and Class B common stock is described above.

                                                                    AMOUNT AND NATURE OF   PERCENT
                   BENEFICIAL OWNER                        CLASS    BENEFICIAL OWNERSHIP   OF CLASS
                   ----------------                       -------   --------------------   --------
Dimensional Fund Advisors
  1299 Ocean Avenue Santa Monica,
  California 90401.....................................   Class A       8,524,100(1)         8.2%

---------------

(1) Based solely on information contained in a Schedule 13F filed with the Securities and Exchange Commission as of March 31, 2001, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Through July 2000, we leased our corporate offices from a general partnership in which Frank B. Stewart, Jr. owned a 99.3 percent partnership interest. We now lease the corporate offices from a non-affiliated company. We paid an aggregate of $478,694 in rental payments to the partnership during fiscal year 2000.

     During fiscal year 1992, Mr. Stewart and two trusts established by Mr. and Mrs. Stewart entered into an agreement with us whereby we, with the approval of all of the disinterested members of our board of directors, agreed to advance the premiums on a split dollar "second-to-die" life insurance policy purchased by the trusts and insuring the lives of Mr. and Mrs. Stewart. The premiums are payable over a 12-year period and the trusts are required to reimburse us currently for that portion of the premiums we paid that, if not reimbursed, would be treated as compensation to Mr. Stewart for federal income tax purposes. Interest accrues on the premium advances at 8 percent per annum from the date we make each premium payment. The advances are collateralized by an assignment of other insurance policies owned by the trusts and shares of our Class A common stock that are held by the trusts. The trusts have agreed that, upon the death of Mr. or Mrs. Stewart, the proceeds of such other insurance policies will be used to reduce the outstanding balance due to us. We are entitled to reimbursement of the unpaid balance of all amounts advanced, together with accrued interest, upon the first to occur of (1) the surrender of the policy,
(2) the deaths of Mr. and Mrs. Stewart, or (3) the expiration of 60 days following the payment in full of all premiums on the policy. The outstanding amount advanced to the trusts by us, including accrued interest, was approximately $1,570,008 as of April 30, 2001, including $110,000 advanced to the trusts during the current fiscal year.

     In January 1998, we discontinued an insurance policy on the life of Mr. Stewart unrelated to the policy described in the preceding paragraph. In order to purchase a replacement policy, we, with the approval of all of the disinterested members of the board of directors, agreed to lend The Stewart Family Special Trust $685,000 pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to our cost of borrowing under our revolving credit facility and is payable when the principal becomes due. The amount of the loan is equal to the cash value received by us upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Some of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart's family. The outstanding balance of the loan as of April 30, 2001, including accrued interest, was approximately $832,952.

     In fiscal year 1997, in connection with our acquisition of certain cemeteries from Dwight A. Holder, a former director, Mr. Holder's daughter entered into a non-competition agreement with one of our subsidiaries providing that she will be paid $342,500 in 40 equal quarterly installments. During fiscal year 2000, she was paid $34,250 under the agreement. During fiscal year 2001 (through April 30, 2001), she was paid $17,125 under the agreement.

     Dillard Memorial, Inc., a subsidiary we acquired in 1997 from Mr. Holder, leases one of its funeral homes from Mr. Holder pursuant to a 20-year lease which commenced in May 1997 and provides for annual rental payments equal to the greater of (1) $144,000 or (2) 7 percent of the previous fiscal year's gross sales for that funeral home. During fiscal year 2000, we made rental payments under the lease of $144,000 to Mr. Holder. During fiscal year 2001 (through April 30, 2001), the payments totaled $72,000.

            DESCRIPTION OF CERTAIN INDEBTEDNESS AND THE TENDER OFFER

     Concurrently with the sale of the notes, we entered into new senior secured credit facilities. In addition, we completed a tender offer for the purchase of approximately $200.0 million combined principal amount of our 6.70% Notes and 6.40% ROARS.

NEW SENIOR SECURED CREDIT FACILITIES

     Concurrently with the sale of the notes, we entered into a credit agreement with a syndicate of financial institutions, which provides up to a maximum of $550.0 million of senior secured credit facilities. The new senior secured credit facilities consist of (1) a $175.0 million four-year revolving credit facility, (2) a $75.0 million 18-month asset sale term loan, and (3) a five-year $300.0 million term loan B. The borrowers under the new senior secured credit facilities are Stewart Enterprises, Inc. and two wholly-owned subsidiaries of Stewart Enterprises, Inc. formed under the laws of Puerto Rico (the "Puerto Rican Subsidiaries"). In this description, "the Company" refers to Stewart Enterprises, Inc. and not any of its subsidiaries.

Revolving Credit Facility

     The new senior secured credit facilities include a $175.0 million four-year revolving credit facility, $10.0 million of which is available for borrowings by the Puerto Rican Subsidiaries. The amount available for borrowings is the total commitment amount of the revolving credit facility less the sum of (1) outstanding balances (including obligations in respect of letters of credit),
(2) the amount of the revolving credit facility required to satisfy the reserve requirement described below, and (3) the amount required to be bonded ($41.1 million as of April 30, 2001) to guarantee our obligations relating to funds we withdrew from our preneed funeral trusts in Florida (the "Florida Bond Obligation").

Asset Sale Term Loan

     The new senior secured credit facilities include an 18-month $75.0 million asset sale term loan available for borrowings by the Company only. The loan was drawn in full on the completion of the refinancing transactions, and the principal amount will be due in 18 months.

Term Loan B

     The new senior secured credit facilities include a five-year $300.0 million term loan B, $30.0 million of which was advanced to the Puerto Rican Subsidiaries. The term loan B was drawn in full on the completion of the refinancing transactions and will be amortized during the first two years in quarterly installments totaling $2.5 million each year, during the third year in quarterly installments totaling $15.0 million, during the fourth year in quarterly installments totaling $25.0 million and during the fifth year in quarterly installments totaling $255.0 million. Prepayments on or before the first anniversary following the completion of the refinancing transactions must include a call premium such that prepayments are 101.0 percent of the principal amount prepaid.

Required Reserve

     As long as any of the 6.70% Notes or 6.40% ROARS are outstanding, the Company, the Puerto Rican Subsidiaries, and the Company Guarantors and Puerto Rican Guarantors described below, must maintain, on a consolidated basis, a required reserve consisting of (1) availability under the revolving credit facility, and/or (2) domestic cash, cash equivalents and marketable securities, the access to which is restricted on terms satisfactory to the collateral agent ("Restricted Funds"). The required reserve is an amount equal to the lesser of
(1) the amount by which the net cash proceeds from asset sales (calculated on a cumulative basis from the completion of the refinancing transactions) exceeds $75.0 million and (2) the outstanding principal amount of the 6.70% Notes and 6.40% ROARS. Notwithstanding the foregoing, the required reserve cannot be less than the following percentages of the outstanding principal amount of the 6.70% Notes and 6.40% ROARS: 25 percent for the period June 30, 2002 through October 31, 2002, 50 percent for the period November 1, 2002 through January 31, 2003, 75 percent for the period February 1, 2003 through April 30, 2003 and
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

100 percent for the period May 1, 2003 and thereafter. If the 6.40% ROARS are remarketed (which would occur, if at all, on May 1, 2003), they will not be considered outstanding for purposes of the requirement to maintain the required reserve.

Purchases of 6.70% Notes and 6.40% ROARS

     In order for the Company to purchase or otherwise retire any of the remaining 6.70% Notes or remaining 6.40% ROARS, either voluntarily or at maturity, the Company must provide evidence satisfactory to the administrative agent that immediately after giving effect to the transaction the Company will have liquidity of no less than $25.0 million. Liquidity is defined as unrestricted domestic cash, cash equivalents and marketable securities, plus the total commitment amount for the revolving credit facility less the sum of (1) outstanding balances and letters of credit under the revolving credit facility (giving pro forma effect to any use of the facility for the transaction), (2) the amount required to be bonded to secure our obligations relating to funds we withdrew from our preneed funeral trusts in Florida, and (3) the remaining principal amount outstanding of the 6.70% Notes and 6.40% ROARS after the effect of the transaction.

Interest Rates and Fees

     The applicable margin spread for LIBOR rate loans under the revolving credit facility and the term loan B is determined by reference to a pricing schedule that is based upon our leverage ratio. The applicable margins for the revolving credit facility and term loan B are generally subject to quarterly adjustment within a range of 200 to 275 basis points for the revolving credit facility and a range of 312.5 to 337.5 basis points for the term loan B, based upon our leverage ratio. The applicable margin spread for LIBOR rate loans under the asset sale term loan is 275 basis points. The default rate on the senior secured credit facility is 2.0 percent above the otherwise applicable interest rate. In addition, we will pay a commitment fee on the unused portion of the revolving credit facility within a range of 50.0 to 62.5 basis points, based upon our leverage ratio.

Mandatory Prepayments

     We are required to repay outstanding loans under the new senior secured credit facilities, subject to some conditions and exceptions, with (1) 100 percent of the after-tax net cash proceeds of asset dispositions (subject to reinvestment provisions and other exceptions), (2) 100 percent of the net cash proceeds from the issuance of debt (excluding notes offered hereby, the remarketing or refinancing of any of the 6.70% Notes or 6.40% ROARS, and other exceptions), and (3) 100 percent of the net cash proceeds from the issuance of equity by the Company or any of its subsidiaries.

     We will apply proceeds arising from these events first to reduce amounts outstanding under the asset sale term loan. The proceeds will then be applied
(1) during the first year following completion of the refinancing transactions, to pay amounts outstanding (but not reduce commitments) under the revolving credit facility, and (2) thereafter to reduce outstanding amounts (but not commitments) under the revolving credit facility until the required reserve is equal to the outstanding principal amount of the 6.70% Notes and 6.40% ROARS. The proceeds will then be applied to reduce the term loan B. Prepayments of the term loan B will be applied first to reduce the principal amount due in the fourth year ($25.0 million) until the remaining amount due in that year is not more than $2.5 million, and thereafter in inverse order of maturity. Within each maturity, prepayments of the term loan B will be applied first to amounts as to which the Puerto Rican Subsidiaries are not obligors.

Optional Prepayments

     Amounts under the revolving credit facility may be repaid and reborrowed prior to the final maturity date, subject to the availability limit. The asset sale term loan and the term loan B may be prepaid in whole or in part at any time without penalty other than the call premium applicable to the term loan B described above and customary breakage costs. Optional prepayments not applied by the Company to reduce amounts outstanding under the revolving credit facility will be applied first to reduce amounts outstanding under the

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

asset sale term loan and then to reduce amounts outstanding under the term loan
B. Prepayments of the term loan B will be applied first to reduce the principal amount due in the fourth year ($25.0 million) until the remaining amount due in that year is not more than $2.5 million, and thereafter in inverse order of maturity. Within each maturity, prepayments will be applied among amounts as to which the Company and the Puerto Rican Subsidiaries, or the Company only, are obligors, at the Company's election.

Covenants and Borrowing Limits

     The new senior secured credit facilities contain affirmative and negative covenants. The covenants include limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitations on investments and acquisitions, limitations on lease payments, limitations on negative pledges and limitations on transactions with affiliates. In addition, the credit agreement contains the following financial covenants: (1) a maximum leverage ratio, (2) a minimum fixed charge coverage ratio, and (3) a minimum interest coverage ratio. The financial covenants will be calculated on a consolidated basis after giving pro forma effect to permitted asset dispositions and acquisitions. Capital expenditures are limited to $35.0 million in fiscal year 2001, $45.0 million in fiscal year 2002, $50.0 million in fiscal year 2003 and $55.0 million for each fiscal year thereafter. Beginning with fiscal year 2003, if our leverage ratio for the preceding fiscal year is not greater than 2.60 to 1.00, we may carry forward amounts permitted but not used in the previous fiscal years on a cumulative basis, beginning with any amounts unused in fiscal year 2002.

Events of Default

     Events of default under the new senior secured credit facilities include nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, cross-defaults, a default in the event of a change of control and other customary events of default. If an event of default occurs, the lenders are entitled to take various actions, including accelerating the amounts due under the new senior secured credit facilities and requiring immediate repayment of all amounts outstanding, terminating any commitment to fund additional loans under the revolving credit facility and commencing proceedings to foreclose on the collateral.

Security and Guarantees

     The Company's obligations under the new senior secured credit facilities are guaranteed by all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries (the "Company Guarantors"). The specified excluded subsidiaries are (1) Investors Trust, Inc. and three Delaware subsidiaries, which have been excluded for regulatory and tax planning purposes and have combined assets of less than $4.0 million, and (2) immaterial subsidiaries prohibited by law from guaranteeing the facilities. Each Puerto Rican Subsidiary's obligations under the new senior secured credit facilities will be guaranteed by (1) the other Puerto Rican Subsidiary, (2) the Company, (3) each of the Company Guarantors, and (4) all existing and future direct and indirect subsidiaries of either of the Puerto Rican Subsidiaries formed under the laws of Puerto Rico (the "Puerto Rican Guarantors").

     All obligations under the new senior secured credit facilities, the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates are secured equally and ratably with our remaining existing 6.70% Notes and our remaining existing 6.40% ROARS by a first priority perfected security interest in (1) all capital stock and other equity interests of the Company's existing and future direct and indirect domestic subsidiaries, other than certain domestic subsidiaries acceptable to the agents, (2) 65 percent of the voting equity interests and 100 percent of all other equity interests (other than directors qualifying shares) of all direct existing and future foreign subsidiaries, and (3) all other existing and future assets and properties of the Company and the Company Guarantors, except for real property, vehicles and other specified exclusions.

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

     The collateral is subject to the terms of the Collateral Documents, as defined in the Second Supplemental Indenture dated as of June 29, 2001, relating to the 6.70% Notes and 6.40% ROARS, which provide for a sharing of collateral among the lenders under the new senior secured credit facilities and the holders of our remaining 6.70% Notes and 6.40% ROARS.

THE TENDER OFFER

     On May 15, 2001, we commenced an offer to purchase approximately $200.0 million in principal amount of our $300.0 million publicly held senior notes, which consisted of $100.0 million 6.70% Notes and $200.0 million 6.40% ROARS. On June 29, 2001, we repurchased $99.9 million of the 6.70% Notes and approximately $100.1 million of the 6.40% ROARS. The remaining 6.70% Notes and 6.40% ROARS are secured equally and ratably with the new senior secured credit facilities and are senior debt in relation to the notes.

6.70% NOTES AND 6.40% ROARS

     In December 1996, we issued $100.0 million aggregate principal amount of the 6.70% Notes. When issued, the 6.70% Notes were unsubordinated, unsecured obligations which ranked pari passu in right of payment with all of our other unsubordinated and unsecured indebtedness. The 6.70% Notes are now secured equally and ratably with the new senior secured credit facilities. The 6.70% Notes are not redeemable prior to maturity and are not entitled to the benefit of any mandatory redemption or sinking fund. Interest on the 6.70% Notes is payable semi-annually on December 1 and June 1 of each year.

     In April 1998, we issued $200.0 million aggregate principal amount of the 6.40% ROARS. When issued, the 6.40% ROARS were unsubordinated, unsecured obligations which ranked pari passu in right of payment with all of our other unsubordinated and unsecured indebtedness. The 6.40% ROARS are now secured equally and ratably with the new senior secured credit facilities. Interest on the 6.40% ROARS is payable semi-annually on November 1 and May 1 of each year.

     Outstanding 6.40% ROARS must be redeemed by us or remarketed by the remarketing dealer on May 1, 2003. We believe the remarketing dealer is likely to elect to remarket the 6.40% ROARS if at the time immediately preceding May 1, 2003 the 10-year United States Treasury rate is less than 5.44 percent. If the remarketing dealer does not elect to remarket the 6.40% ROARS, we must redeem them on May 1, 2003 for 100 percent of their principal amount plus accrued interest. If the remarketing dealer elects to remarket the 6.40% ROARS, we may override that election by choosing to redeem the 6.40% ROARS on May 1, 2003 for 100 percent of their principal amount plus accrued interest, in which case we will be obligated to pay the remarketing dealer the value of its remarketing right. If the 6.40% ROARS are remarketed, holders of 6.40% ROARS immediately prior to May 1, 2003 must tender their 6.40% ROARS to the remarketing dealer for purchase on May 1, 2003 for a purchase price of 100 percent of their principal amount plus accrued interest. Except as described above, the 6.40% ROARS are not redeemable prior to maturity and are not entitled to the benefit of any mandatory redemption or sinking fund. If remarketed, the 6.40% ROARS will become due May 1, 2013, and the coupon for the remaining term will be 5.44 percent (which was the 10-year United States Treasury rate at the time of initial issuance of the 6.40% ROARS) plus our then current credit spread.

     The indenture governing the 6.40% ROARS and 6.70% Notes contains covenants that, among other things, and subject to some exceptions, (1) restrict our ability and the ability of our subsidiaries to create liens and enter into sale leaseback transactions, and (2) restrict our ability (but not our subsidiaries' ability) to sell all or substantially all of our assets or merge or consolidate with other companies.

OTHER LONG-TERM DEBT

     As of April 30, 2001, our subsidiaries had approximately $25.0 million of long-term debt that represents notes that our subsidiaries issued as part of the purchase price of acquired businesses or debt that our subsidiaries assumed in connection with acquisitions. Approximately $12.1 million of this debt is secured by liens on the stock or assets of the related subsidiaries. This debt remains outstanding after the completion of the refinancing transactions and is senior debt in relation to the notes.
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

     In addition, immediately upon completion of the refinancing transactions, we had letters of credit outstanding under the new revolving credit facility of approximately $6.5 million, which constitute senior debt under the indenture for the notes. Also, we have agreed to maintain unused availability under the new revolving credit facility in an amount that will equal or exceed the Florida Bond Obligation described above, which as of April 30, 2001 was $41.1 million. This amount would also be considered senior debt if we were to borrow funds under the revolving credit facility to extinguish the Florida Bond Obligation by returning to the related trust funds the amounts we previously withdrew that relate to the remaining preneed contracts.

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

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Stewart Enterprises, Inc. and not to any of its subsidiaries.

     The outstanding notes were issued under an Indenture (the "Indenture") among the Company, the Guarantors and Firstar Bank, N.A., as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Any outstanding notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

     The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

The Notes

     The notes:

     - are general unsecured obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Debt of the Company;

     - are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

     - are guaranteed by the Guarantors.

The Guarantees

     The notes are guaranteed by all of the Domestic Subsidiaries of the Company, other than Investors Trust, Inc., which serves as the Company's investment advisor on its investment portfolio and the Company's preneed funeral, merchandise and perpetual care trust funds and escrow accounts; SEI-DELFL, Inc., SEI-DELLA, Inc. and SEI-DELTX, Inc., which are immaterial subsidiaries that are intended to be used for foreign tax planning purposes; and other immaterial subsidiaries which are prohibited by law from guaranteeing the notes. Except as provided under "-- Certain Covenants -- Limitations on Issuances of Guarantees of Indebtedness," subsidiaries that are not Domestic Subsidiaries will not be guarantors. For the fiscal year ended October 31, 2000, subsidiaries which are not Guarantors had revenue of $200.3 million and net earnings of $3.9 million, respectively. In the future, we may have additional subsidiaries which are not "Domestic Subsidiaries."

     Each Guarantee of the notes:

     - is a general unsecured obligation of the Guarantor;

     - is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

     - is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

     As of the date of the Indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted
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

Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     The Indenture provides for the issuance by the Company of notes with an unlimited maximum aggregate principal amount. The Company may issue additional notes (the "Additional Notes") from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 1, 2008.

     Interest on the notes accrues at the rate of 10 3/4% per annum and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2002. The Company will make each interest payment to the Holders of record on the immediately preceding December 15 and June 15.

     Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

NOTE GUARANTEES

     The Guarantors have jointly and severally guaranteed the Company's obligations under the notes. Each Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Guarantee is limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- The notes and guarantees may not be enforceable because of fraudulent conveyance laws."

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

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

             (b) such sale or other disposition complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom.

     The Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom;

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom; or

          (3) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of the Company, including Senior Debt of the Company incurred after the date of the Indenture.

     The holders of Senior Debt of the Company are entitled to receive payment in full of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of the Company) before the Holders of notes are entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

          (1) in a liquidation or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

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

          (2) any other default occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt of the Company (a "nonpayment default").

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt of the Company has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     If the Trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

     The Company must promptly notify holders of its Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt of the Company.

     Payments under the Note Guarantee of each Guarantor are subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the notes by the Company to the prior payment in full of Senior Debt of the Company. See "Risk Factors -- Your right to receive payment on the notes and the guarantees is junior to all of Stewart Enterprises, Inc.'s and the subsidiary guarantor's senior debt."

     "Designated Senior Debt" means:

          (1) any Indebtedness outstanding under the Credit Agreement; and

          (2) any other Senior Debt permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

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

     "Permitted Junior Securities" means:

          (1) Equity Interests in the Company or any Guarantor; or

          (2) debt securities or rights to acquire debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

     "Senior Debt" means:

          (1) all Indebtedness of the Company or any Guarantor outstanding from time to time under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Note Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary, Senior Debt does not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

OPTIONAL REDEMPTION

     At any time prior to July 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 45 days of the date of the closing of such Qualified Equity Offering.

     Except pursuant to the preceding paragraph, the notes are not redeemable at the Company's option prior to July 1, 2005.

     On or after July 1, 2005, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2005......................................................  105.3750%
2006......................................................  102.6875%
2007 and thereafter.......................................  100.0000%

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Credit Agreement prohibits the Company from purchasing any notes, and also provides that certain change of control events with respect to the Company would constitute a default under that agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is evidenced by (i) for any Asset Sale resulting in Net Proceeds less than or equal to $10.0 million, an Officer's Certificate delivered to the Trustee or (ii) for any Asset Sale resulting in Net Proceeds in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases or provides for the release of the Company or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted promptly, but in no event later than thirty days of such Asset Sale, by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (1) to repay Senior Debt;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure in or that is used or useful in a Permitted Business; or

          (4) to acquire other long-term assets in or that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer to purchase (an "Asset Sale Offer") to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

     The agreements governing the Company's outstanding Senior Debt currently prohibit the Company from purchasing any notes, and also provide that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

             (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

             (d) $15 million.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or under an employee stock option plan established by the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent cash capital contribution received by the Company from its stockholders; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of or other payment on or with respect to subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any of the Company's directors or employees (or those of any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; provided that the Company may carry over and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $3.0 million in any calendar year; and

          (6) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants of the Company.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1 from the date of the Indenture through and including October 31, 2002 and 2.50 to 1 thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $550 million, of which up to $40 million may be incurred by the Company's Puerto Rican Restricted Subsidiaries that are borrowers under the Credit Agreement (and the Company and its Restricted Subsidiaries may guarantee such borrowings by the Company's Puerto Rican Restricted Subsidiaries), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any term Indebtedness under Credit Facilities pursuant to the covenant
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (2) the incurrence by the Company and any Restricted Subsidiary of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the Indenture and the Exchange notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

          (4) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25 million at any time outstanding;

          (5) the incurrence by the Company or any of the Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (5), or (11) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, or (b) currency exchange rate risk with respect to any currency exchanges;

          (8) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant;

          (9) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $30 million; and

          (12) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, workers' compensation claims, surety or appeal bonds and payment obligations in connection with self insurance or similar obligations, in each case, incurred in the ordinary course of business.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Limitation on Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

Liens

     Other than Permitted Liens, the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness and the Credit Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness and the Credit Agreement, as in effect on the date of the Indenture;

          (2) the Indenture, the notes and the Note Guarantees;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

          (9) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien.

Merger, Consolidation or Sale of Assets

     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) the Company is the surviving corporation in any such consolidation or merger; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a
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

     corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) if such transaction involves the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption
     "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, neither the Company nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or to the merger or consolidation of any Restricted Subsidiary into the Company.

Restriction on Transfer of Assets to Non-Guarantor Subsidiaries

     The Indenture provides that the Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Restricted Subsidiaries that are not Guarantors, except for sales, conveyances, transfers or other dispositions (a) of assets or property having an aggregate fair market value no greater than $5 million made after the date of the Indenture and in the ordinary course of business; or (b) of assets or property having a fair market value not in excess of the amount of Investments (other than Permitted Investments) then permitted to be made pursuant to the "Restricted Payments" covenant. The amount of any sale, conveyance, transfer or other disposition permitted pursuant to clause (b) of this covenant will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company.

Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

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

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions between or among the Company and/or its Restricted Subsidiaries;

          (2) payment of reasonable directors fees and expenses to Persons who are not otherwise Affiliates of the Company;

          (3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;"

          (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors and made in the ordinary course of business;

          (5) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or any of the Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

          (6) the issuance or sale for cash of any Capital Stock (other than Disqualified Stock) to Affiliates of the Company; and

          (7) the agreements described in "Certain Relationships and Related Transactions" and in existence on the date of the Indenture and renewals of such agreements in a manner not less advantageous to the Holders of the notes.

Additional Note Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 15 Business Days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

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

Sale and Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales."

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary, provided, that in the event that such Restricted Subsidiary is a non-Domestic Subsidiary, (a) such transfer, conveyance, sale, lease or other disposition is of Equity Interests representing at least eighty percent (80%) of the Voting Stock of all Equity Interests in such Restricted Subsidiary and (b) the Equity Interests retained by the Company are treated as an Investment of the Company; and

          (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     In addition, the Company will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company and/or a Wholly Owned Restricted Subsidiary of the Company.

Limitations on Issuances of Guarantees of Indebtedness

     The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "-- Note Guarantees." The form of the Note Guarantee will be attached as an exhibit to the Indenture.

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

Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Trustee for forwarding to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";

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

          (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in the Indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

             and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs during any time that the notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

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

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than U.S. dollars;

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

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

          (7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

          (8) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees;

          (9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the "Repurchase at the Option of Holders -- Asset Sales" covenant or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the "Repurchase at the Option of Holders -- Change of Control" covenant, including, in each case, amending, changing or modifying any definition relating thereto;

          (10) except as otherwise permitted under the "Merger, Consolidation and Sale of Assets" covenant, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture;

          (11) amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination or ranking of the notes or any Note Guarantee in any manner adverse to the holders of the notes or any Note Guarantee; or

          (12) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

             (b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Stewart Enterprises, Inc., 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005, Attention:
Martin R. de Laureal, Vice President of Investor Relations.

BOOK-ENTRY, DELIVERY AND FORM

     The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC, including the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream").

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

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

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

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

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $3 million;

          (2) a transfer of assets or Equity Interests or a merger or consolidation between or among the Company and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business or Foreign Cash Equivalents owned by any Restricted Subsidiary other than a Domestic Restricted Subsidiary;

          (5) the sale or other disposition of cash or Cash Equivalents owned by the Company or its Restricted Subsidiaries or Foreign Cash Equivalents owned by any Restricted Subsidiary other than a Domestic Restricted Subsidiary;

          (6) the sale or other disposition of marketable securities owned by the Company or its Restricted Subsidiaries on the date of the Indenture;

          (7) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments;" and

          (8) the sale or other disposition of funds placed into escrow accounts or trust funds for purposes of future delivery of property, merchandise or services or care and maintenance of cemetery property, in each case in connection with the ordinary course of business.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been

                                       101
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extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

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

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Principal and his Related Parties becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the voting power of all classes of Voting Stock of the Company;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and
     (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Principal and his Related Parties becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of all classes of Voting Stock of the Company.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments pursuant to, and other net costs associated with, Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other non-cash expenses (excluding any such non-cash expense to the extent that it represents (i) an accrual of or reserve for cash expenses in any future period or (ii) amortization of a prepaid cash expense that was paid in a prior period (except for amortization representing prearranged or preneed acquisition costs)) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary, including any Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, dated as of June 29, 2001, by and among the Company, the PR Borrowers (as defined therein), the guarantor subsidiaries named therein, Bank of America, N.A., as administrative agent, and the other Lenders named therein providing for up to $550 million in borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, rearranged, replaced and/or refinanced from time to time.

                                       104
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     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, rearranged, replaced and/or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

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     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and application of the proceeds therefrom, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

     "Foreign Cash Equivalents" means:

          (1) the official currency of Australia, Belgium, Canada, France, Germany, Mexico, the Netherlands, New Zealand, Spain and the United Kingdom;

          (2) securities issued or directly and fully guaranteed or insured by the government of any of Australia, Belgium, Canada (including any province thereof), France, Germany, Mexico, the Netherlands, New Zealand, Spain or the United Kingdom or any agency or instrumentality of any of the foregoing (provided that the full faith and credit of the relevant jurisdiction is pledged in support thereof), and in each case having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit, time deposits and money market deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank or trust company organized in a country listed in clause (1) above and having capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) money market funds at least 95% of the assets of which constitute Cash Equivalents or Foreign Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and

          (6) other securities owned by the Company's Restricted Subsidiaries, other than Domestic Restricted Subsidiaries, on the date of the Indenture.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other
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entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means:

          (1) each direct or indirect Domestic Subsidiary of the Company, excluding (a) Investors Trust, Inc., (b) SEI-DELFL, Inc., SEI-DELLA, Inc. and SEI-DELTX, Inc., and (c) immaterial subsidiaries which are prohibited by law from guaranteeing the notes; and

          (2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

     if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that, where the specified Person has not assumed or otherwise become liable for such Indebtedness, the amount of such Indebtedness shall be the fair market value (and where such fair market value is in excess of $10.0 million, such value shall be determined by the Board of Directors) of the asset securing such Indebtedness at the date of determination, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

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     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and other advances and loans to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without taking into account clause (1) of the second paragraph of such definition) or any write-down resulting from the adoption by the Board of Directors of the specified Person of a plan for any such Asset Sale; or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

          (3) any loss related to the Company or one or more of its Restricted Subsidiaries relieving some individuals with whom the Company or such Subsidiary has entered into noncompetition agreements from the obligation not to compete, as described elsewhere in this prospectus, in an amount not to exceed $20 million.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iii) any reserve for (1) any adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and
(2) any indemnification obligations associated with such transactions.

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     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business conducted or proposed to be conducted (as described in the prospectus) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses, including those conducting financing and insurance operations reasonably related or ancillary thereto.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) Hedging Obligations;

          (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $25 million;

          (8) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the company or any Restricted Subsidiary or in satisfaction of judgments;

          (10) investments existing as of the date of the Indenture;

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

          (11) funds placed into escrow accounts or trust funds for purposes of future delivery of property, merchandise or services or care and maintenance of cemetery property, all in connection with the ordinary course of business; and

          (12) any investment by a Restricted Subsidiary, other than a Domestic Restricted Subsidiary, in Foreign Cash Equivalents.

     "Permitted Liens" means:

          (1) Liens on the assets of the Company and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of the Company or any Restricted Subsidiary;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

          (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (6) Liens existing on the date of the Indenture; and

          (7) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, rearrange, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable in all material respects to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

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     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principal" means Frank B. Stewart, Jr.

     "Puerto Rican Restricted Subsidiary" means any wholly-owned Restricted Subsidiary of the Company that is formed under the laws of Puerto Rico and conducts a Permitted Business solely in Puerto Rico.

     "Qualified Equity Offering" means (a) an offer and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (b) any sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act.

     "Related Party" means:

          (1) any family member of any Principal; or

          (2) any trust, the beneficiary, owner or Person beneficially holding an 80% or more controlling interest of which consists of the Principal and/or such other Persons referred to in the immediately preceding clause
     (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or

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

     preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following general discussion of certain U.S. federal income tax considerations relating to the exchange notes applies to you if you acquired the outstanding notes at the original issue price within the meaning of Section 1273 of the Code and hold the outstanding notes and exchange notes as a "capital asset" within the meaning of Section 1221 of the Code. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative positions of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

     We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of the Exchange Offer or the acquiring, holding or disposing of an exchange note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, a person subject to the alternative minimum tax provisions of the Code). In addition, it is not intended to be wholly applicable to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a note as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction and persons who have a "functional currency" other than the U.S. dollar) may be subject to special rules.

     This discussion does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a Non-U.S. Holder nor does it address exchange notes held through a partnership or other pass-through entity.

     WE ADVISE YOU TO CONSULT WITH YOUR TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF HOLDING AND DISPOSING OF THE EXCHANGE NOTES.

TAX CONSEQUENCES TO U.S. HOLDERS

     The following general discussion is limited to certain United States federal income tax consequences to a holder of an exchange note that is a "U.S. Holder." For purposes of this discussion, a "U.S. Holder" is a beneficial owner of an exchange note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States,
(ii) a corporation (or an entity treated as a corporation) created or organized in the United States or under the law of the United States, any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     TAXATION OF STATED INTEREST ON THE NOTES. Generally, payments of stated interest on an exchange note will be includible in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder's regular method of tax accounting.

     SALE, EXCHANGE OR RETIREMENT OF AN EXCHANGE NOTE. Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or retirement of an exchange note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of an exchange note is attributable to the payment of accrued interest on the exchange note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in the exchange note. The gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the sale, exchange or retirement. A U.S. Holder's initial basis in an exchange note generally will be the amount paid for the exchange note.

     Prospective investors should be aware that the resale of an exchange note may be affected by the "market discount" rules of the Code, under which a portion of any gain realized on the retirement or other

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

disposition of an exchange note by a subsequent holder that acquires the exchange note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the exchange note.

     EXCHANGE OFFER. The exchange of the exchange notes for the outstanding notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. As such, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of an exchange note in the same manner as before the exchange.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. A U.S. Holder of an exchange note may be subject, under certain circumstances, to information reporting and "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of an exchange note. The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of an exchange note the amount of any "reportable payments" and the amount of tax withheld, if any, with respect to those payments.

     Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following general discussion is limited to certain United States federal income tax consequences to a holder of a note that is a "Non-U.S. Holder." As used herein, a "Non-U.S. Holder" is a beneficial owner of an exchange note, that, for U.S. federal income tax purposes, is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States or (iii) a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder. For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the exchange notes will be considered to be "U.S. trade or business income" if such income or gain is:

     - effectively connected with the conduct of a U.S. trade or business; or

     - in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

     INTEREST. Generally, interest paid to a Non-U.S. Holder of an exchange note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the exchange notes will qualify as portfolio interest if the Non-U.S. Holder:

     - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

     - is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

     - certifies, under penalties of perjury on a Form W-8BEN, that such holder is not a United States person and provides such holder's name and address.

     The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under these regulations special procedures are provided for payments through qualified intermediaries.

     DISPOSITION OF THE EXCHANGE NOTES. A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of the exchange notes unless:

     - the gain is U.S. trade or business income in which case the branch profits tax may also apply to a corporate Non-U.S. Holder;

     - the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements; or

     - the Non-U.S. Holder is subject to U.S. tax under provisions applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

     UNITED STATES FEDERAL ESTATE TAX. Exchange notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to United States federal estate tax, provided that the interest on such exchange notes would be exempt as portfolio interest when received by the Non-U.S. Holder at the time of his or her death.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     The 31% backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of the exchange notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

     BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX. ANY AMOUNTS WITHHELD UNDER THE BACKUP WITHHOLDING RULES FROM A PAYMENT TO A NON-U.S. HOLDER WILL BE REFUNDED OR CREDITED AGAINST THE HOLDER'S U.S. FEDERAL INCOME TAX LIABILITY, IF ANY, IF THE HOLDER PROVIDES THE REQUIRED INFORMATION TO THE IRS.

                              PLAN OF DISTRIBUTION

     Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the date of this prospectus we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

     Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have informed us that they intend to make a market in the notes. However, they are not obligated to do so, and any Initial Purchaser may cease its market-making activities at any time. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                    EXPERTS

     The financial statements as of October 31, 2000 and 1999 and for each of the three years in the period ended October 31, 2000 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

              AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (the "SEC"). You should rely only on information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of those documents.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and file reports and other information with the SEC. These reports and other information filed with the SEC can be inspected, and copies may be obtained, at the Public Reference Room of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates, as well as at the following regional offices of the SEC: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that we have filed electronically with the SEC.

     The SEC allows the "incorporation by reference" of information filed with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. We have previously filed the following documents with the SEC and we are incorporating them by reference into this prospectus.

          1. Our Annual Report on Form 10-K for the fiscal year ended October 31, 2000 (filed January 25, 2001);

          2. Our Quarterly Reports on Form 10-Q for the quarter ended January 31, 2001 (filed March 19, 2001) and for the quarter ended April 30, 2001 (filed June 14, 2001); and

          3. Our Current Reports on Form 8-K filed on November 30, 2000, December 11, 2000, December 13, 2000, March 9, 2001, March 15, 2001, May
     16, 2001, June 4, 2001, June 5, 2001, June 14, 2001, June 21, 2001, June
     29, 2001 and July 12, 2001.

     We also incorporate by reference all documents which we may file with the SEC after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies of these documents by contacting us at the following address and telephone number:

                           Stewart Enterprises, Inc.
                        110 Veterans Memorial Boulevard
                           Metairie, Louisiana 70005
                        Attention: Martin R. de Laureal
                                 (504) 837-5880

             INDEX TO HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
  AND SIX MONTHS ENDED APRIL 30, 2001 AND 2000:

Consolidated Statements of Earnings --
  Three Months Ended April 30, 2001 and 2000................   F-2

Consolidated Statements of Earnings --
  Six Months Ended April 30, 2001 and 2000..................   F-3

Consolidated Balance Sheets --
  April 30, 2001 and October 31, 2000.......................   F-4

Consolidated Statement of Shareholders' Equity --
  Six Months Ended April 30, 2001...........................   F-5

Consolidated Statements of Cash Flows --
  Six Months Ended April 30, 2001 and 2000..................   F-6

Notes to Consolidated Financial Statements --
  Six Months Ended April 30, 2001 and 2000..................   F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL
  YEARS ENDED OCTOBER 31, 2000, 1999 AND 1998:

Report of Independent Accountants...........................  F-24

Consolidated Statements of Earnings --
  Years Ended October 31, 2000, 1999 and 1998...............  F-25

Consolidated Balance Sheets as of October 31, 2000 and
  1999......................................................  F-26

Consolidated Statements of Shareholders' Equity --
  Years Ended October 31, 2000, 1999 and 1998...............  F-27

Consolidated Statements of Cash Flows --
  Years Ended October 31, 2000, 1999 and 1998...............  F-29

Notes to Consolidated Financial Statements --
  Years Ended October 31, 2000, 1999 and 1998...............  F-30

Report of Independent Accountants...........................  F-63

Schedule II --
  Valuation and Qualifying Accounts.........................  F-64

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                   APRIL 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Revenues:
  Funeral...................................................  $107,958   $115,741
  Cemetery..................................................    62,981     73,120
                                                              --------   --------
                                                               170,939    188,861
                                                              --------   --------
Costs and expenses:
  Funeral...................................................    82,366     84,936
  Cemetery..................................................    47,358     54,141
                                                              --------   --------
                                                               129,724    139,077
                                                              --------   --------
  Gross profit..............................................    41,215     49,784
Corporate general and administrative expenses...............     4,905      4,883
                                                              --------   --------
  Operating earnings........................................    36,310     44,901
Interest expense, net.......................................   (12,504)   (14,447)
Other income (expense), net.................................     2,349        (10)
                                                              --------   --------
  Earnings before income taxes..............................    26,155     30,444
Income taxes................................................     9,547     11,112
                                                              --------   --------
  Net earnings..............................................  $ 16,608   $ 19,332
                                                              ========   ========
Net earnings per common share:
  Basic.....................................................  $    .15   $    .18
                                                              ========   ========
  Diluted...................................................  $    .15   $    .18
                                                              ========   ========
Weighted average common shares outstanding (in thousands):
  Basic.....................................................   107,306    106,557
                                                              ========   ========
  Diluted...................................................   107,320    106,596
                                                              ========   ========
Dividends declared per common share.........................  $     --   $    .02
                                                              ========   ========
Pro forma amounts assuming 2001 change in accounting
  principles was applied retroactively:
  Net earnings..............................................             $ 16,447
                                                                         ========
  Basic earnings per common share...........................             $    .15
                                                                         ========
  Diluted earnings per common share.........................             $    .15
                                                                         ========

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                SIX MONTHS ENDED
                                                                   APRIL 30,
                                                              --------------------
                                                                2001        2000
                                                              ---------   --------
Revenues:
  Funeral...................................................  $ 215,307   $238,387
  Cemetery..................................................    132,322    143,434
                                                              ---------   --------
                                                                347,629    381,821
                                                              ---------   --------
Costs and expenses:
  Funeral...................................................    164,972    172,849
  Cemetery..................................................     98,357    110,480
                                                              ---------   --------
                                                                263,329    283,329
                                                              ---------   --------
  Gross profit..............................................     84,300     98,492
Corporate general and administrative expenses...............      9,066     10,143
                                                              ---------   --------
  Operating earnings........................................     75,234     88,349
Interest expense, net.......................................    (25,783)   (29,030)
Other income, net...........................................      3,184        796
                                                              ---------   --------
  Earnings before income taxes and cumulative effect of
     change in accounting principles........................     52,635     60,115
Income taxes................................................     19,212     21,942
                                                              ---------   --------
  Earnings before cumulative effect of change in accounting
     principles.............................................     33,423     38,173
Cumulative effect of change in accounting principles, net of
  a $166,669 income tax benefit (Note 2)....................   (250,004)        --
                                                              ---------   --------
  Net earnings (loss).......................................  $(216,581)  $ 38,173
                                                              =========   ========
Basic earnings per common share:
  Earnings before cumulative effect of change in accounting
     principles.............................................  $     .31   $    .36
  Cumulative effect of change in accounting principles......      (2.33)        --
                                                              ---------   --------
  Net earnings (loss).......................................  $   (2.02)  $    .36
                                                              =========   ========
Diluted earnings per common share:
  Earnings before cumulative effect of change in accounting
     principles.............................................  $     .31   $    .36
  Cumulative effect of change in accounting principles......      (2.33)        --
                                                              ---------   --------
  Net earnings (loss).......................................  $   (2.02)  $    .36
                                                              =========   ========
Weighted average common shares outstanding (in thousands):
  Basic.....................................................    107,131    106,414
                                                              =========   ========
  Diluted...................................................    107,136    106,432
                                                              =========   ========
Dividends declared per common share.........................  $      --   $    .04
                                                              =========   ========
Pro forma amounts assuming 2001 change in accounting
  principles was applied retroactively:
  Net earnings..............................................              $ 33,180
                                                                          ========
  Basic earnings per common share...........................              $    .31
                                                                          ========
  Diluted earnings per common share.........................              $    .31
                                                                          ========

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              APRIL 30,    OCTOBER 31,
                                                                 2001         2000
                                                              ----------   -----------
                                        ASSETS
Current assets:
  Cash and cash equivalent investments......................  $  103,721   $   91,595
  Marketable securities.....................................       3,088        7,273
  Receivables, net of allowances............................      92,825      177,474
  Inventories...............................................      52,738       51,049
  Prepaid expenses..........................................       5,618        4,063
                                                              ----------   ----------
        Total current assets................................     257,990      331,454
Receivables due beyond one year, net of allowances..........      88,089      217,073
Prearranged receivables.....................................   1,394,038           --
Intangible assets...........................................     683,614      668,462
Deferred charges............................................     265,966      126,158
Cemetery property, at cost..................................     438,771      441,646
Property and equipment, at cost:
  Land......................................................      78,855       78,736
  Buildings.................................................     357,910      353,189
  Equipment and other.......................................     166,158      161,223
                                                              ----------   ----------
                                                                 602,923      593,148
  Less accumulated depreciation.............................     159,719      145,219
                                                              ----------   ----------
  Net property and equipment................................     443,204      447,929
Long-term investments.......................................       5,586        4,203
Merchandise trust asset.....................................          --      234,752
Deferred income taxes.......................................      96,339           --
Other assets................................................       4,449        4,514
                                                              ----------   ----------
                                                              $3,678,046   $2,476,191
                                                              ==========   ==========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt (Note 8).............  $  501,150   $   29,857
  Accounts payable..........................................      14,539       20,342
  Accrued payroll...........................................      16,813       17,433
  Accrued insurance.........................................      15,339       16,470
  Accrued interest..........................................      12,572       13,039
  Accrued other.............................................      21,168       22,084
  Income taxes payable......................................       6,681           --
  Deferred income taxes.....................................      17,375       15,251
                                                              ----------   ----------
        Total current liabilities...........................     605,637      134,476
Long-term debt, less current maturities.....................     365,223      920,670
Deferred income taxes.......................................          --       83,740
Prearranged deferred revenue................................   1,820,406      108,744
Estimated cost to deliver merchandise.......................          --      139,183
Other long-term liabilities.................................      13,850       14,721
                                                              ----------   ----------
        Total liabilities...................................   2,805,116    1,401,534
                                                              ----------   ----------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred stock, $1.00 par value, 5,000,000 shares
    authorized; no shares issued............................          --           --
  Common stock, $1.00 stated value:
    Class A authorized 150,000,000 shares; issued and
     outstanding 103,965,419 and 103,277,329 shares at April
     30, 2001 and October 31, 2000, respectively............     103,965      103,277
    Class B authorized 5,000,000 shares; issued and
     outstanding 3,555,020 shares at April 30, 2001 and
     October 31, 2000; 10 votes per share; convertible into
     an equal number of Class A shares......................       3,555        3,555
  Additional paid-in capital................................     674,847      673,658
  Retained earnings.........................................     190,817      407,398
  Cumulative foreign translation adjustment.................     (98,400)    (103,553)
  Unrealized depreciation of investments....................      (1,038)      (9,678)
  Derivative financial instrument losses....................        (816)          --
                                                              ----------   ----------
        Total shareholders' equity..........................     872,930    1,074,657
                                                              ----------   ----------
                                                              $3,678,046   $2,476,191
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    CUMULATIVE      UNREALIZED       DERIVATIVE
                                           ADDITIONAL                 FOREIGN      APPRECIATION      FINANCIAL          TOTAL
                                 COMMON     PAID-IN     RETAINED    TRANSLATION   (DEPRECIATION)     INSTRUMENT     SHAREHOLDERS'
                                STOCK(1)    CAPITAL     EARNINGS    ADJUSTMENT    OF INVESTMENTS   GAINS (LOSSES)      EQUITY
                                --------   ----------   ---------   -----------   --------------   --------------   -------------
Balance October 31, 2000......  $106,832    $673,658    $ 407,398    $(103,553)      $(9,678)         $    --        $1,074,657
Comprehensive income (loss):
 Net loss.....................                           (216,581)                                                     (216,581)
 Other comprehensive income
   (loss):
   Foreign translation
     adjustment...............                                           5,153                                            5,153
   Cumulative effect of change
     in accounting for
     unrealized appreciation
     of investments under SAB
     No. 101..................                                                         8,494                              8,494
   Unrealized appreciation of
     investments..............                                                           229                                229
   Deferred income tax expense
     on unrealized
     appreciation of
     investments..............                                                           (83)                               (83)
   Cumulative effect of change
     in accounting for
     derivative financial
     instrument...............                                                                          4,693             4,693
   Unrealized loss on
     derivative instrument
     designated and qualifying
     as a cash flow hedging
     instrument...............                                                                         (5,509)           (5,509)
                                --------    --------    ---------    ---------       -------          -------        ----------
   Total other comprehensive
     income (loss)............                                           5,153         8,640             (816)           12,977
                                --------    --------    ---------    ---------       -------          -------        ----------
 Total comprehensive income
   (loss).....................                           (216,581)       5,153         8,640             (816)         (203,604)
Issuance of common stock......       688       1,189                                                                      1,877
                                --------    --------    ---------    ---------       -------          -------        ----------
Balance April 30, 2001........  $107,520    $674,847    $ 190,817    $ (98,400)      $(1,038)         $  (816)       $  872,930
                                ========    ========    =========    =========       =======          =======        ==========

---------------

(1) Amount includes shares of common stock with a stated value of $1 per share.

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                SIX MONTHS ENDED
                                                                   APRIL 30,
                                                              --------------------
                                                                2001        2000
                                                              ---------   --------
Cash flows from operating activities:
  Net earnings (loss).......................................  $(216,581)  $ 38,173
  Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
       Depreciation and amortization........................     39,143     28,707
       Provision for doubtful accounts......................      9,148     17,584
       Cumulative effect of change in accounting
        principles..........................................    250,004         --
       Net gains on sales of marketable securities..........         --       (780)
       Loss on sale of subsidiaries.........................        776         --
       Provision (benefit) for deferred income taxes........      1,280     (1,747)
       Changes in assets and liabilities, net of effects
        from acquisitions:
          Increase in other receivables.....................     (2,023)   (15,006)
          Increase in other deferred charges and intangible
            assets..........................................       (720)    (3,751)
          (Increase) decrease in inventories and cemetery
            property........................................      1,329     (4,060)
          Increase (decrease) in accounts payable and
            accrued expenses................................        215     (3,106)
          Change in prearranged activity....................     (8,333)        57
          Prearranged acquisition costs.....................    (16,114)        --
          Increase in merchandise trust, less estimated cost
            to deliver merchandise..........................         --    (14,084)
          Decrease in other.................................       (832)    (3,545)
                                                              ---------   --------
          Net cash provided by operating activities.........     57,292     38,442
                                                              ---------   --------
Cash flows from investing activities:
  Proceeds from sales of marketable securities..............      4,474     45,816
  Purchases of marketable securities and long-term
     investments............................................       (511)   (12,946)
  Proceeds from sale of subsidiaries........................      2,881         --
  Additions to property and equipment.......................    (11,246)   (23,627)
  Other.....................................................      1,227      1,208
                                                              ---------   --------
       Net cash provided by (used in) investing
        activities..........................................     (3,175)    10,451
                                                              ---------   --------
Cash flows from financing activities:
  Funeral trust withdrawal..................................  $  40,000   $     --
  Proceeds from long-term debt..............................         --      8,366
  Repayments of long-term debt..............................    (83,483)    (9,574)
  Issuance of common stock..................................        610      1,923
  Dividends.................................................         --     (4,261)
                                                              ---------   --------
     Net cash used in financing activities..................    (42,873)    (3,546)
                                                              ---------   --------
Effect of exchange rates on cash and cash equivalents.......        882     (2,050)
                                                              ---------   --------
Net increase in cash........................................     12,126     43,297
Cash and cash equivalents, beginning of period..............     91,595     30,877
                                                              ---------   --------
Cash and cash equivalents, end of period....................  $ 103,721   $ 74,174
                                                              =========   ========
Supplemental cash flow information:
  Cash paid during the period for:
     Income taxes...........................................  $   1,100   $  8,700
     Interest...............................................  $  29,900   $ 33,600
  Noncash investing and financing activities:
     Subsidiaries acquired through seller financing.........  $      --   $ 13,900
     Issuance of common stock to fund employee benefit
      plan..................................................  $   1,267   $     --

          See accompanying notes to consolidated financial statements

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) BASIS OF PRESENTATION

  (a) The Company

     Stewart Enterprises, Inc. (the "Company") is the third largest provider of products and services in the death care industry in the United States. Through its subsidiaries, the Company offers a complete line of funeral merchandise and services, along with cemetery property, merchandise and services.

     As of April 30, 2001, the Company owned and operated 321 funeral homes and 151 cemeteries in 30 states within the United States and Puerto Rico, and 291 funeral homes and 10 cemeteries in Mexico, Australia, New Zealand, Canada, Spain, Portugal, the Netherlands, Argentina, France and Belgium. For the six months ended April 30, 2001, foreign operations contributed approximately 18 percent of total revenue and, as of April 30, 2001, represented approximately 16 percent of total assets.

  (b) Principles of Consolidation

     The accompanying consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

  (c) Interim Disclosures

     The information as of April 30, 2001, and for the three and six months ended April 30, 2001 and 2000, is unaudited but, in the opinion of management, reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of financial position and results of operations for the interim periods. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

     The results of operations for the three and six months ended April 30, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending October 31, 2001.

  (d) Foreign Currency Translation

     All assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect at the end of the period, and revenues and expenses are translated at average exchange rates prevailing during the period. The resulting translation adjustments are reflected in a separate component of shareholders' equity.

  (e) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (f) Reclassifications

     Certain reclassifications have been made to the 2000 consolidated financial statements. These reclassifications had no effect on net earnings or shareholders' equity. In fiscal year 2001, prearranged acquisition costs and the change in prearranged activity are included in cash flows from operating activities in

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) BASIS OF PRESENTATION -- (CONTINUED)

the accompanying statements of cash flows. These cash flows have characteristics of both cash flows from operating and investing activities. For comparative purposes, a reclassification has been made to the consolidated statement of cash flows for the six months ended April 30, 2000.

(2) CHANGE IN ACCOUNTING PRINCIPLES

  (a) SAB No. 101

     The Company reached a final resolution on discussions with the Securities and Exchange Commission on Staff Accounting Bulletin No. 101 ("SAB No.
101") -- "Revenue Recognition in Financial Statements" as it relates to prearranged sales activities. Although not required to implement SAB No. 101 until the fourth quarter of fiscal year 2001, the Company elected to implement the new accounting guidance in the first fiscal quarter of 2001. The accounting for the Company's preneed sales activities was affected as follows:

     For preneed sales of interment rights, the associated revenue and all costs to acquire the sale are recognized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 66, "Accounting for Sales of Real Estate." Under SFAS No. 66, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. Previously, the revenue and costs were recognized at the time the contract was executed with the customer.

     For preneed sales of cemetery merchandise, primarily vaults and markers, and preneed sales of cemetery service fees, primarily openings and closings of burial sites and installations of markers, the associated revenue and all costs to acquire the sale are deferred until the merchandise is delivered or the service is performed. Previously, the revenue and costs were recognized at the time the contract was executed with the customer.

     Cemetery merchandise trust earnings are deferred until the underlying merchandise is delivered. Previously, the earnings were recognized as earned in the trust.

     Accounting for preneed funeral service sales and earnings on preneed funeral merchandise and services trust funds was not affected, as those revenues were recognized upon delivery of funeral merchandise and services under the Company's historical accounting methods.

     Preneed funeral merchandise sales, primarily caskets, and associated direct selling costs, primarily commissions and direct marketing costs, are deferred until the merchandise is delivered, at which time they will be reflected in funeral revenue and funeral cost of sales, respectively. Previously, these sales and associated direct costs were recognized as funeral revenue and funeral cost of sales, respectively, when the contract was executed with the customer.

     The method of accounting for perpetual care trusts was not affected. Earnings on those trusts continue to be recognized as they are earned in the trusts to offset the costs of maintaining the Company's cemeteries.

     The implementation of SAB No. 101 resulted in several changes to the Company's balance sheet including the addition of two new categories: prearranged receivables and prearranged deferred revenue. Prearranged receivables are related to preneed sales of funeral and cemetery merchandise and services. Prearranged receivables represent the funds owed to the Company (1) from preneed funeral merchandise and services trusts and from preneed cemetery merchandise and services trusts, which represent amounts already paid by customers, and realized earnings on those amounts, (2) from customers and (3) from insurance companies. Prearranged deferred revenue represents the revenue the Company will recognize upon delivery of

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) CHANGE IN ACCOUNTING PRINCIPLES -- (CONTINUED)

the preneed funeral and cemetery merchandise and services at the time of need. The net change in prearranged receivables and prearranged deferred revenue is recognized in the cash flow statement in the operating section as a change in prearranged activity.

     Prior to the adoption of SAB No. 101, neither the funeral trust assets nor the receivables related to preneed funerals were included on the balance sheet. Receivables due from customers related to preneed cemetery merchandise and services were previously included with other receivables on the balance sheet. The preneed cemetery merchandise and services trust asset was previously presented net of the liability for the estimated cost to deliver cemetery services and merchandise.

     All direct costs to acquire the sales of preneed funeral and cemetery merchandise and cemetery services are now included in deferred charges (asset). Previously, these costs were expensed as incurred. Also included in deferred charges are the costs to acquire preneed funeral service sales, which is consistent with the Company's historical accounting methods. The cost to acquire all preneed merchandise and service sales are included in the operating section of the cash flow statement as prearranged acquisition costs.

     The Company filed a Form 8-K dated March 14, 2001 which describes in detail the new accounting methods as compared to its previous accounting methods.

     The cumulative effect of these changes on prior years resulted in a decrease in net earnings for the six months ended April 30, 2001 of $250,004 (net of a $166,669 income tax benefit), or $2.33 per share. The effect of the change in accounting principles for the three and six months ended April 30, 2001 was an increase in net earnings of $3,148 and $6,868 respectively, or $.03 and $.06 per share, respectively. The Company corrected the application of purchase price allocations related to certain prior period acquisitions. These non-SAB No. 101 adjustments were immaterial to the Company's financial position and current and prior period results.

  (b) Other Changes

     Effective November 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," are amendments to the accounting and reporting standards of SFAS No. 133 and were adopted by the Company concurrently with SFAS No. 133.

     SFAS No. 133 requires the Company to recognize all derivatives on the balance sheet at fair value. The adoption of SFAS No. 133 on November 1, 2000 did not have an impact on results of operations and resulted in $4,693 being recognized in other comprehensive income for the cumulative effect of a change in accounting for a derivative financial instrument. The notional amounts of derivative financial instruments do not represent amounts exchanged between parties and, therefore, are not a measure of the Company's exposure resulting from its use of derivatives. The amounts exchanged are calculated based upon the notional amounts as well as other terms of the instruments, which relate to interest rates, exchange rates or other indices.

     In order to hedge a portion of the interest rate risk associated with its variable-rate debt, during the first quarter of 1999, the Company entered into a three-year interest rate swap agreement involving a notional amount of $200,000. This agreement, which became effective March 4, 1999, effectively converted $200,000

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) CHANGE IN ACCOUNTING PRINCIPLES -- (CONTINUED)

of variable-rate debt bearing interest based on three-month LIBOR to a fixed rate based on the swap rate of 4.915 percent.

     In accordance with SFAS No. 133, the Company accounts for the interest rate swap as a cash flow hedge whereby the fair value of the interest rate swap is reflected as a current liability in the accompanying consolidated balance sheet with the offset recorded to other comprehensive income. The estimated fair value of the interest rate swap as of April 30, 2001, based on quoted market prices, was a loss of $816. The timing of the swap is simultaneous with the timing of the variable interest payments. Therefore, interest expense includes amounts related to the underlying hedged debt and to the swap in the accompanying financial statements.

     In 2000, the Financial Accounting Standards Board ("FASB" or the "Board") issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125." SFAS No. 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of SFAS No. 140 did not have an impact on the Company's results of operations or financial condition for the three and six months ended April 30, 2001.

(3) PROPOSED ACCOUNTING CHANGES

     In February 2001, the Financial Accounting Standards Board issued an exposure draft of a proposed Statement, "Business Combinations and Intangible Assets -- Accounting for Goodwill." If adopted, the exposure draft would eliminate the amortization of goodwill, but would require that goodwill be tested for impairment using a fair-value approach. Based on the current version of the exposure draft, the Company would not be required or allowed to adopt the provisions of the exposure draft until the first quarter of fiscal year 2002. If the exposure draft is issued as currently proposed and on the schedule currently contemplated, the Company estimates that it would incur a pre-tax noncash impairment charge of between $100,000 and $300,000 for the Company's domestic operations. However, the Company would no longer be required to amortize goodwill, which amounted to $19,644 ($14,409 related to domestic operations) in fiscal year 2000. Foreign operations would not be affected as they will have been previously marked to fair value. See Note 8 -- "Subsequent
Events -- Foreign Asset Sales and Related Noncash Charges." The exposure draft may or may not be issued as currently proposed, and any changes in its terms or effective date, or changes in the fair value of the Company's relevant businesses, could change the estimated impairment charge materially.

(4) ACQUISITIONS

     During the six months ended April 30, 2001, the Company had no acquisitions, compared to four cemeteries purchased during the six months ended April 30, 2000.

     These acquisitions have been accounted for by the purchase method, and their results of operations are included in the accompanying consolidated financial statements from the dates of acquisition. The purchase price allocations for certain of these acquisitions were originally based on preliminary information.

(5) CONTINGENCIES

     In Re Stewart Enterprises, Inc. Securities Litigation, No. 01-30035 on the docket of the United States Court of Appeals for the Fifth Circuit. On March 9, 2001, plaintiffs in this action voluntarily withdrew their appeal, effectively ending the litigation. The appeal related to 16 putative securities class action lawsuits filed

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) CONTINGENCIES -- (CONTINUED)

in the United States District Court for the Eastern District of Louisiana in the fall of 1999 against the Company, certain of its directors and officers and the lead underwriters in the Company's January 1999 common stock offering. In December 2000, the District Court dismissed the suits against all defendants for failure of the plaintiffs to state a claim. On January 4, 2001, the plaintiffs filed a notice of appeal which has now been withdrawn. The Company made no payments to the plaintiffs in connection with the withdrawal.

     The Company and certain of its subsidiaries are parties to a number of other legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

     The Company carries insurance with coverages and coverage limits that it believes to be adequate. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company's operations.

(6) RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA

                                                     EARNINGS        SHARES       PER SHARE
THREE MONTHS ENDED APRIL 30, 2001                   (NUMERATOR)   (DENOMINATOR)     DATA
---------------------------------                   -----------   -------------   ---------
Net earnings......................................    $16,608
                                                      =======
Basic earnings per common share:
          Earnings available to common
            shareholders..........................    $16,608        107,306        $.15
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --             14
                                                      -------        -------
Diluted earnings per common share:
          Earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $16,608        107,320        $.15
                                                      =======        =======        ====

                                                     EARNINGS        SHARES       PER SHARE
THREE MONTHS ENDED APRIL 30, 2000                   (NUMERATOR)   (DENOMINATOR)     DATA
---------------------------------                   -----------   -------------   ---------
Net earnings......................................    $19,332
                                                      =======
Basic earnings per common share:
          Earnings available to common
            shareholders..........................    $19,332        106,557        $.18
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --             39
                                                      -------        -------
Diluted earnings per common share:
          Earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $19,332        106,596        $.18
                                                      =======        =======        ====

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(6) RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA -- (CONTINUED)


                                                     EARNINGS        SHARES       PER SHARE
SIX MONTHS ENDED APRIL 30, 2001                     (NUMERATOR)   (DENOMINATOR)     DATA
-------------------------------                     -----------   -------------   ---------
Earnings before cumulative effect of change in
  accounting principles...........................    $33,423
                                                      =======
Basic earnings per common share:
          Earnings available to common
            shareholders..........................    $33,423        107,131        $.31
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --              5
                                                      -------        -------
Diluted earnings per common share:
          Earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $33,423        107,136        $.31
                                                      =======        =======        ====

                                                     EARNINGS        SHARES       PER SHARE
SIX MONTHS ENDED APRIL 30, 2000                     (NUMERATOR)   (DENOMINATOR)     DATA
-------------------------------                     -----------   -------------   ---------
Net earnings......................................    $38,173
                                                      =======
Basic earnings per common share:
          Earnings available to common
            shareholders..........................    $38,173        106,414        $.36
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --             18
                                                      -------        -------
Diluted earnings per common share:
          Earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $38,173        106,432        $.36
                                                      =======        =======        ====

     Options to purchase 8,005,594 and 8,161,911 shares of common stock at prices ranging from $4.28 to $27.25 per share and $3.44 to $27.25 per share were outstanding during the three and six months ended April 30, 2001, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. The options, which expire between October 31, 2001 and April 12, 2005, were still outstanding as of April 30, 2001.

     Options to purchase 7,005,126 and 5,528,180 shares of common stock at prices ranging from $5.50 to $27.25 per share were outstanding during the three and six months ended April 30, 2000, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(7) SEGMENT DATA

     The Company's reportable segment information was as follows:

                                                                  RECONCILING   CONSOLIDATED
                                          FUNERAL     CEMETERY     ITEMS(1)        TOTALS
                                         ----------   ---------   -----------   ------------
Revenues from external customers:
  Three months ended April 30,
     2001..............................  $  107,958      62,981         --       $  170,939
     2000..............................  $  115,741      73,120         --       $  188,861
  Six months ended April 30,
     2001..............................  $  215,307     132,322         --       $  347,629
     2000..............................  $  238,387     143,434         --       $  381,821
Gross profit:
  Three months ended April 30,
     2001..............................  $   25,592      15,623         --       $   41,215
     2000..............................  $   30,805      18,979         --       $   49,784
  Six months ended April 30,
     2001..............................  $   50,335      33,965         --       $   84,300
     2000..............................  $   65,538      32,954         --       $   98,492
Total assets:
  April 30, 2001.......................  $2,344,182   1,263,496     70,368       $3,678,046
  October 31, 2000.....................  $1,253,754   1,145,612     76,825       $2,476,191

---------------

(1) Reconciling items consist of unallocated corporate assets, depreciation and amortization on unallocated corporate assets and additions to corporate long-lived assets.

     A reconciliation of total segment gross profit to total earnings before income taxes and cumulative effect of change in accounting principles for the three and six months ended April 30, 2001 and 2000, is as follows:

                                              THREE MONTHS ENDED     SIX MONTHS ENDED
                                                   APRIL 30,             APRIL 30,
                                              -------------------   -------------------
                                                2001       2000       2001       2000
                                              --------   --------   --------   --------
Gross profit for reportable segments........  $ 41,215   $ 49,784   $ 84,300   $ 98,492
Corporate general and administrative
  expenses..................................    (4,905)    (4,883)    (9,066)   (10,143)
Interest expense, net.......................   (12,504)   (14,447)   (25,783)   (29,030)
Other income (expense), net.................     2,349        (10)     3,184        796
                                              --------   --------   --------   --------
Earnings before income taxes and cumulative
  effect of change in accounting
  principles................................  $ 26,155   $ 30,444   $ 52,635   $ 60,115
                                              ========   ========   ========   ========

(8) SUBSEQUENT EVENTS

  (a) Refinancing Transactions

     On May 15, 2001, the Company commenced a tender offer for up to $200,000 of its $300,000 publicly held senior notes as the first step in a comprehensive plan to refinance substantially all of its long-term debt. Pursuant to that plan, the Company also expects to refinance its $600,000 revolving credit facility (of which $442,000 was outstanding as of May 31, 2001) and redeem all of its privately held senior notes ($64,762 was outstanding as of May 31, 2001).

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) SUBSEQUENT EVENTS -- CONTINUED

     In order to provide the funds necessary to refinance those obligations and pay related tender premiums, prepayment penalties, fees and expenses, the Company plans to privately place, under Rule 144A, $300,000 in notes and to enter into new senior secured credit facilities which are expected to consist of a $225,000 four-year revolving credit facility, a $75,000 18-month asset sale term loan and a $250,000 five-year term loan B. The obligations under the new senior secured credit facilities and the new notes will be guaranteed by substantially all of the Company's domestic subsidiaries. The obligations and guarantees under the new senior secured credit facilities will be secured by a substantial portion of the assets of the Company and the subsidiary guarantors. If the refinancing transactions are completed, the publicly held senior notes not purchased in the tender offer will be secured equally and ratably with the new senior secured credit facilities but will not be guaranteed.

     The purpose of these transactions is primarily to improve the Company's liquidity by retiring its $600,000 revolving credit facility, which matures on April 30, 2002, and replacing it with the smaller revolving credit facility, which will be due in 2005. In addition, the refinancing plan will generally extend the maturities of the Company's other long-term debt, except for the 18-month asset sale term loan, which will provide the Company with shorter-term financing while it pursues the sale of its foreign operations, excess cemetery property and certain other assets. Although the Company's refinancing plan is designed to improve the Company's liquidity, the new financing will result in significantly higher interest costs, and the covenants to be contained in the new credit agreement will be significantly more restrictive than the covenants in its current credit agreement. As of April 30, 2001, the Company's weighted average cost of debt was 6.3 percent. Upon completion of the refinancing, the Company expects that its average borrowing cost will increase by 350 to 400 basis points. However, the effect of the rate increases may be mitigated in the future if the Company is able to substantially reduce its total debt with the proceeds from the sale of its foreign operations. In addition, the Company expects to incur charges in the range of $5,000 to $6,000 after taxes in the quarter ending July 31, 2001, relating to the early extinguishment of debt. In connection with the refinancing transactions, the Company expects to incur tender premiums, prepayment penalties and other fees and expenses which will result in a cash outlay of approximately $31,000. This cash outlay has been reflected in the expected 350 to 400 basis point increase in the Company's rates and in the early extinguishment of debt charge previously mentioned.

     Each of the refinancing transactions will be conditioned on the completion of the others, and none are yet the subject of definitive agreements. Accordingly, no assurance can be given that any of the refinancing transactions will be completed successfully.

  (b) Foreign Asset Sales and Related Noncash Charges

     The Company has decided to pursue the sale of its foreign operations. Its financial advisors have completed their evaluation of those operations, and except for Argentina, have submitted financial and other information to prospective buyers and have received one or more indications of interest and/or formal proposals for the purchase of each of the Company's foreign operations. The sale process in Argentina will begin in the near term. The Company is now in various stages of negotiations with prospective buyers and believes that it will be able to dispose of all foreign operations at acceptable prices, resulting in cash proceeds within the range of $200,000 to $250,000 including tax benefits. Further, the Company expects these sales to be completed before the end of fiscal year 2002. The revenues, operating earnings and EBITDA for the Company's foreign operations in fiscal year 2000 pro forma for SAB No. 101 were $139,826 ($129,676 funeral and $10,150 cemetery), $22,712 and $36,377, respectively. The Company defines EBITDA as

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) SUBSEQUENT EVENTS -- CONTINUED

earnings before the cumulative effect of the change in accounting principles and before gross interest expense, taxes, depreciation and amortization. The Company's consolidated EBITDA for fiscal year 2000 was $229,378 (pro forma to reflect the changes resulting from its implementation of SAB No. 101). After applying all net proceeds to reduce debt, the net reduction in earnings per share, assuming all sales are consummated, is expected to be approximately $0.04.

     Based on its progress to date and management's and the Board of Directors' decision to proceed with these sales if acceptable prices and terms can be obtained, the Company will be writing down the aggregate value of these assets to their estimated fair value. As a result, the Company estimates that it will incur an aggregate pre-tax noncash charge to earnings of $230,000 to $250,000 ($175,000 to $195,000, or $1.62 to $1.81 per share, after tax) in the quarter ending July 31, 2001. Since the Company has already reduced shareholders' equity for the cumulative foreign translation adjustment incurred in each period that it has owned these businesses, the Company estimates that the total charge to shareholders' equity will be $115,000 to $135,000 after tax, all of which will be recorded in the quarter ending July 31, 2001.

  (c) Definitive Agreement to Sell Mexican Operations

     In accordance with the aforementioned plans, the Company announced in a press release dated June 4, 2001, that it has entered into a definitive agreement to sell its operations in Mexico. The net proceeds from the sale will be approximately US$70,000 before taxes, which will be used to pay down outstanding debt. The Company expects to recognize a small gain or loss on that sale, although the exact amount will depend on the exchange rate of the Mexican peso and the U.S. dollar at the time of closing. The transaction is scheduled to close on or about July 31, 2001, and is subject to customary closing conditions and a 45-day antitrust review period under Mexican antitrust laws. The revenues, operating earnings and EBITDA for the Company's Mexican operations in fiscal year 2000 pro forma for SAB No. 101 were $22,774, $10,145 and $12,723, respectively.

  (d) Other Noncash Charges

     In addition to its foreign operations, the Company has identified certain assets, primarily excess cemetery property and funeral home real estate, that it expects to sell. In addition, it has reviewed noncompetition agreements that it entered into with sellers, key employees and others in connection with previous acquisitions, and it is considering relieving some of these individuals from the obligation not to compete, although it would continue to make the payments in accordance with the contract terms. This obligation, which the Company previously recorded, will be included in other long-term liabilities on the balance sheet. As a result of the foregoing, the Company estimates that it would incur an aggregate pre-tax noncash charge to earnings of $15,000 to $30,000 ($9,000 to $18,000, or $.08 to $.17 per share, after tax) in the quarter ending July 31, 2001.

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES

     The following presents the condensed consolidating historical financial statements as of April 30, 2001 and October 31, 2000 and for the three months and six months ended April 30, 2001, for the direct and indirect domestic subsidiaries of the Company that are anticipated to serve as guarantors of the Senior Subordinated Notes, and the financial results of the Company's subsidiaries that are not anticipated to serve as guarantors.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

 CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME

                                                     THREE MONTHS ENDED APRIL 30, 2001
                                    --------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $    --     $ 73,586       $ 34,372        $    --        $107,958
  Cemetery........................       --       53,807          9,174             --          62,981
                                    -------     --------       --------        -------        --------
                                         --      127,393         43,546             --         170,939
                                    -------     --------       --------        -------        --------
Costs and expenses:
  Funeral.........................       --       55,388         26,978             --          82,366
  Cemetery........................       --       39,379          7,949             30          47,358
                                    -------     --------       --------        -------        --------
                                         --       94,767         34,927             30         129,724
                                    -------     --------       --------        -------        --------
  Gross profit....................       --       32,626          8,619            (30)         41,215
Corporate general and
  administrative expenses.........    5,072         (159)            (2)            (6)          4,905
                                    -------     --------       --------        -------        --------
  Operating earnings (loss).......   (5,072)      32,785          8,621            (24)         36,310
Interest income (expense), net....   20,137      (22,221)       (11,987)         1,567         (12,504)
Other income, net.................      600        2,103          1,213         (1,567)          2,349
                                    -------     --------       --------        -------        --------
  Earnings (loss) before income
     taxes........................   15,665       12,667         (2,153)           (24)         26,155
Income taxes......................    5,717        4,458           (618)           (10)          9,547
                                    -------     --------       --------        -------        --------
  Net earnings (loss) before
     equity in subsidiaries.......    9,948        8,209         (1,535)           (14)         16,608
                                    -------     --------       --------        -------        --------
Equity in subsidiaries............    6,660           --             --         (6,660)             --
                                    -------     --------       --------        -------        --------
  Net earnings (loss).............   16,608        8,209         (1,535)        (6,674)         16,608
  Other comprehensive income,
     net..........................     (816)      (1,079)        (7,032)            --          (8,927)
                                    -------     --------       --------        -------        --------
  Comprehensive income (loss).....  $15,792     $  7,130       $ (8,567)       $(6,674)       $  7,681
                                    =======     ========       ========        =======        ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

 CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME

                                                     THREE MONTHS ENDED APRIL 30, 2000
                                    --------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $    --     $ 70,911       $ 44,830        $     --       $115,741
  Cemetery........................       --       64,166          8,954              --         73,120
                                    -------     --------       --------        --------       --------
                                         --      135,077         53,784              --        188,861
                                    -------     --------       --------        --------       --------
Costs and expenses:
  Funeral.........................       --       52,944         31,992              --         84,936
  Cemetery........................       --       46,197          7,938               6         54,141
                                    -------     --------       --------        --------       --------
                                         --       99,141         39,930               6        139,077
                                    -------     --------       --------        --------       --------
  Gross profit....................       --       35,936         13,854              (6)        49,784
Corporate general and
  administrative expenses.........    4,837           46             --              --          4,883
                                    -------     --------       --------        --------       --------
  Operating earnings (loss).......   (4,837)      35,890         13,854              (6)        44,901
Interest income (expense), net....   14,487      (20,217)        (9,487)            770        (14,447)
Other income (loss), net..........     (335)         966            129            (770)           (10)
                                    -------     --------       --------        --------       --------
  Earnings before income taxes....    9,315       16,639          4,496              (6)        30,444
Income taxes......................    3,400        6,073          1,641              (2)        11,112
                                    -------     --------       --------        --------       --------
  Net earnings before equity in
     subsidiaries.................    5,915       10,566          2,855              (4)        19,332
                                    -------     --------       --------        --------       --------
Equity in subsidiaries............   13,417           --             --         (13,417)            --
                                    -------     --------       --------        --------       --------
  Net earnings....................   19,332       10,566          2,855         (13,421)        19,332
  Other comprehensive income,
     net..........................       --       (2,161)       (12,884)             --        (15,045)
                                    -------     --------       --------        --------       --------
  Comprehensive income (loss).....  $19,332     $  8,405       $(10,029)       $(13,421)      $  4,287
                                    =======     ========       ========        ========       ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

 CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME

                                                         SIX MONTHS ENDED APRIL 30, 2001
                                     -----------------------------------------------------------------------
                                                   GUARANTOR     NON-GUARANTOR
                                      PARENT      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     ---------    ------------   -------------   ------------   ------------
Revenues:
  Funeral..........................  $      --     $ 145,107       $ 70,200        $     --      $ 215,307
  Cemetery.........................         --       115,994         16,328              --        132,322
                                     ---------     ---------       --------        --------      ---------
                                            --       261,101         86,528              --        347,629
                                     ---------     ---------       --------        --------      ---------
Costs and expenses:
  Funeral..........................         --       110,282         54,690              --        164,972
  Cemetery.........................         --        82,865         15,480              12         98,357
                                     ---------     ---------       --------        --------      ---------
                                            --       193,147         70,170              12        263,329
                                     ---------     ---------       --------        --------      ---------
  Gross profit.....................         --        67,954         16,358             (12)        84,300
Corporate general and
  administrative expenses..........      9,345          (279)            --              --          9,066
                                     ---------     ---------       --------        --------      ---------
  Operating earnings (loss)........     (9,345)       68,233         16,358             (12)        75,234
Interest income (expense), net.....     40,557       (46,039)       (23,939)          3,638        (25,783)
Other income, net..................      1,731         2,707          2,384          (3,638)         3,184
                                     ---------     ---------       --------        --------      ---------
  Earnings (loss) before income
     taxes and cumulative effect of
     change in accounting
     principles....................     32,943        24,901         (5,197)            (12)        52,635
Income taxes.......................     12,024         9,089         (1,897)             (4)        19,212
                                     ---------     ---------       --------        --------      ---------
  Earnings (loss) before cumulative
     effect of change in accounting
     principles....................     20,919        15,812         (3,300)             (8)        33,423
Cumulative effect of change in
  accounting principles............         --      (234,016)       (15,988)             --       (250,004)
                                     ---------     ---------       --------        --------      ---------
  Net earnings (loss) before equity
     in subsidiaries...............     20,919      (218,204)       (19,288)             (8)      (216,581)
                                     ---------     ---------       --------        --------      ---------
Equity in subsidiaries.............   (237,500)           --             --         237,500             --
                                     ---------     ---------       --------        --------      ---------
  Net loss.........................   (216,581)     (218,204)       (19,288)        237,492       (216,581)
  Other comprehensive income,
     net...........................        386         7,437          5,154              --         12,977
                                     ---------     ---------       --------        --------      ---------
  Comprehensive loss...............  $(216,195)    $(210,767)      $(14,134)       $237,492      $(203,604)
                                     =========     =========       ========        ========      =========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

 CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME

                                                       SIX MONTHS ENDED APRIL 30, 2000
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $     --     $151,282       $ 87,105        $     --       $238,387
  Cemetery........................        --      125,408         18,026              --        143,434
                                    --------     --------       --------        --------       --------
                                          --      276,690        105,131              --        381,821
                                    --------     --------       --------        --------       --------
Costs and expenses:
  Funeral.........................        --      107,097         65,752              --        172,849
  Cemetery........................        --       93,840         16,628              12        110,480
                                    --------     --------       --------        --------       --------
                                          --      200,937         82,380              12        283,329
                                    --------     --------       --------        --------       --------
  Gross profit....................        --       75,753         22,751             (12)        98,492
Corporate general and
  administrative expenses.........    10,039          104             --              --         10,143
                                    --------     --------       --------        --------       --------
  Operating earnings (loss).......   (10,039)      75,649         22,751             (12)        88,349
Interest income (expense), net....    29,664      (40,768)       (19,016)          1,090        (29,030)
Other income (loss), net..........      (158)       1,528            516          (1,090)           796
                                    --------     --------       --------        --------       --------
  Earnings before income taxes....    19,467       36,409          4,251             (12)        60,115
Income taxes......................     7,105       13,289          1,552              (4)        21,942
                                    --------     --------       --------        --------       --------
  Net earnings before equity in
     subsidiaries.................    12,362       23,120          2,699              (8)        38,173
                                    --------     --------       --------        --------       --------
Equity in subsidiaries............    25,811           --             --         (25,811)            --
                                    --------     --------       --------        --------       --------
  Net earnings....................    38,173       23,120          2,699         (25,819)        38,173
  Other comprehensive income,
     net..........................        --       (3,392)       (18,077)             --        (21,469)
                                    --------     --------       --------        --------       --------
  Comprehensive income (loss).....  $ 38,173     $ 19,728       $(15,378)       $(25,819)      $ 16,704
                                    ========     ========       ========        ========       ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                  APRIL 30, 2001
                                     ------------------------------------------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                       PARENT      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -----------   ------------   -------------   ------------   ------------
ASSETS


Current assets:
  Cash and cash equivalent
     investments...................  $    65,997    $   (1,960)     $  39,684       $     --      $  103,721
  Marketable securities............        2,797        (1,549)         1,840             --           3,088
  Receivables, net of allowances...        1,181        53,521         38,123             --          92,825
  Inventories......................          369        38,741         13,628             --          52,738
  Prepaid expenses.................        1,893         1,543          2,182             --           5,618
                                     -----------    ----------      ---------       --------      ----------
     Total current assets..........       72,237        90,296         95,457             --         257,990
Receivables due beyond one year,
  net of allowances................           --        61,680         26,409             --          88,089
Prearranged receivables............           --     1,263,872        130,166             --       1,394,038
Intangible assets..................          147       474,135        209,332             --         683,614
Deferred charges...................        1,869       240,511         23,586             --         265,966
Cemetery property, at cost.........           --       381,754         56,910            107         438,771
Property and equipment, at cost....       26,325       429,498        147,004             96         602,923
Less accumulated depreciation......        8,618       122,749         28,313             39         159,719
                                     -----------    ----------      ---------       --------      ----------
Net property and equipment.........       17,707       306,749        118,691             57         443,204
Deferred income taxes..............         (133)       96,472             --             --          96,339
Investment in subsidiaries.........       86,421            --             --        (86,421)             --
Other assets.......................        1,802         1,322          6,911             --          10,035
                                     -----------    ----------      ---------       --------      ----------
                                     $   180,050    $2,916,791      $ 667,462       $(86,257)     $3,678,046
                                     ===========    ==========      =========       ========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
     debt..........................  $   501,150    $       --      $      --       $     --      $  501,150
  Accounts payable.................          345           798         13,367             29          14,539
  Accrued expenses.................       13,950        42,341          9,601             --          65,892
  Income taxes payable.............         (797)        2,194          7,044         (1,760)          6,681
  Deferred income taxes............         (307)       14,817          2,597            268          17,375
                                     -----------    ----------      ---------       --------      ----------
     Total current liabilities.....      514,341        60,150         32,609         (1,463)        605,637
Long-term debt, less current
  maturities.......................      288,765          (549)        77,007             --         365,223
Intercompany payables, net.........   (1,600,084)    1,126,088        489,520        (15,524)             --
Deferred income taxes..............        4,160        (2,226)        (1,326)          (608)             --
Prearranged deferred revenue.......          500     1,652,886        167,020             --       1,820,406
Other long-term liabilities........           --         6,433          7,265            152          13,850
                                     -----------    ----------      ---------       --------      ----------
     Total liabilities.............     (792,318)    2,842,782        772,095        (17,443)      2,805,116
                                     -----------    ----------      ---------       --------      ----------
Common stock.......................      107,520           336             53           (389)        107,520
Other..............................      865,664        74,712         (6,287)       (68,425)        865,664
Accumulated other comprehensive
  loss.............................         (816)       (1,039)       (98,399)            --        (100,254)
                                     -----------    ----------      ---------       --------      ----------
     Total shareholders' equity....      972,368        74,009       (104,633)       (68,814)        872,930
                                     -----------    ----------      ---------       --------      ----------
                                     $   180,050    $2,916,791      $ 667,462       $(86,257)     $3,678,046
                                     ===========    ==========      =========       ========      ==========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                 OCTOBER 31, 2000
                                     ------------------------------------------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                       PARENT      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -----------   ------------   -------------   ------------   ------------
ASSETS


Current assets:
  Cash and cash equivalent
     investments...................  $    59,862    $     (299)     $  32,032      $      --      $   91,595
  Marketable securities............        5,356           190          1,727             --           7,273
  Receivables, net of allowances...        1,004       122,232         54,238             --         177,474
  Inventories......................          383        44,467         15,799             --          60,649
  Prepaid expenses.................          769         1,941          1,353             --           4,063
                                     -----------    ----------      ---------      ---------      ----------
     Total current assets..........       67,374       168,531        105,149             --         341,054
Receivables due beyond one year,
  net of allowances................           --       152,093         64,980             --         217,073
Intangible assets..................          191       457,088        211,183             --         668,462
Deferred charges...................        2,007       108,792         15,359             --         126,158
Cemetery property, at cost.........           --       377,898         63,748             --         441,646
Property and equipment, at cost....       24,768       422,609        145,675             96         593,148
Less accumulated depreciation......        6,924       113,325         24,900             70         145,219
                                     -----------    ----------      ---------      ---------      ----------
Net property and equipment.........       17,844       309,284        120,775             26         447,929
Merchandise trust, less estimated
  cost to deliver..................           --       112,732        (26,763)            --          85,969
Investment in subsidiaries.........      323,921            --             --       (323,921)             --
Other assets.......................        1,505         1,785          5,427             --           8,717
                                     -----------    ----------      ---------      ---------      ----------
                                     $   412,842    $1,688,203      $ 559,858      $(323,895)     $2,337,008
                                     ===========    ==========      =========      =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
     debt..........................  $    29,857    $       --      $      --      $      --      $   29,857
  Accounts payable.................          299         3,988         16,026             29          20,342
  Accrued expenses.................       14,572        43,409         11,181           (136)         69,026
  Income taxes payable.............      (13,796)        3,448         12,031         (1,683)             --
  Deferred income taxes............         (307)       14,695          2,425         (1,562)         15,251
                                     -----------    ----------      ---------      ---------      ----------
     Total current liabilities.....       30,625        65,540         41,663         (3,352)        134,476
Long-term debt, less current
  maturities.......................      836,385            --         84,285             --         920,670
Intercompany payables, net.........   (1,654,754)    1,194,997        473,017        (13,260)             --
Deferred income taxes..............       13,400        71,857           (276)        (1,241)         83,740
Deferred revenue...................          500        64,664         43,580             --         108,744
Other long-term liabilities........           --         6,481          8,088            152          14,721
                                     -----------    ----------      ---------      ---------      ----------
     Total liabilities.............     (773,844)    1,403,539        650,357        (17,701)      1,262,351
                                     -----------    ----------      ---------      ---------      ----------
Common stock.......................      106,832           224             53           (277)        106,832
Other..............................    1,081,056       292,916         13,001       (305,917)      1,081,056
Accumulated other comprehensive
  loss.............................       (1,202)       (8,476)      (103,553)            --        (113,231)
                                     -----------    ----------      ---------      ---------      ----------
     Total shareholders' equity....    1,186,686       284,664        (90,499)      (306,194)      1,074,657
                                     -----------    ----------      ---------      ---------      ----------
                                     $   412,842    $1,688,203      $ 559,858      $(323,895)     $2,337,008
                                     ===========    ==========      =========      =========      ==========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED APRIL 30, 2001
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $ 27,185     $ 29,174        $(1,331)       $ 2,264        $ 57,292
                                    --------     --------        -------        -------        --------
Cash flows from investing
  activities:
  Proceeds from sales of
     marketable securities........        --        4,474             --             --           4,474
  Purchases of marketable
     securities and long-term
     investments..................        --           --           (511)            --            (511)
  Proceeds from sale of
     subsidiaries.................        --        2,881             --             --           2,881
  Additions to property and
     equipment....................        --       (9,900)        (1,346)            --         (11,246)
  Other...........................        --          619            608             --           1,227
                                    --------     --------        -------        -------        --------
     Net cash used in investing
       activities.................        --       (1,926)        (1,249)            --          (3,175)
                                    --------     --------        -------        -------        --------
Cash flows from financing
  activities:
  Funeral trust withdrawal........        --       40,000             --             --          40,000
  Repayments of long-term debt....   (76,330)          --         (7,153)            --         (83,483)
  Intercompany receivables
     (payables)...................    54,670      (68,909)        16,503         (2,264)             --
  Issuance of common stock........       610           --             --             --             610
                                    --------     --------        -------        -------        --------
     Net cash provided by (used
       in) financing activities...   (21,050)     (28,909)         9,350         (2,264)        (42,873)
                                    --------     --------        -------        -------        --------
Effect of exchange rates on cash
  and cash equivalents............        --           --            882             --             882
                                    --------     --------        -------        -------        --------
Net increase (decrease) in cash...     6,135       (1,661)         7,652             --          12,126
Cash and cash equivalents,
  beginning of period.............    59,862         (299)        32,032             --          91,595
                                    --------     --------        -------        -------        --------
Cash and cash equivalents, end of
  period..........................  $ 65,997     $ (1,960)       $39,684        $    --        $103,721
                                    ========     ========        =======        =======        ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- CONTINUED

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                      SIX MONTHS ENDED APRIL 30, 2000
                                    --------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -------   ------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $22,759     $ 28,485       $(14,640)       $ 1,838        $ 38,442
                                    -------     --------       --------        -------        --------
Cash flows from investing
  activities:
  Proceeds from sales of
     marketable securities........       --       45,358            458             --          45,816
  Purchases of marketable
     securities and long-term
     investments..................       --       (7,821)        (5,125)            --         (12,946)
  Additions to property and
     equipment....................   (1,610)     (20,034)        (1,983)            --         (23,627)
  Other...........................       --        1,083            125             --           1,208
                                    -------     --------       --------        -------        --------
     Net cash provided by (used
       in) investing activities...   (1,610)      18,586         (6,525)            --          10,451
                                    -------     --------       --------        -------        --------
Cash flows from financing
  activities:
  Proceeds from long-term debt....    8,366           --             --             --           8,366
  Repayments of long-term debt....   (8,880)          --           (694)            --          (9,574)
  Intercompany receivables
     (payables)...................   19,043      (45,613)        28,408         (1,838)             --
  Issuance of common stock........    1,923           --             --             --           1,923
  Dividends.......................   (4,261)          --             --             --          (4,261)
                                    -------     --------       --------        -------        --------
     Net cash provided by (used
       in) financing activities...   16,191      (45,613)        27,714         (1,838)         (3,546)
                                    -------     --------       --------        -------        --------
Effect of exchange rates on cash
  and cash equivalents............       --           --         (2,050)            --          (2,050)
                                    -------     --------       --------        -------        --------
Net increase in cash..............   37,340        1,458          4,499             --          43,297
Cash and cash equivalents,
  beginning of period.............   11,689        1,649         17,539             --          30,877
                                    -------     --------       --------        -------        --------
Cash and cash equivalents, end of
  period..........................  $49,029     $  3,107       $ 22,038        $    --        $ 74,174
                                    =======     ========       ========        =======        ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Stewart Enterprises, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Stewart Enterprises, Inc. and Subsidiaries at October 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 3 to the financial statements, the Company changed its method of accounting for funeral services investment trust fund earnings in 1999.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
December 12, 2000, except for
Note 19 as to which the date is
January 9, 2001

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  YEAR ENDED OCTOBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
Revenues:
  Funeral...................................................  $451,852   $445,877   $379,095
  Cemetery..................................................   282,949    310,231    269,270
                                                              --------   --------   --------
                                                               734,801    756,108    648,365
                                                              --------   --------   --------
Costs and expenses:
  Funeral...................................................   335,163    319,002    260,669
  Cemetery..................................................   220,598    226,705    191,712
                                                              --------   --------   --------
                                                               555,761    545,707    452,381
                                                              --------   --------   --------
  Gross profit..............................................   179,040    210,401    195,984
Corporate general and administrative expenses...............    19,763     19,161     16,621
                                                              --------   --------   --------
  Operating earnings before performance-based stock
     options................................................   159,277    191,240    179,363
Performance-based stock options.............................        --         --     76,762
                                                              --------   --------   --------
  Operating earnings........................................   159,277    191,240    102,601
Interest expense, net.......................................   (56,284)   (52,174)   (41,792)
Other income, net...........................................     2,194      3,485      4,155
                                                              --------   --------   --------
  Earnings before income taxes and cumulative effect of
     change in accounting principle.........................   105,187    142,551     64,964
Income taxes................................................    38,393     52,031     23,062
                                                              --------   --------   --------
  Earnings before cumulative effect of change in accounting
     principle..............................................    66,794     90,520     41,902
Cumulative effect of change in accounting principle (net of
  $28,798 income tax benefit in 1999) (Note 3)..............        --    (50,101)        --
                                                              --------   --------   --------
  Net earnings..............................................  $ 66,794   $ 40,419   $ 41,902
                                                              ========   ========   ========
Basic earnings per common share:
  Earnings before cumulative effect of change in accounting
     principle..............................................  $    .63   $    .84   $    .43
  Cumulative effect of change in accounting principle.......        --       (.47)        --
                                                              --------   --------   --------
  Net earnings..............................................  $    .63   $    .37   $    .43
                                                              ========   ========   ========
Diluted earnings per common share:
  Earnings before cumulative effect of change in accounting
     principle..............................................  $    .63   $    .84   $    .43
  Cumulative effect of change in accounting principle.......        --       (.47)        --
                                                              --------   --------   --------
  Net earnings..............................................  $    .63   $    .37   $    .43
                                                              ========   ========   ========
Weighted average common shares outstanding (in thousands):
  Basic.....................................................   106,600    107,452     97,691
                                                              ========   ========   ========
  Diluted...................................................   106,603    107,834     98,444
                                                              ========   ========   ========
Pro forma amounts assuming change in accounting principle
  was applied retroactively:
     Net earnings...........................................                        $ 33,199
                                                                                    ========
     Basic earnings per common share........................                        $    .34
                                                                                    ========
     Diluted earnings per common share......................                        $    .34
                                                                                    ========

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    OCTOBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                       ASSETS
Current assets:
  Cash and cash equivalent investments......................  $   91,595   $   30,877
  Marketable securities.....................................       7,273       46,549
  Receivables, net of allowances............................     177,474      176,215
  Inventories...............................................      60,649       51,431
  Prepaid expenses..........................................       4,063        5,997
                                                              ----------   ----------
        Total current assets................................     341,054      311,069
Receivables due beyond one year, net of allowances..........     217,073      237,578
Intangible assets...........................................     668,462      673,361
Deferred charges............................................     126,158      109,436
Cemetery property, at cost..................................     441,646      424,032
Property and equipment, at cost:
  Land......................................................      78,736       83,237
  Buildings.................................................     353,189      329,721
  Equipment and other.......................................     161,223      158,722
                                                              ----------   ----------
                                                                 593,148      571,680
  Less accumulated depreciation.............................     145,219      124,635
                                                              ----------   ----------
  Net property and equipment................................     447,929      447,045
Long-term investments.......................................       4,203       16,812
Merchandise trust, less estimated cost to deliver...........      85,969       58,999
Other assets................................................       4,514        5,548
                                                              ----------   ----------
                                                              $2,337,008   $2,283,880
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   29,857   $   12,582
  Accounts payable..........................................      20,342       21,802
  Accrued payroll...........................................      17,433       21,784
  Accrued insurance.........................................      16,470       11,535
  Accrued interest..........................................      13,039       16,757
  Accrued other.............................................      22,084       26,328
  Income taxes payable......................................          --        5,495
  Deferred income taxes.....................................      15,251       17,193
                                                              ----------   ----------
    Total current liabilities...............................     134,476      133,476
Long-term debt, less current maturities.....................     920,670      938,831
Deferred income taxes.......................................      83,740       81,434
Deferred revenue............................................     108,744       64,961
Other long-term liabilities.................................      14,721        8,566
                                                              ----------   ----------
    Total liabilities.......................................   1,262,351    1,227,268
                                                              ----------   ----------
Commitments and contingencies (Note 16)
Shareholders' equity:
  Preferred stock, $1.00 par value, 5,000,000 shares
    authorized; no shares issued............................          --           --
  Common stock, $1.00 stated value:
    Class A authorized 150,000,000 shares; issued and
     outstanding 103,277,329 and 102,664,572 shares at
     October 31, 2000 and 1999, respectively................     103,277      102,664
    Class B authorized 5,000,000 shares; issued and
     outstanding 3,555,020 shares at October 31, 2000 and
     1999; 10 votes per share; convertible into an equal
     number of Class A shares...............................       3,555        3,555
  Additional paid-in capital................................     673,658      671,891
  Retained earnings.........................................     407,398      347,002
  Cumulative foreign translation adjustment.................    (103,553)     (65,152)
  Unrealized depreciation of investments....................      (9,678)      (3,348)
                                                              ----------   ----------
    Total shareholders' equity..............................   1,074,657    1,056,612
                                                              ----------   ----------
                                                              $2,337,008   $2,283,880
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     UNREALIZED
                                     COMMON STOCK                                    CUMULATIVE     APPRECIATION
                             -----------------------------   ADDITIONAL                FOREIGN     (DEPRECIATION)       TOTAL
                                 SHARES --                    PAID-IN     RETAINED   TRANSLATION         OF         SHAREHOLDERS'
                              CLASSES A AND B      AMOUNT     CAPITAL     EARNINGS   ADJUSTMENT     INVESTMENTS        EQUITY
                             ------------------   --------   ----------   --------   -----------   --------------   -------------
                               (IN THOUSANDS)
Balance October 31, 1997...        97,363(2)      $ 97,363    $477,499    $279,104    $ (36,609)      $  2,213       $  819,570
Comprehensive income:
  Net earnings.............                                                 41,902                                       41,902
  Other comprehensive
    income:
    Foreign translation
      adjustment...........                                                             (28,278)                        (28,278)
    Unrealized depreciation
      of investments.......                                                                             (5,242)          (5,242)
    Deferred income tax
      benefit on unrealized
      depreciation of
      investments..........                                                                              1,861            1,861
                                  -------         --------    --------    --------    ---------       --------       ----------
    Total other
      comprehensive
      income...............                                                             (28,278)        (3,381)         (31,659)
                                  -------         --------    --------    --------    ---------       --------       ----------
Total comprehensive
  income...................                                                 41,902      (28,278)        (3,381)          10,243

Issuance of common stock...            68               68       1,320                                                    1,388
Subsidiaries acquired with
  common stock.............           294              294       7,411                                                    7,705
Stock options exercised....           637              637      14,714                                                   15,351
Purchase and retirement of
  common stock.............          (334)            (334)     (8,767)                                                  (9,101)
Dividends ($.06 per
  share)(1)................                                                 (5,866)                                      (5,866)
                                  -------         --------    --------    --------    ---------       --------       ----------
Balance October 31, 1998...        98,028(2)      $ 98,028    $492,177    $315,140    $ (64,887)      $ (1,168)      $  839,290
                                  =======         ========    ========    ========    =========       ========       ==========

Comprehensive income:
  Net earnings.............                                                 40,419                                       40,419
Other comprehensive income:
    Foreign translation
      adjustment...........                                                                (265)                           (265)
    Unrealized depreciation
      of investments.......                                                                             (3,433)          (3,433)
    Deferred income tax
      benefit on unrealized
      depreciation of
      investments..........                                                                              1,253            1,253
                                  -------         --------    --------    --------    ---------       --------       ----------
    Total other
      comprehensive
      income...............                                                                (265)        (2,180)          (2,445)
                                  -------         --------    --------    --------    ---------       --------       ----------
Total comprehensive
  income...................                                                 40,419         (265)        (2,180)          37,974

Sales and issuance of
  common stock.............        13,741           13,741     206,713                                                  220,454
Subsidiaries acquired with
  common stock.............            19               19         281                                                      300
Stock options exercised....            11               11          91                                                      102
Purchase and retirement of
  common stock.............        (5,580)          (5,580)    (27,371)                                                 (32,951)
Dividends ($.08 per
  share)...................                                                 (8,557)                                      (8,557)
                                  -------         --------    --------    --------    ---------       --------       ----------
Balance October 31, 1999...       106,219(2)      $106,219    $671,891    $347,002    $ (65,152)      $ (3,348)      $1,056,612
                                  =======         ========    ========    ========    =========       ========       ==========

                                                                     (continued)

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     UNREALIZED
                                     COMMON STOCK                                    CUMULATIVE     APPRECIATION
                             -----------------------------   ADDITIONAL                FOREIGN     (DEPRECIATION)       TOTAL
                                 SHARES --                    PAID-IN     RETAINED   TRANSLATION         OF         SHAREHOLDERS'
                              CLASSES A AND B      AMOUNT     CAPITAL     EARNINGS   ADJUSTMENT     INVESTMENTS        EQUITY
                             ------------------   --------   ----------   --------   -----------   --------------   -------------
                               (IN THOUSANDS)
Balance October 31, 1999...       106,219(2)      $106,219    $671,891    $347,002    $ (65,152)      $ (3,348)      $1,056,612
Comprehensive income:
  Net earnings.............                                                 66,794                                       66,794
  Other comprehensive
    income:
    Foreign translation
      adjustment...........                                                             (38,401)                        (38,401)
    Unrealized depreciation
      of investments.......                                                                             (9,969)          (9,969)
    Deferred income tax
      benefit on unrealized
      depreciation of
      investments..........                                                                              3,639            3,639
                                  -------         --------    --------    --------    ---------       --------       ----------
    Total other
      comprehensive
      income...............                                                             (38,401)        (6,330)         (44,731)
                                  -------         --------    --------    --------    ---------       --------       ----------
Total comprehensive
  income...................                                                 66,794      (38,401)        (6,330)          22,063

Issuance of common stock...           613              613       1,767                                                    2,380
Dividends ($.06 per
  share)...................                                                 (6,398)                                      (6,398)
                                  -------         --------    --------    --------    ---------       --------       ----------
Balance October 31, 2000...       106,832(2)      $106,832    $673,658    $407,398    $(103,553)      $ (9,678)      $1,074,657
                                  =======         ========    ========    ========    =========       ========       ==========

---------------

(1) Share and per share information has been adjusted to give effect to a two-for-one common stock split effective April 24, 1998.

(2) Includes 3,555 shares (in thousands) of Class B common stock.

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED OCTOBER 31,
                                                              --------------------------------
                                                                2000       1999        1998
                                                              --------   ---------   ---------
Cash flows from operating activities:
  Net earnings..............................................  $ 66,794   $  40,419   $  41,902
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Performance-based stock options.........................        --          --      76,762
    Depreciation and amortization...........................    54,267      50,620      38,742
    Provision for doubtful accounts.........................    35,877      33,914      28,325
    Cumulative effect of change in accounting principle.....        --      50,101          --
    Net gains on sales of marketable securities.............    (1,079)     (4,221)     (2,727)
    Provision for deferred income taxes.....................     9,001      11,139         532
    Changes in assets and liabilities, net of effects from
      acquisitions:
      Increase in prearranged funeral trust receivables.....        --          --      (8,252)
      Increase in other receivables.........................   (20,897)   (108,610)    (90,997)
      Increase in deferred charges and intangible assets....    (6,064)     (7,987)    (11,306)
      Increase in inventories and cemetery property.........   (16,336)    (18,831)    (15,343)
      Increase (decrease) in accounts payable and accrued
         expenses...........................................    (6,751)        683       6,517
      Increase in merchandise trust, less estimated cost to
         deliver merchandise................................   (31,541)    (28,761)    (20,641)
      Changes in prearranged funeral activity, net..........   (17,687)    (10,807)    (24,026)
      Increase (decrease) in other..........................     3,967      (2,041)      2,916
                                                              --------   ---------   ---------
    Net cash provided by operating activities...............    69,551       5,618      22,404
                                                              --------   ---------   ---------
Cash flows from investing activities:
  Proceeds from sale of marketable securities...............    65,100      42,240      19,039
  Purchases of marketable securities and long-term
    investments.............................................   (13,771)    (26,185)    (30,438)
  Purchases of subsidiaries, net of cash, seller financing
    and stock issued........................................      (804)   (162,032)   (223,414)
  Additions to property and equipment.......................   (36,017)    (54,883)    (44,805)
  Other.....................................................     1,326       3,111           2
                                                              --------   ---------   ---------
    Net cash provided by (used in) investing activities.....    15,834    (197,749)   (279,616)
                                                              --------   ---------   ---------
Cash flows from financing activities:
  Proceeds from long-term debt..............................     8,366     247,579     602,782
  Repayments of long-term debt..............................   (23,150)   (232,775)   (270,682)
  Retirement of performance-based stock options.............        --          --     (69,431)
  Issuance of common stock..................................     2,380     220,556      11,738
  Purchase and retirement of common stock...................        --     (32,951)     (9,101)
  Dividends.................................................    (6,398)     (8,557)     (5,866)
                                                              --------   ---------   ---------
    Net cash provided by (used in) financing activities.....   (18,802)    193,852     259,440
                                                              --------   ---------   ---------
Effect of exchange rates on cash and cash equivalents.......    (5,865)     (1,577)     (3,135)
                                                              --------   ---------   ---------
Net increase (decrease) in cash.............................    60,718         144        (907)
Cash and cash equivalents, beginning of year................    30,877      30,733      31,640
                                                              --------   ---------   ---------
Cash and cash equivalents, end of year......................  $ 91,595   $  30,877   $  30,733
                                                              ========   =========   =========
Supplemental cash flow information:
  Cash paid during the year for:
    Income taxes............................................  $ 30,400   $  48,900   $   8,900
    Interest................................................  $ 65,100   $  51,400   $  38,000

Noncash investing and financing activities:
  Subsidiaries acquired through seller financing............  $ 13,900   $   1,600   $  16,200
  Subsidiaries acquired with common stock...................  $     --   $     300   $   7,705

          See accompanying notes to consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) THE COMPANY

     Stewart Enterprises, Inc. (the "Company") is the third largest provider of products and services in the death care industry in North America. Through its subsidiaries, the Company offers a complete line of funeral merchandise and services, along with cemetery property, merchandise and services. For the year ended October 31, 2000, the funeral and cemetery segments contributed approximately 61 percent and 39 percent, respectively, of consolidated total revenues and 65 percent and 35 percent, respectively, of consolidated total gross profit.

     As of October 31, 2000, the Company owned and operated 627 funeral homes and 163 cemeteries in 30 states within the United States and in Puerto Rico, Mexico, Australia, New Zealand, Canada, Spain, Portugal, the Netherlands, Argentina, France and Belgium. The Company commenced its international operations in Mexico in fiscal year 1994 and entered Australia in fiscal year 1995, New Zealand and Canada in fiscal year 1996, Spain and Portugal in fiscal year 1997, and the Netherlands, Argentina, France and Belgium in fiscal year 1998. For fiscal year 2000, foreign operations contributed approximately 20 percent of consolidated total revenue and, as of October 31, 2000, represented approximately 19 percent of consolidated total assets.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

  (b) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Fair Value of Financial Instruments

     Estimated fair value amounts have been determined using available market information and the valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

     The carrying amounts of cash and cash equivalents and current receivables approximate fair value due to the short-term nature of these instruments. The carrying amount of receivables due beyond one year approximates fair value because they bear interest at rates currently offered by the Company for receivables with similar terms and maturities. The carrying amounts of marketable securities and long-term investments are stated at fair value as they are classified as available for sale under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The fair value of the Company's long-term floating rate debt is estimated using future cash flows discounted at market rates for similar types of borrowing arrangements. The fair value of the Company's long-term fixed-rate debt is estimated using quoted market prices, where applicable, or future cash flows discounted at rates for similar types of borrowing arrangements. See Note 11.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  (d) Inventories

     Inventories are stated at the lower of cost (specific identification and first-in, first-out methods) or net realizable value. The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories.

  (e) Depreciation and Amortization

     Buildings and equipment are depreciated over their estimated useful lives, ranging from 19 to 45 years and from 3 to 10 years, respectively, primarily using the straight-line method. For the fiscal years ended October 31, 2000, 1999 and 1998, depreciation expense totaled approximately $28,938, $25,418 and $21,094, respectively.

     Goodwill, or costs in excess of net assets of companies acquired, totaled approximately $667,128 and $669,790 as of October 31, 2000 and 1999, respectively, and is amortized principally over 40 years using the straight-line method. The Company continually evaluates the recoverability of this intangible asset by assessing whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted expected future cash flows. Other intangible assets are amortized over five years using the straight-line method. Accumulated amortization was $82,944 and $63,300 as of October 31, 2000 and 1999, respectively.

  (f) Foreign Currency Translation

     In accordance with SFAS No. 52, "Foreign Currency Translation," all assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect at the end of the period, and revenues and expenses are translated at average exchange rates prevailing during the period. The resulting translation adjustments are reflected in a separate component of shareholders' equity.

     During fiscal year 1998, the Company reported translation adjustments for its Mexican operations under the method prescribed for highly inflationary economies. Under that method, foreign currency translation adjustments are reflected in results of operations, instead of in shareholders' equity. This change did not have a material effect on the Company's results of operations for fiscal year 1998.

     As of January 1, 1999, the Mexican economy was no longer considered highly inflationary according to the SEC staff. Accordingly, subsequent to January 1, 1999, gains and losses resulting from translation of the financial statements of the Company's Mexican operations are reflected in shareholders' equity and the functional currency used by our Mexican operations returned to the Mexican peso. These changes did not have a material effect on the Company's results of operations for fiscal years 2000, 1999 and 1998.

  (g) Funeral Revenue

     The Company sells prearranged funeral services and merchandise under contracts that provide for delivery of the services and merchandise at the time of death. Prearranged funeral services are recorded as funeral revenue in the period the funeral is performed. Prearranged funeral merchandise is recognized as revenue upon delivery in jurisdictions where such sales are included in funeral and insurance contracts. The Company considers prearranged funeral contracts to be investments in future funeral revenue made to retain and expand future market share. In 2000, the net effect of prearranged funeral contracts has been reclassified from cash flows from investing activities to cash flows from operating activities. Cash flows related to these prearranged funeral contracts have characteristics of both cash flows from operating and investing activities.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

For comparative purposes, the reclassification was made to the 1999 and 1998 consolidated statement of cash flows.

     Commissions and direct marketing costs relating to prearranged funeral services and prearranged funeral merchandise sales are accounted for in the same manner as the revenue to which they relate. Where revenue is deferred, the related commissions and direct marketing costs are deferred and amortized as the funeral contracts are delivered. Conversely, where revenues are recognized currently, the related costs are expensed as incurred. Indirect costs of marketing prearranged funeral services are expensed in the period in which incurred.

     Prearranged funeral services and merchandise generally are funded either through trust funds or escrow accounts established by the Company or through insurance. Principal amounts deposited in the trust funds or escrow accounts are available to the Company as funeral services and merchandise are delivered and are refundable to the customer in those situations where state law provides for the return of those amounts under the purchaser's option to cancel the contract. Certain jurisdictions provide for non-refundable trust funds or escrow accounts where the Company receives such amounts upon cancellation by the customer. Earnings are withdrawn only as funeral services and merchandise are delivered or contracts are cancelled, except in jurisdictions that permit earnings to be withdrawn currently and in unregulated jurisdictions where escrow accounts are used. When prearranged funeral services and merchandise are funded through insurance policies purchased by customers from third-party insurance companies, the Company earns a commission on the sale of the policies. Insurance commissions, net of related expenses, are recognized at the point at which the commission is no longer subject to refund. Policy proceeds are available to the Company as funeral services and merchandise are delivered.

     Effective November 1, 1998, the Company changed its method of accounting for prearranged funeral trust earnings. See Note 3.

     Funeral services sold at the time of need are recorded as funeral revenue in the period the funeral is performed.

  (h) Cemetery Revenue

     The Company recognizes income currently from the sale of unconstructed mausoleum crypts to the extent it has available inventory. Costs of mausoleum and lawn crypts sold but not yet constructed are based upon management's estimated cost to construct those items.

     In certain jurisdictions in which the Company operates, local law or contracts with customers generally require that a portion of the sale price of prearranged cemetery merchandise be placed in trust funds or escrow accounts. The Company recognizes as revenue on a current basis all dividends and interest earned, and net capital gains realized, by prearranged merchandise trust funds or escrow accounts. At the same time, the liability for the estimated cost to deliver merchandise is adjusted through a charge to earnings to reflect inflationary merchandise cost increases. Principal and earnings are withdrawn only as the merchandise is delivered or contracts are cancelled.

     Pursuant to perpetual care contracts and laws, a portion, generally 10 percent, of the proceeds from cemetery property sales is deposited into perpetual care trust funds. The income from these funds, which have been established in most jurisdictions in which the Company operates cemeteries, is used for maintenance of those cemeteries, but principal, including in some jurisdictions net realized capital gains, must generally be held in perpetuity. Accordingly, the trust fund corpus is not reflected in the consolidated financial statements.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

The Company recognizes and withdraws currently all dividend and interest income earned and, where permitted, capital gains realized by perpetual care funds.

     Some of the Company's sales of cemetery property and merchandise are made under installment contracts bearing interest at prevailing rates. Finance charges are recognized as cemetery revenue under the effective interest method over the terms of the related installment receivables.

  (i) Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities. The Company has not provided for possible United States federal income taxes on the undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely.

  (j) Earnings Per Common Share

     Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares (in this case, exercise of the Company's time-vest stock options) had been issued during each period. See Note 12. The Company's share and per share amounts have been adjusted for a two-for-one common stock split effective April 24, 1998.

  (k) Recent Accounting Standards

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," are amendments to the accounting and reporting standards of SFAS No. 133 and must be adopted concurrently with SFAS No. 133. SFAS No. 133 is required to be implemented in the first quarter of the Company's fiscal year 2001. The Company has begun its analysis of the impact of SFAS Nos. 133, 137 and 138 on its consolidated financial condition and results of operations, and the pronouncements are not expected to have an impact on the Company's consolidated statement of earnings. It is estimated that the adoption of the new standards will result in an increase in shareholders' equity of approximately $4,693. This estimate is based on market information and the fair value of the Company's three-year interest rate swap as of October 31, 2000. The actual effect on the Company's financial statements will depend on the fair value of the swap at the date of adoption.

     The Company and other industry participants continue to discuss directly with the staff of the Securities and Exchange Commission ("SEC") the application of its recently issued Staff Accounting Bulletin No. 101 -- "Revenue Recognition in Financial Statements" ("SAB 101") as it relates to prearranged sales activities. SAB 101, which applies to all companies and was not directed at the death care industry, emphasizes among other matters the importance of physical delivery of a product or service to justify the recognition of revenue. Based on currently available information, the Company believes that the implementation of SAB 101 will require a deferral of previously recorded revenue associated with

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

prearranged sales. The amounts deferred will be recognized in future years as the products and services that have been bought and paid for are ultimately delivered.

     Based on the tentative agreement with the SEC staff, the Company estimates that although there will be no negative impact on cash flow, had it adopted SAB 101 in fiscal year 2000, before adjusting for the cumulative effect, the implementation would have reduced earnings by a range of $0.09 to $0.13 per share. The Company also estimates that had SAB 101 been adopted in fiscal year 2000, it would have resulted in a nonrecurring, noncash $250,000 to $275,000 after-tax charge for the cumulative effect of the changes. This would have resulted in an additional backlog that would have produced approximately $1 billion of revenue in the future as these prepaid products and services are delivered. Based on what the Company currently knows, the implementation of SAB 101 should not cause a violation of any financial covenants in its debt agreements. The SEC and the industry have not reached a final resolution of these discussions, but the Company anticipates that they will be finalized shortly. The Company is not required to implement the new accounting guidance until the fourth fiscal quarter of 2001 but may choose to implement the guidance earlier.

     Effective November 1, 1999, the Company implemented Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," ("SOP 98-5") which requires costs of start-up activities and organization costs to be expensed as incurred. The implementation of SOP 98-5 did not have a material impact on the Company's financial condition or results of operations.

  (l) Reclassifications

     Certain reclassifications have been made to the 1998 and 1999 consolidated financial statements to conform with the presentation used in the 2000 consolidated financial statements. These reclassifications had no effect on net earnings or shareholders' equity. In addition, prearranged acquisition costs, as previously reported, have been reclassified in the accompanying statement of cash flows and resulted in a decrease in cash flows from operating activities for the years ended October 31, 1998, 1999 and 2000 by $24.0 million, $10.8 million and $17.7 million, respectively, and an increase in cash flows from investing activities by a corresponding amount.

(3) CHANGE IN ACCOUNTING PRINCIPLES

     The Company changed the following accounting principle effective November 1, 1998:

     The Company now defers all of the earnings realized by irrevocable prearranged funeral trust funds and escrow accounts until the underlying funeral service is delivered. Previously, the Company recognized a portion of those earnings and deferred the remainder to offset the estimated future effects of inflation.

     The accounting change was made principally to match revenue recognition more closely with cash receipts and also to improve the comparability of the Company's earnings with those of its principal competitors. The new method will allow the Company to take a longer-term view and increase its flexibility in managing the funeral trust funds.

     The cumulative effect of this change on prior years resulted in a decrease in net earnings for the year ended October 31, 1999, of $50,101 (net of a $28,798 income tax benefit), or $.47 per share. For the year ended October 31, 1999, the current year effect of the change in accounting principle was a decrease in net earnings of $16,190, or $.15 per share.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(4) ACQUISITION OF SUBSIDIARIES

     The following table reflects the Company's acquisition activity during the past three fiscal years:

                                                                 BUSINESSES ACQUIRED
                                                              --------------------------
                                                              FUNERAL HOMES   CEMETERIES
                                                              -------------   ----------
Fiscal year 2000............................................        --             4
Fiscal year 1999............................................        83            17
Fiscal year 1998............................................       153             9

     These acquisitions have been accounted for by the purchase method, and their results of operations are included in the accompanying consolidated financial statements from the dates of acquisition. The purchase price allocations for certain of these acquisitions are based on preliminary information.

     The following table reflects, on an unaudited pro forma basis, the combined operations of the Company and the businesses acquired during fiscal year 2000 as if such acquisitions had taken place at the beginning of the respective periods presented. Appropriate adjustments have been made to reflect the accounting basis used in recording the acquisitions. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would have resulted had the combinations been in effect on the dates indicated, that have resulted since the dates of acquisition or that may result in the future.

                                                              YEAR ENDED OCTOBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
Revenues....................................................   $735,064     $760,491
                                                               ========     ========
Operating earnings..........................................   $159,309     $191,794
                                                               ========     ========
Earnings before cumulative effect of change in accounting
  principle.................................................   $ 66,811     $ 90,827
                                                               ========     ========
Net earnings................................................   $ 66,811     $ 40,726
                                                               ========     ========
Basic earnings per common share:
  Earnings before cumulative effect of change in accounting
     principle..............................................   $    .63     $    .85
                                                               ========     ========
  Net earnings..............................................   $    .63     $    .38
                                                               ========     ========
Diluted earnings per common share:
  Earnings before cumulative effect of change in accounting
     principle..............................................   $    .63     $    .84
                                                               ========     ========
  Net earnings..............................................   $    .63     $    .38
                                                               ========     ========
Weighted average common shares outstanding (in thousands):
  Basic.....................................................    106,600      107,452
                                                               ========     ========
  Diluted...................................................    106,603      107,834
                                                               ========     ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(4) ACQUISITION OF SUBSIDIARIES -- (CONTINUED)

     The effect of acquisitions at dates of purchase on the consolidated financial statements was as follows:

                                                            YEAR ENDED OCTOBER 31,
                                                        ------------------------------
                                                          2000       1999       1998
                                                        --------   --------   --------
Current assets........................................  $ 14,878   $ 24,730   $ 35,561
Receivables due beyond one year.......................        --         70         91
Cemetery property.....................................     2,630     25,131     47,987
Property and equipment, net...........................     3,652     33,751     42,247
Deferred charges and other assets.....................     4,960      2,076      2,242
Intangible assets, net................................    30,274    125,924    177,708
Deferred tax asset....................................     2,689         --         --
Current liabilities...................................      (526)   (18,450)    (9,128)
Long-term debt........................................   (13,898)   (14,249)   (33,872)
Deferred income taxes.................................        --     (5,317)   (20,107)
Deferred revenue......................................   (41,485)    (6,942)   (10,357)
Other long-term liabilities...........................    (2,370)    (4,392)    (1,253)
                                                        --------   --------   --------
                                                             804    162,332    231,119
Common stock used for acquisitions....................        --        300      7,705
                                                        --------   --------   --------
Cash used for acquisitions............................  $    804   $162,032   $223,414
                                                        ========   ========   ========

(5) PREARRANGED FUNERAL SERVICES

     The following summary reflects prearranged funeral services sold, but not yet delivered, which are funded with trusts, escrow accounts and insurance and related prearranged funeral trust fund and escrow account balances. The trust-and insurance-funded balances are not reflected in the accompanying consolidated financial statements. Amounts which represent the Company's voluntary deposits into escrow accounts in those jurisdictions where trust or escrow arrangements are neither statutorily nor contractually required aggregated $4,203 and $14,347 as of October 31, 2000 and 1999, respectively, and are classified as long-term investments.

     Amounts deposited in the trust funds and escrow accounts and funded through insurance are available to the Company when the services are performed. Funds held in trust or escrow are invested, and earnings (including net realized capital gains) realized on irrevocable trust funds and escrow accounts are deferred until the underlying funeral service is delivered, in accordance with the Company's change in accounting method effective November 1, 1998. Under the Company's previous accounting method, earnings of $26,463 were included in funeral revenue for fiscal year 1998.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) PREARRANGED FUNERAL SERVICES -- (CONTINUED)


                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Trust or escrow funded:
  Prearranged funeral services sold, but not delivered......  $610,113   $615,956
                                                              ========   ========
  Investments at market value...............................  $614,454   $610,701
  Receivables to be collected on prearranged funeral service
     contracts..............................................   116,832    106,605
                                                              --------   --------
                                                              $731,286   $717,306
                                                              ========   ========
Insurance-funded and other prearranged funeral services.....  $259,589   $241,860
                                                              ========   ========
Investments consist of:
  U.S. Government, agencies and municipalities..............  $ 30,649   $ 27,189
  Canadian Government, agencies and municipalities..........    30,866     30,937
  Corporate bonds...........................................    82,955     80,644
  Preferred stocks..........................................    60,611     60,577
  Common stocks.............................................   185,839    177,163
  Money market funds and other short-term investments.......   169,659    183,029
  Short-term fixed income foreign investments...............    52,124     57,270
                                                              --------   --------
  Total value at cost.......................................   612,703    616,809
  Net unrealized appreciation (depreciation)................     1,751     (6,108)
                                                              --------   --------
  Total value at market.....................................  $614,454   $610,701
                                                              ========   ========

(6) CEMETERY TRUST FUNDS AND ESCROW ACCOUNTS

     The following summary reflects the Company's merchandise trust fund and escrow account balances, as well as merchandise sold, but undelivered, at current cost. Merchandise sold, but undelivered, is reflected at current cost in the accompanying consolidated balance sheets net of the related merchandise trust fund and escrow account balances and accumulated earnings. As of October 31, 2000 and 1999, there were no merchandise trust fund and escrow account balances classified as long-term investments.

     Amounts deposited in the trust funds and escrow accounts are invested, and the revenue on the funds (including net realized capital gains) of $21,021, $17,371 and $13,157 is reflected in cemetery revenue for 2000, 1999 and 1998, respectively. Amounts deposited in merchandise trust funds and escrow accounts that are invested in debt securities as of October 31, 2000 totaled $65,704 and are scheduled to mature as follows: $8,549 in less than one year; $21,502 in one through five years; $35,049 in five through ten years; and $604 in more than ten years.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(6) CEMETERY TRUST FUNDS AND ESCROW ACCOUNTS -- (CONTINUED)


                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Merchandise trust funds and escrow accounts:
  Merchandise sold, but not delivered, at current cost......  $146,287   $140,270
                                                              ========   ========
  Investments at market value...............................  $232,256   $199,269
  Amounts to be collected on merchandise contracts..........    60,510     66,624
                                                              --------   --------
                                                              $292,766   $265,893
                                                              ========   ========
Investments consist of:
  U.S. Government, agencies and municipalities..............  $ 12,536   $ 10,213
  Corporate bonds...........................................    53,953     44,588
  Preferred stocks..........................................    24,336     23,737
  Common stocks.............................................   105,669     78,952
  Money market funds and other short-term investments.......    49,044     46,287
                                                              --------   --------
  Total value at cost.......................................   245,538    203,777
  Net unrealized depreciation...............................   (13,282)    (4,508)
                                                              --------   --------
  Total value at market.....................................  $232,256   $199,269
                                                              ========   ========

     The following summary reflects the Company's perpetual care trust fund and escrow account balances. Since principal cannot be withdrawn, these balances are not reflected in the accompanying financial statements, except for $2,465, classified as long-term investments as of October 31, 1999, which represents the Company's voluntary deposits into escrow accounts in those jurisdictions where trust or escrow arrangements are neither statutorily nor contractually required. As of October 31, 2000, there were no perpetual care escrow account balances classified as long-term investments. Funds held in trust or escrow are invested, and the earnings withdrawn from the trust funds and escrow accounts are used for the maintenance of cemetery grounds. For the years ended October 31, 2000, 1999 and 1998, such withdrawals, included in cemetery revenue, totaled $16,630, $14,470, and $12,615, respectively.

                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Perpetual care trust funds and escrow accounts:
  Investments at market value...............................  $213,588   $201,021
  Amounts to be collected under existing agreements.........    10,413     10,328
                                                              --------   --------
                                                              $224,001   $211,349
                                                              ========   ========
Investments consist of:
  U.S. Government, agencies and municipalities..............  $ 14,190   $ 15,516
  Corporate bonds...........................................    49,096     41,723
  Preferred stocks..........................................    18,897     17,676
  Common stocks.............................................    67,549     63,370
  Money market funds and other short-term investments.......    55,744     53,441
                                                              --------   --------
  Total value at cost.......................................   205,476    191,726
  Net unrealized appreciation...............................     8,112      9,295
                                                              --------   --------
  Total value at market.....................................  $213,588   $201,021
                                                              ========   ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(7) CASH AND CASH EQUIVALENT INVESTMENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its cash and cash equivalent investments with high quality credit institutions. Such balances typically exceed applicable FDIC insurance limits.

                                                                 OCTOBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
Cash........................................................  $69,594   $26,268
Cash equivalent investments.................................   22,001     4,609
                                                              -------   -------
                                                              $91,595   $30,877
                                                              =======   =======

(8) MARKETABLE SECURITIES AND LONG-TERM INVESTMENTS

     Marketable securities consist of investments in fixed maturities and equity securities. The market value as of October 31, 2000 was $7,273, which included gross unrealized losses of $1,893. The market value as of October 31, 1999 was $46,549, which included gross unrealized gains of $2,040 and gross unrealized losses of $3,287. The Company realized net gains on the sales of securities of $1,079, $4,221 and $2,727 for the years ended October 31, 2000, 1999 and 1998, respectively. The cost of securities sold was determined by using the average cost method.

     The market value of long-term investments as of October 31, 2000 and 1999 was $4,203 and $16,812, respectively, which included gross unrealized gains of $28 and $341, and gross unrealized losses of $0 and $109, respectively. There were no amounts classified as long-term investments and invested in debt securities as of October 31, 2000. See Notes 5 and 6 which include details of the Company's long-term investments.

(9) RECEIVABLES

                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Current receivables are summarized as follows:
  Installment contracts due within one year.................  $ 93,061   $ 88,673
  Trade accounts, notes and other...........................    49,582     41,334
  Allowance for sales cancellations and doubtful accounts...    (9,924)   (11,432)
  Amounts to be collected for perpetual care funds..........    (5,913)    (5,628)
                                                              --------   --------
                                                               126,806    112,947
  Funeral receivables.......................................    50,668     63,268
                                                              --------   --------
          Net current receivables...........................  $177,474   $176,215
                                                              ========   ========
Long-term receivables are summarized as follows:
  Installment contracts due beyond one year.................  $238,433   $256,835
  Allowance for sales cancellations and doubtful accounts...   (16,860)   (14,557)
  Amounts to be collected for perpetual care funds..........    (4,500)    (4,700)
                                                              --------   --------
          Net long-term receivables.........................  $217,073   $237,578
                                                              ========   ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) RECEIVABLES -- (CONTINUED)

     The Company's receivables as of October 31, 2000 are expected to mature as follows:

Years ending October 31,
  2001....................................................  $177,474
  2002....................................................    36,106
  2003....................................................    33,070
  2004....................................................    24,966
  2005....................................................    22,980
  Later years.............................................    99,951
                                                            --------
                                                            $394,547
                                                            ========

(10) INVENTORIES AND CEMETERY PROPERTY

     Inventories are comprised of the following:

                                                                 OCTOBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
Developed cemetery property.................................  $18,248   $15,850
Merchandise and supplies....................................   42,401    35,581
                                                              -------   -------
                                                              $60,649   $51,431
                                                              =======   =======

     Cemetery property is comprised of the following:

                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Developed cemetery property.................................  $ 94,382   $ 94,221
Undeveloped cemetery property...............................   347,264    329,811
                                                              --------   --------
                                                              $441,646   $424,032
                                                              ========   ========

     The Company evaluates the recoverability of the cost of undeveloped cemetery property through comparison with undiscounted expected future cash flows.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(11) LONG-TERM DEBT

     The following is a summary of long-term debt:

                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Revolving Credit Facilities (see "Revolving Credit Facility"
  and "Revolving Line of Credit Note" below)................  $529,000   $529,000
  Senior Notes..............................................    88,572     95,714
  6.70% Notes...............................................   100,000    100,000
  6.40% Notes...............................................   204,781    205,164
  Other, principally seller financing of acquired operations or assumption upon acquisition, weighted average
     interest rate of 6.4% as of October 31, 2000, partially
     secured by assets of subsidiaries, with maturities
     through 2023...........................................    28,174     21,535
                                                              --------   --------
                                                               950,527    951,413
Less current maturities.....................................    29,857     12,582
                                                              --------   --------
                                                              $920,670   $938,831
                                                              ========   ========

     In April 1997, the Company completed the syndication of a $600,000 revolving credit facility ("Revolving Credit Facility"). The Revolving Credit Facility matures on April 30, 2002 and contains a facility fee which was 22.5 basis points on October 31, 2000. Borrowings bear interest at the lead lending bank's prime rate or certain optional rates at the Company's election. Under this agreement $529,000 was outstanding with weighted average interest rates of
6.46 percent and 5.63 percent as of October 31, 2000 and 1999, respectively, which includes the effect of the interest rate swap agreement discussed below. As of October 31, 2000 and 1999, the carrying value of these borrowings, including accrued interest, was $529,000 and $533,086, respectively, whereas the fair value was $512,193 and $524,924, respectively. Additionally, as of October 31, 2000 and 1999, the Company had outstanding letters of credit in the amount of $5,551 and $4,813, respectively, resulting in $65,449 and $66,187, respectively, of availability under its Revolving Credit Facility.

     In order to hedge a portion of the interest rate risk associated with its variable-rate debt, during the first quarter of 1999 the Company entered into a three-year interest rate swap agreement involving a notional amount of $200,000. This agreement which became effective March 4, 1999, effectively converted $200,000 of variable-rate debt bearing interest based on three-month LIBOR to a fixed rate based on the swap rate of 4.915 percent. The estimated fair value of the interest rate swap as of October 31, 2000 and 1999, based on quoted market prices, was $4,693 and $6,090, respectively. As of October 31, 2000 and 1999, the Company had $529,000 of outstanding borrowings under its $600,000 Revolving Credit Facility, $329,000 of which was not hedged by the interest rate swap agreement and was subject to a weighted average short-term variable interest rate of 7.16 percent and 5.92 percent, respectively.

     Additionally, the Company has available with a separate financial institution an uncollateralized and uncommitted revolving line of credit ("Revolving Line of Credit Note") used to support the interim cash funding for advances to be made under the Revolving Credit Facility in amounts less than $5,000. Borrowings under the Revolving Line of Credit Note are limited to $10,000, bear interest at the lending bank's cost of funds rate and are payable on demand. There were no amounts outstanding under the Revolving Line of Credit Note as of October 31, 2000 and 1999.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(11) LONG-TERM DEBT -- (CONTINUED)

     On December 21, 1993, the Company issued $50,000 of uncollateralized senior notes, bearing interest at a rate of 6.04 percent and maturing on November 30, 2003. Principal payments of $7,143 are due each year; the first such payment was made on November 30, 1997, and the final payment is due on November 30, 2003. On November 7, 1994, the Company issued $75,000 of uncollateralized senior notes with an average maturity of seven years and a weighted average interest rate of
8.44 percent. A principal payment of $15,000 was made on May 1, 1998. The remaining notes have a weighted average interest rate of 8.49 percent, and principal payments are due as follows: $16,667 on each of November 1, 2000, 2001 and 2002, and $10,000 on November 1, 2006. As of October 31, 2000 and 1999, the carrying value of the Company's senior notes, including accrued interest, was $91,822 and $99,145, respectively, whereas the fair value was $74,853 and $91,137, respectively.

     In December 1996, the Company issued $100,000 of unsecured, unsubordinated debt securities in the form of 6.70 percent Notes due in 2003. Net proceeds were approximately $99,400, of which $96,800 was used to reduce balances outstanding under the Company's revolving credit facilities, with the remaining $2,600 used for acquisitions and general corporate purposes. As of October 31, 2000 and 1999, the carrying value of these notes, including accrued interest, was $102,773, whereas the fair value was $65,573 and $84,553, respectively.

     In April 1998, the Company issued $200,000 of 6.40 percent Remarketable Or Redeemable Securities ("6.40% ROARS") due May 1, 2013 (remarketing date May 1,
2003). The 6.40% ROARS were priced to the public at 99.677 percent to yield
6.476 percent. Net proceeds were approximately $203,631, including the payment made to the Company by the remarketing dealer for the right to remarket the securities after five years. The proceeds were used to reduce balances outstanding under the Company's revolving credit facilities. The net effective rate to the Company, assuming the securities are redeemed by the Company after five years, is 5.77 percent. If the securities are remarketed after five years, the net effective rate for the remaining term will be 5.44 percent (10-year Treasury rate, fixed upon initial issuance of the 6.40% ROARS) plus the Company's then current credit spread. If the 6.40% ROARS are redeemed by the Company on May 1, 2003, a principal payment of $200,000 will be required. As of October 31, 2000 and 1999, the carrying value of these notes, including accrued interest and the unamortized portion of the option premium, was $211,146 and $211,528, respectively, whereas the fair value was $136,444 and $175,366, respectively.

     The bank loan agreements and senior note agreements contain various restrictive covenants that limit consolidated funded indebtedness, indebtedness of subsidiaries, the sale of assets to entities outside the consolidated group and the payment of dividends on, and repurchases of, the capital stock of the Company. Additionally, the bank loan agreements contain change of control provisions. The Company is also required to maintain specified financial ratios related to net worth and fixed charges.

     Scheduled principal payments and maturities of the Company's long-term debt for the fiscal years ending October 31, 2001 through October 31, 2005, excluding the Revolving Credit Facility and assuming the 6.40% ROARS are redeemed by the Company on May 1, 2003, are approximately $29,474 in 2001, $28,482 in 2002, $228,528 in 2003, $112,087 in 2004 and $2,049 in 2005. Current maturities of long-term debt of $29,857 as of October 31, 2000, as reported in the Company's consolidated balance sheets, include $383 relating to the unamortized 6.40% ROARS option premium.

     All of the Company's debt is uncollateralized, except for approximately $14,000 of term notes incurred principally in connection with acquisitions that are secured by mortgages on some of the Company's funeral homes. These notes were either assumed by the Company upon its acquisition of the property or represent seller financing for the acquired property.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(12) RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA

                                                     EARNINGS        SHARES       PER SHARE
           YEAR ENDED OCTOBER 31, 2000              (NUMERATOR)   (DENOMINATOR)     DATA
           ---------------------------              -----------   -------------   ---------
Net earnings......................................    $66,794
                                                      =======
Basic earnings per common share:
          Net earnings available to common
            shareholders..........................    $66,794        106,600        $.63
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --              3
                                                      -------        -------
Diluted earnings per common share:
  Net earnings available to common shareholders
     plus time-vest stock options assumed
     exercised....................................    $66,794        106,603        $.63
                                                      =======        =======        ====

                                                     EARNINGS        SHARES       PER SHARE
           YEAR ENDED OCTOBER 31, 1999              (NUMERATOR)   (DENOMINATOR)     DATA
           ---------------------------              -----------   -------------   ---------
Earnings before cumulative effect of change in
  accounting principle............................    $90,520
                                                      =======
Basic earnings per common share:
          Earnings available to common
            shareholders..........................    $90,520        107,452        $.84
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --            382
                                                      -------        -------
Diluted earnings per common share:
          Earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $90,520        107,834        $.84
                                                      =======        =======        ====

                                                     EARNINGS        SHARES       PER SHARE
           YEAR ENDED OCTOBER 31, 1998              (NUMERATOR)   (DENOMINATOR)     DATA
           ---------------------------              -----------   -------------   ---------
Net earnings......................................    $41,902
                                                      =======
Basic earnings per common share:
          Net earnings available to common
            shareholders..........................    $41,902         97,691        $.43
                                                                                    ====
Effect of dilutive securities:
          Time-vest stock options assumed
            exercised.............................         --            753
                                                      -------        -------
Diluted earnings per common share:
          Net earnings available to common
            shareholders plus time-vest stock
            options assumed exercised.............    $41,902         98,444        $.43
                                                      =======        =======        ====

     Options to purchase 7,049,471 shares of common stock at prices ranging from $4.16 to $27.25 were outstanding but were not included in the computation of diluted earnings per share for the fiscal year ended October 31, 2000 because the options' exercise prices were greater than the average market price of the common shares. The options, which expire between January 2, 2001 and April 12, 2005, were still outstanding at the end of fiscal year 2000.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(12) RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA -- (CONTINUED)

     Options to purchase 1,733,504 shares of common stock at prices ranging from $16.00 to $27.25 were outstanding but were not included in the computation of diluted earnings per share for the fiscal year ended October 31, 1999 because the options' exercise prices were greater than the average market price of the common shares. The options, which expire between January 2, 2001 and July 31, 2004, were still outstanding at the end of fiscal year 1999.

     Options to purchase 319,210 shares of common stock at $25.81 and 895,560 shares of common stock at $27.25 were outstanding but were not included in the computation of diluted earnings per share for the fiscal year ended October 31, 1998 because the options' exercise prices were greater than the average market price of the common shares. The options, which expire on July 31, 2004, were still outstanding at the end of fiscal year 1998.

(13) INCOME TAXES

     Income tax expense (benefit) is comprised of the following components:

                                                 U.S. AND
YEAR ENDED OCTOBER 31,                          POSSESSIONS   STATE    FOREIGN    TOTAL
----------------------                          -----------   ------   -------   -------
2000:
  Current tax expense.........................    $20,094     $3,196   $ 6,102   $29,392
  Deferred tax expense........................      5,626        759     2,616     9,001
                                                  -------     ------   -------   -------
                                                  $25,720     $3,955   $ 8,718   $38,393
                                                  =======     ======   =======   =======
1999:
  Current tax expense.........................    $27,869     $4,783   $ 8,240   $40,892
  Deferred tax expense........................      4,628      2,923     3,588    11,139
                                                  -------     ------   -------   -------
                                                  $32,497     $7,706   $11,828   $52,031
                                                  =======     ======   =======   =======
1998:
  Current tax expense.........................    $13,871     $3,918   $ 4,741   $22,530
  Deferred tax expense (benefit)..............     (2,075)       617     1,990       532
                                                  -------     ------   -------   -------
                                                  $11,796     $4,535   $ 6,731   $23,062
                                                  =======     ======   =======   =======

     The reconciliation of the statutory tax rate to the effective tax rate is as follows:

                                                             YEAR ENDED OCTOBER 31,
                                                            -------------------------
                                                            2000      1999      1998
                                                            -----     -----     -----
Statutory tax rate........................................  35.00%    35.00%    35.00%
Increases (reductions) in tax rate resulting from:
  State and U.S. possessions..............................   2.44      4.03      6.21
  Goodwill and other......................................   2.28      2.17      3.86
  Dividend exclusion......................................  (2.48)    (1.56)    (2.21)
  Foreign tax rate differential...........................  (0.74)    (1.86)    (5.57)
  Foreign tax credit......................................     --     (1.28)    (1.79)
                                                            -----     -----     -----
Effective tax rate........................................  36.50%    36.50%    35.50%
                                                            =====     =====     =====

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(13) INCOME TAXES -- (CONTINUED)

     Deferred tax assets and liabilities consist of the following:

                                                                  OCTOBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Deferred tax assets:
  Domestic trust earnings...................................  $ 47,416   $ 44,653
  Allowance for sales cancellations and doubtful accounts...     8,157      8,483
  Deferred preneed sales and expenses.......................    16,109     17,806
  Unrealized depreciation of investments....................     5,563      1,925
  Deferred compensation.....................................       649        795
  Other.....................................................     3,305      2,966
                                                              --------   --------
                                                                81,199     76,628
                                                              --------   --------
Deferred tax liabilities:
  Purchase accounting adjustments...........................   127,990    130,778
  Foreign trust earnings....................................    16,035     14,101
  Deferred revenue on cemetery property and merchandise
     sales..................................................    19,117     15,845
  State income taxes........................................     5,151      5,102
  Percentage of completion on long-term contracts...........       255        605
  Goodwill..................................................     6,685      4,133
  Non-compete amortization..................................     1,992      1,914
  Depreciation..............................................       877        343
  Other.....................................................     2,088      2,434
                                                              --------   --------
                                                               180,190    175,255
                                                              --------   --------
                                                              $ 98,991   $ 98,627
                                                              ========   ========
Current net deferred liability..............................  $ 15,251   $ 17,193
Long-term net deferred liability............................    83,740     81,434
                                                              --------   --------
                                                              $ 98,991   $ 98,627
                                                              ========   ========

     For the year ended October 31, 2000, the Company's earnings before income taxes generated from properties in foreign jurisdictions were negative. For the years ended October 31, 1999 and 1998, approximately 4 percent and 5 percent, respectively, of the Company's earnings before performance-based stock options and income taxes were generated from properties in foreign jurisdictions.

     The Company has not recognized a deferred tax liability of approximately $10,000 for the undistributed earnings of non-U.S. subsidiaries because the Company currently considers these earnings to be reinvested indefinitely.

(14) BENEFIT PLANS

  Stewart Enterprises Employees' Retirement Trust

     The Company has a defined contribution retirement plan, the "Stewart Enterprises Employees' Retirement Trust (A Profit-Sharing Plan) ("SEERT")." This plan covers substantially all employees with more than one year of service who have attained the age of 21. Contributions are made to the plan at the discretion of the Company's Board of Directors. Additionally, employees who participate may contribute up to 15 percent of their earnings. The first 5 percent of such employee contributions are eligible for Company

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(14) BENEFIT PLANS -- (CONTINUED)

matching contributions at the rate of $.50 for each $1.00 contributed. The Company's expense, including the Company's matching contributions, for the fiscal years ended October 31, 2000, 1999 and 1998 was approximately $3,350, $3,700 and $3,550, respectively.

  Non-qualified Supplemental Retirement and Deferred Compensation Plan

     The Company has a non-qualified key employee defined contribution supplemental retirement plan, which provides certain highly compensated employees the opportunity to accumulate deferred compensation which cannot be accumulated under SEERT due to certain limitations. Contributions are made to the plan at the discretion of the Company's Board of Directors. Additionally, employees who participate may contribute up to 15 percent of their earnings. The first 5 percent of such employee contributions are eligible for Company matching contributions at the rate of $.50 for each $1.00 contributed. The Company's expense, including the Company's matching contributions, for the fiscal years ended October 31, 2000, 1999 and 1998 was approximately $250, $300, and $300, respectively.

  1995 Incentive Compensation Plan

     In August 1995, the Board of Directors adopted, and in December 1995 and December 1996 amended, the 1995 Incentive Compensation Plan, pursuant to which officers and other employees of the Company may be granted stock options, stock awards, restricted stock, stock appreciation rights, performance share awards or cash awards by the Compensation Committee of the Board of Directors. From September 7, 1995 through April 7, 1998, the Company granted options to officers and other employees for the purchase of a total of 7,424,536 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $10.50 to $21.50 per share. In general, two thirds of the options became exercisable in full on the first day between the date of grant and August 31, 2000 that the average of the closing sale prices of a share of the Company's Class A common stock for the 20 preceding consecutive trading days equaled or exceeded $26.44, which represented a 20 percent annual compounded growth in the price of a share of the Company's Class A common stock over five years.

     The remaining options generally become exercisable in 20 percent annual increments beginning on September 7, 1996, except for grants issued since the initial grant date, which options vest over the remainder of the original five-year period. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expire on October 31, 2001. As of October 31, 2000, 4,983,230 options had been repurchased or exercised under this plan, and 1,062,118 options had been forfeited.

     During April 1998, the stock price performance target was achieved, and the Company's performance-based stock options granted under the Company's 1995 Incentive Compensation Plan and covering 4,855,886 shares vested. Accordingly, during the second quarter of fiscal year 1998, the Company was required by accounting principles generally accepted in the United States of America to record a nonrecurring, noncash charge to earnings of $76,762 ($50,279, or $.51 per share, after tax).

     Additionally, to encourage optionees to exercise their options immediately in order to renew the performance-based option program and to reduce potential dilution from additional shares in the market, the Company offered to repurchase the options for the difference between $27.31, the closing price on the date on which the options vested, and the exercise price of the options. The repurchase of certain of the options by the Company and the exercise of the remaining options resulted in a cash outlay of $69,431.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(14) BENEFIT PLANS -- (CONTINUED)

     From July 1998 to February 1999, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 3,682,250 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $16.00 to $27.25 per share. One third of the options become exercisable in 20 percent annual increments beginning on July 17, 1999. The remaining two thirds of the options become exercisable in full on the first day between the grant date and July 17, 2003 that the average of the closing sale prices of a share of Class A common stock over the 20 preceding consecutive trading days equals or exceeds $67.81, which represents a 20 percent annual compounded growth in the price of a share of Class A common stock over five years. Accounting principles generally accepted in the United States of America require that a charge to earnings be recorded for the performance-based options for the difference between the exercise price and the then current stock price when achievement of the performance objective becomes probable. All of the options expire on July 31, 2004. As of October 31, 2000, none of these options had been exercised, and 1,427,200 options had been forfeited.

     In January 2000, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 4,018,168 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $5.50 to $6.00 per share. The options become exercisable in 25 percent annual increments beginning January 21, 2001. All of these options expire on January 21, 2005. As of October 31, 2000, none of these options had been exercised, and 620,640 options had been forfeited.

  2000 Incentive Compensation Plan

     The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Incentive Compensation Plan pursuant to which officers and other employees of the Company may be granted stock options, restricted stock or other stock-based awards by the Compensation Committee of the Board of Directors. From April 2000 through July 2000, the Company had granted options to officers and other employees for the purchase of a total of 2,237,732 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $2.22 to $4.41 per share. The options generally become exercisable in 25 percent annual increments beginning on April 12, 2001. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expire on April 12, 2005. As of October 31, 2000, none of these options had been exercised, and 241,360 options had been forfeited.

  Directors' Stock Option Plan

     Effective January 2, 1996, the Board of Directors adopted, and in December 1996 amended, the Directors' Stock Option Plan, pursuant to which each director of the Company who is not an employee of the Company was granted an option to purchase 72,000 shares of the Company's Class A common stock. From January 2, 1996 through October 31, 1997, the Company granted a total of 360,000 options at exercise prices equal to the fair market value at the grant dates, which ranged from $12.34 to $18.25 per share. The options generally became exercisable in 25 percent annual increments beginning January 2, 1997, except for grants issued since the initial grant date, which options vested over the remainder of the original four-year period. All of the options expired on January 2, 2001. As of October 31, 2000, 91,052 options had been exercised, and none of these options had been forfeited.

     In January 2000, the Company granted new options under the Directors' Stock Option Plan to directors of the Company who are not employees of the Company for the purchase of a total of 72,000 shares of

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(14) BENEFIT PLANS -- (CONTINUED)

Class A common stock at an exercise price of $6.00 per share. The options vested immediately. All of these options expire on January 31, 2005. As of October 31, 2000, none of these options had been exercised or forfeited.

  2000 Directors' Stock Option Plan

     The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Directors' Stock Option Plan pursuant to which each director of the Company who is not an employee of the Company may be granted an option to purchase 50,000 shares of the Company's Class A common stock. On April 13, 2000, the Company granted a total of 200,000 options at an exercise price equal to the fair market value at the grant date, which was $4.30 per share. The options generally become exercisable in 25 percent annual increments beginning on April 13, 2001. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expire on January 31, 2005. As of October 31, 2000, none of these options had been exercised or forfeited.

  Employee Stock Purchase Plan

     On July 1, 1992, the Company adopted an "Employee Stock Purchase Plan" and reserved 2,250,000 shares of Class A common stock for purchase by eligible employees, as defined. The plan provides to eligible employees the opportunity to purchase the Company's Class A common stock semi-annually on June 30 and December 31. The purchase price is established at a 15 percent discount from fair market value, as defined. As of October 31, 2000, 894,543 shares had been acquired under this plan.

  Statement of Financial Accounting Standards No. 123

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. The following table is a summary of the Company's stock options outstanding as of October 31, 2000, 1999 and 1998, and the changes that occurred during fiscal years 2000, 1999 and 1998.

                                       2000                    1999                    1998
                               ---------------------   ---------------------   ---------------------
                               NUMBER OF    WEIGHTED   NUMBER OF    WEIGHTED   NUMBER OF    WEIGHTED
                                 SHARES     AVERAGE      SHARES     AVERAGE      SHARES     AVERAGE
                               UNDERLYING   EXERCISE   UNDERLYING   EXERCISE   UNDERLYING   EXERCISE
                                OPTIONS      PRICES     OPTIONS      PRICES     OPTIONS      PRICES
                               ----------   --------   ----------   --------   ----------   --------
Outstanding at beginning of
  year......................    6,241,122    $20.81     6,187,038    $20.77     6,993,710    $11.38
Granted.....................    6,527,900    $ 5.06        90,000    $22.67     4,268,250    $25.98
Exercised/Repurchased.......           --    $   --       (14,724)   $10.50    (4,991,580)   $12.24
Forfeited...................   (3,199,936)   $16.69       (21,192)   $22.58       (83,342)   $10.70
                               ----------              ----------              ----------
Outstanding at end of
  year......................    9,569,086    $11.44     6,241,122    $20.81     6,187,038    $20.77
                               ==========              ==========              ==========
Exercisable at end of
  year......................    2,023,224    $14.44     2,199,099    $13.78     1,349,651    $11.76
                               ==========              ==========              ==========
Weighted-average fair value
  of options granted........                 $ 2.60                  $10.28                  $ 7.11

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(14) BENEFIT PLANS -- (CONTINUED)

     The following table further describes the Company's stock options outstanding as of October 31, 2000:

                                  OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                  ---------------------------------------------------   --------------------------------
                     NUMBER       WEIGHTED AVERAGE                         NUMBER
    RANGE OF       OUTSTANDING       REMAINING       WEIGHTED AVERAGE    EXERCISABLE    WEIGHTED AVERAGE
EXERCISE PRICES   AT 10/31/2000   CONTRACTUAL LIFE    EXERCISE PRICE    AT 10/31/2000    EXERCISE PRICE
----------------  -------------   ----------------   ----------------   -------------   ----------------
$ 2.22 to
  $ 5.00........    2,196,372        4.43 years           $ 4.24                 --          $   --
$ 5.01 to
  $10.00........    3,469,528        4.23 years           $ 5.56             72,000          $ 6.00
$10.01 to
  $15.00........    1,307,446         .86 years           $10.81          1,307,446          $10.81
$15.01 to
  $20.00........      202,416         .87 years           $17.50            196,464          $17.53
$20.01 to
  $25.00........      144,774        1.03 years           $21.49            143,474          $21.49
$25.01 to
  $27.25........    2,248,550        3.75 years           $26.75            303,840          $26.76
                    ---------                                             ---------
$ 2.22 to
  $27.25........    9,569,086        3.58 years           $11.44          2,023,224          $14.44
                    =========                                             =========

     SFAS 123 applies only to options granted and shares acquired under the Company's Employee Stock Purchase Plan since the beginning of the Company's 1996 fiscal year. Consequently, the pro forma amounts disclosed below do not reflect any compensation cost for the 7.8 million stock options outstanding as of the beginning of fiscal year 1996. If the Company had elected to recognize compensation cost for its stock option and employee stock purchase plans based on the fair value at the grant dates for awards under those plans, in accordance with SFAS 123, net earnings and earnings per share would have been as follows:

                                                                      (UNAUDITED)
                                                                YEAR ENDED OCTOBER 31,
                                                             -----------------------------
                                                              2000       1999       1998
                                                             -------    -------    -------
Net earnings                       - as reported...........  $66,794    $40,419    $41,902
                                   - pro forma.............   61,939     35,735     40,027

Basic earnings per common share    - as reported...........  $   .63    $   .37    $   .43
                                   - pro forma.............      .58        .33        .41

Diluted earnings per common share  - as reported...........  $   .63    $   .37    $   .43
                                   - pro forma.............      .58        .33        .41

     The fair value of the Company's stock options used to compute pro forma net earnings and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2000, 1999 and 1998, respectively: expected dividend yield of .1 percent, .3 percent and .3 percent; expected volatility of 39.3 percent, 21.3 percent and 20.9 percent; risk-free interest rate of 6.2 percent, 5.5 percent and 5.5 percent; and an expected term of 4.9 years, 4.8 years and 4.7 years.

     Likewise, the fair value of shares acquired through the Employee Stock Purchase Plan is estimated on each semi-annual grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2000, 1999 and 1998, respectively: expected dividend yield of .1 percent, .4 percent and .2 percent; expected volatility of
48.3 percent, 38.1 percent and 20.5 percent; risk-free interest rate of 5.8 percent, 4.9 percent and 5.3 percent; and an expected term of .5 years, for all years.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(15) SHAREHOLDER RIGHTS PLAN

     On November 3, 1999, the Company's Board of Directors adopted a rights plan intended to protect shareholder interests in the event the Company becomes the subject of a takeover initiative that the Company's Board of Directors believes could deny the Company's shareholders the full value of their investment. This plan does not prohibit the Board from considering any offer that it deems advantageous to its shareholders.

     The rights were issued to each common shareholder of record on October 28, 1999, and will be exercisable only if a person acquires, or announces a tender offer that would result in ownership of 15 percent or more of the Company's outstanding Class A and Class B common stock. The initial exercise price will be $24.00 per right. The rights will expire on October 28, 2009, unless redeemed or exchanged at an earlier date.

(16) COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     In Re Stewart Enterprises, Inc. Securities Litigation, No. 01-30035 on the docket of the United States Court of Appeal for the Fifth Circuit. During the fall of 1999, 16 putative securities class action lawsuits were filed in the United States District Court for the Eastern District of Louisiana against the Company, certain of its directors and officers and the lead underwriters of the Company's January 1999 common stock offering. The suits were consolidated, and the court appointed lead plaintiffs as well as lead and liaison counsel for the plaintiffs, who filed a consolidated amended complaint.

     The consolidated amended complaint alleges violations of Section 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of purchasers of the Company's common stock during the period October 1, 1998 through August 12, 1999. Plaintiffs generally allege that the defendants made false and misleading statements and failed to disclose allegedly material information in the prospectus relating to the January 1999 common stock offering and in certain of the Company's other public filings and announcements. The plaintiffs also allege that these allegedly false and misleading statements and omissions permitted the Chairman of the Company to sell Company common stock during the class period at inflated market prices. The plaintiffs seek remedies including certification of the putative class, unspecified damages, attorneys' fees and costs, rescission to the extent any members of the class still hold the Company's common stock, and such other relief as the court may deem proper.

     On December 7, 2000, the District Court granted motions to dismiss, filed by the Company and the other defendants, dismissing the complaint against all defendants for failure to state a claim. On January 4, 2001, the plaintiffs filed a notice of appeal.

     The outcome and the costs of defending this litigation cannot be predicted at this time. The Company believes that the claims are without merit and intends to defend itself vigorously.

     The Company and certain of its subsidiaries are parties to a number of other legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

     The Company carries insurance with coverages and coverage limits that it believes to be adequate. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company's operations.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(16) COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS -- (CONTINUED)

     As of October 31, 2000, the Company had advanced approximately $1,411, including accrued interest, to fund premiums on a split-dollar "second-to-die" life insurance policy on behalf of the Company's Chairman, Mr. Frank B. Stewart, Jr., and Mrs. Stewart. The advances are collateralized by the assignment of other insurance policies and the pledge of Class A common stock of the Company. In 1992, the Company agreed to continue to advance such premiums for a twelve-year period and will be repaid at the earliest of (a) the surrender of the policy, (b) the deaths of Mr. and Mrs. Stewart, or (c) 60 days following payment in full of all premiums on the policy.

     The Company has noncancellable operating leases, primarily for land and buildings, that expire over the next 1 to 23 years, except for nine leases that expire between 2032 and 2072. Rent expense under these leases was $9,527, $8,042 and $7,805 for the years ended October 31, 2000, 1999 and 1998, respectively. Through July of 2000, the Company leased office space from an affiliated company. Rental payments to the affiliated company were approximately $479, $534, and $636 for the years ended October 31, 2000, 1999 and 1998, respectively. The Company now leases a smaller portion of the office space from a non-affiliated company. Rental payments to the non-affiliated company were $132 for the year ended October 31, 2000.

     The Company's future minimum lease payments as of October 31, 2000 are $8,528, $7,165, $5,693, $4,585, $3,810 and $34,749 for the years ending October
31, 2001, 2002, 2003, 2004, 2005 and later years, respectively. Additionally, the Company has entered into non-compete agreements with prior owners of acquired subsidiaries that expire through 2012. The Company's future non-compete payments as of October 31, 2000 for the same periods are $6,969, $6,312, $5,625, $4,437, $3,075 and $5,838, respectively.

     With potential long-term debt maturities of $557,482, $228,528 and $112,087 in fiscal years 2002, 2003 and 2004, respectively, management of liquidity and capitalization represents a significant short- and medium-term priority for the Company. The Company believes that its ability to meet its future capital requirements will depend primarily upon the successful implementation of its strategies to provide cash from operations and generate cash from other sources, such as the possible sale of some or all of its foreign operations, and its ability to refinance its revolving credit facility and public debt prior to or at their maturities.

(17) SEGMENT DATA

     In fiscal year 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies." The Company evaluates the performance of its segments and allocates resources to them based on gross profit.

     The Company's operations are product-based and geographically-based. As such, the Company's primary reportable operating segments presented in the following table are based on products and services and include funeral and cemetery operations.

     The Company's funeral homes offer a complete range of funeral services and products both at the time of need and on a prearranged basis. The Company's services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of the Company's funeral homes offer cremation products and services.

     The Company's cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, memorials and burial vaults,

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(17) SEGMENT DATA -- (CONTINUED)

along with the sale of burial site openings and closings. Cemetery property and merchandise sales are made both at the time of need and on a prearranged basis.

     The Company conducts both funeral and cemetery operations domestically including the United States and Puerto Rico, and in Mexico, Canada, Australia and Argentina. The Company conducts funeral operations in New Zealand, Spain, Portugal, the Netherlands, Belgium and France.

     The table below presents information about reported segments for fiscal years ended October 31, 2000, 1999 and 1998:

                                                                  RECONCILING   CONSOLIDATED
                                           FUNERAL     CEMETERY    ITEMS(1)        TOTALS
                                          ----------   --------   -----------   ------------
Revenues from external customers
  October 31, 2000......................  $  451,852   282,949          --       $  734,801
  October 31, 1999......................  $  445,877   310,231          --       $  756,108
  October 31, 1998......................  $  379,095   269,270          --       $  648,365

Gross profit
  October 31, 2000......................  $  116,689    62,351          --       $  179,040
  October 31, 1999......................  $  126,875    83,526          --       $  210,401
  October 31, 1998......................  $  118,426    77,558          --       $  195,984

Total assets
  October 31, 2000......................  $1,263,354   996,830      76,824       $2,337,008
  October 31, 1999......................  $1,242,119   996,282      45,479       $2,283,880
  October 31, 1998......................  $1,265,237   746,569      37,132       $2,048,938

Depreciation and amortization
  October 31, 2000......................  $   36,864    13,067       4,336       $   54,267
  October 31, 1999......................  $   36,373    11,850       2,397       $   50,620
  October 31, 1998......................  $   28,299     8,546       1,897       $   38,742

Additions to long-lived assets (2)
  October 31, 2000......................  $   35,371    33,714       4,394       $   73,479
  October 31, 1999......................  $   62,926    66,356      11,919       $  141,201
  October 31, 1998......................  $   64,344    81,407      10,504       $  156,255

---------------

(1) Reconciling items consist of unallocated corporate assets, depreciation and amortization on unallocated corporate assets and additions to corporate long-lived assets.

(2) Long-lived assets include cemetery property and net property and equipment.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(17) SEGMENT DATA -- (CONTINUED)

     A reconciliation of total segment gross profit to total earnings before income taxes and cumulative effect of change in accounting principle for fiscal years ended October 31, 2000, 1999 and 1998, is as follows:

                                                         2000       1999       1998
                                                       --------   --------   --------
Gross profit for reportable segments.................  $179,040   $210,401   $195,984
Corporate general and administrative expenses........   (19,763)   (19,161)   (16,621)
Performance-based stock options......................        --         --    (76,762)
Interest expense, net................................   (56,284)   (52,174)   (41,792)
Other income, net....................................     2,194      3,485      4,155
                                                       --------   --------   --------
Earnings before income taxes and cumulative effect of
  change in accounting principle.....................  $105,187   $142,551   $ 64,964
                                                       ========   ========   ========

                                                               U.S. AND
                                                            POSSESSIONS(1)   FOREIGN(2)   CONSOLIDATED
                                                            --------------   ----------   ------------
Revenues from external customers
  October 31, 2000........................................     $588,480       146,321       $734,801
  October 31, 1999........................................     $603,530       152,578       $756,108
  October 31, 1998........................................     $534,427       113,938       $648,365

Gross profit
  October 31, 2000........................................     $155,223        23,817       $179,040
  October 31, 1999........................................     $180,693        29,708       $210,401
  October 31, 1998........................................     $170,415        25,569       $195,984

Long-lived assets(3)
  October 31, 2000........................................     $765,240       124,335       $889,575
  October 31, 1999........................................     $735,649       135,428       $871,077
  October 31, 1998........................................     $647,350       121,447       $768,797

---------------

(1) Includes the Company's operations in the United States and the Commonwealth of Puerto Rico.

(2) Foreign revenue is based on the country in which the sales originate. The Company commenced its foreign operations as follows: Mexico - August 1994; Australia - December 1994; New Zealand - April 1996; Canada - October 1996; Spain - April 1997; Portugal - September 1997; the Netherlands - December 1997; Argentina - April 1998; France and Belgium - May 1998.

(3) Long-lived assets include cemetery property and net property and equipment.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(18) QUARTERLY FINANCIAL DATA (UNAUDITED)

YEAR ENDED OCTOBER 31, 2000                   FIRST      SECOND     THIRD      FOURTH
---------------------------                  --------   --------   --------   --------
Revenues...................................  $192,960   $188,861   $181,823   $171,157
Gross profit...............................    48,708     49,784     45,935     34,613
Net earnings...............................    18,841     19,332     18,077     10,544
Earnings per common share:
  Basic....................................       .18        .18        .17        .10
  Diluted..................................       .18        .18        .17        .10

YEAR ENDED OCTOBER 31, 1999(1)                FIRST      SECOND     THIRD      FOURTH
------------------------------               --------   --------   --------   --------
Revenues...................................  $178,172   $194,297   $193,721   $189,918
Gross profit...............................    54,241     57,668     53,674     44,818
Earnings before cumulative effect of change
  in accounting principle..................    23,501     27,108     23,347     16,564
Earnings per common share before cumulative
  effect of change in accounting principle:
  Basic....................................       .24        .24        .21        .15
  Diluted..................................       .24        .24        .21        .15
Net earnings (loss)(2).....................   (26,600)    27,108     23,347     16,564
Earnings per common share:
  Basic....................................      (.27)       .24        .21        .15
  Diluted..................................      (.27)       .24        .21        .15

---------------

(1) The first, second and third quarters of fiscal year 1999 have been restated from the Company's respective Quarterly Reports on Form 10-Q to reflect the Company's change in accounting principle effective November 1, 1998. As a result, first quarter of fiscal year 1999 reflects a $3,016 decrease in earnings, $.03 per share (basic and diluted), before the cumulative effect of the change in accounting principle. Second quarter of fiscal year 1999 as presented above reflects a decrease in net earnings of $5,055, or $.05 per share (basic and diluted), as a result of the accounting change. Third quarter of fiscal year 1999 as presented above reflects a decrease in net earnings of $5,552, or $.05 per share (basic and diluted), as a result of the accounting change. See Note 3.

(2) In addition, the first quarter as presented above includes a $50,101 decrease in net earnings (net of a $28,798 income tax benefit), or $.51 per share (basic and diluted), for the cumulative effect of the change in accounting principle.

(19) SUBSEQUENT EVENTS

     Subsequent to fiscal year 2000, the Company withdrew approximately $40,000 from its funeral trust funds by obtaining a bond to guarantee performance under certain specified contracts in lieu of trusting requirements. The Company agreed to maintain unused credit facilities in the aggregate that will equal or exceed the bond amount related to these contracts. The Company used the proceeds along with cash on hand to make approximately $24,900 of regularly scheduled principal payments and an additional $55,000 principal payment to reduce the balance of its revolving credit facility.

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES

     The following presents the condensed consolidating historical financial statements as of October 31, 2000 and 1999 and for the three fiscal years ended October 31, 2000, 1999 and 1998, for the direct and indirect domestic subsidiaries of the Company that are anticipated to serve as guarantors of the Senior Subordinated Notes, and the financial results of the Company's subsidiaries that are not anticipated to serve as guarantors.

 CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME

                                                         YEAR ENDED OCTOBER 31, 2000
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $     --     $286,080       $165,772        $     --       $451,852
  Cemetery........................        --      248,434         34,515              --        282,949
                                    --------     --------       --------        --------       --------
                                          --      534,514        200,287              --        734,801
                                    --------     --------       --------        --------       --------
Costs and expenses:
  Funeral.........................      (250)     209,611        125,802              --        335,163
  Cemetery........................        --      186,436         34,155               7        220,598
                                    --------     --------       --------        --------       --------
                                        (250)     396,047        159,957               7        555,761
                                    --------     --------       --------        --------       --------
  Gross profit....................       250      138,467         40,330              (7)       179,040
Corporate general and
  administrative expenses.........    19,810           --             --             (47)        19,763
                                    --------     --------       --------        --------       --------
  Operating earnings (loss).......   (19,560)     138,467         40,330              40        159,277
Interest income (expense), net....    55,571      (79,665)       (37,300)          5,110        (56,284)
Other income, net.................     1,790        2,505          2,852          (4,953)         2,194
                                    --------     --------       --------        --------       --------
  Earnings before income taxes....    37,801       61,307          5,882             197        105,187
Income taxes......................    12,589       23,728          2,003              73         38,393
                                    --------     --------       --------        --------       --------
  Net earnings before equity in
     subsidiaries.................    25,212       37,579          3,879             124         66,794
Equity in subsidiaries............    41,582           --             --         (41,582)            --
                                    --------     --------       --------        --------       --------
  Net earnings....................    66,794       37,579          3,879         (41,458)        66,794
  Other comprehensive loss, net...    (1,202)      (5,127)       (38,402)             --        (44,731)
                                    --------     --------       --------        --------       --------
  Comprehensive income (loss).....  $ 65,592     $ 32,452       $(34,523)       $(41,458)      $ 22,063
                                    ========     ========       ========        ========       ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)




                                                         YEAR ENDED OCTOBER 31, 1999
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $     --     $281,865       $164,012        $     --       $445,877
  Cemetery........................        --      267,696         42,535              --        310,231
                                    --------     --------       --------        --------       --------
                                          --      549,561        206,547              --        756,108
                                    --------     --------       --------        --------       --------
Costs and expenses:
  Funeral.........................      (250)     193,412        125,840              --        319,002
  Cemetery........................        --      190,885         35,768              52        226,705
                                    --------     --------       --------        --------       --------
                                        (250)     384,297        161,608              52        545,707
                                    --------     --------       --------        --------       --------
  Gross profit....................       250      165,264         44,939             (52)       210,401
Corporate general and
  administrative expenses.........    16,763        2,426             --             (28)        19,161
                                    --------     --------       --------        --------       --------
  Operating earnings (loss).......   (16,513)     162,838         44,939             (24)       191,240
Interest income (expense), net....    48,413      (69,563)       (31,024)             --        (52,174)
Other income (expense) net........       (46)         345          3,186              --          3,485
                                    --------     --------       --------        --------       --------
  Earnings before income taxes and
     cumulative effect of change
     in accounting principle......    31,854       93,620         17,101             (24)       142,551
Income taxes......................    14,093       32,823          5,115              --         52,031
                                    --------     --------       --------        --------       --------
  Earnings before cumulative
     effect of change in
     accounting principle.........    17,761       60,797         11,986             (24)        90,520
Cumulative effect of change in
  accounting principle............        --      (45,442)        (4,659)             --        (50,101)
                                    --------     --------       --------        --------       --------
  Net earnings before equity in
     subsidiaries.................    17,761       15,355          7,327             (24)        40,419
Equity in subsidiaries............    22,658           --             --         (22,658)            --
                                    --------     --------       --------        --------       --------
  Net earnings....................    40,419       15,355          7,327         (22,682)        40,419
  Other comprehensive loss, net...        --       (1,827)          (618)             --         (2,445)
                                    --------     --------       --------        --------       --------
  Comprehensive income............  $ 40,419     $ 13,528       $  6,709        $(22,682)      $ 37,974
                                    ========     ========       ========        ========       ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)




                                                         YEAR ENDED OCTOBER 31, 1998
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Revenues:
  Funeral.........................  $     --     $244,329       $134,766        $     --       $379,095
  Cemetery........................        --      234,409         34,861              --        269,270
                                    --------     --------       --------        --------       --------
                                          --      478,738        169,627              --        648,365
                                    --------     --------       --------        --------       --------
Costs and expenses:
  Funeral.........................      (250)     161,321         99,598              --        260,669
  Cemetery........................        --      167,522         24,166              24        191,712
                                    --------     --------       --------        --------       --------
                                        (250)     328,843        123,764              24        452,381
                                    --------     --------       --------        --------       --------
  Gross profit....................       250      149,895         45,863             (24)       195,984
Corporate general and
  administrative expenses.........    15,871          750             --              --         16,621
Performance-based stock options...    44,153       30,546          2,063              --         76,762
                                    --------     --------       --------        --------       --------
  Operating earnings (loss).......   (59,774)     118,599         43,800             (24)       102,601
Interest income (expense), net....    38,966      (56,669)       (26,118)          2,029        (41,792)
Other income, net.................     4,857        3,081          3,264          (7,047)         4,155
                                    --------     --------       --------        --------       --------
  Earnings (loss) before income
     taxes........................   (15,951)      65,011         20,946          (5,042)        64,964
Income taxes......................    (6,185)      24,817          6,187          (1,757)        23,062
                                    --------     --------       --------        --------       --------
  Net earnings (loss) before
     equity in subsidiaries.......    (9,766)      40,194         14,759          (3,285)        41,902
Equity in subsidiaries............    51,668           --             --         (51,668)            --
                                    --------     --------       --------        --------       --------
  Net earnings....................    41,902       40,194         14,759         (54,953)        41,902
  Other comprehensive loss, net...        --       (3,381)       (28,278)             --        (31,659)
                                    --------     --------       --------        --------       --------
  Comprehensive income (loss).....  $ 41,902     $ 36,813       $(13,519)       $(54,953)      $ 10,243
                                    ========     ========       ========        ========       ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)



                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                               OCTOBER 31, 2000
                                   ------------------------------------------------------------------------
                                                  GUARANTOR     NON-GUARANTOR
                                     PARENT      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   -----------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalent
    investments..................  $    59,862    $     (299)     $ 32,032       $      --      $   91,595
  Marketable securities..........        5,356           190         1,727              --           7,273
  Receivables, net of
    allowances...................        1,004       122,232        54,238              --         177,474
  Inventories....................          383        44,467        15,799              --          60,649
  Prepaid expenses...............          769         1,941         1,353              --           4,063
                                   -----------    ----------      --------       ---------      ----------
    Total current assets.........       67,374       168,531       105,149              --         341,054
Receivables due beyond one year,
  net of allowances..............           --       152,093        64,980              --         217,073
Intangible assets................          191       457,088       211,183              --         668,462
Deferred charges.................        2,007       108,792        15,359              --         126,158
Cemetery property, at cost.......           --       377,898        63,748              --         441,646
Property and equipment, at
  cost...........................       24,768       422,609       145,675              96         593,148
Less accumulated depreciation....        6,924       113,325        24,900              70         145,219
                                   -----------    ----------      --------       ---------      ----------
Net property and equipment.......       17,844       309,284       120,775              26         447,929
Merchandise trust, less estimated
  cost to deliver................           --       112,732       (26,763)             --          85,969
Investment in subsidiaries.......      323,921            --            --        (323,921)             --
Other assets.....................        1,505         1,785         5,427              --           8,717
                                   -----------    ----------      --------       ---------      ----------
                                   $   412,842    $1,688,203      $559,858       $(323,895)     $2,337,008
                                   ===========    ==========      ========       =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
    debt.........................  $    29,857    $       --      $     --       $      --      $   29,857
  Accounts payable...............          299         3,988        16,026              29          20,342
  Accrued expenses...............       14,572        43,409        11,181            (136)         69,026
  Income taxes payable...........      (13,796)        3,448        12,031          (1,683)             --
  Deferred income taxes..........         (307)       14,695         2,425          (1,562)         15,251
                                   -----------    ----------      --------       ---------      ----------
    Total current liabilities....       30,625        65,540        41,663          (3,352)        134,476
Long-term debt, less current
  maturities.....................      836,385            --        84,285              --         920,670
Intercompany payables, net.......   (1,654,754)    1,194,997       473,017         (13,260)             --
Deferred income taxes............       13,400        71,857          (276)         (1,241)         83,740
Deferred revenue.................          500        64,664        43,580              --         108,744
Other long-term liabilities......           --         6,481         8,088             152          14,721
                                   -----------    ----------      --------       ---------      ----------
    Total liabilities............     (773,844)    1,403,539       650,357         (17,701)      1,262,351
                                   -----------    ----------      --------       ---------      ----------
Common stock.....................      106,832           224            53            (277)        106,832
Other............................    1,081,056       292,916        13,001        (305,917)      1,081,056
Accumulated other comprehensive
  loss...........................       (1,202)       (8,476)     (103,553)             --        (113,231)
                                   -----------    ----------      --------       ---------      ----------
    Total shareholders' equity...    1,186,686       284,664       (90,499)       (306,194)      1,074,657
                                   -----------    ----------      --------       ---------      ----------
                                   $   412,842    $1,688,203      $559,858       $(323,895)     $2,337,008
                                   ===========    ==========      ========       =========      ==========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)




                                                                   OCTOBER 31, 1999
                                       ------------------------------------------------------------------------
                                                      GUARANTOR     NON-GUARANTOR
                                         PARENT      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -----------   ------------   -------------   ------------   ------------
ASSETS

Current assets:
  Cash and cash equivalent
    investments......................  $    11,689    $    1,649      $ 17,539       $      --      $   30,877
  Marketable securities..............        2,920        41,529         2,100              --          46,549
  Receivables, net of allowances.....        1,311       113,441        61,463              --         176,215
  Inventories........................          364        39,408        11,659              --          51,431
  Prepaid expenses...................          514         4,166         1,317              --           5,997
                                       -----------    ----------      --------       ---------      ----------
    Total current assets.............       16,798       200,193        94,078              --         311,069
Receivables due beyond one year, net
  of allowances......................           --       173,325        64,253              --         237,578
Intangible assets....................          278       440,311       232,772              --         673,361
Deferred charges.....................        3,890        90,901        14,645              --         109,436
Cemetery property, at cost...........           --       367,229        56,803              --         424,032
Property and equipment, at cost......       22,042       388,815       160,727              96         571,680
Less accumulated depreciation........        3,668        94,543        26,397              27         124,635
                                       -----------    ----------      --------       ---------      ----------
Net property and equipment...........       18,374       294,272       134,330              69         447,045
Merchandise trust, less estimated
  cost to deliver....................           --        82,397       (23,398)             --          58,999
Investment in subsidiaries...........      282,321            --            --        (282,321)             --
Other assets.........................        1,290         5,322        15,748              --          22,360
                                       -----------    ----------      --------       ---------      ----------
                                       $   322,951    $1,653,950      $589,231       $(282,252)     $2,283,880
                                       ===========    ==========      ========       =========      ==========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
    debt.............................  $    12,582    $       --      $     --       $      --      $   12,582
  Accounts payable...................         (227)        8,113        13,887              29          21,802
  Accrued expenses...................       19,650        41,336        15,418              --          76,404
  Income taxes payable...............      (11,429)        3,386        13,516              22           5,495
  Deferred income taxes..............         (162)       15,279         2,076              --          17,193
                                       -----------    ----------      --------       ---------      ----------
    Total current liabilities........       20,414        68,114        44,897              51         133,476
Long-term debt, less current
  maturities.........................      930,939           376         7,516              --         938,831
Intercompany payables, net...........   (1,764,347)    1,235,101       543,006         (13,760)             --
Deferred income taxes................       10,083        62,930        12,268          (3,847)         81,434
Deferred revenue.....................          750        34,954        29,257              --          64,961
Other long-term liabilities..........           --           150         8,264             152           8,566
                                       -----------    ----------      --------       ---------      ----------
    Total liabilities................     (802,161)    1,401,625       645,208         (17,404)      1,227,268
                                       -----------    ----------      --------       ---------      ----------

Common stock.........................      106,219           337            52            (389)        106,219
Other................................    1,018,893       255,337         9,122        (264,459)      1,018,893
Accumulated other comprehensive
  loss...............................           --        (3,349)      (65,151)             --         (68,500)
                                       -----------    ----------      --------       ---------      ----------
    Total shareholders' equity.......    1,125,112       252,325       (55,977)       (264,848)      1,056,612
                                       -----------    ----------      --------       ---------      ----------
                                       $   322,951    $1,653,950      $589,231       $(282,252)     $2,283,880
                                       ===========    ==========      ========       =========      ==========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)



                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED OCTOBER 31, 2000
                                        ---------------------------------------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities................  $ 39,948     $ 25,098       $  5,005         $(500)        $ 69,551
                                        --------     --------       --------         -----         --------
Cash flows from investing activities:
  Proceeds from sale of marketable
     securities.......................     2,990       45,624         16,486            --           65,100
  Purchases of marketable securities
     and long-term investments........    (5,426)      (4,285)        (4,060)           --          (13,771)
  Purchases of subsidiaries, net of
     cash, seller financing and stock
     issued...........................        --         (804)            --            --             (804)
  Additions to property and
     equipment........................    (2,936)     (28,669)        (4,412)           --          (36,017)
  Other...............................        --        1,192            134            --            1,326
                                        --------     --------       --------         -----         --------
     Net cash provided by (used in)
       investing activities...........    (5,372)      13,058          8,148            --           15,834
                                        --------     --------       --------         -----         --------
Cash flows from financing activities:
  Proceeds from long-term debt........     8,366           --             --            --            8,366
  Repayments of long-term debt........   (12,344)          --        (10,806)           --          (23,150)
  Intercompany receivables
     (payables).......................    21,593      (40,104)        18,011           500               --
  Issuance of common stock............     2,380           --             --            --            2,380
  Dividends...........................    (6,398)          --             --            --           (6,398)
                                        --------     --------       --------         -----         --------
     Net cash provided by (used in)
       financing activities...........    13,597      (40,104)         7,205           500          (18,802)
                                        --------     --------       --------         -----         --------
Effect of exchange rates on cash and
  cash equivalents....................        --           --         (5,865)           --           (5,865)
                                        --------     --------       --------         -----         --------
Net increase (decrease) in cash.......    48,173       (1,948)        14,493            --           60,718
                                        --------     --------       --------         -----         --------
Cash and cash equivalents, beginning
  of period...........................    11,689        1,649         17,539            --           30,877
                                        --------     --------       --------         -----         --------
Cash and cash equivalents, end of
  period..............................  $ 59,862     $   (299)      $ 32,032         $  --         $ 91,595
                                        ========     ========       ========         =====         ========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)




                                                        YEAR ENDED OCTOBER 31, 1999
                                   ----------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities...........  $  93,251    $ (75,363)      $(12,320)       $    50       $   5,618
                                   ---------    ---------       --------        -------       ---------
Cash flows from investing
  activities:
  Proceeds from sale of
     marketable securities.......         --       14,740         27,500             --          42,240
  Purchases of marketable
     securities and long-term
     investments.................     (2,992)     (17,126)        (6,067)            --         (26,185)
  Purchases of subsidiaries, net
     of cash, seller financing
     and stock issued............         --     (133,554)       (28,478)            --        (162,032)
  Additions to property and
     equipment...................    (10,891)     (29,238)       (14,754)            --         (54,883)
  Other..........................         --          519          2,592             --           3,111
                                   ---------    ---------       --------        -------       ---------
     Net cash used in investing
       activities................    (13,883)    (164,659)       (19,207)            --        (197,749)
                                   ---------    ---------       --------        -------       ---------
Cash flows from financing
  activities:
  Proceeds from long-term debt...    246,573           --          1,006             --         247,579
  Repayments of long-term debt...   (231,995)          --           (780)            --        (232,775)
  Intercompany receivables
     (payables)..................   (269,902)     240,238         29,714            (50)             --
  Issuance of common stock.......    220,556           --             --             --         220,556
  Purchase and retirement of
     common stock................    (32,951)          --             --             --         (32,951)
  Dividends......................     (8,557)          --             --             --          (8,557)
                                   ---------    ---------       --------        -------       ---------
     Net cash provided by (used
       in) financing
       activities................    (76,276)     240,238         29,940            (50)        193,852
                                   ---------    ---------       --------        -------       ---------
Effect of exchange rates on cash
  and cash equivalents...........         --           --         (1,577)            --          (1,577)
                                   ---------    ---------       --------        -------       ---------
Net increase (decrease) in
  cash...........................      3,092          216         (3,164)            --             144
Cash and cash equivalents,
  beginning of period............      8,597        1,433         20,703             --          30,733
                                   ---------    ---------       --------        -------       ---------
Cash and cash equivalents, end of
  period.........................  $  11,689    $   1,649       $ 17,539        $    --       $  30,877
                                   =========    =========       ========        =======       =========

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF GUARANTORS OF SENIOR SUBORDINATED NOTES -- (CONTINUED)




                                                            YEAR ENDED OCTOBER 31, 1998
                                       ----------------------------------------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                        PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       ---------   ------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities...............  $  58,086    $ (14,573)      $ (17,823)      $(3,286)      $  22,404
                                       ---------    ---------       ---------       -------       ---------
Cash flows from investing activities:
  Proceeds from sale of marketable
     securities......................         --       12,567           6,472            --          19,039
  Purchases of marketable securities
     and long-term investments.......         --      (19,229)        (11,209)           --         (30,438)
  Purchases of subsidiaries, net of
     cash, seller financing and stock
     issued..........................         --     (137,855)        (85,559)           --        (223,414)
  Additions to property and
     equipment.......................     (4,053)     (28,526)        (12,224)           --         (44,803)
                                       ---------    ---------       ---------       -------       ---------
     Net cash used in investing
       activities....................     (4,053)    (173,043)       (102,520)           --        (279,616)
                                       ---------    ---------       ---------       -------       ---------
Cash flows from financing activities:
  Proceeds from long-term debt.......    602,782           --              --            --         602,782
  Repayments of long-term debt.......   (270,682)          --              --            --        (270,682)
  Intercompany receivables
     (payables)......................   (340,565)     212,004         130,293        (1,732)             --
  Retirement of performance-based
     stock options...................    (39,923)     (27,633)         (1,875)           --         (69,431)
  Issuance of common stock...........     11,738           --              --            --          11,738
  Purchase and retirement of common
     stock...........................     (9,101)          --              --            --          (9,101)
  Dividends..........................     (5,866)          --          (5,018)        5,018          (5,866)
                                       ---------    ---------       ---------       -------       ---------
     Net cash provided by (used in)
       financing activities..........    (51,617)     184,371         123,400         3,286         259,440
                                       ---------    ---------       ---------       -------       ---------
Effect of exchange rates on cash and
  cash equivalents...................         --           --          (3,135)           --          (3,135)
                                       ---------    ---------       ---------       -------       ---------
Net increase (decrease) in cash......      2,416       (3,245)            (78)           --            (907)
Cash and cash equivalents, beginning
  of period..........................      6,181        4,678          20,781            --          31,640
                                       ---------    ---------       ---------       -------       ---------
Cash and cash equivalents, end of
  period.............................  $   8,597    $   1,433       $  20,703       $    --       $  30,733
                                       =========    =========       =========       =======       =========

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Shareholders of
Stewart Enterprises, Inc.:

     Our report on the consolidated financial statements of Stewart Enterprises, Inc. and Subsidiaries, which includes an explanatory paragraph related to changes in the Company's method of accounting for funeral services investment trust fund earnings in 1999, is included on page F-24. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed on Page F-64. This financial statement schedule is the responsibility of the Company's management.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
December 12, 2000, except for
Note 19 as to which the date is
January 9, 2001

                           STEWART ENTERPRISES, INC.
                                AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

            COLUMN A                COLUMN B             COLUMN C             COLUMN D         COLUMN E
            --------                --------     ------------------------   -------------   --------------
                                                        ADDITIONS
                                                 ------------------------
                                   BALANCE AT    CHARGED TO     CHARGED
                                  BEGINNING OF   COSTS AND     TO OTHER      DEDUCTIONS     BALANCE AT END
          DESCRIPTION                PERIOD       EXPENSES    ACCOUNTS(1)   -- WRITE-OFFS     OF PERIOD
          -----------             ------------   ----------   -----------   -------------   --------------
Current -- Allowance for
  contract cancellations and
  doubtful accounts:
   Year ended October 31,
     2000.......................      $11,432      14,351           53          15,912         $ 9,924
     1999.......................      $10,738      14,050        2,223          15,579         $11,432
     1998.......................      $ 6,869      16,191        1,875          14,197         $10,738
Due after one year -- Allowance
  for contract cancellations and
  doubtful accounts:
   Year ended October 31,
     2000.......................      $14,557      21,526           --          19,223         $16,860
     1999.......................      $12,063      19,864           --          17,370         $14,557
     1998.......................      $ 9,696      12,134          728          10,495         $12,063
Accumulated amortization of
  intangible assets:
   Year ended October 31,
     2000.......................      $63,300      19,644           --              --         $82,944
     1999.......................      $43,831      19,469           --              --         $63,300
     1998.......................      $29,383      14,448           --              --         $43,831

---------------

(1) Amounts charged to other accounts represent principally the opening balance in the allowance for contract cancellations and doubtful accounts for acquired companies.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The Company has entered into a definitive agreement to sell its operations in Mexico. The net proceeds from the sale are expected to be approximately US $70 million before taxes, which will be used to pay down existing debt. The transaction is scheduled to close in August 2001. The following unaudited pro forma information is presented for comparative purposes only and does not purport to be indicative of the results of operations or the financial position that would have resulted had the sale of the Company's Mexican operations been consummated on the date indicated, at the beginning of the period indicated, or that may result in the future.

     The following presents the condensed statement of earnings of the Company for the six months ended April 30, 2001, pro forma adjustments assuming the pending sale of the Company's Mexican operations had been consummated on November 1, 2000, and the pro forma condensed statement of earnings for the six months ended April 30, 2001.

                        CONDENSED STATEMENTS OF EARNINGS

                                                               SIX MONTHS ENDED APRIL 30, 2001
                                                        ----------------------------------------------
                                                                              PRO FORMA
                                                        CONSOLIDATED (1)   ADJUSTMENTS (2)   PRO FORMA
                                                        ----------------   ---------------   ---------
Revenues:
  Funeral.............................................      $215,307          $(10,655)      $204,652
  Cemetery............................................       132,322              (490)       131,832
                                                            --------          --------       --------
                                                             347,629           (11,145)       336,484
                                                            --------          --------       --------
Costs and expenses:
  Funeral.............................................       164,972            (5,159)       159,813
  Cemetery............................................        98,357              (758)        97,599
                                                            --------          --------       --------
                                                             263,329            (5,917)       257,412
                                                            --------          --------       --------
  Gross profit........................................        84,300            (5,228)        79,072
Corporate general and administrative expenses.........         9,066                --          9,066
                                                            --------          --------       --------
  Operating earnings..................................        75,234            (5,228)        70,006
Net interest income (expense).........................       (25,783)              653        (25,130)
Other income, net.....................................         3,184               (80)         3,104
                                                            --------          --------       --------
  Earnings before income taxes and cumulative effect
     of change in accounting principles...............        52,635            (4,655)        47,980
Income taxes..........................................        19,212              (948)        18,264
                                                            --------          --------       --------
  Earnings before cumulative effect of change in
     accounting principles............................      $ 33,423          $ (3,707)      $ 29,716
                                                            ========          ========       ========
Earnings per common share:
  Basic...............................................      $    .31                         $    .28
                                                            ========                         ========
  Diluted.............................................      $    .31                         $    .28
                                                            ========                         ========
Weighted average common shares outstanding (in
  thousands):
  Basic...............................................       107,131                          107,131
                                                            ========                         ========
  Diluted.............................................       107,136                          107,136
                                                            ========                         ========

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS FOR THE SIX MONTHS ENDED APRIL 30, 2001

(1) Reflects the historical, condensed consolidated results of operations of Stewart Enterprises, Inc.

(2) Reflects the deconsolidation of the Company's Mexican operations and the pro forma adjustment for the interest savings relating to the repayment of the Company's revolving credit facility. The sale of the Company's Mexican operations was assumed to be consummated on November 1, 2000 for US $70 million in net proceeds, before taxes. Such US $70 million in net proceeds were assumed to repay the Company's revolving credit facility which had an average borrowing rate of 6.878 percent for the first six months of fiscal year 2001 and resulted in interest savings of $2,407. The interest savings of $2,407 is netted with the deconsolidation of Mexico's interest income of $1,754 to arrive at net interest income of $653 as shown above. The gain on the sale of the Mexican operations and the tax liability related to the gain were excluded from the pro forma adjustments in the condensed statement of earnings above. See the discussion of the gain in the assumptions used in the pro forma condensed balance sheet.

     The following presents the condensed balance sheet of the Company as of April 30, 2001, pro forma adjustments assuming the pending sale of the Company's Mexican operations had been consummated on April 30, 2001, and the pro forma condensed balance sheet as of April 30, 2001.

                            CONDENSED BALANCE SHEETS

                                                                              APRIL 30, 2001
                                                              -----------------------------------------------
                                                                                    PRO FORMA
                                                              CONSOLIDATED (1)   ADJUSTMENTS (2)   PRO FORMA
                                                              ----------------   ---------------   ----------
                                                   ASSETS
Current assets:
  Cash and cash equivalent investments......................     $  103,721         $ (27,403)     $   76,318
  Marketable securities.....................................          3,088                --           3,088
  Receivables, net of allowances............................         92,825              (165)         92,660
  Inventories...............................................         52,738            (7,300)         45,438
  Prepaid expenses..........................................          5,618              (357)          5,261
                                                                 ----------         ---------      ----------
         Total current assets...............................        257,990           (35,225)        222,765
Receivables due beyond one year, net of allowances..........         88,089                --          88,089
Prearranged receivables.....................................      1,394,038          (111,861)      1,282,177
Intangible assets...........................................        683,614            (5,860)        677,754
Deferred charges............................................        265,966            (7,749)        258,217
Cemetery property, at cost..................................        438,771                --         438,771
Property and equipment, at cost.............................        602,923           (11,342)        591,581
Less accumulated depreciation...............................        159,719            (1,381)        158,338
                                                                 ----------         ---------      ----------
Net property and equipment..................................        443,204            (9,961)        433,243
Deferred income taxes.......................................         96,339           (15,302)         81,037
Other assets................................................         10,035            (5,263)          4,772
                                                                 ----------         ---------      ----------
                                                                 $3,678,046         $(191,221)     $3,486,825
                                                                 ==========         =========      ==========
                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................     $  501,150         $ (70,000)     $  431,150
  Accounts payable..........................................         14,539              (655)         13,884
  Accrued expenses..........................................         65,892              (359)         65,533
  Income taxes payable......................................          6,681            (5,566)          1,115
  Deferred income taxes.....................................         17,375                --          17,375
                                                                 ----------         ---------      ----------
         Total current liabilities..........................        605,637           (76,580)        529,057
Long-term debt, less current maturities.....................        365,223                --         365,223
Prearranged deferred revenue................................      1,820,406          (133,968)      1,686,438
Other long-term liabilities.................................         13,850                --          13,850
                                                                 ----------         ---------      ----------
         Total liabilities..................................      2,805,116          (210,548)      2,594,568
                                                                 ----------         ---------      ----------
Shareholders' Equity:
Common stock................................................        107,520                --         107,520
Other.......................................................        865,664           (11,378)        854,286
Accumulated other comprehensive income......................       (100,254)           30,705         (69,549)
                                                                 ----------         ---------      ----------
         Total shareholders' equity.........................        872,930            19,327         892,257
                                                                 ----------         ---------      ----------
                                                                 $3,678,046         $(191,221)     $3,486,825
                                                                 ==========         =========      ==========

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

(1) Reflects the historical, condensed consolidated financial position of Stewart Enterprises, Inc.

(2) Reflects the deconsolidation of the Company's Mexican financial position and the pro forma adjustments for the repayment of the Company's revolving credit facility, the gain on the sale of the Mexican operations and the tax liability related to the sale. The sale of the Company's Mexican operations was assumed to be consummated on April 30, 2001 for US $70 million in net proceeds, before taxes. The proceeds were assumed to repay the Company's revolving credit facility. The book value of the Mexican operations was assumed to be $69,224, which resulted in a book gain of $776. The tax basis of the Mexican operations was assumed to be $35,275, which resulted in a taxable gain of $34,725 and a tax liability of $12,154.

     The following presents the condensed statement of earnings of the Company for the fiscal year ended October 31, 2000, pro forma adjustments assuming the pending sale of the Company's Mexican operations had been consummated on November 1, 1999, and the pro forma condensed statement of earnings for the fiscal year ended October 31, 2000.

                        CONDENSED STATEMENTS OF EARNINGS

                                                                 YEAR ENDED OCTOBER 31, 2000
                                                        ----------------------------------------------
                                                                              PRO FORMA
                                                        CONSOLIDATED (1)   ADJUSTMENTS (2)   PRO FORMA
                                                        ----------------   ---------------   ---------
Revenues:
  Funeral.............................................      $451,852          $(26,297)      $425,555
  Cemetery............................................       282,949            (1,457)       281,492
                                                            --------          --------       --------
                                                             734,801           (27,754)       707,047
                                                            --------          --------       --------
Costs and expenses:
  Funeral.............................................       335,163           (13,535)       321,628
  Cemetery............................................       220,598            (2,672)       217,926
                                                            --------          --------       --------
                                                             555,761           (16,207)       539,554
                                                            --------          --------       --------
  Gross profit........................................       179,040           (11,547)       167,493
Corporate general and administrative expenses.........        19,763                --         19,763
                                                            --------          --------       --------
  Operating earnings..................................       159,277           (11,547)       147,730
Net interest income (expense).........................       (56,284)            3,325        (52,959)
Other income, net.....................................         2,194              (437)         1,757
                                                            --------          --------       --------
  Earnings before income taxes........................       105,187            (8,659)        96,528
Income taxes..........................................        38,393            (1,888)        36,505
                                                            --------          --------       --------
  Net earnings........................................      $ 66,794          $ (6,771)      $ 60,023
                                                            ========          ========       ========
Earnings per common share:
  Basic...............................................      $    .63                         $    .56
                                                            ========                         ========
  Diluted.............................................      $    .63                         $    .56
                                                            ========                         ========
Weighted average common shares outstanding (in
  thousands):
  Basic...............................................       106,600                          106,600
                                                            ========                         ========
  Diluted.............................................       106,603                          106,603
                                                            ========                         ========

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS FOR THE YEAR ENDED OCTOBER 31, 2000

(1) Reflects the historical condensed consolidated results of operations of Stewart Enterprises, Inc.

(2) Reflects the deconsolidation of the Company's Mexican operations and the pro forma adjustment for the interest savings relating to the repayment of the Company's revolving credit facility. The sale of the Company's Mexican operations was assumed to be consummated on November 1, 1999 for US $70 million in net proceeds, before taxes. The proceeds were assumed to repay the Company's revolving credit facility which had an average borrowing rate of 6.619 percent for fiscal year 2000 and resulted in interest savings of $4,633. The interest savings of $4,633 is netted with the deconsolidation of Mexico's interest income of $1,308 to arrive at net interest income of $3,325 as shown above. The gain on the sale of the Mexican operations and the tax liability related to the gain were excluded from the pro forma adjustments in the condensed statement of earnings above. See the discussion of the gain in the assumptions used in the pro forma condensed balance sheet.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $300,000,000

                        (STEWART ENTERPRISES, INC. LOGO)

                         Offer to Exchange $300,000,000
             Registered 10 3/4% Senior Subordinated Notes due 2008
                          for any and all outstanding
                   10 3/4% Senior Subordinated Notes due 2008

                              --------------------

                                   PROSPECTUS
                              --------------------

                                August 14, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; gives a director or officer who successfully defends an action the right to be so indemnified, subject to specific conditions and exclusions; and authorizes Louisiana corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

     Our By-laws make mandatory the indemnification of directors and officers permitted by the Louisiana Business Corporation Law. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     We have in effect a directors' and officers' liability insurance policy that provides for indemnification of our officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

     We have entered into indemnity agreements with each of our directors and executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance, unless such insurance is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to us from such insurance. The agreements also provide that we will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain standards of conduct.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2              Definitive Agreement for the sale of Stewart's Mexican
                         operations (incorporated by reference to Exhibit 2.0 to
                         Stewart's Quarterly Report on Form 10-Q for the quarter
                         ended April 30, 2001).
          4.1            Indenture dated June 29, 2001 by and among Stewart, the
                         Guarantors named therein and Firstar Bank, N.A., as Trustee.
          4.2            Form of 10 3/4% Senior Subordinated Note due 2008 (included in Exhibit 4.1).
          4.3            Registration Rights Agreement dated June 29, 2001 by and
                         among Stewart, the Guarantors named therein and Banc of
                         America Securities LLC, Deutsche Banc Alex. Brown Inc.,
                         Credit Lyonnais Securities (USA) Inc. and SunTrust Equitable
                         Securities Corporation.
          4.4            Form of exchange note.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.5            Indenture dated as of December 1, 1996 by and between
                         Stewart and Citibank, N.A. as Trustee (incorporated by
                         reference to Exhibit 4.1 to Stewart's Current Report on Form
                         8-K dated December 5, 1996), Supplemental Indenture dated
                         April 24, 1998 (incorporated by reference to Exhibit 4.1 to
                         Stewart's Current Report on Form 8-K dated April 21, 1998)
                         and Second Supplemental Indenture dated June 29, 2001
                         (incorporated by reference to Exhibit 4.2 to Stewart's
                         Current Report on Form 8-K dated July 12, 2001).
          4.6            Form of 6.70% Note due 2003.
          4.7            Form of 6.40% Remarketable Or Redeemable Securities (ROARS)
                         due May 1, 2013 (Remarketing date May 1, 2003).
          4.8            Credit Agreement dated June 29, 2001 by and among Stewart,
                         Empresas Stewart-Cementerios and Empresas
                         Stewart-Funerarias, as Borrowers, Bank of America, N.A., as
                         Administrative Agent, Collateral Agent and as a Lender,
                         Deutsche Banc Alex. Brown Inc., as Syndication Agent,
                         Bankers Trust Company, as a Lender and the other Lenders
                         party thereto from time to time (incorporated by reference to Exhibit 4.1 to Stewart's Current Report on Form 8-K dated
                         July 12, 2001).
          4.9            Credit Agreement by and among Stewart, its subsidiaries and
                         Citicorp USA, Inc., Bank of America Illinois, and
                         NationsBank of Texas, N.A. dated April 14, 1997
                         (incorporated by reference to Exhibit 4.2 to Stewart's
                         Registration Statement on Form S-3 (Registration No.
                         333-27771) filed with the Commission on May 23, 1997).
          4.10           See Stewart's Amended and Restated Articles of
                         Incorporation, as amended, and By-laws, as amended and
                         restated, defining the rights of holders of Class A and
                         Class B common stock (incorporated by reference to Exhibit
                         3.1 to Stewart's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 and Exhibit 3.2 to Stewart's
                         Quarterly Report on Form 10-Q for the quarter ended July 31,
                         2000, respectively).
          4.11           Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to Stewart's
                         Registration Statement on Form S-1 (Registration No.
                         33-42336) filed with the Commission on October 7, 1991).
          4.12           Rights Agreement, dated as of October 28, 1999, between
                         Stewart and ChaseMellon Shareholder Services, L.L.C. as
                         Rights Agent (incorporated by reference to Exhibit 1 to
                         Stewart's Form 8-A dated November 3, 1999).

        Stewart hereby agrees to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of Stewart's long-term debt. None of such instruments (other than those included as exhibits herein) represent long-term debt in excess of 10 percent of Stewart's consolidated total assets.

          5.1            Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
                         Denegre, L.L.P. regarding the validity of the exchange
                         notes.
          5.2            Opinion of Holland & Knight, LLP regarding the validity of the exchange notes.
         12.1            Calculation of Ratio of Earnings to Fixed Charges.
         12.2            Calculation of Pro Forma Ratio of Earnings to Fixed Charges.
         23.1            Consent of PricewaterhouseCoopers LLP.

         23.2            Consent of Jones, Walker, Waechter, Poitevent, Carrere &
                         Denegre, L.L.P. (included in Exhibit 5).
         24              Power of Attorney (included on the signature page of this
                         registration statement).
         25              Statement of eligibility of trustee.
         99.1            Form of Letter of Transmittal.
         99.2            Form of Notice of Guaranteed Delivery.

     (b) Financial Statement Schedules

            1            Schedule II Valuation and Qualifying Accounts (included on page F-64 of the prospectus).

ITEM 22. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

        (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 14, 2001.

                                            STEWART ENTERPRISES, INC.

                                            By:      /s/ WILLIAM E. ROWE
                                              ----------------------------------

                                                       William E. Rowe
                                                President and Chief Executive
                                                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William E. Rowe and Kenneth C. Budde, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ FRANK B. STEWART, JR.                Chairman of the Board            August 14, 2001
-----------------------------------------------------
                Frank B. Stewart, Jr.

                 /s/ WILLIAM E. ROWE                   President, Chief Executive       August 14, 2001
-----------------------------------------------------    Officer and a Director
                   William E. Rowe                       (Principal Executive Officer)

                /s/ KENNETH C. BUDDE                   Executive Vice President,        August 14, 2001
-----------------------------------------------------    President-Corporate Division,
                  Kenneth C. Budde                       Chief Financial Officer and a
                                                         Director (Principal Financial
                                                         Officer)

                /s/ MICHAEL G. HYMEL                   Vice President and Chief         August 14, 2001
-----------------------------------------------------    Accounting Officer (Principal
                  Michael G. Hymel                       Accounting Officer)

                /s/ DARWIN C. FENNER                   Director                         August 14, 2001
-----------------------------------------------------
                  Darwin C. Fenner

                 /s/ JOHN P. LABORDE                   Director                         August 14, 2001
-----------------------------------------------------
                   John P. Laborde

               /s/ JAMES W. MCFARLAND                  Director                         August 14, 2001
-----------------------------------------------------
                 James W. McFarland

                 /s/ MICHAEL O. READ                   Director                         August 14, 2001
-----------------------------------------------------
                   Michael O. Read

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 14, 2001.

S.E. OF TUCSON, ARIZONA, INC.
GRIFFIN-LEGGETT, INC.
FOREST HILLS CEMETERY, INC.
GRIFFIN LEGGETT HEALEY & ROTH, INC.
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
GROSS FUNERAL HOME, INC.
REST HILLS MEMORIAL PARK, INC.
GRIFFIN LEGGETT -- CONWAY, INC.
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY
HOPSON MORTUARY, INC.
LASSILA FUNERAL CHAPELS, INC.
SANTA BARBARA FUNERAL SERVICES, INC.
S.E. ACQUISITION OF CALIFORNIA, INC.
ALL SOULS MORTUARY, INC.
ASHES TO ASHES, INC.
ASSUMPTION MORTUARY, INC.
BARSTOW FUNERAL HOMES, INC.
BUCHHEIM FAMILY, INC.
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
CATHOLIC MORTUARY SERVICES, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
LOMBARD & CO.
N.D. DAVIS & ASSOCIATES, INC.
QUEEN OF HEAVEN MORTUARY, INC.
RESURRECTION MORTUARY, INC.
RICHARD PIERCE FUNERAL SERVICE
RIVER CITIES FUNERAL CHAPEL, INC.
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
S.E. ACQUISITION OF SAN DIEGO, CALIFORNIA, INC.
SAN FERNANDO MISSION MORTUARY, INC.
SANTA CLARA MORTUARY, INC.
SCOVERN MORTUARY, A CALIFORNIA CORPORATION
SDCA HOLDINGS, INC.
SAN DIEGO CEMETERY ASSOCIATION
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY
CATALINA CHANNEL CREMATION SOCIETY
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
WOODSIDE CHAPEL OF CRIPPEN & FLYNN
SENTINEL CREMATION SOCIETIES, INC.

S.E. ACQUISITION OF MURIETTA, CALIFORNIA, INC.
S.E. ACQUISITION OF SANTA MARIA, CALIFORNIA, INC.
VICTOR V. DESROSIER, INC.
CEMETERY MANAGEMENT, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
ALL FAITHS MEMORIAL PARK, INC.
ORLANDO FUNERAL HOME, INCORPORATED
THE SIMPLICITY PLAN, INC.
BAY AREA CREMATORY, INC.
BRUCE OCALA FUNERAL HOME, INC.
BETH DAVID FUNERAL CHAPEL TAMPA, INC.
BETH DAVID MEMORIAL CHAPEL, INC.
CHAPEL HILL CEMETERY, INC.
GLEN HAVEN MEMORIAL PARK, INC.
HIGHLAND MEMORY GARDENS, INC. (FL)
SEMORAN FUNERAL HOME, INC.
FLORIDA HILLS MEMORIAL GARDENS, INC.
GARDEN OF MEMORIES, INC.
A.P. BOZA FUNERAL HOME, INC.
CURRY & SON FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC. (ST. PETE)
GOOD SHEPHERD MEMORIAL GARDENS, INC.
DAVID C. GROSS FUNERAL HOME, INC.
HUBBELL FUNERAL HOME AND CREMATORY, INC.
KENT R. PALMER, INC.
KICLITER FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MEMORIAL PARK CEMETERY, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
ROBERTS FUNERAL HOME, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
SYLVAN ABBEY MEMORIAL PARK, INC.
TRINITY MEMORIAL GARDENS OF LAKELAND, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
WALSH & WOOD FUNERAL HOME, INC.
WOODLAWN PARK CEMETERY COMPANY (MIAMI)
MEMORIAL SUNSET PARK, INC.
NATIONAL MONUMENT CO., INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
SIMPLE TRIBUTE OF FLORIDA, INC.
CHEATHAM HILL MEMORIAL PARK, INC.
EMPRESAS STEWART -- CEMENTERIOS, INC.
EMPRESAS STEWART -- FUNERARIAS, INC.
SIMPLE TRIBUTE, INC.
EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
ACME MAUSOLEUM CORPORATION
INTERNATIONAL STONE & ERECTORS, INC.
LAKE LAWN METAIRIE FUNERAL HOME, INC.
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)

LAKE LAWN PARK, INC.
METAIRIE CEMETERY ASSOCIATION
PINE CREST CEMETERY, INC.
ALL FAITHS FUNERAL HOME, INC.
MOUNT OLIVET CEMETERY, INC.
S.E. AUSTRALIA, INC.
S.E. SOUTH-CENTRAL, INC.
ELLISON FUNERAL HOME, INC.
KILGORE-GREEN FUNERAL HOME, INC.
LATHAN FUNERAL HOME, INC.
PINE CREST FUNERAL HOME, INC.
FAITH MEMORIAL PARK & MAUSOLEUM COMPANY, INC.
VALHALLA MEMORY GARDENS AND FUNERAL HOME, INC.
ROCKCO AND SON FUNERAL HOME, INC.
ROCKCO'S FUNERAL HOMES, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
ANDREW J. McGANN & SON FUNERAL HOME, INC.
S.E. ACQUISITION OF BLUE ISLAND, ILLINOIS, INC.
S.E. ACQUISITION OF OAK LAWN AND ORLAND PARK, ILLINOIS, INC.
S.E. CEMETERY MANAGEMENT OF ILLINOIS, INC.
THEIS-GORSKI FUNERAL HOME, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
RUNYAN MANGOLD, INC.
PROFESSIONAL FUNERAL SERVICES, INC.
D.W. NEWCOMER'S SONS, INC.
DWN PROPERTIES, INC.
FUNERAL SECURITY PLANS, INC.
S.E. ACQUISITION OF BOONVILLE, MISSOURI, INC.
WYUKA FUNERAL HOME, INC.
WYUKA SIMPLICITY PLAN, INC.
S.E. ACQUISITION OF ALBUQUERQUE, NEW MEXICO, INC.
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
S.E. ACQUISITION OF MUSKOGEE, OKLAHOMA, INC.
MT. JULIET FUNERAL HOME, INC.
MT. JULIET MEMORIAL GARDENS, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
SIMPLE TRIBUTE OF TENNESSEE, INC.
CEMETERY SERVICES, INC.
S.E. CEMETERY MANAGEMENT OF WISCONSIN, INC.
WISCONSIN MEMORIAL PARK COMPANY, INC.
TIME-LOCK INSURANCE AGENCY, INC.
SIMPLE TRIBUTE, INC.
SIMPLE TRIBUTE OF FLORIDA, INC.
SIMPLE TRIBUTE OF TENNESSEE, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
ST. BERNARD MEMORIAL GARDENS, INC.
ST. BERNARD MEMORIAL FUNERAL HOME, INC.
ST. VINCENT de PAUL CEMETERY ASSOCIATION
STEWART ENTERPRISES (EUROPE), INC.
STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
S.E. MID-ATLANTIC, INC.

GARNER FAMILY FUNERAL HOME, INC.
HAISTEN FUNERAL HOMES, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HIGGINS AND SON FUNERAL HOME, INC.
S.E. ACQUISITION OF PIKEVILLE, KENTUCKY, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
GALLERY GRANITE CORPORATION
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
DRUID RIDGE CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NALLEY'S FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
THE PARKWOOD CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
WILLIAM W. CHAMBERS, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
C.J. APPLEGATE AND SONS, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
MATTLE GRAY NULTON FUNERAL HOME, INC.
MURPHY FUNERAL SERVICE, INC.
NULTON FUNERAL HOME, INC.
OTTO REDANZ FUNERAL HOME, INC.
CORNELL & DAGGETT, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
BROWN MEMORIALS, INC.
CATAWBA MEMORIAL PARK, INC.
CENTRAL STONE WORKS, INCORPORATED
HAROLD C. DAVIS, INC.
EVANS FUNERAL HOME, INC.
EVERGREEN MEMORIAL GARDENS, INC.
GARRETT -- HILLCREST, INC.
HIGHLAND MEMORY GARDENS OF FRANKLIN COUNTY, INC.
JOHNSON FUNERAL HOME, INC.
LANCASTER FUNERAL HOMES, INC.
MCLAURIN'S FUNERAL HOME, INC.
MILLER-LEE, INC.
PARKLAWN MEMORIAL GARDENS, INC.
POLLOCK WELLS FUNERAL SERVICE, INC.
STEPHENS SERVICES, INC.
THOMAS-YELVERTON COMPANY
1730 INVESTMENT CO., INC.
MEMORIAL PARKS, INCORPORATED
BENJAMIN FRANKLIN P. M., INC.

GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
S.E. CEMETERY MANAGEMENT OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
PET HAVEN, INC.
DUNBAR FUNERAL HOME, INC.
THE MACKEY MORTUARY, INC.
CANNON FUNERAL HOME, INC.
OCONEE MEMORIAL FUNERAL HOME, INC.
PINEVIEW, INC.
S.E. ACQUISITION OF NORTH AUGUSTA, SOUTH CAROLINA, INC.
S.E. ACQUISITION OF CHARLESTON, INC.
S.E. ACQUISITION OF LIBERTY, SOUTH CAROLINA, INC.
S.E. ACQUISITION OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
BLUE RIDGE MEMORIAL GARDENS, INC. (VA)
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY COMMUNITY FUNERAL CARE, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
SIMPLICITY PLANS OF ALABAMA, INC.
FAIRFAX FUNERAL HOME, INC.
JOSEPH W. TEAGUE FUNERAL HOME, INC.
RICHMOND MEMORIAL PARKS, INC.
WASHINGTON MEMORIAL CEMETERY, INCORPORATED
WISE CORPORATION
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CALFEE FUNERAL SERVICE OF PINEVILLE, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
DODD-PAYNE-HESS FUNERAL HOME, INC.
EVANS FUNERAL HOME, INC. (WEST VIRGINIA)
GRACELAND MAUSOLEUM, INC.
KIMES FUNERAL HOME, INC.
KLINGEL-CARPENTER MORTUARY, INC.
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
LAKEWOOD MEMORIAL PARK, INC.
MEMORIAL SERVICES OF COLUMBIA, INC.
MEMORIAL FUNERAL HOME, INC.
LINCOLN MEMORIAL MORTUARY, INC.
S.E. ACQUISITION OF NEVADA, INC.
DESERT MEMORIAL, INC.
NEPTUNE SOCIETY OF NEVADA, INC.
RENO MEMORIAL, INC.
S.E. ACQUISITION OF RENO, NEVADA, INC.
STRONG & BURNS FUNERAL HOME, INC.
MONTLAWN MEMORIAL PARK, INC.
ROCKY MOUNT MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
AMLING/SCHROEDER FUNERAL SERVICE, INC.
CASCADE CREMATORY, INC.

CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
DUTTON, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
GREENWOOD CEMETERY, INC.
NISWONGER & REYNOLDS, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
TABOR'S DESERT HILLS MORTUARY, INC.
CAROLINA FINANCIAL CORPORATION OF PICKENS
HILL-CREST MEMORIAL PARK
OCONEE MEMORIAL GARDENS, INC.
DILLARD MEMORIAL, INC.
COLE & GARRETT FUNERAL HOMES, INC.
HIGHLAND MEMORIAL CEMETERY, INC.
HOLLY HILLS, INC.
KINGSPORT CEMETERY CORPORATION
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
PASADENA FUNERAL HOME, INC.
RESTLAND FUNERAL HOME, INC.
ANDERSON-CLAYTON BROS. FUNERAL HOMES, INC.
LITTLE BETHEL MEMORIAL PARK, INC.
ROSELAWN MEMORIAL GARDENS, INC.
BELEW FUNERAL HOME, INC.
BEXAR COUNTY MORTUARY SERVICES, INC.
BLUEBONNET HILLS MEMORIAL PARK, INC.
BLUEBONNET HILLS FUNERAL HOME, INC.
BRIGHT-HOLLAND FUNERAL HOME, INC.
CRESPO & SONS, INCORPORATED
DALTON & SON FUNERAL HOME, INC.
EMERALD HILLS FUNERAL CORPORATION
J. E. FOUST & SON FUNERAL DIRECTORS, INC.
GUARDIAN CREMATION SOCIETY, INC.
GUARDIAN FUNERAL HOME, INC.
HILLTOP MEMORIAL PARK
LAUREL LAND MEMORIAL PARK, INC.
LAUREL LAND FUNERAL HOME, INC.
SINGING HILLS FUNERAL HOME, INC.
LAUREL LAND OF FORT WORTH, INC.
LAUREL LAND FUNERAL HOME OF FORT WORTH, INC.
LYONS FUNERAL HOME, INC.
METROCREST FUNERAL HOME, INC.
RESTLAND OF DALLAS, INC.
ABBEY PLAN OF TEXAS, INC.
HIGHLAND MEMORIAL GARDENS, INC.
SIMPLICITY PLAN OF TEXAS, INC.
SOUTHPARK FUNERAL HOME, INC.
SOUTH MEMORIAL PARK, INC.
S.E. ACQUISITION OF WASHINGTON, INC.
E.R. BUTTERWORTH & SONS
CREMATION SOCIETY NORTHWEST, INC.
EVERGREEN STAPLES FUNERAL CHAPEL, INC.

CUNNINGHAM MEMORIAL PARK, INC.
LEGACY ONE, INC.
FINDLAY CEMETERY, INC.
EASTLAWN MEMORIAL GARDENS, INCORPORATED
GRANDVIEW MEMORY GARDENS, INCORPORATED
GREENHILLS MEMORY GARDENS, INC.
HIGHLAND MEMORY GARDENS, INCORPORATED (VA)
HOLLY MEMORIAL GARDENS, INC.
MONTICELLO MEMORY GARDENS, INC.
SUNSET MEMORY GARDENS, INC.
BLUE RIDGE FUNERAL HOME, INC.
BLUE RIDGE MEMORIAL GARDENS, INC. (WVA)
C.G.R., INC.
EASTERN CEMETERY ASSOCIATES, INC.
ETERNAL LIGHT FUNERALS, INC.
KANAWHA PLAZA PARTNERSHIP
LEGACY ONE SERVICE CORPORATION
LOI CHARLESTON, INC.
MOUNTAIN VIEW MEMORY GARDENS, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
PLEASANT VIEW MEMORY GARDENS, INC.
WILLIAMS-BLUE RIDGE FUNERAL HOME, INC.

                                            By:      /s/ KENNETH C. BUDDE
                                              ----------------------------------
                                                       Kenneth C. Budde
                                                     Assistant Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William E. Rowe and Kenneth C. Budde, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ WILLIAM E. ROWE                   Vice-President, Director             August 13, 2001
-----------------------------------------------------    (Principal Executive Officer)
                   William E. Rowe

                /s/ KENNETH C. BUDDE                   Assistant Secretary, Assistant       August 13, 2001
-----------------------------------------------------    Treasurer, Director (Principal
                  Kenneth C. Budde                       Financial and Accounting
                                                         Officer)

                /s/ BRIAN J. MARLOWE                   Vice-President, Director             August 13, 2001
-----------------------------------------------------
                  Brian J. Marlowe

                                  EXHIBIT LIST

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2              Definitive Agreement for the sale of Stewart's Mexican
                         operations (incorporated by reference to Exhibit 2.0 to
                         Stewart's Quarterly Report on Form 10-Q for the quarter
                         ended April 30, 2001).
          4.1            Indenture dated June 29, 2001 by and among Stewart, the
                         Guarantors named therein and Firstar Bank, N.A., as Trustee.
          4.2            Form of 10 3/4% Senior Subordinated Note due 2008 (included in Exhibit 4.1).
          4.3            Registration Rights Agreement dated June 29, 2001 by and
                         among Stewart, the Guarantors named therein and Banc of
                         America Securities LLC, Deutsche Banc Alex. Brown Inc.,
                         Credit Lyonnais Securities (USA) Inc. and SunTrust Equitable
                         Securities Corporation.
          4.4            Form of exchange note.
          4.5            Indenture dated as of December 1, 1996 by and between
                         Stewart and Citibank, N.A. as Trustee (incorporated by
                         reference to Exhibit 4.1 to Stewart's Current Report on Form
                         8-K dated December 5, 1996), Supplemental Indenture dated
                         April 24, 1998 (incorporated by reference to Exhibit 4.1 to
                         Stewart's Current Report on Form 8-K dated April 21, 1998)
                         and Second Supplemental Indenture dated June 29, 2001
                         (incorporated by reference to Exhibit 4.2 to Stewart's
                         Current Report on Form 8-K dated July 12, 2001).
          4.6            Form of 6.70% Note due 2003.
          4.7            Form of 6.40% Remarketable Or Redeemable Securities (ROARS)
                         due May 1, 2013 (Remarketing date May 1, 2003).
          4.8            Credit Agreement dated June 29, 2001 by and among Stewart,
                         Empresas Stewart-Cementerios and Empresas
                         Stewart-Funerarias, as Borrowers, Bank of America, N.A., as
                         Administrative Agent, Collateral Agent and as a Lender,
                         Deutsche Banc Alex. Brown Inc., as Syndication Agent,
                         Bankers Trust Company, as a Lender and the other Lenders
                         party thereto from time to time (incorporated by reference to Exhibit 4.1 to Stewart's Current Report on Form 8-K dated
                         July 12, 2001).
          4.9            Credit Agreement by and among Stewart, its subsidiaries and
                         Citicorp USA, Inc., Bank of America Illinois, and
                         NationsBank of Texas, N.A. dated April 14, 1997
                         (incorporated by reference to Exhibit 4.2 to Stewart's
                         Registration Statement on Form S-3 (Registration No.
                         333-27771) filed with the Commission on May 23, 1997).
          4.10           See Stewart's Amended and Restated Articles of
                         Incorporation, as amended, and By-laws, as amended and
                         restated, defining the rights of holders of Class A and
                         Class B common stock (incorporated by reference to Exhibit
                         3.1 to Stewart's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 and Exhibit 3.2 to Stewart's
                         Quarterly Report on Form 10-Q for the quarter ended July 31,
                         2000, respectively).
          4.11           Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to Stewart's
                         Registration Statement on Form S-1 (Registration No.
                         33-42336) filed with the Commission on October 7, 1991).
          4.12           Rights Agreement, dated as of October 28, 1999, between
                         Stewart and ChaseMellon Shareholder Services, L.L.C. as
                         Rights Agent (incorporated by reference to Exhibit 1 to
                         Stewart's Form 8-A dated November 3, 1999).
          5.1            Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
                         Denegre, L.L.P. regarding the validity of the exchange
                         notes.
          5.2            Opinion of Holland & Knight, LLP regarding the validity of the exchange notes.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         12.1            Calculation of Ratio of Earnings to Fixed Charges.
         12.2            Calculation of Pro Forma Ratio of Earnings to Fixed Charges.
         23.1            Consent of PricewaterhouseCoopers LLP.
         23.2            Consent of Jones, Walker, Waechter, Poitevent, Carrere &
                         Denegre, L.L.P. (included in Exhibit 5).
         24              Power of Attorney (included on the signature page of this
                         registration statement).
         25              Statement of eligibility of trustee.
         99.1            Form of Letter of Transmittal.
         99.2            Form of Notice of Guaranteed Delivery.

                                        ii